As filed with the Securities and Exchange Commission on August 12, 2016

Registration No. 333-210469

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-4

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Acucela Japan KK

to be renamed

Kubota Pharmaceutical Holdings Co., Ltd.

(Exact name of Registrant as specified in its charter)

Japan	2834	98-1295657
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

4-20-3 Ebisu, Shibuya-ku Tokyo, Japan +81 3-5789-5872	Ryo Kubota, M.D., Ph.D. Chairman, President and Chief Executive Officer Acucela Inc. 1301 Second Avenue, Suite 4200 Seattle, Washington 98101 (206) 805-8300
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)	(Name, Address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Yoichiro Taku

Brian Keyes

Michael Nordtvedt

Wilson Sonsini Goodrich & Rosati,

Professional Corporation

701 Fifth Avenue, Suite 5100

Seattle, Washington 98104

(206) 883-2500

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement and upon the completion of the redomicile transaction described in the enclosed document.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒ (do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this proxy statement/prospectus is not complete and may change. We may not sell the securities offered by this proxy statement/prospectus until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This proxy statement/prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities in any state or jurisdiction in which such offer or solicitation is not permitted.

SUBJECT TO COMPLETION—DATED AUGUST 12, 2016

ACUCELA INC.

1301 Second Avenue, Suite 4200

Seattle, WA 98101

Dear Shareholder:

The board of directors of Acucela Inc., a Washington corporation (“Acucela US”), has unanimously approved and is submitting to its shareholders for approval at the annual meeting of shareholders to be held on October 18, 2016, a proposal that would result in a corporate reorganization of Acucela US, after which shareholders of Acucela US would hold shares in a Japanese joint stock corporation rather than a Washington corporation. If the proposal is approved by shareholders holding at least a majority of the outstanding shares of Acucela US, Acucela US would merge (the “Redomicile Transaction”) into Acucela North America Inc. (“US Merger Co”), a wholly-owned subsidiary of Acucela Japan KK, a wholly-owned subsidiary of Acucela US organized under the laws of Japan, which will become Kubota Pharmaceutical Holdings Co., Ltd. (“Kubota Holdings”) upon completion of the Redomicile Transaction. US Merger Co will be the surviving corporation and, through the Redomicile Transaction, will assume the name of Acucela Inc. and continue to be a wholly-owned subsidiary of Kubota Holdings. Kubota Holdings and US Merger Co have only nominal assets and have not engaged in any material business or other activities other than in connection with their formation and the Redomicile Transaction. The Redomicile Transaction would result in Kubota Holdings becoming the publicly-traded corporate parent.

The board of directors of Acucela US believes that the Redomicile Transaction will potentially provide greater liquidity for our shareholders and enhanced shareholder value, through increased visibility to our Japanese investor base, by increasing the number of institutional investors with a focus on Tokyo Stock Exchange-listed companies that are able to invest in our securities, through opportunities to increase our business presence in Japan and for the other reasons discussed in this proxy statement/prospectus.

Immediately after the Redomicile Transaction, the number of shares of common stock Acucela US shareholders will own in Kubota Holdings will be the same as the number of shares such shareholders held in Acucela US immediately prior to the Redomicile Transaction, and such shareholders’ relative ownership percentage of outstanding shares in the Kubota group of companies will remain unchanged. Immediately after the Redomicile Transaction, Kubota Holdings will continue to conduct, through its subsidiaries, the same businesses as Acucela US conducted prior to the Redomicile Transaction.

The board of directors of Acucela US expects the Kubota Holdings common stock will be listed on the Mothers market of the Tokyo Stock Exchange (“TSE”). The TSE will establish a listing code for the Kubota Holdings common stock upon approval of the Kubota Holdings common stock for listing. We will publicly announce the listing code once it has been established by the TSE. Currently, there is no established public trading market for the common stock of Kubota Holdings.

After the Redomicile Transaction, as described in this proxy statement/prospectus, the former Acucela US shareholders will have rights under the Companies Act of Japan (Kaisha Hou) (the “Japanese Companies Act”) as holders of shares of common stock of Kubota Holdings that will differ from such shareholders’ current rights under Washington corporate law as holders of shares of Acucela US common stock. In addition, Kubota Holdings’ proposed articles (the “Japan Articles”) and its share handling regulations, regulations of the board of directors and regulations of the audit committee, compensation committee and nominating committee (collectively, the “Japan Governance Documents”) differ in some respects from Acucela US’s articles of incorporation (the “US Articles”), bylaws (the “US Bylaws”) and other internal governance policies of Acucela US, as further described in this proxy statement/prospectus.

Upon completion of the Redomicile Transaction, Kubota Holdings will be subject to the U.S. Securities and Exchange Commission’s reporting requirements, the mandates of the Sarbanes-Oxley Act of 2002 and the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Kubota Holdings will report its consolidated financial results in U.S. dollars and under U.S. generally accepted accounting principles. After the Redomicile Transaction, Kubota Holdings must also comply with any additional reporting and governance requirements of applicable Japanese law and the listing rules of the TSE.

It is intended that Kubota Holdings will be treated as a domestic U.S. corporation for U.S. federal income tax purposes, and therefore the Redomicile Transaction is intended to qualify as a “reorganization” for U.S. federal income tax purposes within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”). If the Redomicile Transaction is so treated, U.S. Holders of shares of Acucela US common stock generally will not recognize any gain or loss for U.S. federal tax purposes on the exchange of such shares for shares of Kubota Holdings common stock in the Redomicile Transaction. The state income tax consequences of the Redomicile Transaction to U.S. Holders of shares of Acucela US common stock will depend on the state income tax laws applicable to such U.S. Holders. For Japanese tax purposes, the Redomicile Transaction should be treated as a qualified merger within the meaning of Item 12-8 of Section 2 of the Japanese Corporation Tax Act. Assuming this treatment is respected, Japanese resident holders of Acucela US common stock will not recognize any capital gains/losses or deemed dividend upon the receipt of common stock of Kubota Holdings in exchange for Acucela US common stock in connection with the Redomicile Transaction. YOU ARE URGED TO READ THE DISCUSSION IN THE SECTION TITLED “MATERIAL TAX CONSIDERATIONS” FOR A MORE COMPLETE DISCUSSION OF THE U.S. AND JAPANESE FEDERAL INCOME TAX CONSEQUENCES OF THE REDOMICILE TRANSACTION AND TO CONSULT YOUR OWN TAX ADVISOR REGARDING YOUR PARTICULAR TAX CONSEQUENCES.

The Redomicile Transaction cannot be completed without satisfying certain conditions, the most important of which is the adoption of a merger agreement pursuant to which the Redomicile Transaction will be effected (the “Merger Agreement”). Adoption of the Merger Agreement requires the affirmative vote of a majority of the outstanding shares of common stock of Acucela US entitled to vote on the matter. A copy of the Merger Agreement is attached to and is part of this proxy statement/prospectus as Annex A.

Acucela US currently anticipates that the Redomicile Transaction will become effective on December 1, 2016, although Acucela US may abandon the Redomicile Transaction at any time prior to its completion, including after obtaining shareholder approval.

This proxy statement/prospectus provides you with detailed information regarding the Redomicile Transaction. You are encouraged to read this entire proxy statement/prospectus and the annexes and the documents incorporated by reference carefully and in their entirety. IN PARTICULAR, YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS DESCRIBED STARTING ON PAGE 23.

Shareholders of record of Acucela US as of the close of business on August 10, 2016 have the right to attend the annual meeting and vote their shares, or may grant a proxy to vote on the proposals included in this proxy statement/prospectus.

In addition to the Redomicile Transaction, Acucela US shareholders will also be asked to vote on other proposals at the annual meeting, including the election of five members of Acucela US’s Board of Directors: Dr. Ryo Kubota, Shintaro Asako, Dr. Shiro Mita, Eisaku Nakamura, and Robert Takeuchi; the ratification of the appointment of BDO USA, LLP as Acucela US’s independent registered public accounting firm for the year ending December 31, 2016; and approval to adjourn the annual meeting to a later date, if necessary or appropriate to solicit additional proxies if there are not sufficient votes to adopt the Merger Agreement at the time of the annual meeting. The completion of the Redomicile Transaction is not dependent on the outcome of any of these proposals.

The date and time of the annual meeting is October 18, 2016 at 1 p.m., local time, and the place of the annual meeting is 1301 Second Avenue, Suite 4200, Seattle, Washington.

Whether or not you plan to attend the annual meeting, please sign, date and return the proxy card in the accompanying envelope. Your vote is important no matter how many shares you own.

The board of directors of Acucela US has unanimously approved the Merger Agreement pursuant to which the Redomicile Transaction will be effected and recommends that you vote “FOR” the adoption of the Merger Agreement, “FOR” each of the director nominees, “FOR” the ratification of the appointment of BDO USA, LLP as independent auditors and “FOR” the adjournment of the annual meeting, if necessary or appropriate to solicit additional proxies if there are not sufficient votes to adopt the Merger Agreement at the time of the annual meeting described in this proxy statement/prospectus. You are urged to join Acucela US in supporting this important initiative.

Sincerely,

/s/ Ryo Kubota

Ryo Kubota, M.D., Ph.D.

Chairman, President and Chief Executive Officer

None of the U.S. Securities and Exchange Commission, any U.S. state securities commission nor any securities regulatory authority in Japan has approved or disapproved of the securities to be delivered in the Redomicile Transaction or determined if this proxy statement/prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this proxy statement/prospectus is ●, 2016. Following translation of this proxy statement/prospectus into Japanese and printing, this proxy statement/prospectus will be first mailed to shareholders of Acucela US on or about September 15, 2016.

ACUCELA INC.

1301 Second Avenue, Suite 4200

Seattle, WA 98101

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held On October 18, 2016

To the Shareholders of Acucela Inc.:

Notice is hereby given that the 2016 annual meeting (the “annual meeting”) of shareholders of Acucela Inc., a Washington corporation (“Acucela US”), will be held on October 18, 2016, at 1 p.m., local time, at 1301 Second Avenue, Suite 4200, Seattle, Washington, for the following purposes:

1.	To adopt the merger agreement (the “Merger Agreement”), a copy of which is attached to this proxy statement/prospectus as Annex A, by and among Acucela US, Acucela Japan KK, a wholly-owned subsidiary of Acucela US organized under the laws of Japan, which will become Kubota Pharmaceutical Holdings Co., Ltd. (“Kubota Holdings”), and Acucela North America Inc. (“US Merger Co”), a wholly-owned subsidiary of Kubota Holdings, pursuant to which Acucela US will be merged (the “Redomicile Transaction”) with and into US Merger Co, with US Merger Co surviving the merger as a wholly-owned subsidiary of Kubota Holdings and assuming the name of Acucela Inc., and whereby each issued and outstanding share of Acucela US common stock will be cancelled and converted into the right to receive one share of common stock of Kubota Holdings;

2.	To elect the five nominees named in the proxy statement/prospectus to the board of directors of Acucela US;

3.	To ratify the appointment of BDO USA, LLP as Acucela US’s independent registered public accounting firm for the year ending December 31, 2016; and

4.	To approve any proposal to adjourn the annual meeting to a later date, if necessary or appropriate to solicit additional proxies if there are not sufficient votes to adopt the Merger Agreement at the time of the annual meeting.

The shareholders will also act on any other business that may properly come before the annual meeting.

The proposals are more fully described in the proxy statement/prospectus accompanying this notice. Please give your attention to all of the information in the accompanying proxy statement/prospectus.

A list of shareholders of Acucela US will be maintained and open for examination by any of its shareholders or agents and attorneys of its shareholders from 10 days prior to the annual meeting, for any purpose germane to the annual meeting, during regular business hours at Acucela US’s principal executive offices at 1301 Second Avenue, Suite 4200, Seattle, WA 98101, Attn: Corporate Secretary, and will be available at the annual meeting. Only shareholders of record at the close of business on August 10, 2016, are entitled to notice of and to vote at the annual meeting or at any adjournment(s) or postponement(s) thereof that may take place.

Please note that space limitations make it necessary to limit attendance at the annual meeting to shareholders. Shareholders of record attending the annual meeting should be prepared to present government-issued picture identification for admission. Shareholders owning shares of Acucela US common stock through a broker, bank, or other record holder should be prepared to present government-issued picture identification and evidence of share ownership as of August 10, 2016, such as an account statement, voting instruction card issued by the broker, bank or other record holder, or other acceptable document, for admission into the annual meeting. Check-in at the annual meeting will begin at 12 p.m., and shareholders should plan to allow ample time for check-in procedures. Seating at the annual meeting is limited and admission is on a first-come, first-served basis. Cameras, cell phones, recording equipment and other electronic devices will not be permitted at the annual meeting.

As owners of Acucela US capital stock, your votes are important. Whether or not you are able to attend the annual meeting in person, it is important that your shares be represented. Please vote as soon as possible. Voting promptly, regardless of the number of shares of stock you hold, will aid Acucela US in reducing the expense of an extended proxy solicitation. Voting your stock by returning your proxy card or voting instruction card or voting through the Internet or by telephone does not affect your right to vote in person if you attend the annual meeting. For specific information regarding the voting of your shares, please refer to the section titled “General Information About the Redomicile Transaction and the Annual Meeting,” beginning on page 3 of the accompanying proxy statement/prospectus.

By Order of the Board of Directors of Acucela Inc.

/s/ John Gebhart

John Gebhart

Corporate Secretary

Seattle, Washington

●, 2016

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDERS MEETING TO BE HELD ON OCTOBER 18, 2016: A COPY OF THIS PROXY STATEMENT AND PROXY VOTING CARD ARE AVAILABLE AT WWW.INVESTORVOTE.COM/ACUCELA.

THIS PROXY STATEMENT/PROSPECTUS INCORPORATES ADDITIONAL INFORMATION

This proxy statement/prospectus incorporates by reference important business and financial information about Acucela US from documents that are not included in or delivered with this proxy statement/prospectus. This information is available to you without charge upon request. For a more detailed description of the information incorporated by reference into this proxy statement/prospectus and how you may obtain it, see the section titled “Where You Can Find More Information” beginning on page 123.

You can obtain any of the documents that are incorporated by reference into this proxy statement/prospectus from the SEC through the SEC’s website at www.sec.gov. Documents that are incorporated by reference are also available from Acucela US, without charge, excluding any exhibits to those documents that are not specifically incorporated by reference as exhibits in this proxy statement/prospectus.

Acucela US shareholders may request a copy of the documents that are incorporated by reference in writing or by telephone by contacting Acucela US:

Acucela Inc.

1301 Second Avenue, Suite 4200

Seattle, WA 98101

(206) 805-8300

Attn: Investor Relations

In addition, if you have any questions about the annual meeting, the Redomicile Transaction or this proxy statement/prospectus or need additional copies of this proxy statement/prospectus or need to obtain proxy cards or any other information relating to the proxy solicitation, please send your request in writing or by telephone to the following address or telephone number:

Acucela Inc.

1301 Second Avenue, Suite 4200

Seattle, WA 98101

(206) 805-8300

Attn: Investor Relations

In order for you to receive timely delivery of the documents in advance of the annual meeting, Acucela US should receive your request no later than October 11, 2016 (which is five business days before the annual meeting).

You may also consult Acucela US’s website for more information concerning Acucela US. Acucela US’s website is www.acucela.com. Information on Acucela US’s web site or any other web site is not incorporated by reference into and should not be deemed a part of this proxy statement/prospectus.

You should rely only on the information contained in this proxy statement/prospectus and incorporated by reference into this proxy statement/prospectus. Acucela US has not authorized anyone else to provide you with different information. The information contained in this proxy statement/prospectus is accurate only as of the date hereof (unless the information specifically indicates that another date applies), regardless of the time of delivery of this proxy statement/prospectus. Acucela US’s business, financial condition, results of operations and prospects may have changed since such dates. You should not rely upon any information that differs from or is in addition to the information contained in this proxy statement/prospectus.

None of Acucela US, US Merger Co or Kubota Holdings is making an offer to sell securities or soliciting an offer to buy securities in any country, state, province, or territory where the offer or solicitation is not permitted.

-i-

-ii-

Annex A –	Merger Agreement
Annex B –	Form of Articles of Incorporation of Kubota Holdings at the effective time of the Redomicile Transaction
Annex C –	Form of Share Handling Regulations of Kubota Holdings to be adopted by Kubota Holdings on the effective date of the Redomicile Transaction
Annex D –	Form of Regulations of the Board of Directors of Kubota Holdings to be adopted by Kubota Holdings on the effective date of the Redomicile Transaction
Annex E –	Forms of Regulations of the Audit Committee, Compensation Committee and Nominating Committee of Kubota Holdings to be adopted by Kubota Holdings on the effective date of the Redomicile Transaction
Annex F –	Copy of Chapter 23B.13 of the Washington Business Corporation Act relating to Dissenters’ Rights

-iii-

ACUCELA INC.

1301 Second Avenue, Suite 4200

Seattle, WA 98101

This proxy statement/prospectus is being furnished to shareholders of Acucela Inc., a Washington corporation (“Acucela US”), in connection with the solicitation by its board of directors of proxies for use at the 2016 annual meeting of shareholders (the “annual meeting”) to be held on October 18, 2016 at 1 p.m., local time, at 1301 Second Avenue, Suite 4200, Seattle, Washington, at which shareholders will have the opportunity to vote on the proposals to adopt the merger agreement (“Merger Agreement”) described in this proxy statement/prospectus (the “Redomicile Transaction Proposal”), to elect the five nominees named in this proxy statement/prospectus to Acucela US’s board of directors (the “Director Proposal”), to ratify the appointment of BDO USA, LLP as Acucela US’s independent registered public accounting firm for the year ending December 31, 2016 (the “Auditor Proposal”), to adjourn the annual meeting to a later date if necessary or appropriate to solicit additional proxies if there are not sufficient votes to approve the Redomicile Transaction Proposal at the time of the annual meeting (the “Adjournment Proposal”) and to conduct any other business as may properly come before Acucela US’s annual meeting or any adjournment or postponement thereof. Following translation of this proxy statement/prospectus into Japanese and printing, it is anticipated that the approximate date of first mailing of this proxy statement/prospectus and the accompanying proxy will be September 15, 2016.

PROPOSED REDOMICILE TRANSACTION

The board of directors of Acucela US is seeking your approval of the Redomicile Transaction Proposal that would result in a corporate reorganization of Acucela US after which you would hold shares in a Japanese joint stock corporation rather than a Washington corporation. If the Redomicile Transaction Proposal is approved at the annual meeting and certain other conditions are satisfied, Acucela US will merge with and into Acucela North America Inc. (“US Merger Co”), a Washington corporation and a wholly-owned subsidiary of Acucela Japan KK, a wholly-owned subsidiary of Acucela US organized under the laws of Japan, which will become Kubota Pharmaceutical Holdings Co., Ltd. (“Kubota Holdings”) upon completion of the Redomicile Transaction, with US Merger Co surviving as a wholly-owned subsidiary of Kubota Holdings and assuming the name of Acucela Inc. The merger will result in Kubota Holdings serving as the publicly-traded corporate parent, and thereby effectively change the jurisdiction of incorporation of the publicly-traded parent company from Washington to Japan. The Redomicile Transaction will also result in the delivery to you of shares of common stock in Kubota Holdings as merger consideration in exchange for your shares of Acucela US common stock on a one-for-one basis.

In this proxy statement/prospectus, the merger is referred to as the “Redomicile Transaction.”

In preparation for the Redomicile Transaction, Kubota Holdings formed US Merger Co as its wholly-owned subsidiary. Kubota Holdings is, in turn, a wholly-owned subsidiary of Acucela US, the company whose shares you own. Kubota Holdings has only nominal assets and has not engaged in material business or other activities other than in connection with its formation and in preparation for the Redomicile Transaction.

If the Redomicile Transaction Proposal is approved by the requisite vote of Acucela US’s shareholders at the annual meeting and the other conditions to closing are satisfied:

•	Acucela US will merge with and into US Merger Co, with US Merger Co surviving as a wholly-owned subsidiary of Kubota Holdings;

•	as consideration for the Redomicile Transaction, each share of Acucela US common stock you hold immediately prior to the effective time of the Redomicile Transaction will be cancelled and converted into the right to receive one share of Kubota Holdings common stock; and

•	as a result, you will become a shareholder of Kubota Holdings, and your rights will be governed by the Japan Articles and the Japan Governance Documents, forms of which are attached to this proxy statement/prospectus as Annexes B, C, D and E, respectively, and applicable Japanese law.

Acucela US currently anticipates that the Redomicile Transaction will become effective on December 1, 2016, although Acucela US may abandon the Redomicile Transaction at any time prior to its completion, including after obtaining shareholder approval.

As a result of the Redomicile Transaction, Kubota Holdings will become the publicly-traded corporate parent. Immediately following the Redomicile Transaction, Kubota Holdings will have outstanding the same number of shares as Acucela US did immediately before consummation of the Redomicile Transaction. As a result, your ownership percentage of outstanding shares in Acucela US will not be diluted by the Redomicile Transaction.

In this proxy statement/prospectus, “you” and “your” refer to shareholders of Acucela US and “we,” “us” and “our” refer to the Kubota group of companies, including Acucela US, Kubota Holdings and US Merger Co.

GENERAL INFORMATION ABOUT THE REDOMICILE

TRANSACTION AND THE ANNUAL MEETING

The following questions and answers are intended to address briefly some commonly asked questions regarding the proposed Redomicile Transaction and the annual meeting. These questions and answers may not address all questions that may be important to you. Please refer to the more detailed information contained elsewhere in this proxy statement/prospectus, its annexes and the documents referred to in this proxy statement/prospectus for more information.

Q:	Why am I receiving this proxy statement/prospectus?

A:	The board of directors of Acucela US has unanimously approved a corporate reorganization of Acucela US that would result in the establishment of a holding company organized under the laws of Japan becoming the publicly-traded corporate parent of Acucela US and result in your holding shares in the new Japanese holding company rather than a Washington corporation. The corporate reorganization will be effected by the Redomicile Transaction and requires shareholder approval, and the board of directors of Acucela US will submit this proposal to its shareholders at the annual meeting.

At the annual meeting, you will be asked to vote on other proposals, including the election of the five nominees listed in this proxy statement/prospectus to Acucela US’s board of directors; the ratification of the appointment of BDO USA, LLP as Acucela US’s independent registered public accounting firm for the year ending December 31, 2016; and a proposal to adjourn the annual meeting to a later date if necessary or appropriate to solicit additional proxies if there are not sufficient votes to approve the Redomicile Transaction Proposal at the time of the annual meeting. Only the approval of the Redomicile Transaction Proposal is required for the completion of the Redomicile Transaction.

You are encouraged to read this proxy statement/prospectus and the Annexes and the documents incorporated by reference carefully and in their entirety.

Your vote is important. You do not need to attend the annual meeting in person to vote. Acucela US encourages you to vote as soon as possible.

Q:	What is the Redomicile Transaction?

A:	The Redomicile Transaction is the method by which Acucela US will effect the corporate reorganization of Acucela US. As a result of the Redomicile Transaction, Acucela US will merge with and into US Merger Co, a wholly-owned subsidiary of Kubota Holdings, with US Merger Co surviving the Redomicile Transaction as a wholly-owned subsidiary of Kubota Holdings. Upon completion of the Redomicile Transaction, as consideration for the Redomicile Transaction, each share of Acucela US common stock you hold immediately prior to the effective time of the Redomicile Transaction will be cancelled and converted into the right to receive one share of Kubota Holdings common stock. Immediately after the Redomicile Transaction, Kubota Holdings will continue to conduct, through its subsidiaries, the same businesses as Acucela US conducted prior to the Redomicile Transaction.

Q:	Who are the parties to the Redomicile Transaction?

A:	The parties to the Redomicile Transaction are Acucela US, US Merger Co and Kubota Holdings, a wholly-owned subsidiary of Acucela US organized under the laws of Japan. US Merger Co is a wholly-owned subsidiary of Kubota Holdings.

Q:	Why does Acucela want to have the publicly-traded parent incorporated in Japan?

A:	Acucela US believes that having the publicly-traded parent incorporated in Japan may provide us with the following potential benefits:

•	increased availability, quantity and prominence of information regarding Acucela for Japanese investors;

•	as a Japanese entity, Kubota Holdings’ common stock will be included in the Mothers Index of the TSE;

•	increased number of institutional investors with a focus on TSE-listed companies that are able to invest in our securities; and

•	increased analyst research coverage, if investor demand for our listed securities increases following the Redomicile Transaction.

In addition to the foregoing potential benefits, Acucela US believes that the Redomicile Transaction may provide Acucela US with the opportunity to increase our visibility and business presence in Japan. A Japanese entity may also potentially allow for opportunities in Japan such as conducting internal research and establishing partnerships for R&D and drug development through collaborations with Japanese pharmaceutical companies and academic institutions.

Please see “Approval of the Merger Agreement—Background and Reasons for the Redomicile Transaction” for more information. Acucela US cannot assure you that the anticipated benefits of the Redomicile Transaction will be realized. In addition to the potential benefits described above, the Redomicile Transaction poses certain risks. Please see “Risk Factors” beginning on page 23, as updated by Acucela US’s subsequent Quarterly Reports and other SEC filings, each of which is filed with the SEC and incorporated by reference into this proxy statement/prospectus. See the section titled “Where You Can Find More Information” beginning on page 123. Acucela US’s board of directors, after considering both the potential advantages of and the risks associated with the Redomicile Transaction, has unanimously approved the Merger Agreement and recommends that shareholders vote to approve the Redomicile Transaction.

Q:	Will the parent company relocate its headquarters from Seattle, Washington?

A:	Yes. Kubota Holdings’ headquarters will be located in Tokyo, Japan; however, Acucela US’s operations will continue to be conducted in Seattle, Washington.

Q:	Will the Redomicile Transaction affect Acucela US’s current or future operations?

A:	While changing the jurisdiction of incorporation of the publicly-traded parent is expected to better position Kubota Holdings to capture the potential benefits described above, Acucela US believes that the Redomicile Transaction should otherwise have no material impact on the conduct of day-to-day operations. Please read “Risk Factors” for a discussion of various ways in which the Redomicile Transaction could have an adverse effect.

Q:	Will the Redomicile Transaction have an impact on our operating expenses?

A:	Following the Redomicile Transaction, a substantial majority of our business operations will continue to occur in the United States and we do not expect the Redomicile Transaction to have a material effect on our operating costs, including our general and administrative expenses, aside from the one-time costs associated with the Redomicile Transaction, including legal and accounting fees, which may be significant. Going forward, if we satisfy certain criteria, we may be eligible to cease to be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). If that were to occur, we would no longer incur the costs associated with complying with the periodic reporting requirements of the Exchange Act. Regardless of any Exchange Act reporting obligations, we would continue to be subject to the financial reporting and disclosure obligations of the TSE and applicable Japanese law. We may never be eligible to cease reporting under the Exchange Act and, even if we are eligible, we may choose to continue reporting voluntarily.

Q:	Will the Redomicile Transaction result in any changes to my rights as a shareholder?

A:	Your rights under the Japanese Companies Act as a holder of shares of common stock in Kubota Holdings will differ from your current rights under Washington corporate law as a holder of shares of Acucela US common stock. In addition, Kubota Holdings’ articles of incorporation (the “Japan Articles”) and its share handling regulations, regulations of the board of directors and regulations of the audit committee, compensation committee and nominating committee (collectively, the “Japan Governance Documents”) differ from Acucela US’s articles of incorporation (“US Articles”), bylaws (“US Bylaws”) and other internal governance policies of Acucela US. We summarize the material changes in your rights as a shareholder resulting from the Redomicile Transaction under “Comparison of Rights of Shareholders.”

Q:	Is the Redomicile Transaction expected to be taxable to shareholders of Acucela US?

A:	The following discussion summarizes certain income tax consequences of the Redomicile Transaction. WE URGE YOU TO READ THE DISCUSSION IN THE SECTION TITLED “MATERIAL TAX CONSIDERATIONS” FOR A MORE COMPLETE DISCUSSION OF THE U.S. AND JAPANESE FEDERAL INCOME TAX CONSEQUENCES OF THE REDOMICILE TRANSACTION AND TO CONSULT YOUR OWN TAX ADVISOR REGARDING YOUR PARTICULAR TAX CONSEQUENCES.

United States Federal Income Tax Considerations

It is intended that Kubota Holdings will be treated as a domestic U.S. corporation for U.S. federal income tax purposes, because (1) after the Redomicile Transaction, neither Kubota Holdings nor any of its affiliates will have substantial business activities in Japan within the meaning of Section 7874 of the Code and the Treasury Regulations promulgated thereunder and (2) the former holders of Acucela US common stock will hold, by reason of owning shares in Kubota Holdings, at least 80% or more of the Kubota Holdings common stock. Therefore, the Redomicile Transaction is expected to qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

Taxation of U.S. Holders. If the Redomicile Transaction so qualifies, U.S. Holders of Acucela US common stock generally will not recognize any gain or loss, for U.S. federal tax purposes on the exchange of such common stock for shares of Kubota Holdings common stock in the Redomicile Transaction. Further, the holding period for the shares of Kubota Holdings common stock that are received in the Redomicile Transaction will generally include such U.S. Holder’s holding period for the shares of Acucela US common stock surrendered.

Certain State Income Tax Considerations

The state income tax consequences of the Redomicile Transaction to a U.S. Holder of Acucela US common stock will depend on the state income tax laws applicable to such U.S. Holder. Certain states, including California, may not follow the U.S. federal income tax treatment, and therefore the state income tax consequences of the Redomicile Transaction may differ from the U.S. federal income tax consequences summarized above. U.S. Holders of Acucela US common stock who are subject to tax in such states may be subject to state income tax as a result of the Redomicile Transaction. U.S. Holders of Acucela US common stock should consult their tax advisors as to the specific state income tax consequences to them of the Redomicile Transaction.

Japanese Tax Considerations

Taxation of Japanese Holders. The Redomicile Transaction should be treated as a qualified merger within the meaning of Item 12-8 of Section 2 of the Japanese Corporation Tax Act. Assuming this treatment is respected, Japanese Holders will not recognize any capital gains/losses or deemed dividend upon the receipt of shares of Kubota Holdings common stock in exchange for shares of Acucela US common stock in connection with the Redomicile Transaction. The aggregate tax basis of the Kubota Holdings common stock received in the Redomicile Transaction will be equal to the aggregate tax basis of the Acucela US shares surrendered.

Q:	Has the National Tax Agency of Japan or the U.S. Internal Revenue Service issued a ruling on the Redomicile Transaction?

A:	No ruling has been requested from the National Tax Agency of Japan (the “NTA”) or the U.S. Internal Revenue Service (“IRS”) with respect to the tax consequences of the Redomicile Transaction under Japanese or U.S. federal income tax law.

Q:	How will Kubota Holdings be taxed following the Redomicile Transaction for purposes of U.S. federal income tax?

A:	Following the Redomicile Transaction, Kubota Holdings will be treated as a U.S. corporation for all U.S. federal income tax purposes.

Q:	What will the U.S. federal income tax consequences be to U.S. Holders of owning and disposing of shares of Kubota Holdings common stock?

A:	The gross amount of dividends paid to U.S. Holders from Kubota Holdings on shares of Kubota Holdings common stock generally will be included in gross income for U.S. federal income tax purposes as dividend income. Such dividends generally also will be subject to Japanese withholding tax. However, such dividends will not constitute foreign source income for U.S. foreign tax credit limitation purposes because Kubota Holdings, even though organized as a Japanese joint stock corporation, will be treated as a U.S. corporation for U.S. federal income tax purposes. Therefore, U.S. Holders may not be able to claim a U.S. foreign tax credit for Japanese withholding tax on any dividends received from Kubota Holdings unless such U.S. Holders have sufficient other foreign source income.

Additionally, U.S. Holders will recognize taxable gain or loss on any sale, exchange, or other taxable disposition of shares of Kubota Holdings common stock equal to the difference between the amount realized for the shares of Kubota Holdings common stock and the U.S. Holder’s tax basis in such shares. This gain or loss generally will be capital gain or loss. Non-corporate U.S. Holders, including individuals, will be eligible for reduced tax rates if the shares of Kubota Holdings common stock have been held for more than one year. Such U.S. Holders’ holding period for shares of Kubota Holdings common stock will include such U.S. Holders’ holding period for the shares of Acucela US common stock surrendered in the Redomicile Transaction. The deductibility of capital losses is subject to limitations.

Q:	What will the U.S. federal income tax consequences be to Japanese and other Non-U.S. Holders of owning and disposing of shares of Kubota Holdings common stock?

A:	The gross amount of dividends paid to Non-U.S. Holders from Kubota Holdings on shares of Kubota Holdings common stock generally will be subject to U.S. federal income tax withholding at a rate of 30% of the gross amount of the dividends, or at a lower rate if provided by an applicable income tax treaty and such Non-U.S. Holder provides proper certification of eligibility for the lower rate. Qualified residents of Japan are generally entitled to a reduced rate of 10% under the United States–Japan Income Tax Treaty of 2003 (the “Treaty”). If a Non-U.S. Holder is eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty, they may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

Additionally, Non-U.S. Holders will generally not recognize gain or loss on any sale, exchange, or other taxable disposition of shares of Kubota Holdings common stock unless the gain is effectively connected with the conduct of a trade or business in the United States or such Non-U.S. Holder is an individual and has been present in the United States for 183 days or more in the taxable year of the disposition, or if Kubota Holdings is or has been a “U.S. real property holding corporation” for U.S. federal income tax purposes and generally such Non-U.S. Holder owned more than 5% of the common stock of Kubota Holdings or Acucela US during the five years priors to such disposition.

Q.	Is the Redomicile Transaction a taxable transaction for either Acucela US or Kubota Holdings?

A:	The Redomicile Transaction is not a taxable transaction for Acucela US or Kubota Holdings.

Q:	Will there be Japanese withholding tax on future dividends by Kubota Holdings to U.S. Holders?

A:	Yes. In the event that dividends are paid, a non-Japanese holder will generally be subject to Japanese income tax collected by way of withholding on dividends. With respect to dividends paid on listed shares issued by a Japanese corporation (such as shares of Kubota Holdings common stock) to non-Japanese Holders, other than any individual shareholder who holds 3% or more of the total number of shares issued by the relevant Japanese corporation (to whom a withholding tax rate of 20.42% will still apply), the withholding tax rate is (1) 15.315% for dividends due and payable up to and including December 31, 2037 and (2) 15% for dividends due and payable on or after January 1, 2038. Qualified residents of United States are generally entitled to a reduced rate of 10% under the Treaty.

Q:	Will there be Japanese tax on future gains realized on dispositions of shares of Kubota Holdings common stock by U.S. Holders?

A:	Gains derived from the sale of shares of Kubota Holdings common stock outside Japan by a non-Japanese Holder that is a portfolio investor will generally not be subject to Japanese income or corporation taxes.

Q:	What types of information and reports will Kubota Holdings make available following the Redomicile Transaction?

A:	Upon completion of the Redomicile Transaction, Kubota Holdings will be subject to the U.S. Securities and Exchange Commission (“SEC”) reporting requirements under the Exchange Act, the mandates of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), and will report its consolidated financial results in U.S. dollars and under U.S. generally accepted accounting principles (“U.S. GAAP”).

Kubota Holdings must comply with any reporting and governance requirements of Japanese law and the listing rules of the TSE. Please see the section titled “Comparison of Rights of Shareholders” for a more complete discussion of the corporate governance requirements applicable to Kubota Holdings.

Q:	Will shares of Kubota Holdings common stock delivered to Japanese holders of Acucela US common stock be subject to transfer restrictions?

A:	All shares of Kubota Holdings’ common stock received in the Redomicile Transaction by the shareholders of Acucela US who are Japanese residents are expected to be freely tradable upon listing on the TSE, subject to certain general offering restrictions under the Financial Instruments and Exchange Act of Japan.

Q:	What are the closing conditions to the Redomicile Transaction?

A:	The Redomicile Transaction cannot be completed without satisfying certain conditions, the most important of which is that Acucela US shareholders must adopt the Merger Agreement at the annual meeting. In addition, there are other conditions such as the requirement to obtain authorization for listing the shares of common stock of Kubota Holdings on the TSE, receipt by Kubota Holdings and Acucela US of a legal opinion that the Redomicile Transaction will qualify as a “reorganization” within the meaning of Section 368(a) of the Code for U.S. federal income tax purposes and receipt of certain other legal opinions. Please see “Summary—Conditions to Completion of the Redomicile Transaction.”

Acucela US’s board of directors does not intend to waive any of these or any other conditions unless it determines that the Redomicile Transaction is in the best interests of the Acucela US shareholders, despite any condition not being satisfied in whole or in part. Under applicable law, Acucela US’s board of directors cannot waive the requirement to obtain shareholder approval. Acucela US’s board of directors reserves the right to defer or abandon the Redomicile Transaction for any reason, including for the reasons described under “Risk Factors—Risks Related to the Redomicile Transaction—We may choose to defer or abandon the Redomicile Transaction.”

In addition, the expected timing for the completion of the Redomicile Transaction may be impacted by other conditions described in this proxy statement/prospectus. We cannot be certain when, or if, the conditions to the Redomicile Transaction will be satisfied or waived, or that the Redomicile Transaction will be completed.

Q:	When do you expect the Redomicile Transaction to be completed?

A:	We intend to complete the Redomicile Transaction as quickly as possible. Assuming the Merger Agreement is adopted by the requisite vote of the Acucela US shareholders at the annual meeting, we currently anticipate that the Redomicile Transaction will become effective on December 1, 2016.

Q:	What will I receive for my shares of Acucela US common stock?

A:	As consideration for the Redomicile Transaction, each share of Acucela US common stock you hold immediately prior to the effective time of the Redomicile Transaction will be cancelled and converted into the right to receive one share of Kubota Holdings common stock.

Q:	Do I have to take any action to exchange my shares of Acucela US common stock and receive the shares of Kubota Holdings common stock that I become entitled to receive as a result of the Redomicile Transaction?

A:	Upon consummation of the Redomicile Transaction, a central book-entry transfer system will be applied to the shares of Kubota Holdings common stock. Under this system, shareholders of Kubota Holdings must have accounts at account management institutions to hold their shares unless such shareholders are account management institutions of Japan Securities Depository Center, Inc. (“JASDEC”), the only institution that is designated by the relevant authorities as a Book-Entry Transfer Institution under the Act on Book-Entry of Company Bonds, Shares, etc. (the “Book Entry Act”). “Account management institutions” are financial instruments business operators (i.e. securities firms), banks, trust companies and certain other financial institutions that meet certain requirements prescribed by the Book-Entry Act.

Shareholders of Acucela US common stock who hold Acucela US common stock not through JASDEC must have and inform Acucela US through account management institutions of accounts at account management institutions to receive shares of Kubota Holdings common stock upon consummation of the Redomicile Transaction. Non-Japanese resident shareholders are also required to appoint a standing proxy in Japan or provide a mailing address in Japan. Each such shareholder must give notice of such standing proxy or mailing address to the relevant account management institution.

Beneficial shareholders of Acucela US common stock who hold Acucela US common stock through JASDEC will receive Kubota Holdings common stock in book-entry form at their accounts following the Redomicile Transaction.

As of the consummation of the Redomicile Transaction, all issued shares of Kubota Holdings common stock will be fully-paid and non-assessable and generally transferable through the book-entry system as described below. The transfer agent for the shares of Kubota Holdings common stock is, upon the consummation of the Redomicile Transaction, Mitsubishi UFJ Trust and Banking Corporation, located at 4-5, Marunouchi 1-Chome, Chiyado-ku, Tokyo 100-8212, Japan. Kubota Holdings’ transfer agent will maintain Kubota Holdings’ register of shareholders.

Q:	What happens to Acucela US’s equity-based awards at the completion of the Redomicile Transaction?

A:	At the effective time of the Redomicile Transaction and pursuant to the terms of the Merger Agreement, all unexpired, unexercised and outstanding options to purchase shares of Acucela US common stock will be cancelled, and in exchange therefor, Kubota Holdings will issue stock acquisition rights (shinkabu yoyakuken) to purchase shares of Kubota Holdings common stock. Each such stock acquisition right to purchase shares of Kubota Holdings common stock will (1) be exercisable for the same number of shares of Kubota Holdings common stock as such cancelled Acucela US stock option, (2) have the same exercise price as such cancelled Acucela US stock option, (3) be subject to the same vesting schedule as such cancelled Acucela US stock option, (4) have the same material terms as such cancelled Acucela US stock option (to the extent reasonably practicable under Japanese laws and regulations and not rendered inoperative by reason of the Redomicile Transaction), and (5) not provide such cancelled Acucela US stock option holder with any additional benefits not provided under such cancelled Acucela US stock option. The substitution of each such Acucela US stock option will be completed in a manner that complies with Internal Revenue Code sections 409A and 424(a) so as to avoid imposition of additional taxes to the extent applicable.

At the effective time of the Redomicile Transaction and pursuant to the terms of the Merger Agreement, all outstanding restricted stock units to acquire shares of Acucela US common stock shall be cancelled, and in exchange therefor, Kubota Holdings will issue stock acquisition rights to purchase shares of Kubota Holdings common stock. Each such stock acquisition right will (1) be exercisable for one share of Kubota Holdings common stock, (2) have an exercise price of one (1) yen per share, (3) be subject to the same vesting schedule as such cancelled restricted stock units, and (4) have material terms that are substantially similar to such cancelled Acucela US restricted stock units (to the extent reasonably practicable under Japanese laws and regulations and not rendered inoperative by reason of the Redomicile Transaction). The substitution of each such Acucela US restricted stock unit will be completed in a manner that complies with Internal Revenue Code section 409A so as to avoid imposition of additional taxes to the extent applicable.

At the effective time of the Redomicile Transaction and pursuant to the terms of the Merger Agreement, similar to the other outstanding shares of Acucela US common stock, all outstanding shares of restricted stock granted by Acucela US shall be cancelled, and in exchange therefor, shares of Kubota Holdings common stock will be distributed to the holders of such cancelled Acucela US restricted stock. Each such share of Kubota Holdings common stock will be subject to restrictions that are substantially similar in all material respects to such Acucela US restricted stock (to the extent reasonably practicable under Japanese laws and regulations and not rendered inoperative by reason of the Redomicile Transaction).

Q:	Can I trade Acucela US shares between the date of this proxy statement/prospectus and the completion of the Redomicile Transaction?

A:	Yes. Shares of Acucela US will continue to trade on the TSE until the shares of Acucela US common stock are delisted prior to the completion of the Redomicile Transaction. It is anticipated that the shares of Acucela US common stock will be delisted from the TSE on or about November 28, 2016 (Japan Time). Upon the completion of the Redomicile Transaction, there may be a delay of several days or more before shares of Kubota Holdings common stock will begin to trade on the TSE. Following the delisting of Acucela US common stock and until the shares of Kubota Holdings common stock begin to trade on the TSE, shareholders of Acucela US and, following the effective time of the Redomicile Transaction, the shareholders of Kubota Holdings will be unable to trade their shares. We will publicly announce the dates of delisting of the shares of Acucela US common stock and the listing of the shares of Kubota Holdings common stock once they are determined by the TSE.

Q:	After the Redomicile Transaction is complete, where can I trade shares of common stock in Kubota Holdings?

A:	We expect the shares of Kubota Holdings common stock to be listed and traded on the Mothers market of the TSE. The TSE will establish a listing code for the Kubota Holdings common stock upon approval of the Kubota Holdings common stock for listing.

Q:	What vote of shareholders is required to approve the proposals at the annual meeting?

A:	The affirmative vote of a majority of the outstanding shares of Acucela US entitled to vote on the matter is required to approve the Redomicile Transaction Proposal. If you abstain from voting on the Redomicile Transaction Proposal, it will have the same effect as a vote “AGAINST” the Redomicile Transaction Proposal.

The five nominees for director who receive the most votes “FOR” election will be elected as directors, assuming the presence of a quorum. Accordingly, if you do not vote for a nominee, do not instruct your broker how to vote for a nominee or if you indicate “withhold authority to vote” for a nominee, your vote will not count either “FOR” or “AGAINST” the nominee.

The number of votes “FOR” must exceed the number of votes “AGAINST” to approve the Auditor Proposal. If you do not vote or if you abstain from voting, it will have no effect on this proposal, assuming the presence of a quorum.

The affirmative vote of a majority of the outstanding shares of Acucela US represented in person or by proxy at the annual meeting and entitled to vote on the matter is required to approve the Adjournment Proposal.

Q:	What vote does Acucela US’s board of directors recommend?

A:

At a meeting held on August 9, 2016, the Acucela US board of directors unanimously (1) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Redomicile Transaction, are advisable and in the best interests of Acucela US and its shareholders, (2) approved the Redomicile Transaction and the Merger Agreement and (3) resolved to recommend adoption of the Merger Agreement to shareholders of Acucela US. Accordingly, the Acucela US board of directors recommends that the shareholders of Acucela US vote “FOR” the Redomicile Transaction

Proposal. The Acucela US board of directors also recommends shareholders of Acucela US vote “FOR” the Director Proposal, “FOR” the Auditor Proposal and “FOR” the Adjournment Proposal.

Q:	When and where will the annual meeting be held?

A:	The annual meeting will be held at 1301 Second Avenue, Suite 4200, Seattle, Washington 98101 on October 18, 2016 at 1 p.m., local time.

Q:	Who is entitled to vote at the annual meeting?

A:	We have fixed August 10, 2016 as the record date for the annual meeting. If you were a shareholder of Acucela US as of the close of business on such date, you are entitled to vote on matters that come before the annual meeting.

Q:	How many votes do I have?

A:	You are entitled to one vote for each share of Acucela US common stock that you owned as of the close of business on the record date. As of the close of business on the record date, there were approximately 37,642,037 outstanding shares of Acucela US common stock.

Q:	How do I vote?

A:	If you are a registered shareholder of Acucela US as of the close of business on the record date for the annual meeting, you may vote in person by attending the annual meeting or, to ensure your shares are represented at the annual meeting, you may authorize a proxy to vote by:

•	accessing the Internet website specified on your proxy card;

•	calling the toll-free number specified on your proxy card; or

•	signing and returning your proxy card in the postage-paid envelope provided.

If you hold shares of Acucela US common stock in “street name” through a stock brokerage account or through a bank or other nominee, please follow the voting instructions provided by your broker, bank or other nominee to ensure that your shares are represented at the annual meeting.

Q:	If my shares are held in “street name” by my nominee, will my nominee vote my shares for me?

A:	If your shares are held in the name of a bank, broker or other nominee as a custodian or in the general account of the broker or other organization, you are a “street name” holder, and your nominee will not be able to vote your shares for or against any of the proposals except the Auditor Proposal, unless your nominee receives appropriate instructions from you. We recommend that you contact your nominee. Your nominee can give you directions on how to instruct the voting of your shares.

Q:	Are shareholders of Acucela US able to exercise dissenters’ rights?

A:	Shareholders of Acucela US may or may not be entitled to dissenters’ rights in connection with the Redomicile Transaction. Under the Washington Business Corporation Act (“WBCA”), a shareholder is entitled to dissent and, upon perfection of his or her appraisal right, to obtain fair value of his or her shares in the event of certain corporate actions, including certain mergers, consolidations, share exchanges, sales of substantially all assets of the corporation and amendments to the corporation’s articles of incorporation that materially and adversely affect shareholder rights. In China Prods. N. Am. v. Manewal, 69 Wn. App. 767, 850 P.2d 565 (Wash. App. 1983), a case involving a merger to reincorporate a Washington corporation in Delaware, the Washington Court of Appeals held that a merger for the sole purpose of reincorporation does not trigger dissenters’ rights under Washington Law. However, this holding is not statutory law and may not apply to this transaction. If dissenters’ rights do apply to this transaction, the process of dissenting requires strict compliance with technical prerequisites. In view of the complexity of Chapter 23B.13 of the WBCA, a copy of which is attached as Annex F, shareholders who may wish to pursue dissenters’ rights should consult their own legal and financial advisors promptly. The Company reserves the right to assert that, based on judicial interpretations of the WBCA, dissenters’ rights are not available to shareholders in connection with the Redomicile Transaction.

Q:	Can I change my vote after I grant my proxy?

A:	Yes. You can change your vote at any time before your proxy is voted at the annual meeting. In addition to revocation in any other manner permitted by law, you can revoke your proxy in one of the following ways:

•	filing a written revocation with the Secretary prior to the voting of such proxy;

•	giving a duly executed proxy bearing a later date; or

•	attending the annual meeting and voting in person.

Your attendance at the annual meeting will not itself revoke your proxy.

If you have instructed a broker to vote your shares, you must follow the procedure provided by your broker to change those instructions.

Q:	What will happen if I fail to vote or I abstain from voting?

A:	If you are a shareholder of Acucela US and fail to vote, fail to instruct your broker, bank or other nominee to vote, or mark your proxy or voting instructions to abstain, this will have the effect of a vote against the Redomicile Transaction Proposal, but will have no effect on the Director Proposal or the Auditor Proposal.

If you are a shareholder of Acucela US and are present in person at the annual meeting and abstain from voting or mark your proxy or voting instructions to abstain, this will have the effect of a vote against the Adjournment Proposal. If you are a shareholder of Acucela US and are not present in person at the annual meeting and do not respond by proxy, this will have no effect on any vote held on the Adjournment Proposal. Failure to instruct your broker, bank or other nominee to vote will also have no effect on any vote held on this proposal.

Q:	What will happen if I return my proxy card without indicating how to vote?

A:	If you are a holder of record of shares of Acucela US common stock and sign and return your proxy card without indicating how to vote on any particular proposal, the shares of Acucela US common stock represented by your proxy will be voted in favor of each such proposal for which a vote was not indicated.

Q:	What is the quorum requirement for the annual meeting?

A:	The presence of shareholders, in person or by proxy, holding at least a majority of the outstanding shares of Acucela US common stock will be required to establish a quorum. The shareholders present in person or by proxy at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Q:	Who is soliciting my proxy?

A:	Proxies are being solicited by the Acucela US board of directors for use at the annual meeting and any adjournment or postponement thereof.

Q:	Who is paying for the cost of this proxy solicitation?

A:	Acucela US is paying the costs of soliciting proxies. Upon request, Acucela US will reimburse brokers, banks, trusts and other nominees for reasonable expenses incurred by them in forwarding the proxy materials to beneficial owners of Acucela US shares.

In addition to soliciting proxies by mail, the Acucela US board of directors, officers and employees, or its transfer agent, may solicit proxies on Acucela US’s behalf, personally or by telephone. Computershare Trust Company, N.A., Acucela US’s transfer agent, will serve as the inspector of elections for the annual meeting.

Q:	Whom should I call if I have questions about the annual meeting or the Redomicile Transaction?

A:	You should contact Acucela US Investor Relations at (206) 805-8300.

SUMMARY

This summary highlights selected information from this proxy statement/prospectus. It does not contain all of the information that is important to you. To understand the Redomicile Transaction more fully, and for a more complete legal description of the Redomicile Transaction, you should read carefully the entire proxy statement/prospectus, including the attached Annexes. In addition, you should read the documents incorporated by reference into this proxy statement/prospectus, which have been filed with the U.S. Securities and Exchange Commission, or the SEC. These documents include important business and financial information about Acucela US. You may obtain the information incorporated by reference into this proxy statement/prospectus without charge by following the instructions in the section titled “Where You Can Find More Information” beginning on page 123. Unless otherwise indicated, currency amounts in this proxy statement/prospectus are stated in U.S. dollars.

The Parties to the Redomicile Transaction

Acucela US

Acucela US is a clinical stage ophthalmology company that specializes in identifying and developing novel therapeutics to treat and slow the progression of sight-threatening ophthalmic disorders affecting millions of people worldwide. Acucela US has a broad product candidate portfolio of multiple technologies in the preclinical and clinical development stages intended to provide solutions to ophthalmic disorders affecting millions of people worldwide. Acucela US is pursuing development of our product candidates for indications such as age related macular degeneration, cataracts, presbyopia, diabetic retinopathy and orphan, blinding retinal diseases such as retinitis pigmentosa and Stargardt disease which primarily affects young adults.

The principal executive offices of Acucela US are currently located at 1301 Second Avenue, Suite 4200, Seattle, WA 98101, and the telephone number at that address is (206) 805-8300.

Kubota Holdings

Kubota Holdings is a joint stock corporation organized under the laws of Japan and is currently wholly-owned by Acucela US. Kubota Holdings wholly owns US Merger Co. Kubota Holdings has only nominal assets and has not engaged in any material business or other activities other than in connection with its formation and the Redomicile Transaction. As a result of the Redomicile Transaction, Kubota Holdings will become the parent holding company. At the effective time of the Redomicile Transaction, Acucela Japan KK will become Kubota Pharmaceutical Holdings Co., Ltd.

The principal executive offices of Kubota Holdings are currently located at 4-20-3, Ebisu, Shibuya-ku, Tokyo, Japan, and the telephone number at that address is +81-3-5789-5872. In connection with the Redomicile Transaction, Kubota Holdings anticipates moving its principal executive offices to a different ward within Tokyo. The updated ward location of Kubota Holdings’ principal executive offices will be set forth in Kubota Holdings’ amended articles of incorporation, which will become effective in connection with the completion of the Redomicile Transaction.

US Merger Co

US Merger Co is a company incorporated under the laws of the State of Washington and is currently wholly-owned by Kubota Holdings. US Merger Co has only nominal assets and has not engaged in any material business or other activities other than in connection with its formation and the Redomicile Transaction. At the effective time of the Redomicile Transaction, US Merger Co will assume the name of Acucela Inc.

The principal executive offices of US Merger Co are currently located at 1301 Second Avenue, Suite 4200, Seattle, WA 98101, and the telephone number at that address is (206) 805-8300.

The Redomicile Transaction (see page 49)

You are being asked to approve the merger of Acucela US into US Merger Co, with US Merger Co surviving as a wholly-owned subsidiary of Kubota Holdings. The Redomicile Transaction would result in Kubota Holdings serving as the publicly-traded corporate parent, effectively changing the jurisdiction of incorporation of the publicly-traded parent company from Washington to Japan. The Redomicile Transaction would also result in the delivery to you of shares of common stock of Kubota Holdings as merger consideration in exchange for your shares of Acucela US common stock on a one-for-one basis. After the Redomicile Transaction, the shares of Acucela US common stock will be cancelled and cease to exist, and each holder of shares of Acucela US common stock will cease to have any rights with respect to such shares in Acucela US, except the right to receive the merger consideration.

The Redomicile Transaction will be effected pursuant to the Merger Agreement. A copy of the Merger Agreement is attached to and is part of this proxy statement/prospectus as Annex A.

Upon consummation of the Redomicile Transaction, you will own an interest in Kubota Holdings that will continue to conduct, through its subsidiaries, the same business as conducted by Acucela US before the Redomicile Transaction. The number of shares of common stock of Kubota Holdings you will own immediately after the Redomicile Transaction will be the same as the number of shares of Acucela US you owned immediately prior to the Redomicile Transaction, and your relative ownership percentage of outstanding shares in the Kubota group of companies will remain unchanged.

If the Redomicile Transaction is consummated, your rights under Japanese corporate law as a holder of shares of common stock of Kubota Holdings will differ from your current rights under Washington corporate law as a holder of shares of common stock of Acucela US. In addition, the Japan Articles and the share handling regulations, regulations of the board of directors and regulations of the audit committee, compensation committee and nominating committee of Kubota Holdings, or collectively the Japan Governance Documents, differ from the US Articles, US Bylaws and other internal governance policies. See “Comparison of Rights of Shareholders.” A copy of the Japan Articles is attached as Annex B to this proxy statement/prospectus; a copy of the share handling regulations is attached as Annex C to this proxy statement/prospectus; a copy of the regulations of the board of directors is attached as Annex D to this proxy statement/prospectus; and copies of the regulations of the audit committee, compensation committee and nominating committee are attached as Annex E to this proxy statement/prospectus.

Upon completion of the Redomicile Transaction, Kubota Holdings will remain subject to SEC reporting requirements under the Exchange Act, the mandates of the Sarbanes-Oxley Act and the Dodd-Frank Act, and will report its consolidated financial results in U.S. dollars and under U.S. GAAP. Upon the completion of the Redomicile Transaction, Kubota Holdings must also comply with any reporting and governance requirements of Japanese law and the listing rules of the TSE.

Following the Redomicile Transaction, shares of Kubota Holdings’ common stock will be freely tradeable, subject to the general offering restrictions under the Financial Instruments and Exchange Act of Japan, as amended, or the FIEA. Under the general offering restrictions, subject to certain exceptions including, most notably, sales made on a qualified exchange, solicitation of an offer to purchase Kubota Holdings shares will generally be subject to the requirements of the delivery of a prospectus and the filing of a securities notice. The general offering restrictions under the FIEA generally do not apply to sales by shareholders who are not “related persons” of Kubota Holdings (directors, executive officers, holders of at least 10% of the voting power of Kubota Holdings and similar control persons).

If the Redomicile Transaction Proposal is approved by the requisite vote of Acucela US’s shareholders at the annual meeting and the other conditions to closing are satisfied, we will file articles of merger with the Washington Secretary of State to effect the Redomicile Transaction. We currently anticipate that the Redomicile Transaction will become effective on December 1, 2016.

Reasons for the Redomicile Transaction (see page 50)

In reaching its decision to approve the Merger Agreement and recommend it to you, the Acucela US board of directors identified potential benefits of having the publicly-traded parent incorporated in Japan. Acucela US anticipates that having the publicly-traded parent incorporated in Japan may provide the following potential benefits:

•	increased availability, quantity and prominence of information regarding Kubota Holdings for Japanese investors;

•	as a Japanese entity, Kubota Holdings’ common stock will be included in the Mothers Index of the TSE

•	increased number of institutional investors with a focus on TSE-listed companies that are able to invest in our securities; and

•	increased analyst research coverage, if investor demand for our listed securities increases following the Redomicile Transaction.

In addition to the foregoing potential benefits, Acucela US believes that the Redomicile Transaction may provide Acucela US with the opportunity to increase our visibility and business presence in Japan. A Japanese entity may also potentially allow for opportunities in Japan such as conducting internal research and establishing partnerships for R&D and drug development through collaborations with Japanese pharmaceutical companies and academic institutions.

See “Approval of the Merger Agreement—Background and Reasons for the Redomicile Transaction” for further information.

Conditions to Completion of the Redomicile Transaction (see page 52)

As more fully described in this proxy statement/prospectus and in the Merger Agreement, the Redomicile Transaction will not be completed unless the following conditions, among others, are satisfied:

•	the SEC has declared the registration statement on Form S-4 that includes this proxy statement/prospectus effective, and no stop order with respect thereto is in effect;

•	the Merger Agreement is adopted by the requisite vote of shareholders;

•	the shares of Kubota Holdings common stock to be distributed to the Acucela US shareholders pursuant to the Redomicile Transaction are authorized for listing on the TSE;

•	receipt by Kubota Holdings and Acucela US of a legal opinion that the Redomicile Transaction will qualify as a “reorganization” within the meaning of Section 368(a) of the Code for U.S. federal income tax purposes and receipt of certain other legal opinions;

•	none of the parties to the Merger Agreement is subject to any decree, order or injunction that prohibits the consummation of the Redomicile Transaction;

•	other than the filing of the articles of merger, all material consents and authorizations of, filings or registrations with, and notices to, any governmental or regulatory authority required to consummate the Redomicile Transaction, including any required filings under applicable U.S. state and Japanese securities laws, have been obtained or made; and

•	all consents of any third party required to consummate the Redomicile Transaction have been obtained.

The Merger Agreement provides that Acucela US may decide to abandon the Redomicile Transaction at any time prior to the effective time of the Redomicile Transaction. See “Risk Factors—Risks Related to the Redomicile Transaction—We may choose to defer or abandon the Redomicile Transaction.”

In addition, the expected timing for the completion of the Redomicile Transaction may be impacted by other conditions described in this proxy statement/prospectus. We cannot be certain when or if the conditions to the Redomicile Transaction will be satisfied or waived, or that the Redomicile Transaction will be completed.

Management of Kubota Holdings (see page 52)

The directors of Kubota Holdings are Dr. Ryo Kubota, Shintaro Asako, Dr. Shiro Mita, Eisaku Nakamura, and Robert Takeuchi, each of whom currently also serves as a director of Acucela US. Also, at the effective time of the Redomicile Transaction, Kubota Holdings will form (1) an audit committee, or the Audit Committee, consisting of three outside directors (Shintaro Asako (chair), Dr. Shiro Mita and Robert Takeuchi), (2) a compensation committee, or the Compensation Committee, consisting of three outside directors (Robert Takeuchi (chair), Shintaro Asako and Eisaku Nakamura), and (3) a nominating committee, or the Nominating Committee, consisting of three directors, of whom two are outside directors (Dr. Ryo Kubota (chair), Dr. Shiro Mita and Eisaku Nakamura). Each director of Kubota Holdings is elected for a one-year term. Kubota Holdings’ primary executive officer is Dr. Ryo Kubota, and its primary financial and accounting officer is John Gebhart.

Kubota Holdings will enter into liability limitation agreements with any non-executive directors who currently have indemnity agreements with Acucela US, to the extent permitted by Japanese law.

Governance of Kubota Holdings (see page 53)

Under the Japanese Companies Act, the primary duties of the Audit Committee, the Nominating Committee and the Compensation Committee are as follows:

•	The Audit Committee (1) audits the performance of duties by the company’s executive officers and directors and prepares audit reports and (2) determines any agenda item concerning the appointment, removal or refusal of reappointment of accounting auditors to be submitted to general meetings of shareholders.

•	The Compensation Committee determines the compensation, bonus or other financial benefits received by each executive officer and director from Kubota Holdings as consideration for his or her services (including, in the case of any executive officer who concurrently serves as an employee of Kubota Holdings, the compensation, bonus or other financial benefits received by him or her as consideration for his or her service as employee).

•	The Nominating Committee determines any agenda item concerning the appointment or removal of directors to be submitted to general meetings of shareholders.

The Japanese Companies Act requires that each of the Audit Committee, the Nominating Committee and the Compensation Committee consist of at least three directors, a majority of whom must be outside directors as defined in the Japanese Companies Act. In addition, under the listing rules of the TSE, Kubota Holdings will be required to have at least one outside director who is unlikely to have conflicts of interest with shareholders of Kubota Holdings, or an Independent Director. At the effective time of the Redomicile Transaction, it is anticipated that Kubota Holdings will have four Independent Directors (Shintaro Asako, Dr. Shiro Mita, Eisaku Nakamura and Robert Takeuchi).

In addition, an Independent Director of Kubota Holdings may not concurrently serve as its employee. Further, any director who serves as a member of the Audit Committee may not serve concurrently as an executive officer or executive director of Kubota Holdings or any of its subsidiaries, or accounting advisor (kaikei sanyo) of any subsidiary of Kubota Holdings.

Interests of Directors and Executive Officers in the Redomicile Transaction (see page 53)

In considering the recommendation of the Acucela US board of directors, Acucela US shareholders should be aware that certain of Acucela US’s executive officers and directors may have interests in the transaction that are different from, or in addition to, those of Acucela US shareholders generally. The Acucela US board of directors was aware of these interests during its deliberations on the merits of the Redomicile Transaction.

Following the Redomicile Transaction, the directors of Acucela US will serve as the directors of Kubota Holdings. In December 2015, the Acucela US board of directors approved total compensation of $25,000 per annum to be paid to Shintaro Asako for service on the redomicile special committee of the Acucela US board of directors and $30,000 per annum to be paid to Eisaku Nakamura as chair of such redomicile special committee.

Following the Redomicile Transaction, we will continue to employ the executive officers of Acucela US on terms that are materially consistent with their existing employment arrangements. In addition, the executive officers and directors will receive equity awards of Kubota Holdings in exchange for their outstanding Acucela US equity awards. See “Approval of the Merger Agreement—Additional Agreements” for additional information regarding the exchange of outstanding Acucela US equity awards.

The Redomicile Transaction will not be considered a “change in control” for purposes of any employment agreement with the Acucela US executive officers, and no payments, accelerated vesting or benefit enhancements will be triggered by the transaction under such agreements.

Other than those arrangements described above, we do not believe that any of our directors or executive officers has interests in the Redomicile Transaction that are different from the interests of our shareholders generally.

Regulatory Approvals (see page 54)

Other than the filing of the articles of merger with the Washington Secretary of State, we are not aware of any governmental approvals or actions that are required to complete the Redomicile Transaction other than compliance with U.S. federal and state securities laws and various provisions of Japanese corporate law.

Material Tax Considerations (see page 59)

It is intended that Kubota Holdings will be treated as a domestic U.S. corporation for U.S. federal income tax purposes, and therefore the Redomicile Transaction is intended to qualify as a “reorganization” for U.S. federal income tax purposes within the meaning of Section 368(a) of the Code. If the Redomicile Transaction is so treated, U.S. Holders of shares of Acucela US common stock generally will not recognize any gain or loss, for U.S. federal tax purposes, on the exchange of such shares for shares of Kubota Holdings common stock in the Redomicile Transaction. Certain states, including California, may not follow the U.S. federal income tax treatment, and therefore the state income tax consequences of the Redomicile Transaction may differ from the U.S. federal income tax consequences.

For Japanese tax purposes, the Redomicile Transaction should be treated as a qualified merger within the meaning of Item 12-8 of Section 2 of the Japanese Corporation Tax Act. Assuming this treatment is respected, Japanese resident holders of shares of Acucela US common stock will not recognize any capital gains/losses or deemed dividend upon the receipt of shares of Kubota Holdings common stock in exchange for shares of Acucela US common stock in connection with the Redomicile Transaction.

Please refer to the section titled “Material Tax Considerations” for a description of the material U.S. federal income tax and Japanese income tax consequences of the Redomicile Transaction and the ownership and disposition of shares of Kubota Holdings common stock to Acucela US and its shareholders. Determining the actual tax consequences of the Redomicile Transaction and the ownership and disposition of shares of Kubota Holdings common stock to you may be complex and will depend on your specific situation. You are urged to consult your tax adviser for a full understanding of such tax consequences to you.

Exchange of Shares (see page 54)

Upon consummation of the Redomicile Transaction, a central book-entry transfer system will be applied to the shares of Kubota Holdings common stock. Under this system, shareholders of Kubota Holdings must have accounts at account management institutions to hold their shares unless such shareholders are account management institutions of Japan Securities Depository Center, Inc., or JASDEC, the only institution that is designated by the relevant authorities as a Book-Entry Transfer Institution under the Act on Book-Entry of Company Bonds, Shares, etc., or the Book Entry Act.

Shareholders of Acucela US common stock who hold Acucela US common stock not through JASDEC must have and inform Acucela US through account management institutions of accounts at account management institutions to receive Kubota Holdings common stock upon consummation of the Redomicile Transaction. Non-Japanese resident shareholders are also required to appoint a standing proxy in Japan or provide a mailing address in Japan. Each such shareholder must give notice of such standing proxy or mailing address to the relevant account management institution.

Beneficial shareholders of Acucela US common stock who hold Acucela US common stock through JASDEC will receive Kubota Holdings common stock in book-entry form at their accounts following the Redomicile Transaction.

As of the consummation of the Redomicile Transaction, all issued shares of Kubota Holdings common stock will be fully-paid and non-assessable and generally transferable through the book-entry system as described in the section titled “Approval of the Redomicile Transaction—Exchange of Shares.” The transfer agent for the shares of Kubota Holdings common stock is, upon the consummation of the Redomicile Transaction, Mitsubishi UFJ Trust and Banking Corporation, located at 4-5, Marunouchi 1-Chome, Chiyoda-ku, Tokyo 100-8212, Japan. Kubota Holdings’ transfer agent will maintain Kubota Holdings’ register of shareholders.

Stock Exchange Listing (see page 57)

We expect that the shares of common stock of Kubota Holdings will be listed on the Mothers market of the TSE.

Dissenters’ Rights (see page 57)

Shareholders of Acucela US may or may not be entitled to dissenters’ rights in connection with the Redomicile Transaction. Under the Washington Business Corporation Act, or the WBCA, a shareholder is entitled to dissent and, upon perfection of his or her appraisal right, to obtain fair value of his or her shares in the event of certain corporate actions, including certain mergers, consolidations, share exchanges, sales of substantially all assets of the corporation and amendments to the corporation’s articles of incorporation that materially and adversely affect shareholder rights. In China Prods. N. Am. v. Manewal, 69 Wn. App. 767, 850 P.2d 565 (Wash. App. 1983), a case involving a merger to reincorporate a Washington corporation in Delaware, the Washington Court of Appeals held that a merger for the sole purpose of reincorporation does not trigger dissenters’ rights under Washington Law. However, this holding is not statutory law and may not apply to this transaction. If dissenters’ rights do apply to this transaction, the process of dissenting requires strict compliance with technical prerequisites. In view of the complexity of Chapter 23B.13 of the WBCA, a copy of which is attached as Annex F, shareholders who may wish to pursue dissenters’ rights should consult their own legal and financial advisors promptly. The Company reserves the right to assert that, based on judicial interpretations of the WBCA, dissenters’ rights are not available to shareholders in connection with the Redomicile Transaction.

Accounting Treatment of the Redomicile Transaction under U.S. GAAP (see page 57)

The Redomicile Transaction will represent a transaction between entities under common control. Assets and liabilities transferred between entities under common control are accounted for at cost. Accordingly, the assets and liabilities of Acucela US will be reflected at their carrying amounts in the accounts of Kubota Holdings at the completion of the Redomicile Transaction.

Market Price and Dividend Information (see page 87)

On March 28, 2016, the last trading day before the public announcement of the Redomicile Transaction, the closing price of shares of Acucela US common stock on the Tokyo Stock Exchange was $21.47 per share (converted from Japanese yen based on a conversion price of ¥113.44 to $1). On August 10, 2016, the last practicable date before the date of this proxy statement/prospectus, the closing price of the shares of Acucela US common stock was $11.96 per share (converted from Japanese yen based on a conversion price of ¥101.62 to $1).

To date, Acucela US has not paid or declared any dividends on its common stock. Acucela US’s management team and board of directors regularly evaluate Acucela US’s business, operations, cost structure, capital structure, capital return and capital allocation policies. The declaration and amount of all dividends will be at the discretion of the board of directors and will depend upon many factors, including Acucela US’s financial condition, results of operations, cash flows, prospects, industry conditions, capital requirements of its business, covenants associated with certain debt obligations, legal requirements, regulatory constraints, industry practice and other factors the board of directors deems relevant. Kubota Holdings does not expect to pay dividends for the foreseeable future.

Meeting of Shareholders (see page 113)

Time, Place, Date and Purpose. The annual meeting of shareholders of Acucela US will be held on October 18, 2016 at 1 p.m., local time, at 1301 Second Avenue, Suite 4200, Seattle, Washington. At the annual meeting, Acucela US’s board of directors will ask shareholders to vote on the following proposals, or the Proposals:

•	the adoption of the Merger Agreement, pursuant to which the merger of Acucela US into US Merger Co will be effected, with US Merger Co surviving as a wholly-owned subsidiary of Kubota Holdings and whereby each issued and outstanding share of Acucela US common stock will be cancelled and converted into the right to receive one share of Kubota Holdings common stock. The Redomicile Transaction will result in Kubota Holdings serving as the publicly-traded corporate parent, and thereby effectively change the place of incorporation of the publicly-traded parent company from Washington to Japan;

•	the election of the five nominees named in the proxy statement/prospectus to the board of directors of Acucela US;

•	The ratification of the appointment of BDO USA, LLP as Acucela US’s independent registered public accounting firm for the year ending December 31, 2016; and

•	the approval of any proposal to adjourn the annual meeting to a later date, if necessary or appropriate to solicit additional proxies if there are not sufficient votes to adopt the Merger Agreement at the time of the annual meeting.

We will also conduct any other business as may properly come before the annual meeting or any adjournment or postponement thereof.

Record Date. Shareholders of record of Acucela US as of the close of business on August 10, 2016 have the right to attend the annual meeting and vote their shares, or may grant a proxy to vote, on the Proposals described in this proxy statement/prospectus.

Quorum. The presence of shareholders, in person or by proxy, holding at least a majority of the outstanding shares of Acucela US common stock will be required to establish a quorum. The shareholders present in person or by proxy at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Recommendation of the Board of Directors (see page 58)

At a meeting held on August 9, 2016, the Acucela US board of directors unanimously (1) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Redomicile Transaction, are advisable and in the best interests of Acucela US and its shareholders, (2) approved the Redomicile Transaction and the Merger Agreement and (3) resolved to recommend adoption of the Merger Agreement to shareholders of Acucela US. Accordingly, the Acucela US board of directors recommends that the shareholders of Acucela US vote “FOR” the Redomicile Transaction Proposal, “FOR” the Director Proposal, “FOR” the Auditor Proposal and “FOR” the Adjournment Proposal.

Required Vote (see page 58)

The required votes to approve the Proposals are as follows:

•	To approve the Redomicile Transaction Proposal, the affirmative vote of a majority of the outstanding shares of Acucela US entitled to vote on the matter is required. See “Approval of the Merger Agreement—Recommendation and Required Vote.”

•	With respect to the Director Proposal, the five nominees for director who receive the most votes “FOR” election will be elected as directors, assuming the presence of a quorum.

•	To approve the Auditor Proposal, the number of votes “FOR” must exceed the number of votes “AGAINST” to approve the Auditor Proposal. If you do not vote or if you abstain from voting, it will have no effect on this proposal, assuming the presence of a quorum.

•	To approve the Adjournment Proposal, the affirmative vote of a majority of the outstanding shares of Acucela US represented in person or by proxy at the annual meeting and entitled to vote on the matter is required.

As of the record date, there were 37,642,037 shares of Acucela US common stock outstanding and entitled to vote. As of such date, the current directors and executive officers of Acucela US and their affiliates beneficially owned, in the aggregate, approximately 11 million of such shares. This represents approximately 28.9% of the shares of Acucela US common stock. These persons have informed us that they intend to vote their shares in favor of the Proposals at the annual meeting.

Proxies and Voting Instruction Cards (see page 114)

Proxies. A proxy card is being sent with this proxy statement/prospectus to each shareholder of record of Acucela US as of the close of business on August 10, 2016, the record date for the annual meeting. If you are a shareholder of record of Acucela US as of the record date, you may grant a proxy to vote on each of the Proposals described in this proxy statement/prospectus by following the instructions on the proxy card. If you hold your shares of Acucela US common stock in the name of a bank, broker or other nominee, you should follow the instructions provided by your bank, broker or nominee when voting your shares. To be effective, a proxy card or voting instructions must be received by Acucela US prior to the beginning of voting at the annual meeting of shareholders.

Revocation. In addition to revocation in any other manner permitted by law, you can revoke your proxy in one of the following ways:

•	filing a written revocation with the Secretary prior to the voting of such proxy;

•	giving a duly executed proxy bearing a later date; or

•	attending the annual meeting and voting in person.

Your attendance at the annual meeting will not itself revoke your proxy.

Absence of Instructions. Shares represented by a proxy that has not been revoked will be voted at the annual meeting in accordance with the directions given. If you are a holder of record of shares of Acucela US common stock and sign and return your proxy card without indicating how to vote on any particular proposal, the shares of Acucela US common stock represented by your proxy will be voted in favor of each of the Proposals.

Risk Factors (see page 23)

In evaluating the Redomicile Transaction, you should carefully read this proxy statement/prospectus and especially consider the factors discussed in “Risk Factors,” as updated by Acucela US’s subsequent Quarterly Reports or any other SEC filings, each of which is filed with the SEC and incorporated by reference into this proxy statement/prospectus. For further information, see “Where You Can Find More Information.”

SUMMARY HISTORICAL FINANCIAL DATA

The following tables present a summary of Acucela US’s selected historical financial data derived from audited financial statements. The financial data for the years ended December 31, 2015, 2014 and 2013 and as of December 31, 2015 and 2014 are derived from Acucela US’s audited consolidated financial statements and related notes included in Acucela US’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, which is incorporated by reference in this proxy statement/prospectus. The financial data for the years ended December 31, 2012 and 2011 and as of December 31, 2013, 2012 and 2011 are derived from Acucela US’s audited consolidated financial statements and related notes, which are not incorporated by reference in this proxy statement/prospectus.

The financial data for the six months ended June 30, 2016 and 2015 and as of June 30, 2016 are derived from Acucela US’s unaudited consolidated financial statements contained in Acucela US’s Quarterly Report on Form 10-Q for the six months ended June 30, 2016, which is incorporated by reference in this proxy statement/prospectus. The unaudited financial data presented has been prepared on a basis consistent with Acucela US’s audited consolidated financial statements. These financial statements are unaudited, but, in the opinion of Acucela US’s management, contain all adjustments necessary to present fairly Acucela US’s consolidated financial position, results of operations and cash flows for the periods indicated.

You should read the summary historical financial data presented below together with Acucela US’s audited consolidated financial statements for the year ended December 31, 2015, its unaudited consolidated financial statements for the six months ended June 30, 2016 that are incorporated by reference into this proxy statement/prospectus, and the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Acucela US’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2016, each of which is incorporated herein by reference. See “Where You Can Find More Information” for a more detailed description of the information incorporated by reference into this proxy statement/prospectus and how you may obtain it.

We have included no data for Kubota Holdings or US Merger Co because those entities have only nominal assets and have not engaged in any material business or other activities other than in connection with their formation and the Redomicile Transaction.

	Year Ended December 31,					Six months ended June 30,
	2015	2014	2013	2012	2011	2016	2015
	(in thousands, except per share data)					(unaudited)
Revenue from collaborations	$24,067	$35,396	$52,947	$46,424	$34,226	$6,630	$14,396
Expenses:
Research and development	22,636	25,582	36,405	31,604	24,183	13,321	11,509
General and administrative	27,987	10,002	9,548	7,787	6,174	14,356	17,050

Total expenses	50,623	35,584	45,953	39,391	30,357	27,677	28,559

Income (loss) from operations	(26,556)	(188)	6,994	7,033	3,869	(21,047)	(14,163)
Other income (expense), net:
Interest income	1,117	519	122	27	21	707	502
Interest expense	—	(15)	(116)	(138)	(143)	—	—
Other income (expense), net	(20)	37	182	(97)	39	15	(19)

Income before income tax	(25,459)	353	7,182	6,825	3,786	(20,325)	(13,680)
Income tax benefit (expense)	(50)	(2,359)	(2,883)	(2,647)	2,480	(17)	2

Net income (loss)	(25,509)	(2,006)	4,299	4,178	6,266	(20,342)	(13,678)
Net income attributable to participating securities	—	—	3,138	3,056	4,584	—	—

Net income (loss) attributable to common shareholders	$(25,509)	$(2,006)	$1,161	$1,122	$1,682	$(20,342)	$(13,678)

Net income (loss) per share attributable to common shareholders, basic	$(0.71)	$(0.06)	$0.10	$0.09	$0.14	$(0.55)	$(0.38)

Weighted average shares used to compute net income (loss) per share attributable to common shareholders, basic	35,972	32,869	11,964	11,901	11,897	37,135	36,026
Net income (loss) attributable to common shareholders per share, diluted	$(0.71)	$(0.06)	$0.09	$0.09	$0.14	$(0.55)	$(0.38)

Weighted average shares used to compute net income (loss) per share attributable to common shareholders, diluted	35,972	32,869	12,355	12,158	12,045	37,135	36,026

	As of December 31,					As of June 30,
Balance Sheet Data:	2015	2014	2013	2012	2011	2016
	(in thousands)					(unaudited)
Cash, cash equivalents and investments	$166,525	$187,819	$32,419	$23,566	$19,117	$154,607
Working capital	111,789	99,158	19,412	25,990	15,477	121,627
Total assets	175,950	196,966	54,048	47,024	41,495	162,013
Contingently convertible debt, related party (including current portion)	—	—	12,000	12,000	12,000	—
Convertible preferred stock	—	—	28,209	28,209	28,209	—
Accumulated deficit	(30,975)	(5,466)	(3,460)	(7,759)	(11,937)	(51,317)
Total shareholders’ equity	166,434	184,363	31,124	25,607	20,840	154,919

RISK FACTORS

Before you decide how to vote on the Proposals, you should carefully consider the following risk factors, in addition to the other information included or incorporated by reference in this proxy statement/prospectus. In addition, you should read and consider the risks associated with Acucela US’s business included in this proxy statement/prospectus because those risks will also affect the Kubota group of companies after the Redomicile Transaction. You should also read and consider the other information in this proxy statement/prospectus and the other documents incorporated by reference in this proxy statement/prospectus. See “Where You Can Find More Information” beginning on page 123.

Risks Related to the Redomicile Transaction

The anticipated benefits of the Redomicile Transaction may not be realized.

We may not realize the benefits we anticipate from the Redomicile Transaction, particularly as the realization of those benefits are in many important respects subject to factors that we do not control. These factors would include such things as the reactions of third parties with whom we enter into contracts and do business and the reactions of investors and analysts, the positions taken by Japanese and U.S. taxing authorities with respect to the Redomicile Transaction and the taxation of Kubota Holdings following the Redomicile Transaction, and other factors discussed in these risk factors. For example, the increased availability, quantity and prominence of information about our company for Japanese investors and the increased number of Tokyo Stock Exchange-focused institutional investors that will be able to invest in us following the Redomicile Transaction may not lead to increased demand for our listed securities. Even if there is increased demand for our listed securities following the Redomicile Transaction, we cannot assure investors that equity research analysts will initiate or maintain research coverage of Kubota Holdings. The failure to realize any of these anticipated benefits could have an adverse impact on the price of Kubota Holdings’ common stock.

Successful completion of the Redomicile Transaction may also fail to provide us with additional business opportunities in Japan, including initiation of new collaborations with Japanese pharmaceutical companies. Any such business opportunities will be significantly influenced by factors that will not be directly impacted by the Redomicile Transaction, including our technology, product candidates and the interests of Japanese pharmaceutical companies in pursuing collaborations with Kubota Holdings.

If any of these benefits or other anticipated business opportunities are not realized, our business, results of operation or financial condition could be adversely impacted.

Your rights as a shareholder will change as a result of the Redomicile Transaction.

The consummation of the Redomicile Transaction will change the governing law that applies to our shareholders from Washington law (which applies to the shares of Acucela US common stock) to Japanese law (which applies to shares of Kubota Holdings’ common stock). If the Redomicile Transaction is consummated, your rights as a shareholder under Japanese corporate law will differ from your current rights as a shareholder under Washington corporate law. In addition, the Japan Articles and the share handling regulations, regulations of the board of directors and regulations of the audit committee, compensation committee and nominating committee of Kubota Holdings, or the Japan Governance Documents, will differ from the US Articles, US Bylaws and other internal governance policies of Acucela US. See “Comparison of Rights of Shareholders.”

The National Tax Agency may disagree with our conclusions on tax treatment of the Redomicile Transaction and the National Tax Agency has not provided (and we have not requested) a ruling on the Japanese tax aspects of the Redomicile Transaction.

We expect that the Redomicile Transaction will not result in any material Japanese tax liability to Japanese Holders, as the Redomicile Transaction should be treated as a qualified merger for Japanese tax purposes.

However, if the National Tax Agency, or NTA, disagrees with this view, it may take the position that material Japanese income or corporation tax liabilities or amounts on account thereof are payable by Japanese Holders as a result of the Redomicile Transaction. The NTA has not provided (and we have not requested) a ruling on the Japanese tax aspects of the Redomicile Transaction. There can be no assurance that the NTA will agree with our interpretation of the tax aspects of the Redomicile Transaction or any related matters associated therewith. For additional information regarding the Japanese tax aspects of the Redomicile Transaction, please refer to the section of this proxy statement/prospectus titled “Material Tax Considerations—Material Japanese Tax Consequences.”

We will be subject to United States and Japanese corporation taxes after the Redomicile Transaction.

Following the Redomicile Transaction, Kubota Holdings will generally be resident and subject to tax in both the United States and Japan. While we believe our dual status for tax purposes will not result in material amounts of additional corporation tax, tax authorities may challenge our application and/or interpretation of relevant tax laws, regulations or treaties, valuations and methodologies or other supporting documentation, and, if they are successful in doing so, we may experience adverse tax consequences. Even if we are successful in maintaining our tax positions, we may incur significant expense in contesting these positions or other claims made by tax authorities. In addition, the holding company structure of Kubota Holdings will introduce other operational issues, including a limited ability to transfer cash from Acucela US to Kubota Holdings without incurring a tax imposed by Japanese authorities of up to approximately 30% of the value of the funds transferred in certain cases. While Kubota Holdings does not anticipate any such cash transfers will be needed following completion of the Redomicile Transaction, circumstances may change and any future transfers that are required could adversely impact Kubota Holdings’ business if an alternative tax-efficient structure is unavailable.

Kubota Holdings’ dual tax status following the Redomicile Transaction may adversely affect a future liquidity event.

In the event of an acquisition of Kubota Holdings following the Redomicile Transaction, an acquirer would inherit Kubota Holdings’ dual tax status, which may decrease the likelihood that Kubota Holdings is acquired or may adversely affect the valuation of Kubota Holdings in the event of such an acquisition.

In the event of a sale of Acucela US by Kubota Holdings following the Redomicile Transaction, the acquirer would not inherit Kubota Holdings’ dual tax status. However, in that case, Kubota Holdings would potentially be subject to both United States and Japanese corporation tax on any gain from the sale of Acucela US, and the holders of Kubota Holdings common stock would additionally be subject to tax on the distribution of proceeds from such a sale. Consequently, Kubota Holdings does not anticipate consummating any such sale of Acucela US, although it is impossible to predict the precise form of a future liquidity event.

We may be adversely affected by future changes in tax laws.

Changes in tax laws or increased rates of tax could have the effect of negatively impacting our anticipated effective tax rates. Our effective tax rates are also subject to a variety of other factors, many of which are beyond our ability to control, such as changes in the rates of economic growth in the United States and Japan, the financial performance of our business in various jurisdictions, currency exchange rate fluctuations (especially as between Japanese yen and U.S. dollars), and significant changes in trade, monetary or fiscal policies of the United States and Japan, including changes in interest rates, withholding taxes and tax rates generally. The impact of these factors, individually and in the aggregate, is difficult to predict, in part because the occurrence of the events or circumstances described in such factors may be interrelated, and the impact to us of the occurrence of any one of these events or circumstances could be compounded or, alternatively, reduced or offset, by the occurrence of one or more of the other events or circumstances described in such factors.

Holders of Kubota Holdings common stock may be subject to double tax on dividends.

The gross amount of dividends paid to U.S. Holders from Kubota Holdings on Kubota Holdings common stock generally will be included in gross income as dividend income for U.S. federal income tax purposes. Such dividends generally also will be subject to Japanese withholding tax. However, such dividends will not constitute foreign source income for U.S. foreign tax credit limitation purposes because Kubota Holdings, even though organized as a Japanese joint stock corporation, will be treated as a U.S. corporation for U.S. federal income tax purposes. Therefore, U.S. Holders may not be able to claim a U.S. foreign tax credit for Japanese withholding tax on any dividends received from Kubota Holdings unless such U.S. Holders have sufficient other foreign source income.

Also, the gross amount of dividends paid to Japanese Holders from Kubota Holdings on Kubota Holdings common stock will generally be treated as taxable income for Japanese tax purposes, subject to certain exceptions for corporate shareholders. Such dividends generally also will be subject to U.S. withholding tax. However, the U.S. withholding tax may not be a creditable tax to offset against Japanese taxes because under the Japanese foreign tax credit system, only foreign taxes allowed to be levied by a contracting state under a tax treaty are creditable in principle. In addition, even if the U.S. withholding tax is considered a creditable tax, dividends paid by Kubota Holdings may not constitute foreign source income for Japanese tax credit purposes because Kubota Holdings is a Japanese corporation, so the U.S. withholding tax may not generally be creditable. Therefore, Japanese Holders may not be able to claim a Japanese foreign tax credit for any U.S. withholding tax. The Japanese withholding tax should be creditable against a Japanese Holder’s Japanese income tax in principle or be refundable to a Japanese Holder in appropriate cases.

Holders of Kubota Holdings common stock who are not U.S. Holders or Japanese Holders will generally be subject to both U.S. and Japanese withholding tax.

Kubota Holdings does not currently anticipate paying dividends on its common stock or buying back its common stock for the foreseeable future. If it decides to do so, Kubota Holdings may attempt to take measures in advance so as to avoid double tax on dividends. However, there can be no assurance that such measures could eliminate such double tax with respect to any particular holder of shares of Kubota Holdings common stock. For additional information regarding the tax aspects of the Redomicile Transaction, please refer to the section of this proxy statement/prospectus titled “Material Tax Considerations.”

We may choose to defer or abandon the Redomicile Transaction.

We may decide to terminate the Merger Agreement and defer or abandon the Redomicile Transaction at any time prior to the effective time of the Redomicile Transaction. In addition, after the Merger Agreement is adopted by shareholders, we will not effect the Redomicile Transaction if one or more of the conditions to closing fail to be satisfied and the Acucela US board of directors determines not to waive the condition or conditions. In particular, the completion of the Redomicile Transaction is conditional upon shares of common stock to be distributed to the Acucela US shareholders pursuant to the Redomicile Transaction being approved for listing on the TSE. TSE’s approval of the listing of Kubota Holdings common stock may be delayed or denied due to the novel nature of the Redomicile Transaction. Accordingly, although we currently anticipate that the Redomicile Transaction will become effective on December 1, 2016, there can be no assurance that we can complete the Redomicile Transaction in that time frame or at all.

We expect to incur transaction costs in connection with the completion of the Redomicile Transaction, some of which will be incurred whether or not the Redomicile Transaction is completed.

We have incurred approximately $2.1 million in transaction costs and expect to incur additional transaction costs in connection with the Redomicile Transaction. The substantial majority of these costs have been or will be incurred regardless of whether the Redomicile Transaction is completed and prior to your vote on the Proposals.

The renaming and rebranding of our business may not be successful and our operating results and business prospects may suffer if we are unable to successfully transition our brand.

In connection with the Redomicile Transaction, Acucela Japan KK will become Kubota Pharmaceutical Holdings Co., Ltd. Renaming our business has resulted in and will continue to result in additional expenditures including, but not limited to, updating our logos and graphics, reprinting all of our signage and increased marketing costs to inform our collaborators, suppliers, service providers and other third parties of our new branding. In addition, challenges to our new brand could also result in incremental operating expenses. If these incremental expenses exceed customary and expected costs, there could be a material adverse impact on our business. In addition, following the renaming and rebranding, we may experience loss of goodwill and some of our existing and potential collaborators, suppliers, service providers and other third parties may not recognize our new corporate names. The renaming and rebranding also may negatively impact our ability to recruit qualified personnel due to lack of name recognition. We may need to expend significant resources to develop our new brand names in the marketplace, and if we fail to build strong new brand recognition, our business relationships, recruiting efforts and business prospects may suffer.

Negative publicity resulting from the Redomicile Transaction could adversely affect our business and the price of Kubota Holdings and Acucela US common stock.

Foreign reincorporations that have been undertaken by other companies have generated significant press coverage, much of which has been negative. Negative publicity generated by the proposed Redomicile Transaction could cause our employees, particularly those in the United States, to perceive uncertainty regarding future opportunities available to them. In addition, negative publicity could cause some of our vendors, collaborators and other third parties to be more reluctant to do business with us. Either of these events could have a significant adverse impact on our business. Negative publicity could also cause some Acucela US or Kubota Holdings shareholders, before or after the Redomicile Transaction, to sell their shares or decrease the demand for new investors to purchase Acucela US or Kubota Holdings shares, which could have an adverse impact on the price of Acucela US or Kubota Holdings.

If dissenters’ rights apply to the Redomicile Transaction, Acucela US may incur costs to comply with shareholder dissenters’ rights under Washington law, such as paying dissenting shareholders the fair market value of the shares at the time of the Redomicile Transaction.

Shareholders of Acucela US may or may not be entitled to dissenters’ rights in connection with the Redomicile Transaction. Under the Washington Business Corporation Act, or the WBCA, a shareholder is entitled to dissent and, upon perfection of his or her appraisal right, to obtain fair value of his or her shares in the event of certain corporate actions, including mergers, consolidations, share exchanges, sales of substantially all assets of the corporation and amendments to the corporation’s articles of incorporation that materially and adversely affect shareholder rights. In China Prods. N. Am. v. Manewal, 69 Wn. App. 767, 850 P.2d 565 (Wash. App. 1983), a case involving a merger to reincorporate a Washington corporation in Delaware, the Washington Court of Appeals held that a merger for the sole purpose of reincorporation does not trigger dissenters’ rights under Washington law. However this holding is not statutory law and may not apply to this transaction.

If dissenters’ rights do apply to this transaction, Acucela US may incur costs to comply with shareholder dissenters’ rights under the WBCA, such as paying dissenting shareholders the fair market value of the shares at the time of the Redomicile Transaction, plus any accrued interest.

Risks Related to Ownership of Kubota Holdings Common Stock

Because of daily price range limitations under Japanese stock exchange rules, you may not be able to sell shares of Kubota Holdings common stock at a particular price on any particular trading day, or at all.

Stock prices on the TSE, the main venue for trading of shares of Kubota Holdings’ common stock, are determined on a real-time basis by the balance between bids and offers. The TSE is an order-driven market without specialists or market makers to guide price formation. To prevent excessive volatility, the exchange sets daily upward and downward price range limitations for each listed stock, based on the previous day’s closing price. Although transactions may continue at the upward or downward limit price if the limit price is reached on a particular trading day, no transactions may take place outside these limits. Consequently, an investor wishing to sell at a price above or below the relevant daily limit on the TSE may not be able to effect a sale at such price on a particular trading day, or at all.

Investors holding less than a full unit of shares of Kubota Holdings’ common stock will have limited rights as shareholders.

Pursuant to the Japanese Companies Act and certain related legislation, Kubota Holdings’ articles of incorporation provide that 100 shares of common stock constitute one unit of shares. Under the Japanese Companies Act, holders of shares constituting less than a full unit do not enjoy the right to vote. In addition, shares constituting less than a full unit are not tradable on Japanese stock exchanges on which they are listed. See “Description of Kubota Holdings’ Share Capital—Unit Share System.” Under the unit share system, any holder of shares constituting less than a full unit has the right to request that Kubota Holdings purchase such shares.

Kubota Holdings’ stock price may fluctuate significantly and investors may not be able to sell their shares at a price that they consider reasonable.

The trading price of Kubota Holdings common stock may be highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control. These factors include:

•	actual or anticipated quarterly variation in our results of operations or the results of our competitors;

•	announcements by us or our competitors of new products, significant contracts, commercial relationships or capital commitments;

•	announcements by us or our competitors of clinical trial results;

•	failure to obtain or delays in obtaining product approvals or clearances from the FDA or other regulators;

•	developments or disputes concerning our intellectual property or other proprietary rights;

•	issuance of new or changed securities analysts’ reports or recommendations for our stock;

•	commencement of, or our involvement in, litigation;

•	market conditions for life science companies;

•	any future sales or issuances of our common stock or other securities;

•	any key changes to the composition of the board of directors or key personnel;

•	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

•	general economic conditions and slow or negative growth of our markets; and

•	the other factors described in this section of the proxy statement/prospectus titled “Risk Factors.”

The stock market in general, and market prices for the securities of biotechnology companies like ours in particular, have from time to time experienced volatility that often has been unrelated to the operating performance of the underlying companies. These broad market and industry fluctuations may adversely affect the market price of our common stock, regardless of our operating performance.

An active trading market for Kubota Holdings common stock may not develop.

Prior to the Redomicile Transaction, there has been no public market for Kubota Holdings common stock. Although the common stock of Acucela US is currently traded on the Tokyo Stock Exchange, and Kubota Holdings expects that its common stock will be approved for listing on the Mothers market of the Tokyo Stock Exchange, an active trading market for Kubota Holdings’ common stock may never develop or be sustained following the Redomicile Transaction. The lack of an active market may impair investors’ ability to sell their shares at the time they wish to sell them or at a price that they consider reasonable, may reduce the fair market value of their shares and may impair our ability to raise capital.

Following the delisting of the shares of Acucela US common stock from the TSE and until the shares of Kubota Holdings common stock begin to trade on the TSE, shareholders of Acucela US and, following the effective time of the Redomicile Transaction, the shareholders of Kubota Holdings will be unable to trade their shares.

Prior to the effective time of the Redomicile Transaction, it is anticipated that the shares of Acucela US common stock will be delisted from the TSE on or about November 28, 2016 (Japan Time). Upon the completion of the Redomicile Transaction, there may be a delay of several days or more before shares of Kubota Holdings common stock will begin to trade the TSE. At the effective time of the Redomicile Transaction, each outstanding share of Acucela US common stock will be cancelled and converted into the right to receive one share of Kubota Holdings common stock. The anticipated delisting date, the effective date of the Redomicile Transaction and the date that trading will commence for Kubota Holdings common stock may be changed depending on many factors, including, among other items, the status of the TSE’s review and approval of Kubota Holdings’ listing application and related matters, the settlement process by the Japan Securities Depository Center and the preparation for practical matters necessary to be addressed prior to the distribution of shares of Kubota Holdings.

The Redomicile Transaction could discourage a takeover attempt, which may reduce or eliminate the likelihood of a change of control transaction and, therefore, the ability of Kubota Holdings’ shareholders to sell their shares for a premium.

Attempts at hostile takeovers have been rarely undertaken in Japan for a variety of reasons. While Japanese law does not have anti-takeover statutes as adopted by many states in the United States, including Washington, and the Japan Articles do not include any specific protections against a hostile takeover, such as a shareholder rights plan, certain factors, such as negative social perception and the nature of shareholder bases for Japanese corporations, may make it difficult to complete a hostile takeover, which may reduce or eliminate the likelihood of a change of control transaction and the ability of Kubota Holdings’ shareholders to sell their shares for a potential premium.

Any future issuance of equity or debt securities by Kubota Holdings may adversely affect the rights or value of Kubota Holdings’ previously issued common stock.

If Kubota Holdings raises additional capital through the issuance of equity or securities convertible into equity, further dilution to Kubota Holdings’ then existing shareholders will result and new investors could have rights superior to the rights of holders of the shares of common stock issued in this offering. If Kubota Holdings raises additional funds through the issuance of debt securities, these securities could have rights that are senior to holders of Kubota Holdings common stock and could contain covenants that restrict operations. In addition, the terms of future financings may restrict Kubota Holdings’ ability to raise additional capital, which could delay or prevent the further development or commercialization of product candidates.

A limited number of shareholders will have the ability to influence the outcome of director elections and other matters requiring shareholder approval.

Assuming that the share ownership in Acucela US as of August 10, 2016 would remain unchanged, after the completion of the Redomicile Transaction, Dr. Kubota as an individual, and Kubota Holdings’ directors and executive officers and their affiliates, as a group, will beneficially own approximately 28.0% and 28.9%, respectively, of our common stock outstanding, respectively. Dr. Kubota acting alone or with these other shareholders, could exert substantial influence over matters requiring approval by Kubota Holdings’ shareholders, including electing directors and approving mergers, acquisitions or other business combination transactions. This concentration of ownership may discourage, delay or prevent a change of control of the company, which could deprive Kubota Holdings’ shareholders of an opportunity to receive a premium for their stock as part of a sale of the company and might reduce Kubota Holdings’ stock price. These actions may be taken even if they are opposed by our other shareholders, including those who will receive shares of Kubota Holdings common stock as part of the Redomicile Transaction.

In addition, entities affiliated with SBI Holdings, Inc., collectively the SBI group, own approximately 37.8% of Acucela US’s common stock, based on a Schedule 13D/A filed by SBI Holdings on June 30, 2016. Assuming that SBI Group’s share ownership in Acucela US as of June 30, 2016 remains unchanged, after the completion of the Redomicile Transaction, SBI Group will be able to exert substantial influence over matters requiring approval by Kubota Holdings’ shareholders. For example, under the Japanese Companies Act, certain material matters require approval of at least two thirds of the shares present or represented by proxy at a duly convened meeting of shareholders at which at least one third of the total number of shares entitled to vote are present or represented by a proxy. These material matters generally include, but are not limited to, the following:

•	amendments to Kubota Holdings’ articles of incorporation;

•	a merger, company split, share exchange (kabushiki-kokan), or share transfer (kabushiki-iten);

•	a transfer of Kubota Holdings’ entire business or a substantial part of the business;

•	dissolution;

•	reduction in the amount of stated capital;

•	a consolidation of shares;

•	share acquisitions from specific shareholders other than subsidiaries of Kubota Holdings;

•	issuance of shares for a significantly preferable price; and

•	issuance of stock acquisition rights for a significantly preferable price or on significantly preferable terms and conditions.

If SBI Group is present or represented by proxy at a meeting where any of the foregoing matters or any other matters requiring such two-thirds voting requirement are addressed, SBI Group could block the approval of such action. For matters requiring approval of at least a majority of the shares present or represented by proxy at a duly convened meeting of shareholders, SBI Group may be able to prevent attainment of the requisite approvals depending on the level of shareholder participation in such a meeting. As a result of SBI Holdings’ ownership stake, future proposed actions requiring approval of Kubota Holdings’ shareholders may be blocked, which could have a material and adverse effect on Kubota Holdings’ stock price.

Neither Acucela US nor Kubota Holdings expects to pay dividends in the foreseeable future. As a result, you must rely on stock appreciation for any return on your investment.

Neither Acucela US nor Kubota Holdings anticipates paying cash dividends on its common stock in the foreseeable future. Any payment of cash dividends will also depend on financial condition, results of operations, capital requirements and other factors and will be at the discretion of the board of directors of Acucela US or Kubota Holdings. Accordingly, you will have to rely on capital appreciation, if any, to earn a return on your investment in Acucela US or Kubota Holdings common stock. Furthermore, Acucela US or Kubota Holdings may in the future become subject to contractual restrictions on, or prohibitions against, the payment of dividends.

Risks Related to Acucela US’s Business and Industry

We do not have any products that are approved for commercial sale.

We are a clinical stage ophthalmology company with no products approved for commercial sale. All of the products we are developing or may develop in the future require additional research or development. None of our product candidates have received regulatory approval for marketing in the United States or any other country and failure to receive such approvals on one or more of our product candidates could materially harm our business. To date, we have not generated any product revenue and have funded our operations through proceeds from our IPO, private sales of our equity and debt securities and from our collaboration agreements with Otsuka, primarily the Emixustat Agreement. In June 2016, our collaboration agreements with Otsuka, including the Emixustat Agreement, were terminated, and going forward, we expect to fund all research and development activities from our available capital. We will not receive revenues from sales of any drug candidate unless we succeed, either independently or with third parties, in developing and obtaining regulatory approval and marketing drugs with commercial potential. We may never succeed in these activities, and may not generate sufficient revenues to continue our business operations.

We cannot be certain that our product candidates or devices will achieve success in clinical trials, secure regulatory approval, or be successfully commercialized.

We have invested a significant portion of our time and financial resources in the development of Emixustat, the lead investigational drug candidate emerging from our internally-developed VCM compounds. VCM is an emerging technology and its long-term safety and efficacy is unknown, and thus, there can be no assurance that our drug candidate will achieve regulatory approval. In May 2016, we announced the top-line results of our completed Phase 2b/3 study of Emixustat in patients with GA secondary to dry AMD. The study did not meet its primary endpoint, and in June 2016, Otsuka terminated the Emixustat Agreement pertaining to our prior collaboration. We intend to continue development of Emixustat for the treatment of retinal disorders other than GA secondary to dry AMD. There can be no assurance that our development efforts will be successful. Clinical development is a long, expensive and uncertain process and subject to delays or additional requirements. We may also encounter delays or rejections based on our inability to enroll enough subjects to complete our clinical trials in a timely manner. It may take several years and require the expenditure of substantial resources to complete the testing of product candidates or devices, and failure can occur at any stage of testing. For example:

•	interim results of clinical or non-clinical studies may not necessarily predict their final results, and acceptable results in early studies might not be seen in later studies, in large part because earlier phases of studies are often conducted in smaller groups of subjects than later studies, and without the same trial design features, such as randomized controls and long-term patient follow-up and analysis;

•	product candidates that appear promising at early stages of development may ultimately fail for a number of reasons, including the possibility that the product candidates may be ineffective, less effective than approved products or investigational product candidates of our competitors or cause harmful side effects;

•	any clinical or non-clinical test may fail to produce results satisfactory to the FDA or foreign regulatory authorities;

•	clinical and non-clinical data can be interpreted in different ways, which could delay, limit or prevent regulatory approval;

•	preclinical data from early stage product candidates, including our lanosterol and optogenetic programs, may be insufficient to initiate a clinical study as a result of insufficient chemical stability, safety concerns or other factors;

•	negative or inconclusive results from a non-clinical study or clinical trial or adverse events during a clinical trial could cause a non-clinical study or clinical trial to be repeated or a program to be terminated, even if other studies or trials relating to the program are successful;

•	the FDA or a foreign regulatory agency can place a clinical hold on a trial if, among other reasons, it finds that subjects enrolled in the trial are or would be exposed to an unreasonable and significant risk of illness or injury;

•	we may encounter delays or rejections based on changes in regulatory agency policies during the period in which we develop a drug or the period required for review of any application for regulatory agency approval; and

•	clinical trials may not demonstrate the safety and efficacy of any product candidate or result in an approved and marketable product.

Even if clinical trials and testing are successful in the future, we believe the process of completing clinical trials and submitting a marketing application to regulatory agencies for approval will take several years and require the expenditure of substantial resources. If we are required to conduct additional clinical trials or other studies, if we are unable to successfully complete our clinical trials or other studies, or if the results of these trials or studies are not positive or are only modestly positive, we may be delayed or unsuccessful in obtaining marketing approval. Additionally, we may not be able to obtain marketing approval or we may obtain approval for indications that are not as broad as intended. Our product development costs will also increase if we experience delays in testing or approvals. Significant clinical trial delays could allow our competitors to bring products to market before we do and impair our ability to commercialize products.

If we are unable to successfully develop, obtain regulatory approval, sell and distribute or recognize revenues from our product candidates, the results of our business operations will be adversely affected.

Revenues from research and development activities in collaboration with Otsuka and Otsuka’s funding of our portion of development costs under the Emixustat Agreement represented all of our revenues during the six months ended June 30, 2016, and the loss of these revenues will adversely affect our business.

Revenues from research and development activities under our collaboration agreements with Otsuka were our only source of revenues in 2015 and for the six months ended June 30, 2016. In particular, revenues from Otsuka for research and development activities under the Emixustat Agreement accounted for 100% of our total revenues in 2015. In June 2016, Otsuka terminated our existing collaboration agreements, including the Emixustat Agreement, due to Emixustat’s failure to meet its primary endpoints in the recently concluded Phase 2b/3 clinical trial in GA secondary to AMD. After the expiration of a six month wind-down period under the Emixustat Agreement, we expect that our revenues will significantly decrease. The loss of revenue derived from research and development activities on behalf of Otsuka and Otsuka’s funding of our portion of development costs under the Emixustat Agreement will have an adverse impact on our business. In addition, Otsuka’s termination of its relationship with us could harm our reputation.

We may face competition from alternative product offerings with superior risk / benefit profile.

Ophthalmology is a fast growing market with many established and emerging companies heavily investing in research, development and commercialization of novel products. Those products may offer a superior risk / benefit profile, including but not limited to, a superior economic value to payers, such that their products will be preferred therapies over Acucela’s future product offerings. This may negatively impact our future revenue from such product sales or impact our ability to commercialize the product in a specific market or geography.

We incurred losses in both the last fiscal year and the six months ended June 30, 2016, and will continue to incur losses in the future.

We incurred a net loss of $20.3 million during the six months ended June 30, 2016, and as of June 30, 2016, we had an accumulated deficit of $51.3 million, which includes a net loss of approximately $25.5 million for the fiscal year ended December 31, 2015. We expect to incur net losses for the next several years as we continue to develop our product candidates and over the long-term if we expand our research and development programs and acquire or in-license additional products, technologies or businesses that are complementary to our own. As a result of these losses, we may exhaust our financial resources and be unable to complete the development of our product candidates. Since 2008, revenues from research and development activities under our collaboration agreements with Otsuka have been our only source of revenues. In the second half of 2011, Otsuka began funding our portion of the development costs under the Emixustat Agreement and we record these advances as revenues in our financial statements. We are contingently obligated to repay these advances, plus interest, with a portion of any revenues we generate, if any, from the potential commercialization of products under the Emixustat Agreement in future periods. If revenue does not increase, our operating results will be negatively affected. If we fail to raise capital as needed, we may need to curtail operations or cease operations in the future. There can be no assurances that there will be adequate financing available to us in the future on acceptable terms, or at all.

We have never generated any revenue from product sales and our ability to generate revenue from product sales and become profitable depends significantly on our success in executing on a number of factors.

We have no products approved for commercial sale, have not generated any revenue from product sales, and do not anticipate generating any revenue from product sales until sometime after we have received regulatory approval for the commercial sale of a product candidate. Our ability to generate revenue and achieve profitability depends significantly on our success in executing on many factors, including:

•	completing research regarding, and nonclinical and clinical development of, our product candidates;

•	obtaining regulatory approvals and marketing authorizations for product candidates for which we complete clinical studies;

•	our third party manufacturers developing a sustainable and scalable manufacturing process for our product candidates,

•	launching and commercializing product candidates for which we obtain regulatory approvals and marketing authorizations, either directly or with a collaborator or distributor;

•	obtaining market acceptance of our product candidates as viable treatment options;

•	addressing any competing technological and market developments;

•	identifying, assessing, acquiring and/or developing new product candidates;

•	negotiating favorable terms in any collaboration, licensing, or other arrangements into which we may enter; and

•	maintaining, protecting, and expanding our portfolio of intellectual property rights, including patents, trade secrets, and know-how.

Even if one or more of the product candidates that we develop is approved for commercial sale, we anticipate incurring significant costs associated with commercializing any approved product candidate. Our expenses could increase beyond expectations and if we are not able to generate sufficient revenue from the sale of any approved products, we may never become profitable.

The pharmaceutical market is intensely competitive. Even if we are successful in obtaining approval of any of our drug candidates, we may be unable to compete effectively with existing drugs, new treatment methods and new technologies.

The pharmaceutical market is intensely competitive and rapidly changing. Many large pharmaceutical and biotechnology companies, academic institutions, governmental agencies and other public and private research organizations are pursuing the development of novel therapies for the same indications that we are targeting or expect to target.

If any of our product candidates are approved for commercialization, we anticipate the amount and degree of competition to vary depending on the particular approved indication. Currently there are no FDA approved treatments for any form of Stargardt Disease or RP, though there are various low vision aids to assist the daily living of patients with these diseases. Similarly, there are no FDA approved pharmaceutical treatments for the prevention, reversal or slowing progression of cataracts, though various competitive products are in development. Currently, there is no cure for Diabetic Retinopathy. However, as this disease progresses there are various therapies that retinal specialists employ to treat patients based on the character and stage of the disease. In the case of Diabetic Macular Edema, injectable anti-VEGF drugs such as Eyelea (Regeneron/Bayer) and Lucentis (Genentech/Novartis), and injectable or implantable corticosteroids are often used to treat this condition. In the case of Proliferative Diabetic Retinopathy laser photocoagulation and anti-VEGF drugs are used to treat patients with this advanced stage of the disease. There generally are no treatments available for the early stage of the disease known as Non-Proliferative Diabetic Retinopathy. The competitive landscape could impact our decisions on which indications to pursue and whether, if any of our product candidates are approved, our commercialization efforts are successful.

Many of our competitors have:

•	much greater financial, technical and human resources than we have at every stage of discovery, development, manufacture and commercialization of products;

•	more extensive experience in non-clinical testing, conducting clinical trials, obtaining regulatory approvals, manufacturing and marketing pharmaceutical products;

•	drug candidates that are based on previously tested or accepted technologies;

•	products that have been approved or investigational drug candidates that are in late stages of development; and

•	collaboration arrangements in our target markets with leading companies and research institutions.

Our competitors may succeed in obtaining patent protection, receiving regulatory approval for commercializing drugs or devices for the same indications before we do. Any competing drugs or devices may be more effective or marketed and sold more effectively than any products we develop. Moreover, physicians frequently prescribe therapies for uses that are not described in the product’s labeling and that differ from those tested in clinical studies and approved by the FDA or similar regulatory authorities in other countries. These unapproved, or “off-label,” uses are common across medical specialties and may represent a potential source of competition to any of our drug candidates. Competitive therapies, including surgical procedures and medical devices, may make any drug candidates we develop obsolete or noncompetitive before we can recover the expenses of developing and commercializing them.

Market acceptance of any potential product we develop in the future may be limited.

The commercial success of the products for which we may obtain marketing approval from the FDA or other regulatory authorities will depend upon the acceptance of these products by the medical community and third-party payors as clinically useful, cost-effective and safe. Even if a potential product displays a favorable efficacy and safety profile in clinical trials, market acceptance of the product will not be known until after it is commercially launched. We expect that many of the potential products we develop will be based upon mechanisms new to the market. For example, Emixustat is a small-molecule compound within the phenylalkylamine chemical family. To date, no such small-molecule compound has been approved as a pharmaceutical by the FDA. As a result, it may be more difficult for us to achieve market acceptance of our potential products, particularly the first products that we may introduce to the market. Our efforts to educate the medical community about these potentially novel approaches may require greater resources than would be typically required for products based on previously tested or accepted technologies.

Our operating results may fluctuate in the future, which could cause our stock price to decline.

Our quarterly and annual results of operations may fluctuate in the future due to a variety of factors, many of which are outside of our control. The revenues we generate, if any, and our operating results will be affected by numerous factors, including, but not limited to:

•	the development status of our drug candidates and, particularly, the timing of any milestone payments to be paid or received by us under our collaboration agreements;

•	the incurrence of clinical expenses that could fluctuate significantly from period to period;

•	the unpredictable effects of collaborations during these periods;

•	the timing of our satisfaction of applicable regulatory requirements;

•	the rate of expansion of our clinical development and other internal development efforts;

•	the effect of competing technologies and products and market developments; and

•	general and industry-specific economic conditions.

If our operating results fall below the expectations of investors or securities analysts, the price of our common stock could decline substantially. Furthermore, any fluctuations in our operating results and cash flows may, in turn, cause the price of our stock to fluctuate substantially. We believe that comparisons of our historical financial results are not necessarily meaningful and should not be relied upon as an indication of our future performance.

We have limited in-house sales and marketing capabilities and will need to invest significantly to develop these capabilities if our product candidates are successfully developed.

In order to exploit any potential future commercialization opportunities for our product candidates, we believe we will need to develop our own sales and marketing infrastructure to facilitate sales of our product candidates. We cannot assure you that we will be able to do this on a timely basis or at all. The failure to do so would harm our ability to generate product revenues. To the extent we cannot or choose not to use internal resources for the marketing, sales or distribution of any product candidates in the United States, or elsewhere, we intend to rely on collaboration partners or licensees. We may be unable to establish or maintain such relationships. To the extent that we depend on collaboration partners or other third parties for marketing, sales and distribution, any revenues we receive will depend upon their efforts. Such efforts may not be successful, and we will not be able to control the amount and timing of resources that our licensees or collaborators or other third parties devote to our products.

In addition, to the extent we utilize such relationships for marketing, sales or distribution of any approved products outside of the United States, we will be subject to additional risks related to entering into international business relationships, such as reduced protection for intellectual property rights; unexpected changes in tariffs, trade barriers and regulatory requirements; economic weakness, including inflation, or political instability in particular foreign economies and markets; foreign taxes, including withholding of payroll taxes; and foreign currency fluctuations, which could result in increased operating expenses and reduced revenues, and other obligations incident to doing business in another country.

We may not be successful in our efforts to expand our portfolio of product candidates.

We are seeking to further expand our portfolio of product candidates beyond Emixustat, lanosterol and our optogenetics program through internal development and by licensing or partnering with other pharmaceutical, biotechnology or device companies, or universities.

Our internal research programs involve unproven technologies. Research programs to identify new disease targets and product candidates require substantial technical, financial and human resources whether or not we ultimately identify any candidates. Our research programs may initially show promise in identifying potential compounds, yet fail to yield product candidates for clinical development for a number of reasons, including without limitation:

•	the research methodology used may not be successful in identifying potential product candidates;

•	potential product candidates may, on further study, be shown to have harmful side effects or other characteristics that indicate they are unlikely to be safe and effective products; or

•	we may fail to obtain intellectual property protection for our product candidates and technologies.

We may attempt to license or acquire product candidates and be unable to do so for a number of reasons. In particular, the licensing and acquisition of pharmaceutical products is a competitive area. A number of more established companies are also pursuing strategies to license or acquire products in the ophthalmic field. These companies include among others Novartis, Allergan, Valeant/Bausch and Lomb, and Santen. These established companies may have a competitive advantage over us due to their size, financial resources and greater clinical development and commercialization capabilities. Other factors that may prevent us from licensing or otherwise acquiring suitable product candidates include the following:

•	we may be unable to license or acquire the relevant intellectual property rights on terms that would allow us to make an appropriate return from the product;

•	companies that perceive us to be their competitors may be unwilling to assign or license their product rights to us; or

•	we may be unable to identify suitable products or investigational product candidates within our areas of expertise.

Even if we are successful in expanding our portfolio of product candidates, we may be unable to successfully develop such candidates or find a suitable collaborator. As part of our strategic plan, new product candidates must fulfill certain criteria, including that we must be able to establish a product candidate’s potential medical benefit and the likely positioning in the market with limited and defined resources in a proof of concept study. Even if we identify new product candidates that we believe satisfy our selection criteria, such product candidates may not achieve proof of concept in a cost-effective matter or at all. We also may fail in finding a suitable collaborator to advance development of product candidates that do achieve proof of concept. The occurrence of any of these risks could materially and adversely impact our business.

Relying on third-party manufacturers may result in delays in our clinical trials and product introductions.

We have limited experience in, and we do not own facilities for, manufacturing any product candidates, and we do not intend to develop facilities for the manufacture of product candidates for clinical trials or commercial purposes in the foreseeable future. While there are likely competitive sources available to manufacture our product candidates, entering into new arrangements may cause delays and additional expenditures, which we cannot estimate with certainty.

There are risks inherent in pharmaceutical manufacturing that could affect the ability of our third-party manufacturers to meet our requirements, which could result in unusable products and cause delays in our development process and our clinical trials. We need to contract with manufacturers who can comply with FDA-mandated current good manufacturing practices, or cGMPs, and comparable requirements of foreign regulatory bodies on an on-going basis. If we receive necessary regulatory approval for any product candidate, we also expect to rely on third parties, including our collaboration partners, to produce materials required for commercial production. Should we experience difficulties in obtaining and maintaining adequate manufacturing capacity, our ability to successfully develop and commercialize our products could be adversely impacted.

A failure of any of our third-party manufacturers to perform their obligations in a timely manner or establish and follow cGMPs with proper documentation may result in significant delays in clinical trials or in obtaining regulatory approval of product candidates or the ultimate launch of our products into the market. These failures could cause delays and other problems resulting in a material adverse effect on our business, financial condition and results of operations. If we are required to change manufacturers for any reason, we may incur significant costs and be required to devote significant time to verify that the new manufacturer maintains facilities and procedures that comply with quality standards and with all applicable regulations and guidelines.

We are dependent on our management team, and if we are unable to retain and motivate our key management and scientific staff, our development programs may be delayed and we may be unable to successfully develop or commercialize our product candidates.

We are dependent on our management team. The relationships and reputation that our management team members have cultivated within the ophthalmology community are critical for our continued access to technologies and developments in this field.

As we acquire or obtain rights to develop and commercialize new product candidates, our success will depend on our ability to attract, retain and motivate highly qualified management and scientific personnel to manage the development of these new product candidates. We face competition for experienced scientists and other technical and professional personnel from numerous companies and academic and other research institutions. Competition for qualified personnel is particularly intense in the Seattle, Washington area, where very few people possess the skills and expertise we need to develop and commercialize our product candidates. Our operating history and the uncertainties attendant to being a clinical-stage ophthalmology company with limited capital resources could limit our ability to attract and retain personnel.

Our key management and scientific personnel may terminate their employment at any time. If we lose any of our key management personnel, we may be unable to find suitable replacements, and our business would be harmed as a result. In addition, if we cannot continue to attract and retain, on acceptable terms, the qualified personnel necessary for the continued development of our business, we may be unable to sustain our operations or grow.

Recent changes to the composition of our board of directors and our management team may be disruptive to our business.

At a special shareholders meeting in May 2015, our shareholders approved two shareholder proposals that removed all of the members of our board of directors (other than Dr. Kubota) and elected the following new members to our board of directors: Yoshitaka Kitao, Dr. Shiro Mita, Eisaku Nakamura and Robert Takeuchi. In addition, in May 2015, at the initial meeting of the new board of directors, our founder and former CEO, Dr. Kubota, was appointed as our President and CEO, replacing Brian O’Callaghan. Steven Tarr, John Gebhart and Edward Danse were appointed as the Company’s Chief Operating Officer, Chief Financial Officer and Chief Business Officer, respectively. At the annual shareholders meeting held in June 2015, Dr. Ryo Kubota, Dr. Shiro Mita, Eisaku Nakamura and Robert Takeuchi were re-elected, and Shintaro Asako was elected to the Board of Directors. Yoshitaka Kitao decided not to stand for re-election to the board of directors at our 2015 annual meeting of shareholders and retired from the board at the conclusion of such meeting. Additionally, the Company hired Roger Girard, Lukas Scheibler and George Lasezkay as the Company’s new Chief Strategy Officer, Executive Vice President of Research and Development and Executive Vice President, General Counsel, respectively. In November 2015, Steven Tarr’s employment was terminated, and in July 2016, both Roger Girard and George Lasezkay were terminated.

It is possible that these changes to the composition of our board of directors and our senior management team may be disruptive to our business and may create uncertainty among investors, employees and our collaboration partner concerning our future direction and performance. Any such disruption or uncertainty could have a material adverse impact on our results of operations and financial condition and the market price of our common stock.

If any products we develop become subject to third-party reimbursement practices, unfavorable pricing regulations or healthcare reform initiatives, our business could be harmed.

The availability and levels of reimbursement by governmental and other third-party payors of healthcare services affect the market for our potential products. These payors continually attempt to contain or reduce the costs of healthcare by challenging the prices charged for medical products and services. In the United States, we will need to obtain approvals for payment for our potential products from private insurers, including managed care organizations, and from the U.S. government’s Medicare program. We cannot be sure that reimbursement will be available for any future product candidates and reimbursement amounts, if any, may reduce the demand for, or the price of, our future products.

Obtaining approvals from governmental and other third-party payors of healthcare services can be a time-consuming and expensive process. Because our product candidates are under development, we are unable at this time to determine the level or method of reimbursement. Our business would be materially adversely affected if we do not receive approval for reimbursement of our product candidates from Medicare or private insurers on a timely or satisfactory basis. The Medicare program can deny coverage of a particular drug on the basis of the drug not being “reasonable and necessary” for Medicare beneficiaries. Limitations on coverage could also be imposed at the local Medicare carrier level or by fiscal intermediaries. Our business could be materially adversely affected if the Medicare program, local Medicare carriers or fiscal intermediaries were to make such a determination and deny or limit the reimbursement of our potential products, including the procedures under which they are administered, if any. Our business could also be adversely affected if private insurers, including managed care organizations, the Medicare program or other reimbursing bodies or payors limit the indications for which our potential products will be reimbursed.

There have been, and likely will continue to be, legislative and regulatory proposals in the United States and in some foreign jurisdictions directed at broadening the availability of health care and containing or lowering the cost of health care. We cannot predict the initiatives that may be adopted in the future. These legislative and/or regulatory changes may negatively impact the reimbursement for drug products, following approval, and thus affect our ability to sell our products profitably. The continuing efforts of government and other third-party payors of healthcare services to contain or reduce costs of health care may adversely affect:

•	the demand for any products for which we may obtain regulatory approval;

•	our ability to set a price or achieve a rate of reimbursement that we believe is fair for our product candidates;

•	our ability to generate revenue and achieve or maintain profitability;

•	the level of taxes that we are required to pay; and

•	our access to capital.

We may need to grow the size of our organization, and we may experience difficulties in managing this growth.

As we advance our product candidates through clinical development and develop our related commercialization plans and strategies, we may need to expand the size of our employee base for managerial, operational, sales, marketing, financial, human resources and other functional areas. Competition for these employees is intense and we may be unable to hire additional qualified personnel in a timely manner and on reasonable terms. While we attempt to provide competitive compensation packages to attract and retain key personnel, many of our competitors are likely to have greater resources and more experience than we have, and we have had difficulty competing successfully for key personnel. Any future growth would impose significant added responsibilities on members of management, including the need to recruit, hire, retain, motivate and integrate additional employees. Also, our management may have to divert a disproportionate amount of its attention away from our day-to-day activities and devote a substantial amount of time to managing these growth activities. Our future financial performance and our ability to commercialize our drug candidates and compete effectively will depend, in part, on our ability to effectively manage any future growth.

We face the risk of product liability claims and may not be able to obtain insurance, and we may have exposure to significant contingent liabilities.

Our business exposes us to the risk of product liability claims that are inherent in the development, manufacturing, testing and marketing of drugs and related products. If the use of one or more of our products harms people, we may be subject to costly and damaging product liability claims. We have product liability insurance that covers our clinical trials up to a $10 million annual aggregate limit. We intend to expand our insurance coverage to include the sale of commercial products if we obtain marketing approval for any of the products that we may develop. Insurance coverage is increasingly expensive and may not be available on reasonable terms, if at all. We may be unable to obtain or maintain adequate protection against potential liabilities. If we are unable to obtain insurance at acceptable cost or otherwise protect against potential product liability claims, we will be exposed to significant liabilities, which may materially and adversely affect our business and financial position.

We may need additional financing, which may be difficult to obtain. Our failure to obtain necessary financing or doing so on unattractive terms could adversely affect our development programs and other operations.

As of June 30, 2016, we had cash, cash equivalents and investments of $154.6 million and working capital of $121.6 million. We believe that our cash, cash equivalents and investments will be sufficient to meet our working capital and capital expenditure requirements for at least the next 12 months. However, our future working capital and capital expenditure requirements will depend on many factors, including:

•	the success of our development efforts and commercialization of product candidates;

•	the scope and results of our clinical trials;

•	advancement of other product candidates into development;

•	potential acquisition or licensing of other products or technologies;

•	the timing of, and the costs involved in, obtaining regulatory approvals;

•	the cost of manufacturing activities;

•	the cost of commercialization activities, including product marketing, sales and distribution;

•	the costs involved in preparing, filing, prosecuting, maintaining and enforcing patent claims and other patent-related costs, including litigation costs and the results of such litigation;

•	our ability to establish and maintain additional collaborative arrangements; and

•	our ability to raise additional funding through partnering, out-licensing and other means to raise capital.

Additional financing may not be available to us when we need it or it may not be available on favorable terms. If we are unable to obtain adequate financing on a timely basis, we may be required to significantly curtail one or more of our development, licensing or acquisition programs. We could be required to seek funds through arrangements with collaborators or others that may require us to relinquish rights to some of our technologies, product candidates or products which we would otherwise pursue on our own. If we raise additional funds by issuing equity securities or securities convertible into equity, our then-existing shareholders will experience dilution and the terms of any new equity securities or securities convertible into equity may have preferences over our common stock. If we raise additional funds through the incurrence of indebtedness we would have fixed payment obligations and, potentially, be subjected to certain restrictive covenants. Those covenants may include limitations on our ability to incur additional debt, limitations on our ability to acquire, sell or license intellectual property rights and other operating restrictions that could adversely impact our ability to conduct our business.

Our internal computer systems may fail or suffer security breaches.

Despite the implementation of security measures, our internal computer systems are vulnerable to damage from computer viruses and unauthorized access. Although to our knowledge we have not experienced any such material system failure or security breach to date, if such an event were to occur and cause interruptions in our operations, it could result in a material disruption of our development programs and our business operations. For example, the loss of clinical trial data from completed or future clinical trials could result in delays in our regulatory approval efforts and significantly increase our costs to recover or reproduce the data. To the extent that any disruption or security breach were to result in a loss of, or damage to, our data or applications, the further development and commercialization of our product candidates could be delayed.

We also maintain confidential information on our computer networks, including proprietary information. Although we have designed and employed and continue to enhance a multitude of security measures to protect this information from unauthorized access, security breaches may occur as a result of third-party action, including computer hackers, employee error, malfeasance or otherwise, that could result in someone obtaining unauthorized access to our intellectual property and other confidential business information. Because the techniques employed by hackers to obtain unauthorized access or to sabotage systems change frequently, we may be unable to anticipate these techniques or to implement adequate preventative measures. Any security breach could result in disclosure of our trade secrets or disclosure of confidential supplier or employee data. If this should happen, we could be exposed to potentially significant legal liability, remediation expense, harm to our reputation and other harm to our business.

Our employees, independent contractors, consultants, collaborative partners and vendors may engage in misconduct or other improper activities, including noncompliance with regulatory standards and requirements.

We are exposed to the risk of fraud, misconduct or other illegal activity by our employees, independent contractors, consultants, commercial partners and vendors. Misconduct by these parties could include intentional, reckless and negligent conduct that fails to: comply with the laws of the FDA and other similar foreign regulatory bodies; provide true, complete and accurate information to the FDA and other similar foreign regulatory bodies; comply with manufacturing standards we have established; comply with healthcare fraud and abuse laws and regulations in the United States and similar foreign laws and regulations; or report financial information or data accurately or to disclose unauthorized activities to us. If we obtain FDA approval of any of our product candidates and begin commercializing those products in the United States, our potential exposure under such laws will increase significantly, and our costs associated with compliance with such laws are also likely to increase. These laws may impact, among other things, our current activities with principal investigators and research subjects, as well as proposed and future sales, marketing and education programs. In particular, the promotion, sales and marketing of healthcare items and services, as well as certain business arrangements in the healthcare industry, are subject to extensive laws designed to prevent fraud, kickbacks, self-dealing and other abusive practices.

These laws and regulations may restrict or prohibit a wide range of pricing, discounting, marketing and promotion, structuring and commission(s), certain customer incentive programs and other business arrangements generally. Activities subject to these laws also involve the improper use of information obtained in the course of patient recruitment for clinical trials, which could result in regulatory sanctions and cause serious harm to our reputation. It is not always possible to identify and deter misconduct by employees and other parties, and the precautions we take to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting us from governmental investigations or other actions or lawsuits stemming from a failure to comply with these laws or regulations. If any such actions are instituted against us, and we are not successful in defending ourselves or asserting our rights, those actions could have a significant impact on our business, including the imposition of significant fines or other sanctions.

We are an “emerging growth company,” and any decision on our part to comply only with certain reduced disclosure requirements applicable to emerging growth companies could make our common stock less attractive to investors.

We are an emerging growth company, as defined in Section 2(a) of the Securities Act of 1933, as amended, or the Securities Act and, for as long as we continue to be an emerging growth company, we may choose to take advantage of certain exemptions from various reporting requirements applicable to other public companies, including, but not limited to, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an emerging growth company until the end of 2019, although, if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any June 30 before such date, we would cease to be an emerging growth company as of the following December 31. We cannot predict if investors will find our common stock less attractive if we choose to rely on these exemptions. If some investors find our common stock less attractive as a result of any choices to reduce future disclosure, there may be a less active trading market for our common stock and our stock price may be more volatile.

Regulatory Risks

We may not be able to obtain regulatory approval for any of the products resulting from our development efforts. Failure to obtain these approvals could materially harm our business.

All of the product candidates we are developing or may develop in the future will require additional research or development. None of our product candidates have received regulatory approval for marketing in the United States or abroad and failure to receive such approvals on one or more of our product candidates could materially harm our business. We will be required to obtain an effective Investigational New Drug Application, or IND, or an Investigational Device Exemption, or IDE, prior to initiating new human clinical trials in the United States, and must submit a New Drug Application, or NDA, Premarket Approval, or PMA, or 510(k) application to obtain marketing approval prior to commercializing any product in the United States. This process is expensive, highly uncertain and lengthy, often taking a number of years until a product is approved for marketing in the United States, if at all. Approval policies or regulations may change and the FDA and other comparable foreign regulatory authorities have substantial discretion in the product approval process, including the ability to delay, limit, or deny approval of a product candidate for many reasons, such as:

•	such authorities may disagree with the design or implementation of our or any of our future development partners’ clinical trials;

•	we or any of our future development partners may be unable to demonstrate to the satisfaction of the FDA or other regulatory authorities that a product candidate is safe and effective for any indication or its clinical and other benefits outweigh any safety risk;

•	such authorities may not accept clinical data from trials that are conducted at clinical facilities or in countries where the standard of care is potentially different from the United States;

•	the results of clinical trials may not demonstrate the safety or efficacy required by such authorities for approval;

•	such authorities may disagree with our interpretation of data from preclinical studies or clinical trials or the use of results from antibody studies that served as precursors to our current drug candidates;

•	such authorities may find deficiencies in the manufacturing processes or facilities of third-party manufacturers with which we or any of our future development partners contract for clinical and commercial supplies; and

•	the approval policies or regulations of such authorities may significantly change in a manner rendering our or any of our future development partners’ clinical data insufficient for approval.

With respect to foreign markets, approval procedures vary among countries and, in addition to the aforementioned risks, can involve additional product testing, administrative review periods and agreements with pricing authorities. In addition, events raising questions about the safety of certain marketed pharmaceuticals, biotech or device products may result in increased caution by the FDA and comparable foreign regulatory authorities in reviewing new product candidates based on safety, efficacy or other regulatory considerations and may result in significant delays in obtaining regulatory approvals. Any delay in obtaining, or inability to obtain, applicable regulatory approvals would prevent us or any of our future development partners from commercializing our product candidates.

We may need to successfully address a number of technological challenges in order to complete the development of our product candidates. Success in early clinical trials does not mean that later clinical trials will be successful because product candidates in later-stage clinical trials may fail to demonstrate sufficient safety or efficacy despite having progressed through initial clinical testing. Companies frequently suffer significant setbacks in advanced clinical trials, even after earlier clinical trials have shown promising results. In addition, our product candidates may not be effective, may be only moderately effective or may prove to have undesirable or unintended side effects, toxicities or other characteristics that may preclude our obtaining regulatory approval or prevent or limit commercial use, which could have a material adverse effect on our business. Accordingly, there can be no assurance that the FDA and other regulatory authorities will approve any product that we develop.

The “fast track” designation may not actually lead to a faster regulatory review or approval process.

If an investigational drug is intended for the treatment of a serious or life-threatening condition and the investigational drug demonstrates the potential to address unmet medical needs for this condition, the drug sponsor may apply for FDA “fast track” designation. The fast track classification does not apply to the investigational drug alone, but applies to the combination of the investigational drug and the specific indication or indications for which it is being studied. The FDA’s fast track program is designed to facilitate the clinical development and evaluation of the investigational drug’s safety and efficacy for the fast track indication or indications. NDAs or marketing applications filed by sponsors of investigational drugs with fast track designation may qualify for expedited review under policies or procedures offered by the FDA, but the fast track designation alone does not assure such qualification. Although we have previously obtained a fast track designation from the FDA for Emixustat for the treatment of dry macular degeneration (geographic atrophy) and may obtain additional fast track designations in the future, we may not experience a faster review or approval compared to conventional FDA processes. Fast track designations may be withdrawn by the FDA if it believes that the designation is no longer supported by data from our clinical development programs. Any fast track designation that we obtain does not guarantee that we will qualify for or be able to take advantage of the expedited review procedures.

Our products could be subject to “post-approval” restrictions or withdrawal from the market and we may be subject to penalties if we fail to comply with regulatory requirements, or if we experience problems with our products, when and if any of them are approved.

Any product for which we obtain marketing approval will be subject to continual requirements, review and periodic inspections by the FDA and other regulatory bodies. Even if regulatory approval of a product is granted, the approval may be subject to limitations on the indicated uses for which the product may be marketed. The approval may contain conditions or requirements for costly post-marketing testing and surveillance to monitor the safety or efficacy of the product. We may be slow to adapt, or we may never adapt, to changes in existing regulatory requirements or adoption of new regulatory requirements or policies. Post-approval discovery of previously unknown problems with our products, manufacturer or manufacturing processes, or failure to comply with regulatory requirements, may result in:

•	voluntary or mandatory recall;

•	withdrawal of the products from the market;

•	restrictions on such products or manufacturing processes;

•	fines;

•	suspension of regulatory approvals;

•	product seizure; and

•	injunctions or the imposition of civil or criminal penalties.

Failure to obtain regulatory approval in foreign jurisdictions would prevent us from marketing our products outside of the United States.

We may market any of our drug candidates, if approved, in foreign jurisdictions. If we seek to commercialize any approved drug candidate in foreign jurisdictions, we must obtain separate regulatory approvals and comply with numerous and varying regulatory requirements. The approval procedure varies from country to country and can involve additional testing and documentation. The time required to obtain approval may differ from that required to obtain FDA approval. The foreign regulatory approval process may include all of the risks associated with obtaining FDA approval. We may not obtain foreign regulatory approvals on a timely basis, if at all. Approval by the FDA does not ensure approval by regulatory authorities in other countries, and approval by one foreign regulatory authority does not ensure approval by regulatory authorities in other foreign countries or by the FDA. We may not be able to file for regulatory approvals and may not receive necessary approvals to commercialize our products in any market. The failure to obtain these approvals could materially adversely affect our business, financial condition and results of operations.

We may be subject, directly or indirectly, to federal and state healthcare fraud and abuse laws, false claims laws, physician payment transparency laws and health information privacy and security laws. If we are unable to comply, or have not fully complied, with such laws, we could face substantial penalties.

If we obtain FDA approval for any of our product candidates and begin commercializing those products in the United States, our operations may be directly, or indirectly through our customers, subject to various federal and state fraud and abuse laws, including, without limitation, the federal Anti-Kickback Statute, the federal False Claims Act, and physician sunshine laws and regulations. These laws may impact, among other things, our proposed sales, marketing, and education programs. In addition, we may be subject to patient privacy regulation by both the federal government and the states in which we conduct our business.

Efforts to ensure that our business arrangements will comply with applicable healthcare laws may involve substantial costs. It is possible that governmental and enforcement authorities will conclude that our business practices may not comply with current or future statutes, regulations or case law interpreting applicable fraud and abuse or other healthcare laws and regulations. If any such actions are instituted against us, and we are not successful in defending ourselves or asserting our rights, those actions could have a significant impact on our business, including the imposition of civil, criminal and administrative penalties, damages, disgorgement, monetary fines, possible exclusion from participation in Medicare, Medicaid and other federal healthcare programs, contractual damages, reputational harm, diminished profits and future earnings, and curtailment of our operations, any of which could adversely affect our ability to operate our business and our results of operations. In addition, the approval and commercialization of any of our product candidates outside the United States will also likely subject us to foreign equivalents of the healthcare laws mentioned above, among other foreign laws.

Risks Relating to Intellectual Property and Other Legal Matters

If our efforts to protect the proprietary nature of the intellectual property related to our product candidates are not adequate, we may be unable to compete effectively in our markets.

The strength of our patents in the biotechnology, pharmaceutical and medical device fields involves complex legal, scientific and bioengineering questions and can be uncertain. In addition to the rights we obtain from our collaborators or licensing partners, we rely upon intellectual property we own relating to our product candidates, including patents, patent applications and trade secrets. For a detailed discussion of our patent rights, see “Item 2. Management’s Discussion and Analysis of Financial Conditions and Results of Operations—Intellectual Property” in Acucela US’s Quarterly Report on Form 10-Q for the period ended June 30, 2016, which is incorporated by reference into this proxy statement/prospectus. Our patent applications may be challenged or fail to result in issued patents and our existing or future patents may be too narrow to prevent third parties from developing or designing around these patents. Further, there is no uniform, global policy regarding the subject matter and scope of claims allowable in pharmaceutical patents and the criteria applied by patent offices throughout the world to grant patents are not always predictable or uniform.

In general, there is no guarantee that the patents we file or in-license will be granted or that the patents we hold would be found valid and enforceable if challenged. Third parties may challenge their validity, enforceability or scope, which may result in such patents being narrowed or invalidated. Additionally, we may lose our rights to the patents and patent applications we license in the event of a breach or termination of any of our collaboration agreements. Manufacturers may also seek to obtain approval to sell generic or biosimilar versions, or similar designs of our product candidates prior to the expiration of the relevant licensed patents. If the sufficiency of the breadth or strength of protection provided by the patents we license with respect to our product candidates is threatened, it could dissuade others from collaborating with us to develop, and threaten our ability to commercialize, our other product candidates. Further, if we encounter delays in our clinical trials or our development activities are otherwise impeded, the period of time during which we could market our product candidates under patent protection would be reduced. Once the patent life has expired for a product, we may be subject to competition from generic, biosimilar or design knock-offs.

If we are unable to protect the confidentiality of our proprietary information and know-how, the value of our technology and products could be adversely affected.

We rely on a combination of patent, copyright and trade secret protection, nondisclosure agreements and licensing arrangements to establish, protect and enforce our proprietary information and rights. Trade secret protection and confidentiality agreements protect certain proprietary know-how that is not patentable, for processes for which patents are difficult to enforce and for any other elements of our development processes with respect to our product candidates that involve proprietary know-how, information and technology that is not covered by patent applications. While we maintain physical security of our premises and physical and electronic security of our information technology systems, security measures may be breached and we may not have adequate remedies to protect the confidentiality of our proprietary information and know-how. Our systems and external backup measures may also be vulnerable to damage or breach due to natural disasters or other unexpected events.

While we require all of our employees, consultants, advisors and any third-parties who have access to our proprietary information and technology to enter into confidentiality agreements, we cannot be certain that this information and technology will not be disclosed or that competitors will not otherwise gain access to our trade secrets or independently develop substantially equivalent information and techniques. These agreements may be terminated or breached, and we may not have adequate remedies for any such termination or breach. Furthermore, to the extent we develop our operations outside the United States, these agreements may not provide meaningful protection for our patents, trade secrets and know-how in the event of unauthorized use or disclosure as the laws of some foreign countries do not protect proprietary rights to the same extent as the laws of the United States. Additionally, to the extent we license certain proprietary information or technologies from third-parties, including our collaboration partners, we also rely on such third-parties to adopt and enforce policies to protect such proprietary know-how, information and technology. Although we continue to implement protective measures and intend to defend our proprietary rights vigorously, these efforts may not be successful.

Third-party claims of intellectual property infringement may prevent or delay our discovery, development and commercialization efforts with respect to our product candidates.

Our commercial success depends, in part, on avoiding infringement of the patents and proprietary rights of third parties. Third parties may assert that we are employing their proprietary technology without authorization. Although we are not currently aware of any litigation or other proceedings or third-party claims of intellectual property infringement related to Emixustat or our other product candidates, the biotechnology and pharmaceutical industries are characterized by extensive litigation regarding patents and other intellectual property rights. Other parties may allege that our activities infringe their patents or that we are employing their proprietary technology without authorization. We may not have identified all the patents, patent applications or published literature that affect our business either by blocking our ability to commercialize our product, by preventing the patentability of one or more aspects of our products or those of our licensors or by covering the same or similar technologies that may affect our ability to market our product candidates. In addition, third parties may obtain patents in the future and claim that use of our product candidates or technologies infringes upon these patents. Furthermore, parties making claims against us may obtain injunctive or other equitable relief, which could effectively block our ability to further develop and commercialize one or more of our product candidates. Defense of these claims, regardless of their merit, would involve substantial litigation expense and would be a substantial diversion of employee resources from our business. In the event of a successful claim of infringement against us, we may have to pay substantial damages, obtain one or more licenses from third parties or pay royalties, or we may be enjoined from further developing or commercializing our product candidates and technologies.

We may become involved in lawsuits to protect or enforce our patents or the patents of our licensors, which could be expensive, time consuming and unsuccessful.

Competitors may infringe our patents or the patents of our licensors. To the extent we rely on third parties for our proprietary rights, we will have limited control over the protection and defense of such rights. To counter infringement or unauthorized use, we may be required to file infringement claims, which can be expensive and time consuming. In addition, in an infringement proceeding, a court may decide that a patent of ours or our licensors is not valid or is unenforceable, or may refuse to stop the other party from using the technology at issue on the grounds that our patents do not cover the technology in question. An adverse result in any litigation or defense proceedings could put one or more of our patents at risk of being invalidated or interpreted narrowly and could put our patent applications at risk of not issuing.

Interference proceedings brought by the U.S. Patent and Trademark Office may be necessary to determine the priority of inventions with respect to our patents and patent applications or those of our collaborators or licensors. An unfavorable outcome could require us to cease using the technology or to attempt to license rights to it from the prevailing party. Litigation or interference proceedings may fail and, even if successful, may result in substantial costs and distraction of our management and other employees.

Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential information could be compromised by disclosure during this type of litigation. In addition, there could be public announcements of the results of hearings, motions or other interim proceedings or developments. If securities analysts or investors perceive these results to be negative, it could have a substantial adverse effect on the price of our common stock.

If we use hazardous or biological materials in a manner that causes injury or violates applicable law, we may be liable for damages.

Our research and development activities involve the controlled use of potentially hazardous substances, including chemical and biological materials. In addition, our operations produce hazardous waste products. Federal, state and local laws and regulations in the United States govern the use, manufacture, storage, handling and disposal of hazardous materials. Although we believe that our procedures for use, handling, storing and disposing of these materials comply with legally prescribed standards, we may incur significant additional costs to comply with applicable laws in the future. Also, even if we are in compliance with applicable laws, we cannot completely eliminate the risk of contamination or injury resulting from hazardous materials and we may incur liability as a result of any such contamination or injury. In the event of an accident, we could be held liable for damages or penalized with fines, and the liability could exceed our resources. We do not have any insurance for liabilities arising from hazardous materials. Compliance with applicable environmental laws and regulations is expensive, and current or future environmental regulations may impair our research, development and production efforts, which could harm our business, operating results and financial condition.

CAUTIONARY INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement/prospectus and the documents incorporated by reference herein contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact in this proxy statement/prospectus, including statements regarding any expected benefits, effects or results of the Redomicile Transaction, the timing of the Redomicile Transaction, the tax and accounting treatment of the Redomicile Transaction and expenses related to the Redomicile Transaction, our operations, costs and effective tax rates going forward, and our financial position, business strategy, plans and objectives for future operations and industry conditions, are forward-looking statements. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “would,” “could,” “intends,” “plans,” “believes,” “may,” “seeks,” “potential” and “estimates,” variations of these words and similar expressions are intended to identify those forward-looking statements.

Forward-looking statements provide our expectations or predictions of future conditions, events or results. They are not guarantees of future performance. By their nature, forward-looking statements are subject to risks and uncertainties. These statements speak only as of the date they are made. Except as required by law, we assume no responsibility for updating any forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements were made. There are a number of important factors, many of which are beyond our control, that could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Factors that could cause or contribute to differences in our future financial results include those discussed elsewhere in this proxy statement/prospectus or in the documents that are incorporated by reference into this proxy statement/prospectus, attached hereto as Annexes or filed as exhibits hereto.

Forward looking statements in this proxy statement/prospectus and the documents incorporated by reference herein include, among other things, statements about:

•	the expected benefits of the Redomicile Transaction and our ability to realize the expected benefits from the Redomicile Transaction;

•	our ability to complete the Redomicile Transaction and the timing thereof;

•	the anticipated dates for the delisting of the shares of Acucela US common stock and the commencement of trading of Kubota Holdings common stock;

•	expected costs related to the Redomicile Transaction, which could be greater than expected;

•	our ability to meet conditions to closing of the Redomicile Transaction;

•	our interpretations of tax law, tax treaties or tax regulations or the enforcement thereof, including taxing authorities agreeing with our assessment of the effects of such laws, treaties and regulations;

•	our ability to identify additional products or product candidates;

•	the initiation, timing, cost, progress and success of our research and development programs, preclinical studies and clinical trials;

•	our ability to advance product candidates into, and successfully complete, clinical trials;

•	our ability to recruit sufficient numbers of subjects for our current and future clinical trials;

•	our ability to achieve profitability;

•	our ability to obtain funding for our operations, including research funding;

•	our ability to receive milestone payments, royalties, sub-licensing fees and expense reimbursement under our collaborations, and the timing of such payments;

•	the implementation of our business model and strategic initiatives;

•	our ability to satisfy milestone payment obligations and pay other fees and costs related to licensing transactions we enter into;

•	our ability to develop and commercialize our product candidates;

•	our commercialization, marketing and manufacturing capabilities and strategy;

•	our ability to protect our intellectual property and operate our business without infringing upon the intellectual property rights of others;

•	our expectations regarding federal, state and foreign regulatory requirements;

•	the therapeutic benefits, effectiveness and safety of our product candidates;

•	the accuracy of our estimates of the size and characteristics of the markets that may be addressed by our products and product candidates;

•	the rate and degree of market acceptance and clinical utility of our future products, if any;

•	the timing of, and our and our collaborators’ ability to obtain and maintain regulatory approvals for our product candidates;

•	our ability to maintain and establish collaborations;

•	our expectations regarding market risk, including interest rate changes and foreign currency fluctuations;

•	the sufficiency of our cash and anticipated cash flows to meet our needs for at least the next 12 months;

•	our ability to engage and retain the employees required to grow our business;

•	our future financial performance, projected expenditures and needs for additional financing;

•	developments relating to our competitors and our industry, including the success of competing therapies that are or become available; and

•	factors discussed under “Risk Factors” and “Approval of the Merger Agreement—Background and Reasons for the Redomicile Transaction” and elsewhere in this proxy statement/prospectus.

Such factors are beyond our ability to control, and in many cases, we cannot predict the risks and uncertainties that could cause our actual results to differ materially from those indicated by the forward-looking statements. Before deciding how to vote, you should carefully read the factors described in the “Risk Factors” section of this proxy statement/prospectus and the documents incorporated by reference into this proxy statement/prospectus for a description of certain risks that could, among other things, cause actual results to differ from the forward-looking statements.

All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we do not undertake any obligation to publicly update or revise any forward-looking statements except as required by law.

APPROVAL OF THE MERGER AGREEMENT

(Proposal 1)

The following includes a summary of the material provisions of the Merger Agreement, a copy of which is attached as Annex A and incorporated by reference into this proxy statement/prospectus. We encourage you to read the Merger Agreement in its entirety. In the event of any discrepancy between the terms of the Merger Agreement and the following summary, the Merger Agreement will control.

Introduction

The Merger Agreement you are being asked to adopt at the annual meeting provides for a merger of Acucela US with and into US Merger Co, with US Merger Co surviving the Redomicile Transaction as a wholly-owned subsidiary of Kubota Holdings. The Redomicile Transaction will result in your shares of Acucela US common stock being cancelled and converted into the right to receive shares of Kubota Holdings common stock, which will result in Kubota Holdings becoming the publicly-traded corporate parent and thereby effectively changing the jurisdiction of incorporation of the publicly-traded parent company from Washington to Japan.

After the Redomicile Transaction, you will continue to own an interest in a parent company that will continue to conduct, through its subsidiaries, the same business as conducted by Acucela US before the Redomicile Transaction. In addition, the Redomicile Transaction will not dilute your ownership percentage of outstanding shares in the Kubota group of companies. The number of shares of Kubota Holdings common stock you will own immediately after the Redomicile Transaction will be the same as the number of shares you owned in Acucela US immediately prior to the Redomicile Transaction. Further, the aggregate number of outstanding shares of Kubota Holdings common stock will be the same as the aggregate number of outstanding shares of Acucela US common stock immediately before consummation of the Redomicile Transaction.

As of August 10, 2016, the record date for the annual meeting, there were 37,642,037 shares of Acucela US common stock outstanding. For a description of the common stock of Kubota Holdings, see “Description of Kubota Holdings’ Share Capital.”

The Parties to the Redomicile Transaction

Acucela US. Acucela US is a clinical-stage ophthalmology company that specializes in identifying and developing novel therapeutics to treat and slow the progression of sight-threatening ophthalmic disorders affecting millions of people worldwide. For more information on Acucela US, see “Summary—The Parties to the Redomicile Transaction—Acucela US.”

Kubota Holdings. Kubota Holdings is a company organized under the laws of Japan and is currently a wholly-owned subsidiary of Acucela US. Kubota Holdings wholly owns US Merger Co. Kubota Holdings has only nominal assets and has not engaged in any material business or other activities other than in connection with its formation and the Redomicile Transaction. At the effective time of the Redomicile Transaction, Acucela Japan KK will become Kubota Pharmaceutical Holdings Co., Ltd. As a result of the Redomicile Transaction, Kubota Holdings will become the publicly-traded parent holding company of the Kubota group of companies.

US Merger Co. US Merger Co is a corporation incorporated under the laws of the State of Washington and is currently a wholly-owned subsidiary of Kubota Holdings. US Merger Co has only nominal assets and has not engaged in any material business or other activities other than in connection with its formation and the Redomicile Transaction. At the effective time of the Redomicile Transaction, US Merger Co will assume the name of Acucela Inc.

The Redomicile Transaction

There are several principal steps that have been or will be required to effect the Redomicile Transaction. Initially:

•	Acucela US formed Kubota Holdings as a wholly-owned subsidiary and Kubota Holdings formed US Merger Co as a wholly-owned subsidiary; and

•	Shareholders will vote on the Redomicile Transaction Proposal at the annual meeting of shareholders;

If the Redomicile Transaction Proposal is approved by the requisite vote of our shareholders at the annual meeting and the other conditions to closing are satisfied:

•	Kubota Holdings will authorize a forward split of its outstanding shares of common stock held by Acucela US, such that immediately prior to the effective time of the Redomicile Transaction, the total number of issued shares of Kubota Holdings common stock is equal to the number of outstanding shares of Acucela US common stock;

•	Acucela US will merge with and into US Merger Co, with US Merger Co surviving as a wholly-owned subsidiary of Kubota Holdings;

•	As consideration in the Redomicile Transaction, each share of Acucela US common stock you hold immediately prior to the effective time of the Redomicile Transaction will be cancelled and converted into the right to receive one share of common stock of Kubota Holdings;

•	US Merger Co, as the surviving corporation, will distribute the shares of Kubota Holdings common stock previously held by Acucela US; and

•	As a result, you will become a shareholder of Kubota Holdings, and your rights will be governed by Japanese law and Kubota Holdings’ articles of incorporation, share handling regulations, regulations of the board of directors and regulations of the audit committee, compensation committee and nominating committee, forms of which are attached to this proxy statement/prospectus as Annexes B, C, D and E.

We currently anticipate that the Redomicile Transaction will become effective on December 1, 2016, although we may abandon the Redomicile Transaction at any time prior to its completion, including after obtaining shareholder approval.

Additional Agreements

Pursuant to the Merger Agreement, Acucela US and Kubota Holdings have agreed, among other things, that:

•	At the effective time of the Redomicile Transaction, all unexpired, unexercised and outstanding options to purchase shares of Acucela US common stock will be cancelled, and in exchange therefor, Kubota Holdings will issue stock acquisition rights (shinkabu yoyakuken) to purchase shares of Kubota Holdings common stock. Each such stock acquisition right to purchase shares of Kubota Holdings common stock will (1) be exercisable for the same number of shares of Kubota Holdings common stock as such cancelled Acucela US stock option, (2) have the same exercise price as such cancelled Acucela US stock option, (3) be subject to the same vesting schedule as such cancelled Acucela US stock option, (4) have the same material terms as such cancelled Acucela US stock option (to the extent reasonably practicable under Japanese laws and regulations and not rendered inoperative by reason of the Redomicile Transaction), and (5) not provide such cancelled Acucela US stock option holder with any additional benefits not provided under such cancelled Acucela US stock option. The substitution of each such Acucela US stock option will be completed in a manner that complies with sections 409A and 424(a) of the Internal Revenue Code of 1986, as amended (the “Code”) so as to avoid imposition of additional taxes to the extent possible.

•

At the effective time of the Redomicile Transaction and pursuant to the terms of the Merger Agreement, all outstanding restricted stock units to acquire shares of Acucela US common stock shall be cancelled, and in exchange therefor, Kubota Holdings will issue stock acquisition rights to purchase shares of Kubota Holdings common stock. Each such stock acquisition right will (1) be exercisable for one share of Kubota Holdings common stock, (2) have an exercise price of one (1) yen per share, (3) be subject to the same vesting schedule as such cancelled restricted stock units, and (4) have material terms that are substantially similar to such cancelled Acucela US restricted stock units (to the extent reasonably practicable under Japanese laws and regulations and not rendered inoperative by reason of the Redomicile Transaction). The substitution of each such Acucela US restricted stock unit will be completed in a manner that complies with section 409A of the Code so as to avoid imposition of additional taxes to the extent applicable.

•	At the effective time of the Redomicile Transaction and pursuant to the terms of the Merger Agreement, similar to the other outstanding shares of Acucela US common stock, all outstanding shares of restricted stock granted by Acucela US shall be cancelled, and in exchange therefor, shares of Kubota Holdings common stock will be distributed to the holders of such cancelled Acucela US restricted stock. Each such share of Kubota Holdings common stock will be subject to restrictions that are substantially similar in all material respects to such Acucela US restricted stock (to the extent reasonably practicable under Japanese laws and regulations and not rendered inoperative by reason of the Redomicile Transaction).

•	US Merger Co will assume the obligations of Acucela US under executive and change of control agreements that Acucela US has in place with certain executive officers; and

•	Kubota Holdings will enter into liability limitation agreements with any non-executive directors who currently have indemnity agreements with Acucela US to the extent permitted by Japanese law. Kubota Holdings will also maintain directors’ and officers’ liability insurance for the incumbent directors of Acucela US, who will also serve as directors of Kubota Holdings following the Redomicile Transaction for one-year terms, and for Dr. Ryo Kubota and John Gebhart, who will serve as executive officers of Kubota Holdings. Such insurance policy will also cover the officers and directors of US Merger Co.

Background and Reasons for the Redomicile Transaction

Acucela US completed its initial public offering (“IPO”) in February 2014, listing its common stock on the Mothers market of the Tokyo Stock Exchange. Acucela US’s decision to list on the Mothers market of the TSE was partly influenced by TSE’s status as one of the largest stock exchanges in the world and the Mothers market’s focus on listing companies with high growth potential.

From Acucela US’s IPO until December 2015, both Acucela US’s common stock price and average daily trading volume decreased. In November 2015, Acucela US’s board of directors established a committee comprised of Shintaro Asako and Eisaku Nakamura to assess opportunities to improve our corporate structure and position Acucela US for potential shareholder value creation, which review resulted in the proposed Redomicile Transaction. In evaluating the Redomicile Transaction, the board of directors and its committee consulted with Acucela US’s senior management and advisors, reviewed relevant information, considered a number of factors and concluded in its business judgment that the Redomicile Transaction is in the best interests of Acucela US shareholders and best positions Acucela US for potential shareholder value creation.

In arriving at this conclusion, Acucela US’s board of directors and its committee considered the historical common stock price performance and declining daily trading volume during and prior to December 2015 and believed that the performance was due, in part, to certain structural reasons that can potentially be addressed by completing the Redomicile Transaction. Specifically, the board of directors and its committee believe that these structural reasons include the following:

•	a majority of Acucela US’s shareholders are Japanese persons that are more familiar with Japanese corporations located and operating in Japan;

•	as a foreign corporation listed on the Mothers market of the TSE, the information regarding Acucela US that is available to Japanese investors in the Japanese language is more limited and less prominently displayed in the Shikiho and the Nikkei Kaisha Joho, two widely used references providing basic information about TSE-listed companies, compared to the information that is available for Japanese corporations listed on the TSE;

•	certain TSE-focused institutional investors are subject to fund-specific mandates and other internal fund restrictions that prohibit investment in non-Japanese corporations listed on the TSE; and

•	due to historically low liquidity and low demand from institutional investors, there is a lack of analyst research coverage of Acucela US.

Acucela US’s board of directors and its committee believe that these identified structural reasons can be mitigated through the Redomicile Transaction. In particular, Acucela US believes that the Redomicile Transaction may provide the following potential benefits:

•	increased availability, quantity and prominence of information regarding Acucela for Japanese investors;

•	as a Japanese entity, Kubota Holdings’ common stock will be included in the Mothers Index of the TSE;

•	increased number of institutional investors with a focus on TSE-listed companies that are able to invest in our securities; and

•	increased analyst research coverage, if investor demand for our listed securities increases following the Redomicile Transaction.

In addition to the foregoing potential benefits, Acucela US believes that the Redomicile Transaction may provide Acucela US with the opportunity to increase our visibility and business presence in Japan. A Japanese entity may also potentially allow for opportunities in Japan such as conducting internal research and establishing partnerships for R&D and drug development through collaborations with Japanese pharmaceutical companies and academic institutions.

If these potential benefits are realized following the Redomicile Transaction, Acucela US’s board of directors and its committee believe that demand for our listed securities may increase, providing potentially greater liquidity for our shareholders and enhanced shareholder value.

Although we expect the Redomicile Transaction may provide us with the potential benefits described above, the Redomicile Transaction will expose us and our shareholders to some risks. Acucela US’s board of directors and its committee were cognizant of and considered a variety of negative or potentially negative factors, including the possibility of uncertainty created by the Redomicile Transaction and the change in our legal domicile, the fact that we expect to incur significant costs to complete the Redomicile Transaction, the potential for the Redomicile Transaction to divert management attention from the day-to-day management of our company, the fact that Japanese corporate law imposes different and additional obligations on us, and other risks discussed in the discussion under “Risk Factors.” After completing its review of the expected benefits and the potential advantages of the Redomicile Transaction, our board of directors, based in part upon a recommendation from its committee, unanimously (1) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Redomicile Transaction, are advisable and in the best interests of Acucela US and its shareholders, (2) approved the Redomicile Transaction and the Merger Agreement and (3) resolved to recommend adoption of the Merger Agreement to the shareholders of Acucela US. Nevertheless, we cannot assure you that the anticipated benefits of the Redomicile Transaction will be realized.

Conditions to Completion of the Redomicile Transaction

The Redomicile Transaction will not be completed unless the following conditions, among others, are satisfied:

•	the SEC has declared the registration statement on Form S-4 that includes this proxy statement/prospectus effective, and no stop order with respect thereto is in effect;

•	the Merger Agreement is adopted by the requisite vote of shareholders;

•	the shares of Kubota Holdings common stock to be delivered pursuant to the Redomicile Transaction are authorized for listing on the TSE;

•	receipt by Kubota Holdings and Acucela US of a legal opinion that the Redomicile Transaction will qualify as a “reorganization” within the meaning of Section 368(a) of the Code for U.S. federal income tax purposes and receipt of certain other legal opinions;

•	none of the parties to the Merger Agreement is subject to any decree, order or injunction that prohibits the consummation of the Redomicile Transaction;

•	other than the filing of the articles of merger, all material consents and authorizations of, filings or registrations with, and notices to, any governmental or regulatory authority required to consummate the Redomicile Transaction, including any required filings under applicable U.S. state and Japanese securities laws, have been obtained or made; and

•	all consents of any third party required to consummate the Redomicile Transaction have been obtained.

In addition, the expected timing for the completion of the Redomicile Transaction may be impacted by other conditions described in this proxy statement/prospectus. We cannot be certain when, or if, the conditions to the Redomicile Transaction will be satisfied or waived, or that the Redomicile Transaction will be completed.

Termination

We may decide to terminate the Merger Agreement and abandon the Redomicile Transaction at any time prior to the effective time of the Redomicile Transaction by action of the Acucela US board of directors.

Management of Kubota Holdings

The directors of Kubota Holdings are Dr. Ryo Kubota, Shintaro Asako, Dr. Shiro Mita, Eisaku Nakamura, and Robert Takeuchi, each of whom currently also serves as a director of Acucela US. Also, at the effective time of the Redomicile Transaction, Kubota Holdings will form (1) an audit committee, or the Audit Committee, consisting of three outside directors (Shintaro Asako (chair), Dr. Shiro Mita and Robert Takeuchi), (2) a compensation committee, or the Compensation Committee, consisting of three outside directors (Robert Takeuchi (chair), Shintaro Asako and Eisaku Nakamura), and (3) a nominating committee, or the Nominating Committee, consisting of three directors, of whom two are outside directors (Dr. Ryo Kubota (chair), Dr. Shiro Mita and Eisaku Nakamura). Each director of Kubota Holdings is elected for a one-year term. Kubota Holdings’ primary executive officer is Dr. Ryo Kubota, and its primary financial and accounting officer is John Gebhart.

Kubota Holdings will enter into liability limitation agreements with any non-executive directors who currently have indemnity agreements with Acucela US, to the extent permitted by Japanese law.

Governance of Kubota Holdings

Under the Japanese Companies Act, the primary duties of the Audit Committee, the Nominating Committee and the Compensation Committee are as follows:

•	The Audit Committee (1) audits the performance of duties by the company’s executive officers and directors and prepares audit reports and (2) determines any agenda item concerning the appointment, removal or refusal of reappointment of accounting auditors to be submitted to general meetings of shareholders.

•	The Compensation Committee determines the compensation, bonus or other financial benefits received by each executive officer and director from Kubota Holdings as consideration for his or her services (including, in the case of any executive officer who concurrently serves as an employee of Kubota Holdings, the compensation, bonus or other financial benefits received by him or her as consideration for his or her service as employee).

•	The Nominating Committee determines any agenda item concerning the appointment or removal of directors to be submitted to general meetings of shareholders.

The Japanese Companies Act requires that each of the Audit Committee, the Nominating Committee and the Compensation Committee consist of at least three directors, a majority of whom must be outside directors as defined in the Japanese Companies Act. In addition, under the listing rules of the TSE, Kubota Holdings will be required to have at least one outside director who is unlikely to have conflicts of interest with shareholders of Kubota Holdings, or an Independent Director. At the effective time of the Redomicile Transaction, it is anticipated that Kubota Holdings will have four Independent Directors (Shintaro Asako, Dr. Shiro Mita, Eisaku Nakamura and Robert Takeuchi).

In addition, an Independent Director of Kubota Holdings may not concurrently serve as its employee. Further, any director who serves as a member of the Audit Committee may not serve concurrently as an executive officer or executive director of Kubota Holdings or any of its subsidiaries, or accounting advisor (kaikei sanyo) of any subsidiary of Kubota Holdings.

On or prior to the consummation of the Redomicile Transaction, Kubota Holdings intends to appoint BDO Sanyu & Co. as its independent registered public accounting firm to act as the accounting auditor (kaikei kansanin) in order to comply with the Japanese Companies Act and applicable TSE requirements.

Interests of Directors and Executive Officers in the Redomicile Transaction

In considering the recommendation of the Acucela US board of directors, Acucela US shareholders should be aware that certain of Acucela US’s executive officers and directors may have interests in the transaction that are different from, or in addition to, those of Acucela US shareholders generally. The Acucela US board of directors was aware of these interests during its deliberations on the merits of the Redomicile Transaction.

Following the Redomicile Transaction, the directors of Acucela US will serve as the directors of Kubota Holdings. In December 2015, the Acucela US board of directors approved total compensation of $25,000 per annum to be paid to Shintaro Asako for service on the redomicile special committee of the Acucela US board of directors and $30,000 per annum to be paid to Eisaku Nakamura as chair of such redomicile special committee.

Following the Redomicile Transaction, we will continue to employ the executive officers of Acucela US on terms that are materially consistent with their existing employment arrangements. In addition, the executive officers and directors will receive equity awards of Kubota Holdings in exchange for their outstanding Acucela US equity awards, see “Approval of the Merger Agreement—Additional Agreements” for additional information regarding the exchange of outstanding Acucela US equity awards.

The Redomicile Transaction will not be considered a “change in control” for purposes of any employment agreement with the Acucela US executive officers, and no payments, accelerated vesting or benefit enhancements will be triggered by the transaction under such agreements.

Other than those arrangements described above, we do not believe that any of our directors or executive officers has interests in the Redomicile Transaction that are different from the interests of our shareholders generally.

Comparison of Rights of Holders of Shares of Acucela US Common Stock with Holders of Shares of Kubota Holdings Common Stock

The completion of the Redomicile Transaction will change the governing corporate law that applies to shareholders of the parent company from Washington law to Japanese law. The legal system governing corporations organized under Japanese law differs from the legal system governing corporations organized under Washington law. As a result, we are unable to adopt governing documents for Kubota Holdings that are identical, or even substantially similar, to the governing documents for Acucela US. The Japan Articles and Japan Governance Documents differ from the US Articles, US Bylaws and other internal governance policies of Acucela US, both in form and substance. We summarize the material differences between the governing documents for Acucela US and Kubota Holdings, and the changes in your rights as a shareholder resulting from the Redomicile Transaction, under “Comparison of Rights of Shareholders.”

Notwithstanding the differences in the governing documents between Acucela US and Kubota Holdings, we believe that Japanese law, the Japan Articles and the Japan Governance Documents adequately safeguard the rights of the shareholders of Kubota Holdings following the Redomicile Transaction.

The characteristics of and the differences between shares of Acucela US common stock and the shares of Kubota Holdings common stock are summarized under “Description of Kubota Holdings’ Share Capital” and “Comparison of Rights of Shareholders.”

Regulatory Approvals

Other than the filing of the articles of merger with the Washington Secretary of State, we are not aware of any governmental approvals or actions that are required to complete the Redomicile Transaction other than compliance with U.S. federal and state securities laws, and various provisions of Japanese corporate law.

Exchange of Shares

Upon consummation of the Redomicile Transaction, a central book-entry transfer system will be applied to the shares of Kubota Holdings common stock. Under this system, shareholders of Kubota Holdings must have accounts at account management institutions to hold their shares unless such shareholders are account management institutions of Japan Securities Depository Center, Inc. (“JASDEC”), the only institution that is designated by the relevant authorities as a Book-Entry Transfer Institution under the Act on Book-Entry of Company Bonds, Shares, etc. (the “Book-Entry Act”). “Account management institutions” are financial instruments business operators (i.e. securities firms), banks, trust companies and certain other financial institutions that meet certain requirements prescribed by the Book-Entry Act.

Shareholders of Acucela US common stock who hold Acucela US common stock not through JASDEC must have and inform Acucela US through account management institutions of accounts at account management institutions to receive shares of Kubota Holdings common stock upon consummation of the Redomicile Transaction. Non-Japanese resident shareholders are also required to appoint a standing proxy in Japan or provide a mailing address in Japan. Each such shareholder must give notice of such standing proxy or mailing address to the relevant account management institution.

Beneficial shareholders of Acucela US common stock who hold Acucela US common stock through JASDEC will receive Kubota Holdings common stock in book-entry form at their accounts following the Redomicile Transaction.

Stock Compensation Plans

As of the completion of the Redomicile Transaction, Acucela US will terminate each stock-based compensation plan and agreement of Acucela US.

At the effective time of the Redomicile Transaction, all unexpired, unexercised and outstanding options to purchase shares of Acucela US common stock will be cancelled, and in exchange therefor, Kubota Holdings will issue stock acquisition rights (shinkabu yoyakuken) to purchase shares of Kubota Holdings common stock. Each such stock acquisition right to purchase shares of Kubota Holdings common stock will (1) be exercisable for the same number of shares of Kubota Holdings common stock as such cancelled Acucela US stock option, (2) have the same exercise price as such cancelled Acucela US stock option, (3) be subject to the same vesting schedule as such cancelled Acucela US stock option, (4) have the same material terms as such cancelled Acucela US stock option (to the extent reasonably practicable under Japanese laws and regulations and not rendered inoperative by reason of the Redomicile Transaction), and (5) not provide such cancelled Acucela US stock option holder with any additional benefits not provided under such cancelled Acucela US stock option. The substitution of each such Acucela US stock option will be completed in a manner that complies with sections 409A and 424(a) of the Code so as to avoid imposition of additional taxes to the extent applicable.

At the effective time of the Redomicile Transaction and pursuant to the terms of the Merger Agreement, all outstanding restricted stock units to acquire shares of Acucela US common stock shall be cancelled, and in exchange therefor, Kubota Holdings will issue stock acquisition rights to purchase shares of Kubota Holdings common stock. Each such stock acquisition right will (1) be exercisable for one share of Kubota Holdings common stock, (2) have an exercise price of one (1) yen per share, (3) be subject to the same vesting schedule as such cancelled restricted stock units, and (4) have material terms that are substantially similar to such cancelled Acucela US restricted stock units (to the extent reasonably practicable under Japanese laws and regulations and not rendered inoperative by reason of the Redomicile Transaction). The substitution of each such Acucela US restricted stock unit will be completed in a manner that complies with Internal Revenue Code section 409A so as to avoid imposition of additional taxes to the extent applicable.

At the effective time of the Redomicile Transaction and pursuant to the terms of the Merger Agreement, similar to the other outstanding shares of Acucela US common stock, all outstanding shares of restricted stock granted by Acucela US shall be cancelled, and in exchange therefor, shares of Kubota Holdings common stock will be distributed to the holders of such cancelled Acucela US restricted stock. Each such share of Kubota Holdings common stock will be subject to restrictions that are substantially similar in all material respects to such Acucela US restricted stock (to the extent reasonably practicable under Japanese laws and regulations and not rendered inoperative by reason of the Redomicile Transaction).

Kubota Holdings Stock Option Plan

Kubota Holdings plans to adopt a stock option plan (the “Kubota Option Plan”). The Kubota Option Plan will permit grants of stock acquisition rights in accordance with its terms, which will be either granted as incentive stock options (“ISOs”) within the meaning of Section 422 of the Code or nonstatutory stock options. Holders of stock acquisition rights granted pursuant to the Kubota Option Plan will be entitled to acquire shares of common stock from Kubota Holdings upon payment of the applicable exercise price and subject to other terms and conditions. Kubota Holdings expects its board of directors to adopt, and its shareholder to approve, the Kubota Option Plan prior to the completion of the Redomicile Transaction. The following is a summary of certain terms and conditions of the Kubota Option Plan. This summary is qualified in its entirety by reference to the Kubota Option Plan attached as an exhibit to this proxy statement/prospectus.

Eligibility. Any current employee, director or consultant of Kubota Holdings or any of its subsidiaries who is selected by the Kubota Holdings board of directors will be eligible to be issued stock acquisition rights under the Kubota Option Plan, provided that ISOs may only be granted to current employees.

Number of Shares Authorized. The Kubota Option Plan to be adopted by Kubota Holdings prior to the completion of the Redomicile Transaction will set forth the maximum number of shares of Kubota Holdings common stock that may be issued with respect to stock acquisition rights that are designated as ISOs under the Kubota Option Plan in compliance with the Internal Revenue Code. Under Japanese law, stock acquisition rights may be granted outside a formal plan, subject to certain limitations, including the availability of authorized, but unissued shares of stock. Notwithstanding the ability to make such non-plan grants, Kubota Holdings does not currently anticipate granting stock acquisition rights outside the Kubota Option Plan, but reserves the right to consider such grants in the future.

Change in Capitalization. In the event of stock split, stock consolidation, gratis allotment or other similar changes in the capital structure of Kubota Holdings, the number of shares of common stock of Kubota Holdings that are subject to the stock acquisition rights will be equitably adjusted using a formula, subject to any required action by Kubota Holdings or applicable law; provided, however, that such adjustment shall only apply to the shares of common stock of Kubota Holdings that are subject to the stock acquisition rights with respect to which the exercise thereof has not yet become effective at the time of such stock split, stock consolidation, gratis allotment or other similar changes in the capital structure of Kubota Holdings. Any fraction of a share of common stock of Kubota Holdings resulting from such adjustment shall be rounded down to the nearest whole share of common stock of Kubota Holdings. In the event of stock split, stock consolidation, gratis allotment or other similar changes in the capital structure of Kubota Holdings, the exercise price will be equitably adjusted using a formula, subject to any required action by Kubota Holdings or applicable law; provided, however, that such adjustment shall only apply to the exercise price of the stock acquisition rights that have not been exercised at the time of such stock split, stock consolidation, gratis allotment or other similar changes in the capital structure of Kubota Holdings.

Stock Acquisition Rights. The Kubota Holdings board of directors will be authorized to grant stock acquisition rights to purchase shares of Kubota Holdings common stock that are either “qualified,” meaning they are intended to satisfy the requirements of Section 422 of the Code for incentive stock options, or “non-qualified,” meaning they are not intended to satisfy the requirements of Section 422 of the Code. Stock acquisition rights will be non-qualified unless the applicable award agreement expressly states that the stock acquisition is intended to be an “incentive stock option.” Stock acquisition rights granted under the Kubota Option Plan will be subject to the terms and conditions established by the Kubota Holdings board of directors. Under the terms of the Kubota Option Plan, the exercise price of the stock acquisition rights will not be less than the fair market value of Kubota Holdings common stock at the time of grant, provided, however, that stock acquisition rights granted to executive officers or employees who own stock representing more than ten percent (10%) of the voting power of all classes of stock of Kubota Holdings or any parent (as defined Section 424(e) of the Code) or subsidiary (as defined Section 424(f) of the Code), the per share exercise price will be no less than one hundred ten percent (110%) of the fair market value of such share on the grant date. Stock acquisition rights granted under the Kubota Option Plan will be subject to such terms, including the exercise price and the conditions and timing of vesting, exercise and expiration, as may be determined by the Kubota Holdings board of directors. The maximum term of a stock acquisition right granted under the Kubota Option Plan will be ten years from the date of grant (or five years in the case of an incentive stock option granted to a 10% shareholder). Payment in respect of the exercise of a stock acquisition right will be made in cash.

Term and Amendment. The Kubota Option Plan will have a term of ten years. The Kubota Holdings board of directors may amend, suspend or terminate the Kubota Option Plan at any time, subject to shareholder approval if necessary to comply with any tax, or other applicable regulatory requirement. No amendment, suspension or termination will materially and adversely affect the rights of any participant or recipient of any award without the consent of the participant or recipient.

New Plan Benefits. It is not possible to determine the benefits or amounts that will be received by or allocated to participants under the Stock Option Plan because awards under the Stock Option Plan will made at the discretion of the Kubota Holdings board of directors.

Stock Exchange Listing

Shares of Acucela US common stock are currently listed on the TSE. We intend to make an application so that, following the completion of the Redomicile Transaction, the shares of Kubota Holdings common stock will be listed on the Mothers market of the TSE. The TSE will establish a listing code for the Kubota Holdings common stock when it approves the Kubota Holdings common stock for listing. Currently, there is no established public trading market for the common stock of Kubota Holdings.

Dissenters’ Rights

Shareholders of Acucela US may or may not be entitled to dissenters’ rights in connection with the Redomicile Transaction. Under the Washington Business Corporation Act (“WBCA”), a shareholder is entitled to dissent and, upon perfection of his or her appraisal right, to obtain fair value of his or her shares in the event of certain corporate actions, including certain mergers, consolidations, share exchanges, sales of substantially all assets of the corporation and amendments to the corporation’s articles of incorporation that materially and adversely affect shareholder rights. In China Prods. N. Am. v. Manewal, 69 Wn. App. 767, 850 P.2d 565 (Wash. App. 1983), a case involving a merger to reincorporate a Washington corporation in Delaware, the Washington Court of Appeals held that a merger for the sole purpose of reincorporation does not trigger dissenters’ rights under Washington Law. However, this holding is not statutory law and may not apply to this transaction.

If dissenters’ rights do apply to this transaction, the process of dissenting requires strict compliance with technical prerequisites. You must deliver to the Company, before the shareholder vote is taken on the transaction, notice of your intent to demand payment for your shares if the transaction is completed, you must not submit a proxy or otherwise vote in favor of the proposal to approve the transaction and you must follow the statutory procedures for perfecting dissenters’ rights. Your failure to follow exactly the procedures specified under the WBCA will result in the loss of your dissenters’ rights, to the extent they exist, in connection with this transaction. If you hold your shares of the Company through a bank, brokerage firm or other nominee and you wish to assert dissenters’ rights, you should consult with your bank, brokerage firm or other nominee to determine the appropriate procedures for the making of a demand for payment for your shares of Company stock by such bank, brokerage firm or nominee. In view of the complexity of Chapter 23B.13 of the WBCA, a copy of which is attached as Annex F, shareholders who may wish to pursue dissenters’ rights should consult their own legal and financial advisors promptly.

The Company reserves the right to assert that, based on judicial interpretations of the WBCA, dissenters’ rights are not available to shareholders in connection with the Redomicile Transaction.

Accounting Treatment of the Redomicile Transaction under U.S. GAAP

The Redomicile Transaction will represent a transaction between entities under common control. Assets and liabilities transferred between entities under common control are accounted for at cost. Accordingly, the assets and liabilities of Acucela US will be reflected at their carrying amounts in the accounts of Kubota Holdings at the completion of the Redomicile Transaction.

Impact of Redomicile Transaction on Operating Costs

Following the Redomicile Transaction, a substantial majority of our business operations will continue to occur in the United States and we do not expect the Redomicile Transaction to have a material effect on our operating costs, including our general and administrative expenses, aside from the one-time costs associated with the Redomicile Transaction, including legal and accounting fees, which may be significant. Going forward, if we satisfy certain criteria, we may be eligible to cease to be subject to the reporting requirements of the Exchange Act. If that were to occur, we would no longer incur the significant costs associated with complying with the periodic reporting requirements of the Exchange Act. Regardless of any Exchange Act reporting obligations, we would continue to be subject to the financial reporting and disclosure obligations of the TSE and applicable Japanese law. We may never be eligible to cease reporting under the Exchange Act and, even if we are eligible, we may choose to continue reporting voluntarily.

Recommendation of the Board of Directors

At a meeting held on August 9, 2016, the Acucela US board of directors unanimously (1) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Redomicile Transaction, are advisable and in the best interests of Acucela US and its shareholders, (2) approved the Redomicile Transaction and the Merger Agreement and (3) resolved to recommend adoption of the Merger Agreement to shareholders of Acucela US. Accordingly, the Acucela US board of directors recommends that the shareholders of Acucela US vote “FOR” the Redomicile Transaction Proposal and “FOR” the Adjournment Proposal.

Required Vote

To approve the Redomicile Transaction Proposal, the affirmative vote of a majority of the outstanding shares of Acucela US common stock entitled to vote on the matter is required. To approve the Adjournment Proposal, the affirmative vote of a majority of the outstanding shares of Acucela US common stock represented in person or by proxy at the annual meeting and entitled to vote on the matter is required. See “The Annual meeting of Shareholders—Record Date; Voting Rights; Vote Required for Approval.”

As of the record date, there were 37,642,037 shares of Acucela US common stock outstanding and entitled to vote. As of such date, our current directors and executive officers and their affiliates directly owned, in the aggregate, approximately 11 million of such shares. This represents approximately 28.9% of the shares of Acucela US common stock. These persons have informed us that they intend to vote their shares in favor of the Proposals at the annual meeting.

MATERIAL TAX CONSIDERATIONS

Material U.S. Federal Income Tax Consequences

Scope of Discussion

The following discussion constitutes the opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, U.S. tax counsel to Kubota Holdings and Acucela US, regarding the material U.S. federal income tax consequences of the Redomicile Transaction to U.S. Holders (as defined below) of Acucela US common stock who will receive shares of Kubota Holdings common stock in exchange for their Acucela US common stock and the consequences to both U.S. Holders and Non-U.S. Holders (as defined below) of the ownership and disposition of shares of Kubota Holdings common stock, in all cases subject to the limitations, exceptions, beliefs, assumptions and qualifications described herein. Neither Kubota Holdings nor Acucela US has requested or will request a ruling from the IRS regarding the tax consequences of the Redomicile Transaction. The opinion of counsel does not bind the IRS or courts of law and thus does not prevent the IRS from asserting a contrary position, or a court from upholding any such assertion. In addition, if any of the representations or assumptions upon which the opinion is based are inconsistent with the actual facts, the tax consequences of the Redomicile Transaction and the validity of the opinion could be adversely affected.

The discussion is based on existing provisions of the Code, existing Treasury Regulations and current administrative rulings and court decisions, all of which are subject to change, possibly with retroactive effect, and to differing interpretations. Any such change or interpretation could affect the accuracy of the statements and conclusions set forth herein. This summary does not discuss all U.S. federal income tax considerations that may be relevant to a particular Acucela US shareholder in light of his or her personal circumstances or to Acucela US shareholders subject to special treatment under the U.S. federal income tax laws (including, for example, banks and other financial institutions, dealers in securities or currencies, traders in securities that elect to apply a mark-to-market method of accounting, insurance companies, mutual funds, tax-exempt entities, entities or arrangements treated as partnerships for U.S. federal income tax purposes or other flow-through entities and investors therein, subchapter S corporations, retirement plans, individual retirement accounts or other tax-deferred accounts, real estate investment trusts, regulated investment companies, holders liable for the alternative minimum tax, certain former citizens or former long term residents of the United States, U.S. Holders having a “functional currency” other than the U.S. dollar, holders who hold shares of Acucela US common stock as part of a hedge, straddle, constructive sale, conversion transaction or other integrated transaction, “controlled foreign corporations,” “passive foreign investment companies,” holders that exercise appraisal or dissenters’ rights, holders that hold (or that held, directly or constructively, at any time during the five year period ending on the date of the disposition of such holder’s shares of Acucela US common stock pursuant to the Redomicile Transaction) 5% or more of shares of Acucela US common stock, and holders who acquired their shares of Acucela US common stock in connection with stock options or stock purchase plans or in other compensatory transactions or through a tax-qualified retirement plan). This discussion does not address any considerations under U.S. federal tax laws other than those pertaining to the income tax, nor does it address any considerations under any state, local or non-U.S. tax laws, under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010 or in respect of any withholding required pursuant to the Foreign Account Tax Compliance Act of 2010 (including the Treasury Regulations issued thereunder and intergovernmental agreements entered into pursuant thereto). This discussion assumes that Acucela US shareholders hold their shares of Acucela US common stock as capital assets within the meaning of Section 1221 of the Code (generally, as property held as an investment).

If a partnership (including any entity or arrangement, domestic or foreign, treated as a partnership for U.S. federal income tax purposes) holds shares of Acucela US common stock, the tax treatment of a partner will generally depend on the status of the partners and the activities of the partnership. Partners in a partnership holding shares of Acucela US common stock should consult their tax advisors regarding the tax consequences of the Redomicile Transaction and of owning and disposing of shares of Kubota Holdings common stock to them.

For purposes of this summary, the term U.S. Holder means a beneficial owner of shares of Acucela US common stock that, for U.S. federal income tax purposes, is: (1) an individual who is a U.S. citizen or U.S. resident alien, (2) a corporation, or other entity taxable as a corporation, that was created or organized under the laws of the United States, any state thereof or the District of Columbia, (3) an estate whose income is subject to U.S. federal income taxation regardless of its source, or (4) a trust that either is subject to the supervision of a court within the United States and has one or more U.S. persons with authority to control all of its substantial decisions or has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person. A beneficial owner of shares of Acucela US common stock (other than a partnership, including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not a U.S. Holder is a Non-U.S. Holder.

Material U.S. Federal Income Tax Consequences of the Redomicile Transaction to Acucela US and Kubota Holdings

The Redomicile Transaction

For U.S. federal income tax purposes, the Redomicile Transaction will qualify as a non-recognition transaction under Section 368(a) of the Code and no gain or loss will be recognized by Acucela US, US Merger Co, or Kubota Holdings as a result of the Redomicile Transaction.

Tax Residence of Kubota Holdings for U.S. Federal Income Tax Purposes.

Immediately following the Redomicile Transaction, Kubota Holdings will be treated as a U.S. corporation for U.S. federal income tax purposes pursuant to Section 7874 of the Code because (1) after the Redomicile Transaction, the expanded affiliated group which includes Kubota Holdings will not have substantial business activities in Japan within the meaning of Section 7874 of the Code and the Treasury Regulations promulgated thereunder and (2) the former holders of shares Acucela US common stock will hold, by reason of receiving shares of Kubota Holdings common stock, at least 80% or more of the shares of Kubota Holdings common stock.

Material U.S. Federal Income Tax Consequences of the Redomicile Transaction to U.S. Holders

The Redomicile Transaction

Wilson Sonsini Goodrich & Rosati, Professional Corporation, is of the opinion that the Redomicile Transaction will qualify as a reorganization within the meaning of Section 368(a) of the Code for U.S. federal income tax purposes. This opinion is based on factual representations contained in letters provided by Kubota Holdings and Acucela US as of the date of this proxy statement/prospectus, and on certain customary factual assumptions, all of which must continue to be true and accurate as of the effective time of the Redomicile Transaction. Assuming this opinion is respected, U.S. Holders will not recognize any gain or loss upon the receipt of shares of Kubota Holdings common stock in exchange for shares of Acucela US common stock in connection with the Redomicile Transaction. The aggregate tax basis of the shares of Kubota Holdings common stock received in the Redomicile Transaction will be equal to the aggregate tax basis of the shares of Acucela US common stock surrendered. The holding period of the shares of Kubota Holdings common stock received by a U.S. Holder in connection with the Redomicile Transaction generally will include the holding period of the shares of Acucela US common stock surrendered in exchange therefor.

Acucela US shareholders who owned at least five percent (by vote or value) of the total outstanding stock of Acucela US or Acucela US securities with a tax basis of $1 million or more immediately prior to the Redomicile Transaction are required to attach a statement to their tax returns for the year in which the Redomicile Transaction is completed that contains the information listed in Treasury Regulations Section 1.368-3(b). Such statement must include the shareholder’s tax basis in the shareholder’s Acucela US stock and the fair market value of such stock.

State Income Tax Consequences

While this discussion does not address the state income tax consequences of the Redomicile Transaction, note that such consequences will depend on the state income tax laws applicable to a particular holder of shares of Acucela US common stock. Certain states, including California, may not follow the U.S. federal income tax treatment. Accordingly, the state income tax consequences of the Redomicile Transaction to a holder may differ from the U.S. federal income tax consequences described herein, and holders of shares of Acucela US common stock subject to tax in any such states may be subject to state income tax as a result of the Redomicile Transaction. SUCH HOLDERS OF SHARES OF ACUCELA US COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC STATE INCOME TAX CONSEQUENCES TO THEM OF THE REDOMICILE TRANSACTION.

Material U.S. Federal Income Tax Consequences of the Ownership and Disposition of Shares of Kubota Holdings Common Stock to U.S. Holders.

Dividends. Kubota Holdings does not currently anticipate paying dividends on its common stock for the foreseeable future. In the event that distributions are paid, however, the gross amount of such distributions, including any amounts withheld for Japanese income tax purposes, will be included in gross income as dividend income on the date of receipt to the extent that the distribution is paid out of current or accumulated earnings and profits. Such dividends will be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations. Certain dividends may be taxed at the lower long-term capital gains rate for non-corporate U.S. Holders, including individuals.

Dividends generally will be subject to Japanese withholding tax. However, dividends will not constitute foreign source income for U.S. foreign tax credit limitation purposes because Kubota Holdings, even though organized as a Japanese joint stock corporation, will be a U.S. corporation for U.S. federal income tax purposes, as described above. Therefore, U.S. Holders may not be able to claim a U.S. foreign tax credit for any Japanese withholding tax unless such U.S. Holders have sufficient other foreign source income.

To the extent that distributions paid on Kubota Holdings common stock exceed current and accumulated earnings and profits, the distributions will be treated first as a tax-free return of tax basis on the Kubota Holdings common stock, and to the extent that the amount of the distribution exceeds tax basis, the excess will be treated as capital gain.

Sale or Other Disposition. U.S. Holders of shares of Kubota Holdings common stock will recognize taxable gain or loss on any sale, exchange, or other taxable disposition of shares of common stock equal to the difference between the amount realized for the shares of Kubota Holdings common stock and the U.S. Holder’s tax basis in the shares of Kubota Holdings common stock. This gain or loss generally will be capital gain or loss. Non-corporate U.S. Holders, including individuals, will be eligible for reduced tax rates if the shares of Kubota Holdings common stock have been held for more than one year. Such U.S. Holders’ holding period for shares of Kubota Holdings common stock will include such U.S. Holders’ holding period for the Acucela US shares surrendered in the Redomicile Transaction. The deductibility of capital losses is subject to limitations.

Material U.S. Federal Income Tax Consequences of the Ownership and Disposition of Shares of Kubota Holdings Common Stock to Non-U.S. Holders.

Dividends. Kubota Holdings does not currently anticipate paying dividends on its common stock for the foreseeable future. In the event that dividends are paid, however, such dividends generally will be subject to U.S. federal income tax withholding at a rate of 30% of the gross amount of the dividends, or at a lower rate provided by an applicable income tax treaty if Non-U.S. Holders provide proper certification of eligibility for the lower rate (usually on IRS Form W-8BEN, or IRS Form W-8BEN-E). Qualified residents of Japan are generally entitled to a 10% rate under the Treaty. If Non-U.S. Holders are engaged in a trade or business in the United States and such dividends are effectively connected with the conduct of that trade or business and, if an income tax treaty applies, are attributable to a U.S. permanent establishment, such Non-U.S. Holders will be exempt from the 30% withholding tax, provided that applicable certification requirements are satisfied. In such case, however, Non-U.S. Holders will be subject to U.S. federal income tax on such dividends, net of certain deductions, at the rates applicable to U.S. persons. In addition, corporate Non-U.S. Holders may be subject to an additional branch profits tax equal to 30%, or at an exempt or lower rate if such Non-U.S. Holders qualify under an applicable U.S. income tax treaty, of earnings and profits for the taxable year, subject to adjustments, that are effectively connected with the conduct of a trade or business in the United States.

If Non-U.S. Holders are eligible for a reduced rate of U.S. withholding tax pursuant to an applicable income tax treaty, such Non-U.S. Holders may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

Sale or Other Disposition. Any gain realized upon the sale or other disposition of shares of Kubota Holdings common stock generally will not be subject to U.S. federal income tax unless:

•	such gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment of the Non-U.S. Holder in the United States);

•	the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year in which the gain is realized and certain other conditions are met; or

•	Kubota Holdings is or has been a United States real property holding corporation, or USRPHC, for U.S. federal income tax purposes at any time within the shorter of the five-year period ending on the date of the sale or other disposition of Kubota Holdings common stock and the Non-U.S. Holder’s holding period and certain other conditions are satisfied.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net basis at the regular graduated U.S. federal income tax rates in the same manner as if such Non-U.S. Holder were a U.S. Holder. A Non-U.S. Holder that is a corporation also may be subject to an additional branch profits tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on its “effectively connected earnings and profits” for the taxable year, subject to certain adjustments. Gain described in the second bullet point above will be subject to U.S. federal income tax at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty), but may be offset by U.S. source losses, if any, of the Non-U.S. Holder.

Material Japanese Tax Considerations

Scope of Discussion

The following discussion constitutes the opinion of Mori Hamada & Matsumoto, Japanese tax counsel to Kubota Holdings and Acucela US, regarding the material Japanese tax consequences under Japanese domestic tax laws of the Redomicile Transaction to Japanese Holders (as defined below) of shares of Acucela US common stock who will receive shares of Kubota Holdings common stock in exchange for their shares of Acucela US common stock and the consequences to both Japanese Holders and non-Japanese Holders (as defined below) of the ownership and disposition of shares of Kubota Holdings common stock, in all cases subject to the limitations, exceptions, beliefs, assumptions and qualifications described herein. Neither Kubota Holdings nor Acucela US has requested or will request a ruling from the National Tax Agency of Japan (which includes its subordinate organizations, such as Regional Taxation Bureaus and Tax Offices, and is referred to in this document as the NTA) regarding the tax consequences of the Redomicile Transaction. This summary does not bind the NTA or courts of law and thus does not prevent the NTA from asserting a contrary position, or a court from upholding any such assertion. In addition, if any of the assumptions upon which this summary is based are inconsistent with the actual facts, the tax consequences of the Redomicile Transaction could be adversely affected.

This discussion is based on existing provisions of Japanese laws, regulations and current administrative rulings and court decisions, all of which are subject to change, possibly with retroactive effect, and to differing interpretations. Any such change or interpretation could affect the accuracy of the statements and conclusions set forth herein. This summary does not discuss all Japanese tax considerations that may be relevant to a particular Acucela US or Kubota Holdings shareholder in light of his or her personal circumstances. This discussion does not address any considerations under Japanese national tax laws other than those pertaining to the income tax, nor does it address any considerations under any local or non-Japanese tax laws.

In the discussion below, the term Japanese Holder means a beneficial owner of shares of Acucela US common stock or, after completion of the Redomicile Transaction, Kubota Holdings common stock that is, for Japanese income tax purposes, (1) an individual resident of Japan, (2) an individual other than a resident of Japan who has a permanent establishment in Japan that holds and manages shares of Acucela US common stock or Kubota Holdings common stock (which is referred to in this document as a Non-Resident with PE), (3) a corporation incorporated in Japan, and (4) a corporation other than a corporation incorporated in Japan that has a permanent establishment in Japan that holds and manages shares of Acucela US common stock or Kubota Holdings common stock (which is referred to in this document as a Foreign Corporation with PE). The term non-Japanese Holder means a beneficial owner of Acucela US shares or, after completion of the Redomicile Transaction, Kubota Holdings common stock that is not a Japanese Holder.

This discussion does not address the Japanese tax consequences to any non-Japanese Holder of Kubota Holdings common stock who has owned at least 25% of Kubota Holdings’ outstanding shares at any time within the three-year period ending on the last day of the calendar year (or fiscal year in the case of a non-Japanese holder that is a corporation) during which a transfer of Kubota Holdings common stock takes place.

Material Japanese Tax Consequences of the Redomicile Transaction to Kubota Holdings’ Tax Residence for Japanese Tax Purposes

Before and after the Redomicile Transaction, Kubota Holdings will be treated as a Japanese corporation for Japanese tax purposes. U.S. taxes imposed on Kubota Holdings’ earnings may not be creditable taxes to offset against Japanese taxes because under the Japanese foreign tax credit system, only foreign taxes allowed to be levied by a contracting state under a tax treaty are creditable in principle. In addition, even if the U.S. taxes are considered creditable taxes, Kubota Holdings’ earnings may not be treated as foreign source income for Japanese tax purposes . Therefore, Kubota Holdings may not be able to claim foreign tax credit on U.S. taxes imposed on Kubota Holdings’ earnings.

Material Japanese Tax Consequences of the Redomicile Transaction to Japanese Holders

The Redomicile Transaction should be treated as a qualified merger within the meaning of Item 12-8 of Section 2 of the Japanese Corporation Tax Act. This treatment is based on the factual assumption provided by Kubota Holdings and Acucela US as of the date of this proxy statement/prospectus, including the fact that Kubota Holdings will continue to directly hold all the shares in Acucela Inc after the Redomicile Transaction, and on certain customary factual assumptions, all of which must continue to be true and accurate as of the effective time of the Redomicile Transaction. Assuming this treatment is respected, Japanese Holders will not recognize any capital gains/losses or deemed dividend upon the receipt of shares of common stock of Kubota Holdings in exchange for shares of Acucela US common stock in connection with the Redomicile Transaction. The aggregate tax basis of the Kubota Holdings common stock received in the Redomicile Transaction will be equal to the aggregate tax basis of the shares of Acucela US common stock surrendered.

Material Japanese Tax Consequences of the Ownership and Disposition of Kubota Holdings Common Stock to Japanese Holders

Dividends. Kubota Holdings does not currently anticipate paying dividends on its common stock or buying back Kubota Holdings common stock for the foreseeable future.

In the event that dividends are paid, however, a Japanese Holder will be subject to Japanese income tax collected by way of withholding on dividends (meaning in this section distributions made from Kubota Holdings’ retained earnings for Japanese Companies Act purposes) Kubota Holdings pays with respect to Kubota Holdings common stock and such tax will be withheld prior to payment of dividends at the applicable tax rates.

If distributions were made from Kubota Holdings’ capital surplus, rather than retained earnings, for Japanese Companies Act purposes, the portion of such distributions in excess of the amount corresponding to a pro rata portion of return of capital as determined under Japanese tax laws would be deemed dividends for Japanese tax purposes, while the rest would be treated as return of capital for Japanese tax purposes. The deemed dividend portion, if any, would generally be subject to the same tax treatment as dividends as described above, and the return of capital portion would generally be treated as proceeds derived from the sale of shares and subject to the same tax treatment as a sale of Kubota Holdings common stock as described below. Distributions made in consideration of repurchase by Kubota Holdings of Kubota Holdings’ own shares will be treated substantially in the same manner.

An individual Japanese Holder will have a choice (1) to file an annual tax return to declare the dividend income in combination with other types of annual taxable income, (2) to file an annual tax return to declare the dividend income separately from other types of income, or (3) not to file an annual tax return for the dividend income.

If the first or second choice is made, the U.S. withholding tax described above, which shall be limited to the amount calculated applying the rate under the U.S.-Japan Tax Treaty to the extent the holder qualifies for benefits under such treaty, may generally be creditable under the Japanese foreign tax credit system. However, the U.S. withholding tax may not be a creditable tax to offset against Japanese taxes because under the Japanese foreign tax credit system, only foreign taxes allowed to be levied by a contracting state under a tax treaty are creditable in principle. In addition, even if the U.S. withholding tax is considered a creditable tax, dividends paid by Kubota Holdings may not constitute foreign source income for Japanese foreign tax credit purposes because Kubota Holdings is a Japanese corporation, so the U.S. withholding tax may not generally be creditable. Therefore, Japanese Holders who are individuals may not be able to claim a Japanese foreign tax credit for the U.S. withholding tax. The Japanese withholding tax should be creditable against a Japanese Holder’s Japanese income tax or be refundable to a Japanese Holder in appropriate cases in principle.

For Japanese Holders who are corporations, the dividend income will be subject to Japanese corporate income taxation subject to certain exclusion of dividend received from taxable income depending on the ownership ratio in Kubota Holdings. As described above, dividends will generally be subject to U.S. withholding tax. However, the U.S. withholding tax may not be a creditable tax to offset against Japanese taxes because under the Japanese foreign tax credit system, only foreign taxes allowed to be levied by a contracting state under a tax treaty are creditable in principle. In addition, even if the U.S. withholding tax is considered a creditable tax, dividends paid by Kubota Holdings may not constitute foreign source income for Japanese foreign tax credit purposes because Kubota Holdings is a Japanese corporation, so the U.S. withholding tax may not generally be creditable. Therefore, Japanese Holders who are corporations may not be able to claim a Japanese foreign tax credit for the U.S. withholding tax. The Japanese withholding tax should be creditable against a Japanese Holder’s Japanese corporate income tax or be refundable to a Japanese Holder in appropriate cases in principle.

If a Japanese Holder is a Non-Resident with PE or a Foreign Corporation with PE, taxation on dividend income should generally be the same as for a resident individual or a Japanese corporation, respectively, as explained above, except that a Non-Resident with PE or a Foreign Corporation with PE is not eligible for a Japanese foreign tax credit, provided, further, that a Japanese foreign tax credit will become applicable on or after January 1, 2017 for a Non-Resident with PE and from the tax years commencing on or after April 1, 2016 for a Foreign Corporation with PE.

Sale or Other Disposition. Upon a sale or other disposition of Kubota Holdings common stock, a Japanese Holder will recognize gain or loss and be subject to Japanese taxation thereon.

Japanese inheritance and gift taxes, at progressive rates, may be payable by an individual who has acquired from another individual shares of Kubota Holdings common stock as a legatee, heir or donee, even if the acquiring individual is not a Japanese resident.

Material Japanese Tax Consequences of the Ownership and Disposition of Kubota Holdings Common Stock to Non-Japanese Holders.

Dividends. Kubota Holdings does not currently anticipate paying dividends on its common stock or buying back Kubota Holdings common stock for the foreseeable future.

In the event that dividends are paid, however, a non-Japanese Holder will generally be subject to Japanese income tax collected by way of withholding on dividends Kubota Holdings pays with respect to shares of Kubota Holdings common stock and such tax will be withheld prior to payment of dividends.

In the absence of any applicable tax treaty, convention or agreement reducing the maximum rate of withholding tax or allowing exemption from Japanese withholding tax, the rate of the Japanese withholding tax applicable to dividends paid by Japanese corporations on their shares of stock to non-Japanese Holders is generally 20.42% (or 20% for dividends due and payable on or after January 1, 2038) under Japanese tax law. However, with respect to dividends paid on listed shares issued by a Japanese corporation (such as shares of Kubota Holdings common stock) to non-Japanese Holders, other than any individual shareholder who holds 3% or more of the total number of shares issued by the relevant Japanese corporation (to whom the aforementioned withholding tax rate will still apply), the aforementioned withholding tax rate is reduced to (1) 15.315% for dividends due and payable up to and including December 31, 2037 and (2) 15% for dividends due and payable on or after January 1, 2038. The withholding tax rates described above include the special reconstruction surtax (2.1% multiplied by the original applicable withholding tax rate, i.e., 15% or 20%, as the case may be), which is imposed during the period from and including January 1, 2013 to and including December 31, 2037, to fund the reconstruction from the Great East Japan Earthquake of 2011.

If distributions were made from Kubota Holdings’ capital surplus, rather than retained earnings, for Japanese Companies Act purposes, the portion of such distributions in excess of the amount corresponding to a pro rata portion of return of capital as determined under Japanese tax laws would be deemed dividends for Japanese tax purposes, while the rest would be treated as return of capital for Japanese tax purposes. The deemed dividend portion, if any, would generally be subject to the same tax treatment as dividends as described above, and the return of capital portion would generally be treated as proceeds derived from the sale of shares and subject to the same tax treatment as a sale of Kubota Holdings common stock as described below. Distributions made in consideration of repurchase by Kubota Holdings of its own shares will be treated substantially in the same manner.

Japan has income tax treaties whereby the withholding tax rate (including the special reconstruction surtax) may be reduced, generally to 15%, for portfolio investors, with, among others, Belgium, Canada, Denmark, Finland, Germany, Ireland, Italy, Luxembourg, New Zealand, Norway, Singapore and Spain, while the income tax treaties with, among others, Australia, France, Hong Kong, the Netherlands, Portugal, Qatar, Sweden, Switzerland, the United Kingdom and the United States generally reduce the withholding tax rate to 10% for portfolio investors. In addition, under the income tax treaty between Japan and the United States, dividends paid to pension funds which are qualified U.S. residents eligible to enjoy treaty benefits are exempt from Japanese income taxation by way of withholding or otherwise unless the dividends are derived from the carrying on of a business, directly or indirectly, by the pension funds. Similar treatment is applicable to dividends paid to pension funds under the income tax treaties between Japan and the Netherlands, Switzerland and the United Kingdom. Under Japanese tax law, any reduced maximum rate applicable under a tax treaty shall be available when such maximum rate is below the rate otherwise applicable under the Japanese tax law referred to in the preceding paragraph with respect to the dividends to be paid by Kubota Holdings on Kubota Holdings common stock.

Non-Japanese Holders who are entitled under an applicable tax treaty to a reduced rate of, or exemption from, Japanese withholding tax on any dividends on Kubota Holdings common stock are, in principle, required to submit, through the withholding agent to the relevant tax authority prior to the payment of dividends, an Application Form for Income Tax Convention regarding Relief from Japanese Income Tax and Special Income Tax for Reconstruction on Dividends together with any required forms and documents. A standing proxy for a non-Japanese Holder may be used in order to submit the application on a non-Japanese Holder’s behalf. In this regard, a certain simplified special filing procedure is available for non-Japanese Holders to claim treaty benefits of reduction of or exemption from Japanese withholding tax, by submitting a Special Application Form for Income Tax Convention regarding Relief from Japanese Income Tax and Special Income Tax for Reconstruction on Dividends of Listed Stocks together with any required forms and documents. Non-Japanese Holders who are entitled, under any applicable tax treaty, to a reduced rate of Japanese withholding tax below the rate otherwise applicable under Japanese tax law, or exemption therefrom, as the case may be, but fail to submit the required application in advance, may nevertheless be entitled to claim a refund from the relevant Japanese tax authority of withholding taxes withheld in excess of the rate under an applicable tax treaty (if such non-Japanese Holders are entitled to a reduced treaty rate under the applicable tax treaty) or the full amount of tax withheld (if such non-Japanese Holders are entitled to an exemption under the applicable tax treaty), as the case may be, by complying with a certain subsequent filing procedure. Acucela US or Kubota Holdings does not assume any responsibility to ensure withholding at the reduced treaty rate, or exemption therefrom, for shareholders who would be eligible under an applicable tax treaty but who do not follow the required procedures as stated above.

Sale or Other Disposition. Gains derived from the sale of shares of Kubota Holdings common stock outside Japan by a non-Japanese Holder that is a portfolio investor will generally not be subject to Japanese income or corporation taxes.

Japanese inheritance and gift taxes, at progressive rates, may be payable by an individual who has acquired from another individual shares of Kubota Holdings common stock as a legatee, heir or donee, even if the acquiring individual is not a Japanese resident.

DESCRIPTION OF KUBOTA HOLDINGS’ SHARE CAPITAL

The following description of Kubota Holdings’ share capital at the effective time of the Redomicile Transaction is a summary. This summary does not purport to be complete and is qualified in its entirety by reference to the Companies Act of Japan, or the Japanese Companies Act, the complete text of Kubota Holdings’ articles of incorporation, or the Japan Articles, in effect at the effective time of the Redomicile Transaction and substantially in the form attached as Annex B to this proxy statement/prospectus, and the share handling regulations of Kubota Holdings substantially in the form attached as Annex C. You should read those laws and documents carefully.

General

Under Kubota Holdings’ current articles of incorporation, Kubota Holdings is authorized to issue 1,000 shares of common stock, of which 10 shares have been issued as of the date of this proxy statement/prospectus.

Pursuant to the Japanese Companies Act, the number of shares of common stock that Kubota Holdings will be authorized to issue under the Japan Articles cannot exceed four times the number of Kubota Holdings’ issued shares of common stock as of the consummation of the Redomicile Transaction. Kubota Holdings intends to authorize the maximum number of shares of common stock permitted by the Japanese Companies Act, which it estimates will not exceed 164 million shares. The number of Kubota Holdings’ issued shares as of the date of the Redomicile Transaction will be increased by a forward stock split so that upon the Redomicile Transaction each Acucela US shareholder will receive one share of common stock for each share of Acucela US held by it pursuant to the terms of the Merger Agreement. As of August 10, 2016, 37,642,037 shares of Acucela US common stock were issued and outstanding.

As of the consummation of the Redomicile Transaction, all issued shares of Kubota Holdings common stock will be fully-paid and non-assessable and generally transferable through the book-entry system as described below. The transfer agent for the shares of common stock is, upon the consummation of the Redomicile Transaction, Mitsubishi UFJ Trust and Banking Corporation, located at 4-5, Marunouchi 1-Chome, Chiyoda-Ku, Tokyo 100-8212, Japan. Kubota Holdings’ transfer agent will maintain Kubota Holdings’ register of shareholders.

Effective on January 5, 2009, a new central book-entry transfer system for listed shares of Japanese companies was established pursuant to the Act Concerning Central Clearing of Bonds, Shares and Other Securities of Japan, including regulations promulgated thereunder, or the Book-Entry Act, and this system will be applied to the shares of Kubota Holdings common stock upon consummation of the Redomicile Transaction. Under this system, shares of all Japanese companies listed on any Japanese stock exchange are uncertificated and shareholders of listed shares must have accounts at account management institutions to hold their shares unless such shareholders have an account at JASDEC, the sole institution designated by the relevant authorities as a Book-Entry Transfer Institution under the Book-Entry Act. Account management institutions are financial instruments business operators (i.e. securities firms), banks, trust companies and certain other financial institutions that meet the requirements prescribed by the Book-Entry Act. Transfer of the shares of Kubota Holdings common stock is effected exclusively through entry in the records maintained by JASDEC and the account management institutions, and title to the shares passes to the transferee at the time when the transfer of the shares is recorded in the transferee’s account at an account management institution. The holder of an account at an account management institution is presumed to be the legal holder of the shares recorded in such account.

Under the Japanese Companies Act and the Book-Entry Act, in order to assert rights to which shareholders as of a given record date are entitled (such as the rights to vote at a general meeting of shareholders or receive dividends), a shareholder must have its name and address registered in Kubota Holdings’ register of shareholders, except in limited circumstances. Under the central book-entry transfer system, such registration on the register of shareholders is made upon receipt by Kubota Holdings of the necessary information from JASDEC through an all shareholders notice (soukabunushi tsuchi). For additional information see the section below titled “—Record Date.” On the other hand, in order to assert rights to which shareholders are entitled regardless of record dates, such as minority shareholders’ rights, including the right to propose a matter to be considered at a general meeting of shareholders, but excluding shareholders’ rights to request Kubota Holdings to purchase shares constituting less than a full unit as described in the section below titled “—Unit Share System”, upon a shareholder’s request, JASDEC shall issue to Kubota Holdings a notice of certain information (kobetsukabunushi tsuchi), which information includes the name and address of such shareholder. Under the Book-Entry Act, a shareholder must exercise its shareholder’s right within four weeks after the delivery of such notice.

Non-Japanese resident shareholders are required to appoint a standing proxy in Japan or provide a mailing address in Japan. Each such shareholder must give notice of such standing proxy or mailing address to the relevant account management institution. Such notice will be forwarded to Kubota Holdings through JASDEC. Japanese securities firms and commercial banks customarily act as standing proxies and provide related services for standard fees. Notices from Kubota Holdings to non-Japanese resident shareholders are delivered to such standing proxies or mailing addresses.

Distribution of Surplus

General

Under the Japanese Companies Act, a distribution of cash or other assets by a joint stock corporation to its shareholders, including dividends, takes the form of distribution of Surplus as described in the section below titled “—Restriction on Distribution of Surplus.” Kubota Holdings is permitted to make distributions of Surplus to its shareholders any number of times per fiscal year, subject to certain limitations described in “—Restriction on Distribution of Surplus.” Under the Japanese Companies Act, distributions of Surplus are, in principle, required to be authorized by resolution of a general meeting of shareholders. Distributions of Surplus are, however, permitted pursuant to a resolution of the board of directors if:

(1)	the Japan Articles so provide;

(2)	Kubota Holdings selects independent auditors and forms an Audit Committee, a Compensation Committee and a Nominating Committee under the Japanese Companies Act;

(3)	the normal term of office of directors expires at or before the close of the ordinary general meeting of shareholders held with respect to the last fiscal year ended within one year after their appointment; and

(4)	the corporation’s non-consolidated annual financial statements and certain documents for the latest fiscal year fairly present the corporation’s non-consolidated assets and profit or loss, as required by ordinances of the Ministry of Justice.

As of the date of the Redomicile Transaction, the requirements described in (1) through (3) above will be met in respect of Kubota Holdings.

Distributions of Surplus may be made in cash or in kind in proportion to the number of shares of common stock held by each shareholder. A resolution adopted at a general meeting of shareholders or the board of directors authorizing a distribution of Surplus must specify the kind and aggregate book value of the assets to be distributed, the manner of allocation of such assets to shareholders, and the effective date of the distribution. Under the Japan Articles, if a distribution of Surplus is to be made in kind, Kubota Holdings may, pursuant to a resolution of the board of directors, grant to its shareholders a right to require Kubota Holdings to make such distribution in cash instead of in kind. If no such right is granted to shareholders, the relevant distribution of Surplus must be approved by special resolution adopted at a general meeting of shareholders as described in the section below titled “—Voting Rights” with respect to a special resolution.

Under the Japan Articles, the record dates for year-end dividends and interim dividends are December 31 and June 30, respectively, in each year. In Japan, the ex-dividend date, or the date from which purchasers of shares through Japanese stock exchanges will not be entitled to the dividends to be paid to registered shareholders as of any record date, and the record date for dividends precede the date of determination of the amount of the dividend to be paid. The ex-dividend date of the shares of common stock is generally the second business day prior to the record date. Under the Japan Articles, Kubota Holdings is not obligated to pay any year-end dividend nor interim dividend which was made in cash that has not been received by a shareholder after the lapse of three years from the commencement date of such distribution.

While Kubota Holdings is not contemplating paying dividends for the foreseeable future, customary dividend payout practices of publicly listed companies in Japan may significantly differ from those that are followed in markets outside Japan. In particular, consistent with the market practice in Japan, Kubota Holdings may regularly announce forecasts or payout ratio targets of annual dividends. However, any such forecasts or targets are not legally binding and actual payment of dividends will require a resolution of the Kubota Holdings board of directors as described above. This actual payment may differ from any previously announced forecasts or payout ratio targets. Resolutions to pay dividends are usually not adopted until after the record date, which is specified as December 31 and June 30 by the Japan Articles and, therefore, Kubota Holdings’ shareholders of record on a record date may not receive the dividends they anticipate.

Restriction on Distribution of Surplus

In making a distribution of Surplus, Kubota Holdings must set aside in its additional paid-in capital and/or legal reserve an amount equal to one-tenth of the amount of Surplus so distributed until the sum of such additional paid-in capital and legal reserve reaches one-quarter of its stated capital.

The amount of Surplus at any given time must be calculated in accordance with the following formula:

A+B+C+D - (E+F+G)

In the above formula:

“A” = the total amount of other capital surplus and other retained earnings, as set forth on Kubota Holdings’ non-consolidated balance sheet as of the end of the last fiscal year.

“B” = if Kubota Holdings has disposed of its treasury stock after the end of the last fiscal year, the amount of the consideration for such treasury stock received by it less the book value thereof.

“C” = if Kubota Holdings has reduced its stated capital after the end of the last fiscal year, the amount of such reduction less the portion thereof that has been transferred to additional paid-in capital or legal reserve, if any.

“D” = if Kubota Holdings has reduced its additional paid-in capital or legal reserve after the end of the last fiscal year, the amount of such reduction less the portion thereof that has been transferred to stated capital, if any.

“E” = if Kubota Holdings has cancelled its treasury stock after the end of the last fiscal year, the book value of such treasury stock.

“F” = if Kubota Holdings has distributed Surplus to its shareholders after the end of the last fiscal year, the total book value of the Surplus so distributed.

“G” = certain other amounts set forth in an ordinance of the Ministry of Justice, including the following:

•	if Kubota Holdings has reduced Surplus and increased its stated capital, additional paid-in capital or legal reserve after the end of the last fiscal year, the amount of such reduction; and

•	if Kubota Holdings has distributed Surplus to shareholders after the end of the last fiscal year, the amount set aside in its additional paid-in capital or legal reserve, if any, as required by ordinances of the Ministry of Justice.

The aggregate book value of Surplus distributed by Kubota Holdings may not exceed a prescribed distributable amount, or the Distributable Amount, as calculated on the effective date of such distribution. The Distributable Amount at any given time shall be the amount of Surplus less the aggregate of (a) the book value of Kubota Holdings’ treasury stock, (b) the amount of consideration for any of Kubota Holdings’ treasury stock disposed of by it after the end of the last fiscal year and (c) certain other amounts set forth in an ordinance of the Ministry of Justice, including all or a certain part of the amount by which one half of Kubota Holdings’ goodwill and deferred assets exceeds, if at all, the total of the stated capital, additional paid-in capital and legal reserve, each such amount as set forth in Kubota Holdings’ non-consolidated balance sheet as of the end of the last fiscal year, as calculated in accordance with ordinances of the Ministry of Justice.

If Kubota Holdings has become, at its option, a company with respect to which its consolidated balance sheet should also be considered in the calculation of the Distributable Amount (renketsu haito kisei tekiyo kaisha), Kubota Holdings shall further deduct from the amount of Surplus the excess amount, if any, of (x) the total amount of the shareholders’ equity appearing on its non-consolidated balance sheet as of the end of the last fiscal year and certain other amounts set forth in an ordinance of the Ministry of Justice over (y) the total amount of the shareholders’ equity and certain other amounts set forth in an ordinance of the Ministry of Justice appearing on its consolidated balance sheet as of the end of the last fiscal year.

If Kubota Holdings has prepared interim financial statements as described below, and if such interim financial statements have been approved by the board of directors or (if so required by the Japanese Companies Act) by a general meeting of shareholders, then the Distributable Amount must be adjusted to take into account the amount of profit or loss, and the amount of consideration for any of Kubota Holdings’ treasury stock disposed of by it, during the period in respect of which such interim financial statements have been prepared. Kubota Holdings may prepare non-consolidated interim financial statements consisting of a balance sheet as of any date subsequent to the end of the last fiscal year and a statement of income for the period from the first day of the subject fiscal year to the date of such balance sheet. Interim financial statements so prepared by Kubota Holdings must be audited by the Audit Committee and the independent auditor and approved by the board of directors and (if so required) at a general meeting of shareholders, as required by the Japanese Companies Act and ordinances of the Ministry of Justice.

Capital and Reserves

Kubota Holdings may generally reduce its additional paid-in capital or legal reserve by resolution of a general meeting of shareholders and, if so decided by the same resolution, may account for the whole or any part of the amount of such reduction as stated capital. On the other hand, Kubota Holdings may generally reduce its stated capital by special resolution of a general meeting of shareholders and, if so decided by the same resolution, may account for the whole or any part of the amount of such reduction as additional paid-in capital. In addition, Kubota Holdings may reduce its Surplus and increase either (1) stated capital or (2) additional paid-in capital and/or legal reserve by the same amount, in either case by resolution of a general meeting of shareholders.

Stock Splits

Under the Japan Articles, Kubota Holdings may at any time split shares of common stock into a greater number of shares of common stock (1) by resolution of the board of directors or (2) by determination of an executive officer to whom the authority to make such determination has been delegated by resolution of the board of directors. Under the Japan Articles, when a stock split is to be made, so long as Kubota Holdings’ only class of outstanding stock is the common stock, Kubota Holdings may increase the number of authorized shares by the same ratio as that of such stock split by amending its articles of incorporation, which amendment may be effected, without the approval of shareholders, by resolution of the board of directors or by determination of an executive officer to whom the authority to make such determination has been delegated by resolution of the board of directors.

Before a stock split, Kubota Holdings must give public notice of the stock split, specifying the record date therefor, not less than two weeks prior to such record date.

Unit Share System

The Japan Articles provide that 100 shares constitute one unit of shares. Under the unit share system, shareholders have, at general meetings of shareholders, one voting right for each unit of shares held by them, and shares constituting less than a full unit carry no voting rights. The Japan Articles provide that the holders of shares constituting less than a full unit do not have shareholder rights, except for those specified in the Japanese Companies Act or an ordinance of the Ministry of Justice which include rights (1) to receive dividends, (2) to receive cash or other assets in the case of a consolidation or split of shares, share exchange (kabushiki-kokan) or share transfer (kabushiki-iten), or merger or (3) to be allotted rights to subscribe for new shares and stock acquisition rights for free when such rights are granted to shareholders. Any holder of shares constituting less than a full unit may at any time request that Kubota Holdings purchase such shares constituting less than a full unit at their market price in accordance with its share handling regulations, a form of which is attached to this proxy statement/proxy statement as Annex C. Under the Japan Articles, the board of directors or an executive officer to whom the authority to make such determination has been delegated by resolution of the board of directors may reduce the number of shares constituting one unit or cease to use the unit share system by amendments to the articles of incorporation without shareholders’ approval even though amendments to the articles of incorporation generally require a special resolution adopted at the general meeting of shareholders.

Under the book-entry transfer system described above in the section titled “—General,” shares constituting less than a full unit are transferable. Under the rules of the Japanese stock exchanges, however, shares constituting less than a full unit do not comprise a trading unit, except in limited circumstances, and accordingly may not be sold on the Japanese stock exchanges.

Voting Rights

Shareholders of Kubota Holdings common stock have one vote for each unit of shares held by them.

Except as otherwise provided by law or in the Japan Articles, a majority of the votes held by the shareholders present at a general meeting of shareholders is necessary to adopt a resolution at the meeting. The Japan Articles provide that the quorum for appointment of directors is holders of common stock representing one third of the total number of shares entitled to vote. Shareholders of Kubota Holdings are not entitled to cumulative voting in the appointment of directors. A shareholder may exercise voting rights in writing or through a proxy, provided that the appointed proxy holder must be a holder of the shares of Kubota Holdings having voting rights at such meeting. Generally, a shareholder may also exercise voting rights by electronic means pursuant to the method designated by Kubota Holdings.

The Japanese Companies Act provides that certain important matters shall be approved by special resolution of a general meeting of shareholders. Under the Japan Articles, the quorum for a special resolution is holders of common stock representing one third of the total number of shares entitled to vote, and the approval of not less than two thirds of the votes held by the shareholders present at the meeting is required for adopting a special resolution. Such matters requiring a special resolution include:

•	any amendment to the Japan Articles (except for such amendments that may be made without the approval of shareholders under the Japanese Companies Act, such as (1) an increase of the number of authorized shares by the same ratio as that of a stock split, (2) a reduction of the number of shares constituting one unit of shares and (3) termination of the unit share system);

•	Kubota Holdings’ dissolution, merger or consolidation requiring shareholders’ approval;

•	establishment of a parent and wholly-owned subsidiary relationship by way of a share transfer (kabushiki-iten) or share exchange (kabushiki-kokan) requiring shareholders’ approval;

•	transfer of the whole or a substantial part of Kubota Holdings’ business;

•	taking over of the whole of the business of another company requiring shareholders’ approval;

•	transfer of the whole or a part of Kubota Holdings’ equity interests in any of its subsidiaries requiring shareholders’ approval;

•	Kubota Holdings’ company split (kaisha bunkatsu) requiring shareholders’ approval;

•	consolidation of shares of common stock;

•	acquisition of shares of common stock from a specific shareholder other than Kubota Holdings’ subsidiary;

•	distribution of Surplus in kind (except when shareholders are granted the right to require that such distribution be made in cash instead of in kind);

•	issuance of new shares or sale of existing shares held by Kubota Holdings as treasury stock to persons other than all the shareholders at a significantly preferable price; and

•	issuance of stock acquisition rights (including those incorporated in bonds with stock acquisition rights) to persons other than the shareholders under significantly preferable terms.

Liquidation Rights

In the event of Kubota Holdings’ liquidation, the assets remaining after payment of all debts, liquidation expenses, and taxes will be distributed among holders of shares of common stock in proportion to the respective numbers of shares held by them.

Issue of Additional Shares and Preemptive Rights

Under the Japan Articles, holders of common stock have no preemptive rights, and authorized but unissued shares of common stock may be issued at such times and upon such terms as the board of directors or an executive officer to whom the authority to make such determination has been delegated by resolution of the board of directors determines subject to the limitations as to the issuance of new shares of common stock at a “significantly preferable” price described in the section above titled “—Voting Rights.” The board of directors or such executive officer may, however, determine that shareholders shall be given subscription rights regarding a particular issue of new shares, in which case such rights must be given on uniform terms to all shareholders as of a record date not less than two weeks’ prior to which public notice must be given. Each of the shareholders to whom such rights are given must also be given at least two weeks’ prior notice of the date on which such rights expire.

Stock Acquisition Rights and Restricted Stock

Kubota Holdings may issue stock acquisition rights in the future. Kubota Holdings expects to adopt a stock option plan prior to the completion of the Redomicile Transaction. Please see “Approval of the Merger Agreement—Stock Compensation Plans” for more information on the Kubota Option Plan. Holders of stock acquisition rights are entitled to acquire shares from Kubota Holdings upon payment of the applicable exercise price and subject to other terms and conditions. Kubota Holdings may also issue bonds with stock acquisition rights (shinkabu yoyakuken-tsuki shasai). Under the Japan Articles, the issuance of stock acquisition rights and bonds with stock acquisition rights may be authorized by the board of directors or by an executive officer to whom the authority to make such determination has been delegated by resolution of the board of directors, unless it is made under “significantly preferable” terms, as described in the section above titled “—Voting Rights.”

At the effective time of the Redomicile Transaction, all unexpired, unexercised and outstanding options to purchase shares of Acucela US common stock will be cancelled, and in exchange therefor, Kubota Holdings will issue stock acquisition rights to purchase shares of Kubota Holdings common stock. Each such stock acquisition right to purchase shares of Kubota Holdings common stock will (1) be exercisable for the same number of shares of Kubota Holdings common stock as such cancelled Acucela US stock option, (2) have the same exercise price as such cancelled Acucela US stock option, (3) be subject to the same vesting schedule, (4) have the same material terms as such cancelled Acucela US stock option (to the extent reasonably practicable under Japanese laws and regulations and not rendered inoperative by reason of the Redomicile Transaction), and (5) not provide such cancelled Acucela US stock option holder with any additional benefits not provided under such cancelled Acucela US stock option. The substitution of each such Acucela US stock option will be completed in a manner that complies with Internal Revenue Code sections 409A and 424(a) so as to avoid imposition of additional taxes to the extent applicable. In addition, the stock acquisition rights to be issued by Kubota Holdings will be governed by the Japanese Companies Act.

At the effective time of the Redomicile Transaction and pursuant to the terms of the Merger Agreement, all outstanding restricted stock units to acquire shares of Acucela US common stock shall be cancelled, and in exchange therefor, Kubota Holdings will issue stock acquisition rights to purchase shares of Kubota Holdings common stock. Each such stock acquisition right will (1) be exercisable for one share of Kubota Holdings common stock, (2) have an exercise price of one (1) yen per share, (3) be subject to the same vesting schedule as such cancelled restricted stock units, and (4) have material terms that are substantially similar to such cancelled Acucela US restricted stock units (to the extent reasonably practicable under Japanese laws and regulations and not rendered inoperative by reason of the Redomicile Transaction). The substitution of each such Acucela US restricted stock unit will be completed in a manner that complies with Internal Revenue Code section 409A so as to avoid imposition of additional taxes to the extent applicable.

At the effective time of the Redomicile Transaction and pursuant to the terms of the Merger Agreement, similar to the other outstanding shares of Acucela US common stock, all outstanding shares of restricted stock granted by Acucela US shall be cancelled, and in exchange therefor, shares of Kubota Holdings common stock will be distributed to the holders of such cancelled Acucela US restricted stock. Each such share of Kubota Holdings common stock will be subject to restrictions that are substantially similar in all material respects to such Acucela US restricted stock (to the extent reasonably practicable under Japanese laws and regulations and not rendered inoperative by reason of the Redomicile Transaction).

Record Date

Under the Japan Articles, the last day of February is the record date for the determination of shareholders entitled to vote at the ordinary general meeting of shareholders. December 31 and June 30 are the record dates for the payment of year-end dividends and interim dividends, respectively. In addition, under the Japan Articles, by resolution of the board of directors or, by determination of an executive director to whom the authority to make such determination has been delegated by resolution of the board of directors, and after giving at least two weeks’ prior public notice, Kubota Holdings may at any time set a record date in order to determine the shareholders who are entitled to certain rights pertaining to Kubota Holdings’ stock. Under the Book-Entry Act, JASDEC is required to give Kubota Holdings notice of the names and addresses of its shareholders, the numbers of shares held by them and other relevant information as of such record date.

Acquisition of Common Stock

Under the Japan Articles, Kubota Holdings may acquire shares of its common stock:

•	by way of purchase on any Japanese stock exchange on which the shares of its common stock are listed or by way of tender offer (in either case pursuant to a resolution adopted by the board of directors);

•	from a specific shareholder other than any of Kubota Holdings’ subsidiaries (pursuant to a special resolution adopted at a general meeting of shareholders); or

•	from any of Kubota Holdings’ subsidiaries (pursuant to a resolution adopted by the board of directors or a determination by an executive officer to whom the authority to make such determination has been delegated by resolution of the board of directors).

If Kubota Holdings acquires shares from a specific party other than any of its subsidiaries as specified above at a price higher than the greater of (1)(a) the closing price of shares of its common stock at the market trading such shares on the day immediately preceding the day on which such resolution is made or (b) if no sale takes place at such market on that day, the price at which the sale of such shares is executed on such market immediately thereafter and (2) in the event that such shares are subject to a tender offer, the price set in the contract regarding such tender offer on such date, any shareholder may request that Kubota Holdings include him or her as the seller of his or her shares in the proposed acquisition. Any such acquisition of shares must satisfy certain requirements, such as that Kubota Holdings may only acquire its own shares in an aggregate amount up to the Distributable Amount. For additional information, see the section above titled “—Distribution of Surplus.”

Under the Japan Articles, Kubota Holdings may hold the shares of its common stock acquired and may generally dispose of or cancel such shares by resolution of the board of directors or by determination of an executive officer to whom the authority to make such determination has been delegated by resolution of the board of directors.

Disposal of Shares of Common Stock Held by Shareholders Whose Location is Unknown

Kubota Holdings is not required to continue to send notices to a shareholder if notices sent by Kubota Holdings to such shareholder fail to arrive for five consecutive years or more at such shareholder’s address registered in Kubota Holdings’ register of shareholders or otherwise notified to Kubota Holdings.

In the above case, if the relevant shareholder also fails to receive dividends on the shares continuously for five years or more at such shareholder’s address registered in Kubota Holdings’ register of shareholders or otherwise notified to Kubota Holdings, then Kubota Holdings may in general dispose of such shares at their then market price and hold or deposit the proceeds of such disposition on behalf of the relevant shareholder.

JAPANESE FOREIGN EXCHANGE AND CERTAIN OTHER REGULATIONS

Japanese Foreign Exchange Controls

The Foreign Exchange and Foreign Trade Act of Japan, as amended, and its related cabinet orders and ministerial ordinances, or the Foreign Exchange Regulations, govern the acquisition and holding of shares of Kubota Holdings’ capital stock by “exchange non-residents” and by “foreign investors.” In general, the Foreign Exchange Regulations as currently in effect do not, however, affect transactions between exchange non-residents to purchase or sell shares outside Japan using currencies other than Japanese yen.

Exchange non-residents are:

•	individuals who do not reside in Japan; and

•	corporations whose principal offices are located outside Japan.

Generally, branches and other offices of non-resident corporations that are located within Japan are regarded as residents of Japan. Conversely, branches and other offices of Japanese corporations located outside Japan are regarded as exchange non-residents.

Foreign investors are:

•	individuals who are exchange non-residents;

•	corporations that are organized under the laws of foreign countries or whose principal offices are located outside Japan; and

•	corporations (1) 50% or more of the voting rights of which are held, directly or indirectly, by individuals who are exchange non-residents and/or corporations (a) that are organized under the laws of foreign countries or (b) whose principal offices are located outside Japan or (2) a majority of whose officers, or officers having the power of representation, are individuals who are exchange non-residents.

In general, the acquisition of shares of a Japanese joint stock corporation, such as the shares of Kubota Holdings’ common stock, by an exchange non-resident from a resident of Japan is not subject to any prior filing requirements. In certain limited circumstances, however, the Minister of Finance may require prior approval of an acquisition of this type. While prior approval is not required in general, in the case where a resident of Japan transfers shares of a Japanese joint stock corporation, such as the shares of Kubota Holdings’ common stock, for consideration exceeding ¥100 million to an exchange non-resident, the resident of Japan who transfers the shares is required to report the transfer to the Minister of Finance within 20 days from the date of the transfer, unless (1) the transfer was made through a bank or financial instruments business operator registered under the Financial Instruments and Exchange Act of Japan, as amended, or the FIEA, acting as an agent or intermediary or (2) the transfer constitutes an “inward direct investment” described below.

If a foreign investor acquires shares of a Japanese joint stock corporation that is listed on a Japanese stock exchange, such as the shares of Kubota Holdings’ common stock, or that is traded on an over-the-counter market in Japan and, as a result of the acquisition, the foreign investor, in combination with any existing holdings, directly or indirectly holds 10% or more of the issued shares of the relevant company, such acquisition constitutes an “inward direct investment” and the foreign investor must in general file a report of the acquisition with the Minister of Finance and any other competent Ministers having jurisdiction over that Japanese joint stock corporation by the 15th day of the month immediately following the end of the month in which such acquisition was consummated. In limited circumstances, such as where the foreign investor is in a country that is not listed on an exemption schedule in the Foreign Exchange Regulations, a prior notification of the acquisition must be filed with the Minister of Finance and any other competent Ministers, who may then modify or prohibit the proposed acquisition. Under the Foreign Exchange Regulations, dividends paid on, and the proceeds from sales in Japan of shares of, Kubota Holdings common stock held by exchange non-residents may generally be converted into any foreign currency and repatriated abroad. However, under the Foreign Exchange Regulations, any transfer of funds out of Japan may be required to follow certain procedures or may be prohibited, depending on the location of the recipient, the purpose of such fund transfer and other factors.

Reporting of Substantial Shareholders

The FIEA and its related regulations require any person, regardless of residence, who has become, beneficially and solely or jointly, a holder of more than 5% of the total issued shares of capital stock of a company that is listed on any Japanese stock exchange, or whose shares are traded on an over-the-counter market in Japan, to file a report with the Director of the competent Local Finance Bureau of the Ministry of Finance within five business days. With certain exceptions, a similar report must also be filed in respect of any subsequent change of 1% or more in the holding or of any change in material matters set out in any previously filed reports. For this purpose, shares issuable to such person upon conversion of convertible securities or exercise of share subscription warrants or stock acquisition rights are taken into account in determining both the number of shares held by the holder and the issuer’s total issued shares of capital stock. These reports are required to be filed and made publicly available through the Electronic Disclosure for Investor’s Network (EDINET) system, which is an electronic disclosure system operated by the Financial Services Agency of Japan.

COMPARISON OF RIGHTS OF SHAREHOLDERS

Your rights as a shareholder of Acucela US are governed by the Washington Business Corporation Act, or the WBCA, and the US Articles and US Bylaws. If the Redomicile Transaction is consummated, you will become a shareholder of Kubota Holdings, and your rights will be governed by Japanese law, including the Japanese Companies Act and the Book-Entry Act, and the Japan Articles and the Japan Governance Documents, as thereafter amended, restated or replaced.

Many of the principal attributes of shares of Acucela US common stock and Kubota Holdings common stock will be similar. However, there are differences between your rights under Japanese law and the WBCA. In addition, there are differences between the US Articles, US Bylaws and other internal governance policies of Acucela US and the Japan Articles and the Japan Governance Documents.

The following discussion summarizes the material changes and certain similarities in your rights resulting from the Redomicile Transaction. As such, this summary does not set forth all of the differences between the WBCA and Japanese law or all the differences between the US Articles, US Bylaws and other internal governance policies of Acucela US and the Japan Articles and the Japan Governance Documents. This summary is subject to the complete text of the WBCA, Japanese law, the US Articles and US Bylaws, the Japan Articles and the Japan Governance Documents. We encourage you to read those laws and documents. Forms of the Japan Articles and the Japan Governance Documents are attached to this proxy statement/prospectus as Annexes B, C, D and E, respectively. For information as to how you can obtain the US Articles and US Bylaws, see “Where You Can Find More Information.”

Acucela US	Kubota Holdings

Authorized Share Capital

Acucela US’s authorized share capital consists of 100,000,000 shares of common stock, without par value.	The total number of Kubota Holdings’ shares authorized to be issued is 1,000 shares of common stock, which will be increased at the effective time of the Redomicile Transaction. See “Description of Kubota Holdings’ Share Capital—General” for further information.

Outstanding Share Capital

Acucela US has outstanding only one class of common stock. Holders of shares of common stock of Acucela US are entitled to all of the respective rights and obligations provided to common shareholders under Washington law and the US Articles and US Bylaws. As of August 10, 2016, there were 37,642,037 shares of common stock of Acucela US outstanding.	Kubota Holdings has only one class of common stock outstanding. Holders of shares of common stock of Kubota Holdings are entitled to all of the respective rights and obligations provided to common shareholders under Japanese law and the Japan Articles. As of August 10, 2016, there were 10 shares of common stock of Kubota Holdings outstanding, all of which are held by Acucela US. The number of Kubota Holdings’ issued shares as of the date of the Redomicile Transaction will be increased by a forward stock split so that upon the Redomicile Transaction each Acucela US shareholder will be entitled to receive one share of Kubota Holdings common stock for each share of Acucela US common stock held by it pursuant to the terms of the Merger Agreement.

Designations of Preferred Stock

The US Articles do not authorize any shares of preferred stock.	The Japan Articles do not authorize any shares of preferred stock.

Acucela US	Kubota Holdings
Voting Rights

In accordance with the WBCA and US Bylaws, each holder of shares of Acucela US common stock is entitled to one vote per share on all matters to be voted on by common shareholders.

In accordance with the Japanese law and the Japan Articles, Kubota Holdings currently uses the unit share system (tan-gen kabushiki), where one share unit consists of 100 shares of Kubota Holdings’ common stock. If a shareholder has one or more units of Kubota Holdings’ common stock, the shareholder will have voting rights with respect to each unit of common stock. The holders of less than one unit of common stock have no voting rights.

For a discussion of shareholders’ rights under the unit share system, please see the section titled “Description of Kubota Holdings’ Share Capital—Unit Share System.”

Dividend Rights

The WBCA provides that shares may be issued pro rata and without consideration to a corporation’s shareholders as a share dividend. Additionally, the board of directors of a corporation may authorize distributions to its shareholders provided that no distribution may be made if after giving it effect, (1) the corporation would not be able to pay its liabilities as they become due in the usual course of business or (2) the corporation’s total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.	The Japan Articles provide that its board of directors may declare dividends to the maximum extent permitted by law. The holders of Kubota Holdings’ common stock, including the holders of less than one unit of common stock, are entitled to share equally in dividends in accordance with their shareholding.

Size of the Board of Directors

The WBCA provides that the board of directors of a Washington corporation must consist of one or more directors as fixed by the corporation’s articles of incorporation or bylaws. The US Articles and US Bylaws provide that the number of directors on Acucela US’s board of directors shall be not less than one nor more than seven directors, with the specific number of directors to be fixed from time to time by resolutions adopted by the majority of the board of directors, provided that no decrease in the number of directors will have the effect of shortening the term of any incumbent director.	The Japanese Companies Act provides that the board of directors of a Japanese joint stock corporation must consist of three or more directors. The Japan Articles provide that the total number of directors on Kubota Holdings’ board of directors shall be no greater than seven. At the effective time of the Redomicile Transaction, the Kubota Holdings board of directors will consist of five directors, of whom four will be non-executive directors and one will be an executive director.

Election of Directors

The WBCA and the US Bylaws provide that directors will be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting at which a quorum is present.	Kubota Holdings’ directors are elected by a simple majority of votes cast by Kubota Holdings’ shareholders at general meetings of shareholders of Kubota Holdings at which a quorum is present.

Acucela US	Kubota Holdings
Classification of the Board of Directors; Term of Directors

Under the WBCA, a Washington corporation may, in its articles of incorporation, provided for a classified board of directors, with staggered terms under which one-half or one-third of the directors are elected for terms of two or three years, respectively. The US Articles do not provide for a classified board of directors.	Under the Japanese Companies Act, the term of directors shall be one year at the maximum. The Japan Articles do not provide for a classified board of directors. Under the Japan Articles, each director of Kubota Holdings is elected for a one-year term,

Removal of Directors

The US Bylaws provide that one or more directors may be removed with or without cause by holders of the shares entitled to elect those directors, if the number of votes cast to remove the directors exceeds the number of votes cast not to remove the directors. Under the WBCA and US Bylaws, a director may be removed by shareholders only at a meeting of the shareholders called for that purpose.	Under the Japanese Companies Act and the Japan Articles, any director may be removed, with or without cause, by a simple majority of votes cast at a general meeting of shareholders of Kubota Holdings at which a quorum is present.

Filling of Vacancies on the Board of Directors

Under the WBCA and US Bylaws, any vacancy on the board of directors may be filled by the shareholders, the board of directors or by the affirmative vote of a majority of the directors then in office, if fewer than a quorum. Any vacant office to be held by a director elected by the holders of one or more classes of shares entitled to vote shall be filled only by the vote of the holders of such classes of shares. Any director elected to fill a vacancy shall serve until the next election of directors by the shareholders.	Under the Japanese Companies Act, all directors must be elected at a meeting of shareholders, regardless of whether a vacancy exists on the board of directors. Shareholders may elect substitute directors in advance to fill any vacancies that may arise on the board of directors. Under the Japanese Companies Act and the Japan Articles, the term of office for such substitute director is the vacating director’s remaining term.

Ability to Call Special Meetings of Shareholders

Under the WBCA, a special meeting of shareholders may be called by the board of directors or by any other person authorized to do so in the corporation’s articles of incorporation or bylaws. A corporation must also hold a special meeting if the holders of at least ten percent of all votes entitled to be cast at such meeting deliver to the corporation a demand for a special meeting. However, a corporation that is a public company may in its articles of incorporation limit or deny the right of shareholders to call a special meeting.

The Acucela US bylaws provide that, in addition to the board of directors and holders of at least ten percent of all votes entitled to be cast, the chairman of the board or the president of Acucela US may call a special meeting of shareholders.

Under the Japanese Companies Act, extraordinary meetings of shareholders may be called upon a resolution of board of directors of Kubota Holdings. Under the Japanese Companies Act, Kubota Holdings’ shareholders holding 3% or more of the total number of voting rights of Kubota Holdings for six months or longer are entitled to request that Kubota Holdings’ directors call an extraordinary meeting of shareholders. If, notwithstanding such request, Kubota Holdings’ board of directors fails to call an extraordinary meeting of shareholders, the requesting shareholders may call an extraordinary meeting of shareholders upon the authorization of a Japanese court.

Acucela US	Kubota Holdings
Notice of Annual and Special Meetings of Shareholders

The WBCA and US Bylaws provide that Acucela US shall notify each shareholder entitled to notice or to vote at such meeting of the date, time, and place of each annual and special meeting of the shareholders. Such notice shall be given not less than 10 nor more than 60 calendar days before the date of the meeting, except that notice of a meeting of shareholders to act on an amendment to the articles of incorporation, a plan of merger or share exchange, a proposed sale of assets other than in the regular course of business, or the dissolution of the corporation shall be given not less than 20 nor more than 60 calendar days before the meeting date.	Under the Japanese Companies Act, all notices in respect of ordinary and extraordinary general meetings of shareholders of Kubota Holdings must be sent or otherwise given to shareholders no later than two weeks prior to the date of the meeting. Such notice shall specify (1) the date, time and place of the shareholders meeting, (2) the matters over which a vote is being sought, (3) that shareholders who do not attend the shareholders meeting in person may exercise their voting rights by proxy, if so arranged, (4) that shareholders may exercise their votes by an electromagnetic method, if so arranged and (5) any other matters prescribed by the applicable Ordinance of the Ministry of Justice depending on the items to be voted on.

Shareholder Action by Written Consent

Under the WBCA, action by shareholders of a corporation that has a class of shares registered with the SEC pursuant to Section 12 or 15 of the Exchange Act without a meeting is permitted only if the action is taken by all shareholders entitled to vote on the action.	Under the Japanese Companies Act, shareholders can take action by written consent so long as the particular matter receives the unanimous written approval of all shareholders who are entitled to vote upon such matter.

Advance Notice Requirements for Director Nominations and Other Proposals by Shareholders

The US Bylaws generally permit shareholders to nominate director candidates at annual and special meetings of shareholders if the shareholder intending to make such nomination gives timely notice thereof in writing in proper form, including the information with respect to the director nominee and the nominating shareholder as required by the US Bylaws. The US Bylaws also allow for business to be properly brought before an annual meeting of shareholders, if the shareholder intending to propose the business gives timely notice in writing in proper form, including the information about the proposal and the shareholder making the proposal required by the bylaws, and the item of business is a proper matter for shareholder action.

To be timely, the US Bylaws require, subject to certain limited exceptions, that written notice of an intention to nominate a director candidate at an annual meeting or of business to be properly brought before an annual meeting be delivered to, or mailed and received at, the principal offices of Acucela US:

•    not less than 120 days prior to the first anniversary of the date that Acucela US’s proxy statement was first released to shareholders in connection with the previous year’s annual meeting;

Under the Japanese Companies Act, shareholders of Kubota Holdings holding 1% or more of the total number of voting rights or 300 or more voting rights for six months or longer are entitled to propose any matter to be properly considered at a general meeting of shareholders of Kubota Holdings by submitting a written request to Kubota Holdings’ directors at least eight weeks prior to the date of such meeting.

Acucela US	Kubota Holdings

•    a reasonable time before Acucela US begins to print and mail its proxy materials if the date of the current year’s annual meeting has been changed by more than 30 days from the anniversary date of the previous year’s meeting; or

•    not more than seven days following the mailing to shareholders of the notice of annual meeting with respect to the current year’s annual meeting, if Acucela US did not release a proxy statement to shareholders in connection with the previous year’s annual meeting, or if no annual meeting was held during such year.

To be timely with respect to a special meeting, the US Bylaws require, subject to certain limited exceptions, that written notice of an intention to nominate a director candidate at a special meeting be delivered to the executive offices of Acucela US not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of (1) the 90th day prior to such special meeting or (2) the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the board to be elected at such meeting.

Amendments to the Articles of Incorporation

The WBCA and US Articles generally provide that amendments to the articles of incorporation must be approved by the board of directors and then adopted by the affirmative vote of a simple majority of the outstanding shares entitled to vote thereon.	The Japanese Companies Act provides that the articles of incorporation of a Japanese joint stock corporation may be amended by a special resolution of a general meeting of shareholders which, in the case of Kubota Holdings, means the affirmative vote of at least two-thirds of the total number of the voting rights represented at a meeting at which a quorum is present.

Amendments to Bylaws

Under the WBCA, the board of directors may amend or repeal a corporation’s bylaws unless the articles of incorporation reserve this power exclusively to the shareholders or the shareholders, in amending or repealing a particular bylaw, provide expressly that the board of directors may not amend or repeal that bylaw. The US Articles and US Bylaws provide that the board of directors is authorized to make, amend, or repeal the bylaws of Acucela US, subject to the limitations in the WBCA and subject to the power of the shareholders of Acucela US to change or repeal the bylaws.	While there is no provision under the Japanese Companies Act that mentions bylaws or other governing documents, Kubota Holdings will adopt internal rules (including the Japan Governance Documents, forms of which are attached to this proxy statement/prospectus as Annexes C, D and E) on the effective date of the Redomicile Transaction. These rules may be adopted, amended or repealed by Kubota Holdings’ board of directors.

Acucela US	Kubota Holdings
Forum Selection

The US Articles and US Bylaws are silent as to forum selection.	The Japan Articles and the Japanese Companies Act are silent as to forum selection.

Anti-Takeover Statutes

Under the WBCA, a Washington corporation may not, for a period of five years following the date on which a shareholder becomes the beneficial owner of ten percent or more of the corporation’s outstanding shares, engage in a significant business transaction, including, but not limited to, a merger, share exchange, consolidation or significant asset sale, with such shareholder or any affiliate of such shareholder without (1) the prior approval of the corporation’s board of directors of the transaction or of the acquisition by the shareholder resulting in such shareholder’s ownership of ten percent or more of the company’s outstanding shares or (2) the approval of the transaction by the corporation’s board of directors and the approval of the transaction, at a special or annual meeting, of at least two-thirds of the outstanding shares entitled to vote, not including any shares beneficially owned by the shareholder who is a party to the transaction.	The Japanese Companies Act does not contain any anti-takeover provisions.

Mergers, Consolidations and Other Transactions

Under the WBCA, a merger, share exchange, consolidation, sale of substantially all of a corporation’s assets other than in the regular course of business, or dissolution of a corporation must be approved by the board of directors and by two-thirds of all votes entitled to be cast by each voting group entitled to vote as a separate group, unless a higher or lower proportion is specified in the articles of incorporation. However, certain mergers need not be approved by the shareholders of the surviving corporation if:

•    the articles of incorporation will not change in the merger, except for specified permitted amendments;

•    no change occurs in the number, designations, preferences, limitations and relative rights of shares held by those shareholders who were shareholders prior to the merger;

•    the number of voting shares outstanding immediately after the merger, plus the voting shares issuable as a result of the merger, will not exceed the authorized voting shares in the surviving corporation’s articles of incorporation immediately prior to the merger; and

The Japanese Companies Act requires that extraordinary transactions, such as mergers, consolidations, company split (kaisha bunkatsu), share exchanges (kabushiki kokan), share transfers (kabushiki iten), sales of all or a substantial part of the business or all or part of stock of its subsidiary and purchases of all of the business of other companies must be approved, unless certain financial standards or certain statutory conditions are satisfied, by a special resolution of a general meeting of shareholders which, in the case of Kubota Holdings, means the affirmative vote of at least two-thirds of the total number of the voting rights represented at a meeting at which a quorum is present.

In addition, the issuance of Kubota Holdings’ common stock to a third-party at a “significantly preferable” price is subject to a special resolution of a general meeting of shareholders which, in the case of Kubota Holdings, means the affirmative vote of at least two-thirds of the total number of voting rights represented at a meeting at which a quorum is present. For additional information regarding other matters that require approval by special resolution, see the section above titled “Description of Kubota Holdings’ Share Capital – Voting Rights.”

Acucela US	Kubota Holdings

•    the number of participating shares outstanding immediately after the merger, plus the number of participating shares issuable as a result of the merger, will not exceed the authorized participating shares specified in the corporation’s articles of incorporation immediately prior to the merger.

Under the US Articles, the approval of a plan of merger or share exchange, the sale, lease, exchange or other disposition of substantially all of company’s assets other than in the regular course of business, and the dissolution of the company shall be authorized if approved by each voting group entitled to vote thereon by a simple majority of all the votes entitled to be cast by that voting group.

Preemptive Rights and Preferential Subscription Rights

Under Washington law, shareholders of a corporation have preemptive rights to subscribe to an additional issue of shares, unless such right is expressly denied in the articles of incorporation. The US Articles expressly deny preemtive rights to the holders of shares of Acucela US capital stock.	The Japanese Companies Act provides that shareholders of a public Japanese joint stock corporation do not have pre-emptive rights to purchase additional shares or other securities of the issuer.

Directors’ and Officers’ Liability and Indemnification

The WBCA permits a corporation to include in its articles of incorporation provisions that eliminate or limit the personal liability of a director to the corporation or its shareholders for monetary damages for conduct as a director, provided that such provisions may not eliminate or limit the liability of a director for acts or omissions that involve:

•    intentional misconduct by the director or a knowing violation of law by a director;

•    liability for unlawful distributions; or

•    any transaction from which the director will personally receive a benefit in money, property, or services to which the director is not legally entitled.

The US Articles provide that a director of Acucela US will not be liable to the corporation or its shareholders for monetary damages for any conduct as a director to the fullest extent permitted under the WBCA.

The WBCA also permits a corporation to indemnify officers, directors, employees and agents for actions (1) taken in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of

The Japanese Companies Act and the Japan Article allow Kubota Holdings to enter into liability limitation agreements with its non-executive directors, pursuant to which such directors will generally not be liable to Kubota Holdings in excess of the minimum liability amount permissible by law, so long as such directors performed their duties without gross negligence or willful misconduct.

Acucela US	Kubota Holdings

the corporation and (2) for which they had no reasonable cause to believe was unlawful. A corporation may advance expenses of defense (upon receipt of a written undertaking to reimburse the corporation if indemnification is not appropriate) and to purchase and maintain liability insurance for its directors and officers. A corporation may not indemnify an individual in connection with a proceeding by or in the right of the corporation in which the individual was adjudged liable to the corporation or in connection with any other proceeding charging improper personal benefit to the director in which the director was adjudged liable on the basis that personal benefit was improperly received by the director.

To the extent that a director or officer is wholly successful on the merits or otherwise in the defense of such an action, suit or proceeding, a Washington corporation is required by Washington law to indemnify such person for expenses actually and reasonably incurred thereby, unless limited by its articles of incorporation.

The US Articles and US Bylaws provide that Acucela US shall, to the maximum extent permitted by Washington law, indemnify any individual made party to a proceeding because that individual is or was a director or officer of the company and shall advance or reimburse the reasonable expenses incurred by such individual in advance of final disposition of the proceeding, without regard to limitations in the WBCA, to the extent such limitation may be disregarded if authorized by the US Articles. Under the US Bylaws, the board of directors may also grant these rights to indemnification and advancement of expenses to employees and agents of the corporation.

Acucela US has entered into indemnification agreements with the individuals who serve as its officers and directors that may be broader than the specific indemnification provisions contained in the WBCA. Pursuant to these agreements, Acucela US will indemnify officers and directors who are made parties to, or threatened to be made parties to, any proceeding by reason of the fact that they are or were officers or directors, or are or were serving at Acucela US request as a director, officer, employee, or agent of another entity. The agreements require Acucela US to indemnify its officers and directors against all expenses, judgments, fines and penalties actually and reasonably incurred by them in connection with the defense or settlement of any such proceeding subject to the terms and conditions of the agreements.

Acucela US	Kubota Holdings
Shareholder Rights Plan

Acucela US currently has no shareholder rights plan.	Kubota Holdings will have no shareholder rights plan as of consummation of the Redomicile Transaction.

Quorum of Shareholders

The US Bylaws provide that the presence of shareholders, in person or by proxy, holding at least a majority of the outstanding shares of common stock of Acucela US will be required to establish a quorum. The shareholders present in person or by proxy at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. In the event that a meeting of shareholders is adjourned more than once because of the failure of a quorum to attend, shareholders who attend the third convening of such meeting shall represent a quorum, provided such shareholders represent, in the aggregate, at least one-third of the shares entitled to vote at such meeting. When specified business is to be voted on by a class or series of share voting as a class, the holders of a majority of the shares of that class or series constitute a quorum of the class or series for the transaction of business.	The Japan Articles do not require a quorum for matters that are subject to a vote as an ordinary matter at a general meeting of shareholders. Not requiring a quorum for the said matters is permitted under the Japanese Companies Act. For (1) a special resolution of a general meeting of shareholders provided for in Article 309, Paragraph 2 of the Japanese Companies Act (which clause, in general, references the voting rights of shareholders in Japanese joint stock corporations for an extraordinary transaction, such as those transactions listed above in this table under “—Mergers, Consolidations and Other Transactions”), and (2) a resolution for election or removal of directors, the required quorum is one-third of the total number of voting rights entitled to vote at such meeting.

Inspection of Corporate Records

Under the WBCA, a shareholder is entitled to inspect and copy, during regular business hours at a corporation’s principal office, and upon five business days’ notice to the corporation:

•    the corporation’s articles of incorporations and bylaws, and all amendments thereto currently in effect;

•    the minutes of all shareholders’ meetings, and records of all corporate actions approved by shareholders without a meeting, for the past three years;

•    certain financial statements for the past three years;

•    all communications to shareholders within the past three years;

•    a list of the names and business addresses of its current directors and officers; and

•    the corporation’s most recent annual report delivered to the secretary of state.

A shareholder is also entitled to inspect and copy excerpts from minutes of any meeting of the board of directors or other records of actions of the boards,

The Japanese Companies Act allows any shareholder of Kubota Holdings to inspect or copy certain corporate records of Kubota Holdings, including:

•    the shareholder registry and stock option registry of Kubota Holdings;

•    the minutes of general meetings of shareholders; and

•    upon the authorization of a Japanese court, the minutes of meetings of the board of directors, provided certain statutory conditions are satisfied.

The Japanese Companies Act further allows shareholders holding 3% or more of the total number of voting rights or 3% or more of Kubota Holdings’ issued and outstanding shares to inspect or copy Kubota Holdings’ accounting books, provided certain statutory conditions are satisfied. However, in certain cases as prescribed in the Japanese Companies Act, Kubota Holdings may be allowed to refuse the shareholder’s request for inspection or copying of the foregoing corporate records.

Acucela US	Kubota Holdings
accounting records of the corporation and the record of shareholders, so long as (1) the shareholder’s demand is made in good faith and for a proper purpose, (2) with five business days’ advance notice to the corporation, the shareholder describes with reasonable particularity the shareholder’s purpose and the records the shareholder desires to inspect, and (3) the records are directly connected with the shareholder’s purpose.

Dissenters’ Rights

Under the WBCA, shareholders have the right to dissent from voting to approve certain corporate actions such as a merger and demand fair value for the shares of the dissenting shareholder. If a proposed corporate action creating dissenters’ rights is submitted to a vote at a shareholders meeting, a shareholder who wishes to assert dissenters’ rights must (1) deliver to the corporation, before the vote is taken, written notice of his intent to demand payment for his shares if the proposed action is effected, and (2) not vote his shares in favor of the proposed action. If fair value is unsettled, the WBCA provides for the dissenter and the company to petition a superior court.	Under the Japanese Companies Act, shareholders generally have the right to be paid the appraisal value of their shares if they oppose and vote against (1) certain types of amendments to a company’s articles of incorporation that would materially affect a shareholder’s rights or (2) certain types of merger, consolidation, company split (kaisha bunkatsu), share exchange (kabushiki kokan), share transfer (kabushiki iten), sale of all or a substantial part of the business or all or part of stock of its subsidiary, or purchase of all of the business of other company.

For a discussion of how dissenters’ rights under the WBCA may apply to the Redomicile Transaction, please see the section titled “Approval of the Merger Agreement (Proposal 1)—Dissenters’ Rights.”

Shareholder Derivative Lawsuits
Under the WBCA, a shareholder bringing a derivative suit must have been a shareholder at the time of the wrong complained of or that the share was transferred to him by operation of law from a person who was such a shareholder. In addition, the shareholder must remain a shareholder throughout the litigation. There is no requirement under the WBCA to advance the expenses of a lawsuit to a shareholder bringing a derivative suit.	Shareholders of Kubota Holdings do not have a direct right to enforce rights that could be asserted by Kubota Holdings. Instead, under the Japanese Companies Act, they may enforce Kubota Holdings’ rights against its directors, executive officers and accounting auditors derivatively on behalf of Kubota Holdings through a judicial process if certain conditions are met.

TRADING MARKET AND DIVIDEND INFORMATION

Market for Acucela US Common Stock

Acucela US common stock has been listed on the Mothers market of the TSE under the code “4589” since February 13, 2014. Prior to that date, there was no public trading market for Acucela US common stock. Acucela US’s initial public offering was priced at ¥1,816, or approximately $17.72 per share (based on an exchange rate of ¥102.47 to one U.S. dollar, which was the TTM rate quoted by The Bank of Tokyo-Mitsubishi UFJ, Ltd. on February 13, 2014). We expect the shares of Kubota Holdings common stock to be listed on the Mothers market of TSE. The TSE will establish a listing code for the Kubota Holdings common stock when it approves the Kubota Holdings common stock for listing. Currently, there is no established public trading market for the common stock of Kubota Holdings.

The following table sets forth, for the periods indicated, the reported high and low sales prices per share of Acucela US common stock as reported on the Mothers Board of the Tokyo Stock Exchange. The prices in the following table have been translated from Japanese yen to a corresponding U.S. dollar amount based on the TTM rates quoted by The Bank of Tokyo-Mitsubishi UFJ, Ltd. in effect on the date the price disclosed was reported on the Mothers Board of the Tokyo Stock Exchange.

	High	Low
Fiscal Year Ended December 31, 2014
First Quarter (from February 13, 2014)	$23.99	$14.18
Second Quarter	$17.10	$5.12
Third Quarter	$10.19	$6.85
Fourth Quarter	$8.36	$5.01
Fiscal Year Ended December 31, 2015
First Quarter	$6.15	$5.36
Second Quarter	$7.08	$4.92
Third Quarter	$6.49	$4.81
Fourth Quarter	$7.02	$5.50
Fiscal Year Ended December 31, 2016
First Quarter	$25.52	$6.98
Second Quarter	$69.90	$8.98
Third Quarter (through August 10, 2016)	$24.28	$11.52

On March 28, 2016, the last trading day before the public announcement that Acucela US would seek to redomicile in Japan, the closing price of shares of Acucela US common stock as reported on the Mothers market of the TSE was ¥2,436, or approximately $21.47, per share based on an exchange rate of ¥113.44 to one U.S. dollar. On August 10, 2016, the last practicable date before the date of this proxy statement/prospectus, the closing price of shares of Acucela US common stock as reported on the Mothers market of the TSE was ¥1,215, or approximately $11.96, per share based on an exchange rate of ¥101.62 to one U.S. dollar.

Holders of Record

As of August 10, 2016, there were 22 holders of record of shares of Acucela US common stock. All shares of Kubota Holdings common stock outstanding before the Redomicile Transaction are owned by Acucela US.

Dividend Information

To date, Acucela US has not paid or declared any dividends on its common stock. Our management team and board of directors regularly evaluate our business, operations, cost structure, capital structure, capital return and capital allocation policies. The declaration and amount of all dividends will be at the discretion of our board of directors and will depend upon many factors, including our financial condition, results of operations, cash flows, prospects, industry conditions, capital requirements of our business, covenants associated with certain debt obligations, legal requirements, regulatory constraints, industry practice and other factors the board of directors deems relevant. Neither Kubota Holdings nor Acucela US expects to pay dividends for the foreseeable future.

Information Regarding Equity Compensation Plans

The following table presents information as of December 31, 2015 with respect to compensation plans under which shares of Acucela US common stock may be issued.

	Number of Securities to be Issued Upon Exercise of Outstanding Options		Weighted Average Exercise Price of Outstanding Options(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Plan Category	(a)		(b)	(c)
Equity compensation plans approved by shareholders	1,854,030	(2)(3)(4)	$6.30	30,425	(5)
Equity compensation plans not approved by shareholders	—		—	—

Total	1,854,030		$6.30	30,425

(1)	The weighted-average exercise price is calculated excluding outstanding restricted stock and restricted stock units since recipients are not required to pay an exercise price to receive the shares subject to these awards.
(2)	Excludes 358,692 outstanding shares of restricted stock which all vested in connection with the termination of Steven Tarr’s employment with Acucela US in November 2015, 118,369 shares of restricted stock granted to Edward Danse, Acucela US’s Chief Business Officer, in May 2015, of which 25% vested on May 1, 2016 while the remaining vest on a monthly pro rata basis over the subsequent three years. Also excludes a total of 1,195,931 restricted stock units of which 413,019 vest in 2016, 299,305 vest in 2017, 299,285 vest in 2018 and 184,322 vest in 2019.
(3)	Excludes 780,000 shares of Acucela US common stock issuable pursuant to stock options granted to Dr. Kubota under Acucela US’s 2014 Equity Incentive Plan, as amended, in January 2016 of which 747,462 stock options have an exercise price of $9.22 per share and the remaining stock options have an exercise price of $10.14 per share.
(4)	Excludes an aggregate of 120,000 shares of common stock issuable pursuant to stock options granted to Acucela US’s four non-employee directors under the 2014 Equity Incentive Plan, as amended, in January 2016 with an exercise price of $9.22 per share.
(5)	Excludes an additional 1,460,684 shares of common stock available for issuance under the 2014 Equity Incentive Plan, as amended, which were added January 1, 2016, pursuant to the ‘evergreen provision’ contained in such plan.

SELECTED HISTORICAL FINANCIAL DATA

The following tables present Acucela US’s selected historical financial data derived from audited financial statements. The financial data for the years ended December 31, 2015, 2014 and 2013 and as of December 31, 2015 and 2014 are derived from Acucela US’s audited consolidated financial statements and related notes included in Acucela US’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, which is incorporated by reference in this proxy statement/prospectus. The financial data for the years ended December 31, 2012 and 2011 and as of December 31, 2013, 2012 and 2011 are derived from Acucela US’s audited consolidated financial statements and related notes, which are not incorporated by reference in this proxy statement/prospectus.

The financial data for the six months ended June 30, 2016 and 2015 and as of June 30, 2016 are derived from Acucela US’s unaudited consolidated financial statements contained in Acucela US’s Quarterly Report on Form 10-Q for the six months ended June 30, 2016, which is incorporated by reference in this proxy statement/prospectus. The unaudited financial data presented has been prepared on a basis consistent with Acucela US’s audited consolidated financial statements. These financial statements are unaudited, but, in the opinion of Acucela US’s management, contain all adjustments necessary to present fairly Acucela US’s consolidated financial position, results of operations and cash flows for the periods indicated.

You should read the summary historical financial data presented below together with Acucela US’s audited consolidated financial statements for the year ended December 31, 2015, its unaudited consolidated financial statements for the six months ended June 30, 2016 that are incorporated by reference into this proxy statement/prospectus, and the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Acucela US’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2016, each of which is incorporated herein by reference. See “Where You Can Find More Information” for a more detailed description of the information incorporated by reference into this proxy statement/prospectus and how you may obtain it.

We have included no data for Kubota Holdings or US Merger Co because those entities have only nominal assets and have not engaged in any material business or other activities for the periods shown below.

	Year Ended December 31,					Six months ended June 30,
	2015	2014	2013	2012	2011	2016	2015
Statement of Operations Data:	(in thousands, except per share data)					(unaudited)
Revenue from collaborations	$24,067	$35,396	$52,947	$46,424	$34,226	$6,630	$14,396
Expenses:
Research and development	22,636	25,582	36,405	31,604	24,183	13,321	11,509
General and administrative	27,987	10,002	9,548	7,787	6,174	14,356	17,050

Total expenses	50,623	35,584	45,953	39,391	30,357	27,677	28,559

Income (loss) from operations	(26,556)	(188)	6,994	7,033	3,869	(21,047)	(14,163)
Other income (expense), net:
Interest income	1,117	519	122	27	21	707	502
Interest expense	—	(15)	(116)	(138)	(143)	—	—
Other income (expense), net	(20)	37	182	(97)	39	15	(19)

Income before income tax	(25,459)	353	7,182	6,825	3,786	(20,325)	(13,680)
Income tax benefit (expense)	(50)	(2,359)	(2,883)	(2,647)	2,480	(17)	2

Net income (loss)	(25,509)	(2,006)	4,299	4,178	6,266	(20,342)	(13,678)
Net income attributable to participating securities	—	—	3,138	3,056	4,584	—	—

Net income (loss) attributable to common shareholders	$(25,509)	$(2,006)	$1,161	$1,122	$1,682	$(20,342)	$(13,678)

Net income (loss) per share attributable to common shareholders, basic	$(0.71)	$(0.06)	$0.10	$0.09	$0.14	$(0.55)	$(0.38)

Weighted average shares used to compute net income (loss) per share attributable to common shareholders, basic	35,972	32,869	11,964	11,901	11,897	37,135	36,026
Net income (loss) attributable to common shareholders per share, diluted	$(0.71)	$(0.06)	$0.09	$0.09	$0.14	$(0.55)	$(0.38)

Weighted average shares used to compute net income (loss) per share attributable to common shareholders, diluted	35,972	32,869	12,355	12,158	12,045	37,135	36,026

	As of December 31,					As of June 30,
Balance Sheet Data:	2015	2014	2013	2012	2011	2016
	(in thousands)					(unaudited)
Cash, cash equivalents and investments	$166,525	$187,819	$32,419	$23,566	$19,117	$154,607
Working capital	111,789	99,158	19,412	25,990	15,477	121,627
Total assets	175,950	196,966	54,048	47,024	41,495	162,013
Contingently convertible debt, related party (including current portion)	—	—	12,000	12,000	12,000	—
Convertible preferred stock	—	—	28,209	28,209	28,209	—
Accumulated deficit	(30,975)	(5,466)	(3,460)	(7,759)	(11,937)	(51,317)
Total shareholders’ equity	166,434	184,363	31,124	25,607	20,840	154,919

SELECTED UNAUDITED PRO FORMA FINANCIAL DATA

Pro forma financial statements for Kubota Holdings to reflect the Redomicile Transaction are not presented in this proxy statement/prospectus because no significant pro forma adjustments are required to be made as a result of the Redomicile Transaction to the audited financial statements of Acucela US for the year ended December 31, 2015 or the unaudited financial statements of Acucela US for the six months ended June 30, 2016.

MANAGEMENT

Executive Officers of Acucela US

The names of the executive officers of Acucela US, their ages as of August 10, 2016, and their positions are shown below.

Name *	Age	Occupation at Acucela US
Ryo Kubota, M.D., Ph.D.	49	Chairman, President and Chief Executive Officer, Director
Edward Danse	64	Chief Business Officer
John Gebhart	61	Chief Financial Officer
Lukas Scheibler	45	Executive Vice President of Research and Development

*	The table above excludes Roger Girard, our former Chief Strategy Officer, and George Lasezkay, our former Executive Vice President, General Counsel. Mr. Girard’s and Dr. Lasezkay’s employment terminated in July 2016. For additional information regarding Mr. Girard and Dr. Lasezkay, see “Item 10. Directors, Executive Officers and Corporate Governance” in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 11, 2016.

Ryo Kubota, M.D., Ph.D. is the founder of Acucela US. He has served as President, Chief Executive Officer and director since June 2002. He has served as Acucela US’s Chairman since April 2005. Additionally, he served as Treasurer from June 2002 to August 2006, and as Secretary from June 2002 to September 2002, November 2002 to August 2006, and March 2007 to July 2011. Prior to founding Acucela Inc., Dr. Kubota worked in the ophthalmology field, including serving as an instructor at Keio University and as an Acting Assistant Professor at the University of Washington School of Medicine. Dr. Kubota holds an M.D. and a Ph.D. in medicine from Keio University. Dr. Kubota has been board certified in ophthalmology by the Japanese Ophthalmological Association since 1996 and is a member of the American Academy of Ophthalmology, the Association for Research in Vision and Ophthalmology, and the Japanese Ophthalmology Society. Since 2008, Dr. Kubota has been a director of the Japan-America Society of the State of Washington. Dr. Kubota serves as Acucela US’s Chairman based on the perspective and experience he brings to the Acucela US board of directors as President, Chief Executive Officer and Founder. He adds historical knowledge, scientific leadership, and ophthalmic industry expertise to the board of directors.

Mr. Edward Danse joined Acucela US in May 2015. Prior to this, he served as President of Replenish, Inc., the developer of a novel MicroPump for retinal drug delivery, for which he was brought in to lead a restructuring, recapitalization and technology transfer to the company’s global partner. From 2005 to 2014, Mr. Danse served as President and CEO of Neurotech Pharmaceuticals, Inc. In 2006, he transitioned Neurotech from a Paris to a Delaware-based corporate domicile, and restructured and recapitalized the company. Subsequently he was instrumental in the development of two transformational products that address neovascular age-related macular degeneration and glaucoma. Mr. Danse’s development and commercial experience spans over 30 years in ophthalmology. Previously, he was President and CEO of ISTA Pharmaceuticals Inc. and was responsible for taking the Company public (NASDAQ) in 2000. Mr. Danse also held various senior positions at Allergan where he was responsible for establishing a high-growth, profitable business operation in Japan, China and the rest of Asia, including the consummation of several successful corporate acquisitions. His early career was spent in business development roles at Coopervision, Bausch & Lomb, and Schering-Plough. Mr. Danse holds an MBA in International Management from the Thunderbird School of Global Management in Glendale, Arizona.

Mr. John Gebhart joined Acucela US in May 2015. Prior to this, from 2012 to 2015, he was Chief Financial Officer at Qliance Medical Management Inc., a leader in direct primary care services, during a period of significant growth. During the period from 2004 through 2012, he operated an independent consultancy business providing project management and interim executive services expertise to health services and technology companies including Remote Medical International, Ventripoint, PhysioSonics, Carena, Clarity Health, Nexcura,

and DS-IQ. Mr. Gebhart has worked in emerging health and technology companies for more than 30 years in the roles of CFO, COO, and CEO. He began his career as a CPA with Ernst & Young and received his MBA from Pepperdine University in Malibu, California.

Dr. Lukas Scheibler joined Acucela US in August 2015 after a thirteen-year career in research and development, business development, and clinical trial management at Novartis, the world’s largest pharmaceutical company. Since 2008, Dr. Scheibler worked at Alcon, the world’s largest eye care company and a division of Novartis. He most recently served as Vice President of Alcon’s Ideation and Technology Evaluation Center, in charge of identifying novel technologies that address unmet needs in ophthalmology. Prior to this, he served as Alcon’s Vice President and Global Head of Clinical Trial Management.Prior to this, he served as Vice President and Global Head of R&D Alliances at Alcon from 2008 to 2011 where he played an important role in several major acquisitions and deals, including the purchase of LenSx Lasers and ESBATech, and exclusive access to the company’s ophthalmology compound library through a research agreement deal with AstraZeneca. Dr. Scheibler received a Master’s degree in chemistry from the University of Basel and a Ph.D. in chemistry from the University of Lausanne, both in Switzerland. He received his Postdoctoral Training from Harvard Medical School.

Directors

The names of Acucela US’s directors, their ages and board committee assignments as of August 10, 2016 are shown below.

Name	Age
Ryo Kubota, M.D., Ph.D.	49
Shintaro Asako * (1) (5) (6)	42
Shiro Mita (3) (4) (6)	65
Eisaku Nakamura (5) (6)	55
Robert Takeuchi (2) (6)	60

*	Lead Independent Director
(1)	Chair of the Audit Committee
(2)	Chair of the Compensation Committee
(3)	Chair of the Nominating Committee
(4)	Member of Audit Committee
(5)	Member of Compensation Committee
(6)	Member of Nominating Committee

On February 9, 2016, the nominating committee (the “Nominating Committee”) of the Acucela US board of directors recommended, and the Acucela US board of directors approved, the appointment of Shintaro Asako to the Compensation Committee and the appointment of Shiro Mita to serve as the chair of the Nominating Committee, replacing Eisaku Nakamura as the chair. Mr. Nakamura will continue to serve as a member of the Nominating Committee.

The following provides certain background information about each of the directors other than Dr. Kubota whose information appears under “Executive Officers of Acucela US.”

Shintaro Asako was elected to the Acucela US board of directors in June 2015. He has been serving as the Chief Executive Officer of DeNA West since 2013. Prior to his role as Chief Executive Officer of DeNA West, he served as Chief Financial Officer there from 2011 to 2013. Prior to his time at DeNA West, Mr. Asako served as the Chief Financial Officer at MediciNova, Inc. during the years 2005 through 2011. Mr. Asako held various positions at KPMG LLP and Arthur Anderson LLP, providing a variety of audit, tax, and business consulting services to multinational clients. Mr. Asako is a graduate of the Leventhal School of Accounting and is a certified public accountant from the state of California. Mr. Asako serves as a member of the Acucela US Board based on his strong executive management experience and brings to Acucela a background in regulations for publicly listed companies both in the US and Japan.

Dr. Shiro Mita was elected to the Acucela US board of directors in May 2015 and has been the President and Chief Executive Officer of M’s Science Corporation since November 2000. Prior to his role at M’s Science Corporation, Dr. Mita was the Executive Director of Drug Discovery at Santen Pharmaceuticals Co., Ltd during the years from 1995 through to 2000 where he concurrently sat on the board of directors. Dr. Mita has a Ph.D. in Pharmaceutical Science from Tokyo University and has also served as a Research Associate at Keio University’s School of Medicine. Dr. Mita obtained a Post-Doctoral Fellowship in cancer biology from the University of Washington. Dr. Mita brings to the board extensive experience in both the biotechnology and pharmaceutical fields as well as experience as a researcher and an executive officer.

Eisaku Nakamura was elected to the Acucela US board of directors in May 2015. He served as Director and General Manager of Bio Sight Capital Co., Ltd from 2006 to 2010 and as Chief Executive Officer and President of Berevno Corporation from 2001 to 2006. Mr. Nakamura has also served as an outside director on the boards of CanBas Corporation (2002 to 2009), Activus Pharma Co. Ltd. (2010 to 2013) and Koinobori Associates Inc. (2013 to present). Mr. Nakamura brings relevant investment management and capital markets experience which we believe is important as Acucela continues to grow.

Robert Takeuchi was elected to the Acucela US board of directors in May 2015 and has been the President of RT Consulting, Inc. since 2004. Mr. Takeuchi served as the President of SOFTBANK Finance, America Corporation from 1998 through 2004, Treasurer and Secretary of SOFTBANK Finance, America Corporation from 1996 through 1998 and a Director of International Equity Sales at Credit Suisse First Boston from 1988 through 1996. Mr. Takeuchi was an outside director of SBI Investment Co., Ltd. from 2004 through 2013 and of Quark Pharmaceuticals, Inc. from 2010 through 2013. Mr. Takeuchi holds a B.A. in Economics from the University of California and brings significant capital markets, private equity and investment advisory experience to the board.

The executive officers of Acucela US are appointed by, and serve at the discretion of the board of directors of Acucela US. There are no familial relationships among these directors and officers.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16 of the Exchange Act requires Acucela US’s directors, executive officers and any persons who own more than 10% of Acucela US common stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulation to furnish to Acucela US with copies of all Section 16(a) forms that they file. Based solely on its review of the copies of such forms furnished to us, Acucela US believes that all Section 16(a) filing requirements were timely met in 2015, with the exception that an initial report of ownership on Form 3 was filed late by Shintaro Asako.

Code of Business Conduct and Ethics

Acucela US has adopted codes of business conduct and ethics that apply to all of its board members, officers and employees. Acucela US’s Code of Business Conduct and Ethics is available without charge upon request to Investor Relations, Acucela Inc., 1301 Second Avenue, Suite 4200, Seattle, Washington 98101-3805. Any amendments or waivers of our Code of Business Conduct and Ethics pertaining to a member of Acucela US’s board of directors or one of our executive officers will be disclosed on Acucela US’s website at the above-referenced address.

Identification of Audit Committee and Financial Expert

Acucela US’s Audit Committee is comprised of Shintaro Asako and Shiro Mita. Mr. Asako is an “audit committee financial expert” within the meaning of Item 407(d) of Regulation S-K. Designation as an “audit committee financial expert” is an SEC disclosure requirement and does not impose any additional duties, obligations or liability on any person so designated. Acucela US’s board of directors has determined that Mr. Asako and Dr. Mita each satisfy the independence requirements promulgated by the TSE.

Meetings and Attendance

The Acucela US board of directors held thirteen meetings during 2015. All of the current directors who served on the Acucela US board of directors during 2015 attended at least 75% of the aggregate number of (1) the meetings of the board of directors and (2) the meetings of the committees on which he served.

Acucela US’s policy is to invite and encourage each member of its board of directors to be present at the annual meeting of shareholders of Acucela US. One of Acucela US’s directors attended Acucela US’s 2015 annual meeting.

Acucela US Corporate Governance

The following sections describe certain aspects of Acucela US’s corporate governance structure and procedures. For a description of Kubota Holdings’ corporate governance structure, and a comparison of your rights as a shareholder of Acucela US and your rights as a shareholder of Kubota Holdings if the Redomicile Transaction is effected, see the sections of this prospectus/proxy statement captioned “Governance of Kubota Holdings” and “Comparison of Rights of Shareholders.”

The Committees of the Board

The Acucela US board of directors has established an audit committee, a compensation committee and a nominating committee. The composition and responsibilities of each committee are described below. Copies of the charters for each committee are available without charge, upon request in writing to Acucela Inc., 1301 Second Avenue, Suite 4200, Seattle, Washington 98101, Attn: Investor Relations or on the Investors portion of our website at http://ir.acucela.com. Members serve on these committees until their resignations or until otherwise determined by the Acucela US board of directors.

Audit Committee. Acucela US’s audit committee is currently comprised of Shintaro Asako and Shiro Mita, both of whom have served on the committee since July 2, 2015. Mr. Asako is an “audit committee financial expert” within the meaning of Item 407(d) of Regulation S-K. Designation as an “audit committee financial expert” is an SEC disclosure requirement and does not impose any additional duties, obligations or liability on any person so designated. Acucela US’s board of directors has determined that Mr. Asako and Dr. Mita each satisfy the independence requirements promulgated by the TSE and the NYSE. All audit services to be provided to Acucela US and all permissible non audit services to be provided to Acucela US by Acucela US’s independent registered public accounting firm will be approved in advance by Acucela US’s audit committee. Acucela US’s audit committee recommended, and the Acucela US board of directors adopted, a charter for the audit committee, which is posted on our website at http://ir.acucela.com. Acucela US’s audit committee, among other things:

•	selects a firm to serve as Acucela US’s independent registered public accounting firm to audit its financial statements and determines the compensation for Acucela US’s independent registered public accounting firm;

•	reviews annual and quarterly financial statements, management discussion and analysis of financial results or other information submitted to the SEC or appropriate Japanese regulatory authorities or released to the public, including those rendered by the independent public accountants;

•	helps to ensure the independence of Acucela US’s independent registered public accounting firm;

•	discusses the scope and results of the audit with Acucela US’s independent registered public accounting firm, and reviews, with management and our independent accountants, Acucela US’s interim and year end operating results, financial statements, accounting and financial reporting processes, and the integrity of the financial statements;

•	develops procedures for employees to submit concerns anonymously about questionable accounting or audit matters and our treatment of such submitted concerns;

•	ensures that management has the proper review system in place to ensure that Acucela US’s financial statements, reports and other financial information disseminated to governmental organizations and the public satisfy legal requirements;

•	resolves disagreements between management and Acucela US’s independent registered public accountants;

•	oversees our compliance with legal and regulatory requirements and compliance with ethical standards adopted by Acucela US;

•	considers the adequacy of Acucela US’s internal controls regarding finance and accounting;

•	discusses Acucela US’s policies with respect to risk assessment and risk management;

•	reviews, in consultation with Acucela US’s independent registered public accounting firm, the integrity of Acucela US’s financial reporting process;

•	reviews, in consultation with legal counsel, disclosure of legal matters including related-party transactions between management and principal shareholders that could have a significant impact on Acucela US’s financial statements;

•	consults periodically with Acucela US’s independent registered public accounting firm, out of the presence of management, about internal controls and the completeness and accuracy of Acucela US’s financial statements; and

•	reviews and approves (or, as permitted, preapproves) all audit and non-audit services to be performed by Acucela US’s independent registered public accounting firm.

Acucela US’s audit committee met seven times during 2015.

Compensation Committee. Acucela US’s compensation committee is currently comprised of Robert Takeuchi and Eisaku Nakamura, both of whom have served on the committee since July 2, 2015, and Shintaro Asako, who has served on the committee since February 9, 2016. The amended and restated compensation committee charter (the “Compensation Committee Charter”) provides that Acucela US’s compensation committee must consist of at least two non-employee directors. Acucela US’s board of directors has determined that Mr. Takeuchi and Mr. Nakamura each satisfy the independence requirements promulgated by the NYSE. The purpose of Acucela US’s compensation committee is to discharge the responsibilities of the Acucela US board of directors relating to compensation of Acucela US’s executive officers. Acucela US’s Compensation Committee Charter is posted on our website at http://ir.acucela.com. Acucela US’s compensation committee, among other things:

•	reviews and determines, or makes recommendations to the Acucela US board of directors regarding, the compensation of Acucela US’s executive officers;

•	reviews Acucela US’s major compensation related risk exposure and the steps management has taken to monitor or mitigate such exposure;

•	evaluates the performance of Acucela US’s chief executive officer;

•	administers Acucela US’s stock and equity incentive plans;

•	reviews and approves corporate goals and objectives relevant to the compensation of Acucela US’s executive officers and evaluates the performance of Acucela US’s executive officers in light of these goals and objectives;

•	recommends to the Acucela US board of directors the form and amount of compensation to be paid or awarded to Acucela US’s non-employee directors;

•	reviews our public disclosures concerning executive and director compensation in Acucela US’s reports filed with the SEC;

•	assesses the independence of each compensation consultant, legal counsel and other advisors to the compensation committee;

•	reviews and makes recommendations to the Acucela US board of directors with respect to incentive compensation and equity plans; and

•	establishes and reviews general policies relating to compensation and benefits of Acucela US’s employees.

Under the Compensation Committee Charter, our compensation committee has the sole authority to determine all aspects of executive compensation, although its current practice is to review and recommend to the Board compensation packages for executive officers and to make recommendations to the Board regarding the compensation of non-employee directors. In addition, our current policy requires that equity compensation awards to executive officers must be approved by the Board following recommendation of the compensation committee. Additionally, our compensation committee also reviews compensation practices and trends to assess the adequacy and competitiveness of our executive compensation programs. Although our compensation committee may form and delegate authority to subcommittees when appropriate, or to one or more members of the committee, our compensation committee does not delegate any of its powers and authority with respect to executive compensation. Further, although our compensation committee consults with both the Chief Executive Officer and Vice President of Human Resources of Acucela US in establishing the compensation paid to our executive officers, all compensation decisions are ultimately decided by the compensation committee.

During 2015, our Compensation Committee reviewed and made recommendations to the Board regarding compensation for non-employee directors using a process similar to the one used for determining compensation for our executive officers.

Under the Compensation Committee Charter, our compensation committee has the authority to retain outside counsel or other advisors. Pursuant to that authority, our compensation committee retained an independent compensation consultant, Radford, an Aon Hewitt Company (“Radford”), to provide advice and ongoing recommendations on executive and non-employee director compensation matters for 2015 and 2014. Fees paid to Radford by the Company were less than $120,000 for 2014 and for 2015. Radford representatives meet with our compensation committee from time to time at regular and special meetings to identify companies similar to Acucela in terms of industry, number of employees, location and market capitalization (the “Peer Group”). Once the Board has determined the appropriate companies to include in the Peer Group, Radford provides compensation levels for various executive and director positions. Benchmarking compensation against the Peer Group allows the compensation committee to determine appropriate levels of compensation to stay competitive in the search for and retention of executives and non-employee directors. Radford provides these services to assist our compensation committee in satisfying its responsibilities and will undertake no projects for management without our compensation committee’s approval. The decision to retain Radford was not made or recommended by management.

Our compensation committee met six times during 2015.

Nominating Committee. Acucela US’s nominating committee is currently comprised of Shintaro Asako, Shiro Mita, Eisaku Nakamura and Robert Takeuchi, all of whom have served on the committee since July 2, 2015. The nominating committee charter (the “Nominating Committee Charter”) provides that the nominating committee shall consist of a minimum of two non-employee directors. Acucela US’s board of directors has determined that Dr. Mita and Messrs. Asako, Nakamura and Takeuchi each satisfy the independence requirements promulgated by the NYSE. Acucela US’s Nominating Committee Charter is posted on our website at http://ir.acucela.com. Our nominating committee, among other things:

•	establishes and recommends to the Acucela US board of directors the criteria for the selection of new directors to become members of the Acucela US board of directors;

•	identifies, evaluates and recommends nominees to the Acucela US board of directors and its committees;

•	evaluates the performance of the Acucela US board of directors and of individual directors;

•	considers and makes recommendations to the Acucela US board of directors regarding the size and composition of the board of directors and its committees;

•	reviews related party transactions and proposed waivers of Acucela US’s code of conduct;

•	considers questions of independence and possible conflicts of interest of directors, director candidates and executive officers;

•	reviews developments in corporate governance practices;

•	evaluates the adequacy of Acucela US’s corporate governance practices and reporting; and

•	makes recommendations to Acucela US’s Board concerning corporate governance matters.

Acucela US’s nominating committee did not meet during 2015. Candidates for nomination to our Board were selected by our Board in accordance with the Nominating Committee Charter, the US Articles and US Bylaws, Acucela US’s corporate governance guidelines, and any criteria adopted by the Acucela US board of directors regarding director candidate qualifications.

To date, the Acucela US board of directors has not adopted a specific set of minimum qualifications, qualities or skills that are necessary for a nominee to possess, other than those that are necessary to meet U.S. legal, regulatory and TSE listing requirements and the provisions of the US Articles, US Bylaws, corporate governance guidelines, and charters of Acucela US’s committees. In addition, neither the Acucela US board of directors nor the nominating committee has a formal policy with regard to the consideration of diversity in identifying nominees. The Acucela US board’s policy is to encourage selection of directors who will contribute to our overall corporate goals. The nominating committee may from time to time review and recommend to the Acucela US Board the desired qualifications, expertise and characteristics of directors, including such factors as business experience, diversity, and personal skills in technology, finance, marketing, international business, understanding of Japanese financial markets, financial reporting and other areas that are expected to contribute to an effective Board. Exceptional candidates who do not meet all of these criteria may still be considered. In evaluating potential candidates for the Acucela US Board, the nominating committee considers these factors in the light of the specific needs of the Board at that time.

Acucela US’s nominating committee has two principal methods for identifying potential director candidates (other than those proposed by Acucela US shareholders, as discussed below). First, the nominating committee will solicit ideas for possible candidates from a number of sources, including other members of the Acucela US Board, senior executives, individuals personally known to Acucela US Board members, and research. Additionally, the nominating committee may, from time to time, use its authority under the Nominating Committee Charter to retain, at Acucela US’s expense, one or more search firms to identify candidates (and to approve such firms’ fees and other retention terms). The nominating committee did not retain a search firm during fiscal year 2015.

The nominating committee will also consider candidates for director recommended by shareholders and will evaluate those candidates using the criteria set forth above. Shareholders seeking to do so should provide the information set forth in the US Bylaws regarding director nominations. Shareholders should accompany their recommendations with a sufficiently detailed description of the candidate’s background and qualifications to allow the nomination committee to evaluate the candidate in light of the criteria described above, a document signed by the candidate indicating his or her willingness to serve if elected and evidence of the nominating shareholder’s ownership of our common stock, as well as the other information required by the US Bylaws. Such recommendation and documents should be submitted in writing to Vice President of Human Resources, Acucela Inc., 1301 Second Avenue, Suite 4200, Seattle, WA 98101, and addressed to the attention of the Nominating Committee.

Board’s Role in Risk Oversight

The Acucela US Board is actively involved in the oversight of our risk management process. The Acucela US Board does not have a standing risk management committee, but administers this oversight function directly through the Acucela US Board as a whole, as well as through its standing committees that address risks inherent in their respective areas of oversight. In particular, Acucela US’s audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps the management has taken to monitor and control these exposures, Acucela US’s compensation committee assesses and monitors whether any of Acucela US’s compensation policies and programs has the potential to encourage excessive risk-taking, Acucela US’s nominating committee monitors our major legal compliance risk exposures and Acucela US’s program for promoting and monitoring compliance with applicable legal and regulatory requirements, and the Acucela US Board is responsible for monitoring and assessing strategic risk exposure and other risks not covered by the committees.

The full Acucela US Board, or the appropriate committee, receives reports on risks facing our company from Acucela US’s Chief Executive Officer or other members of management to enable it to understand Acucela US’s risk identification, risk management and risk mitigation strategies.

Communications

Shareholders may communicate with the Acucela US Board by sending written correspondence to: Board of Directors, c/o Chief Financial Officer, Acucela Inc., 1301 Second Avenue, Suite 4200, Seattle, WA 98101. Communications are distributed to the Acucela US Board, or to any individual directors as appropriate, depending on the facts and circumstances outlined in the communication. The Acucela US Board has instructed the Chief Financial Officer to review all correspondence and to determine, in his or her discretion, whether matters submitted are appropriate for Board consideration. In particular, the Acucela US Board has directed that communications such as product or commercial inquiries or complaints, résumé and other job inquiries, surveys and general business solicitations or advertisements should not be forwarded to the Board. In addition, material that is unduly hostile, threatening, illegal, patently offensive or similarly inappropriate or unsuitable will be excluded, with the provision that any communication that is filtered out must be made available to any independent director upon request. The Chief Financial Officer may forward certain communications elsewhere in the company for review and possible response.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Summary Compensation

The following table provides information regarding all compensation awarded to, earned by or paid to Acucela US’s named executive officers for all services rendered in all capacities to us during 2015 and 2014. Acucela US’s named executive officers for 2015 include Acucela US’s current and former principal executive officers and the two most highly compensated executive officers (other than our principal executive officer) serving as such at December 31, 2015. Acucela US refers to these four executive officers as its named executive officers.

Summary Compensation Table

Name and principal position	Year	Salary		Bonus			Option Awards (1)		Stock Awards (2)		Non-Equity Incentive Plan Compensation (3)	All Other Compensation		Total(4)
Ryo Kubota, M.D., Ph.D. Chairman, President and CEO, Director	2015 2014	$515,040 492,312		$	— —		$	— —	$	— —	$277,360 —	$100,675 127,697	(5) (6)	$893,075 620,009
John Gebhart Chief Financial Officer	2015	211,333	(7)		50,000	(8)		—		2,023,023	66,752	5,283	(9)	2,356,391
	2014	—			—			—		—	—	—		—
Roger Girard Chief Strategy Officer	2015	113,333	(10)		25,000	(11)		—		2,040,541	45,085	279,781	(12)	2,503,740
	2014	—			—			—		—	—	—		—
Brian O’Callaghan Former President and Chief Executive Officer	2015 2014	173,793 162,075	(13) (16)		608,848 —	(14)		2,677,334 —		2,060,050 —	— —	881,745 168,381	(15) (17)	6,401,770 330,456

(1)	The amounts in this column represent the aggregate grant date fair value of the stock option awards, computed in accordance with FASB ASC Topic 718. See Note 7 to our audited financial statements contained in Acucela US’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 for a discussion of all assumptions made in determining the grant date fair values. In 2015, Acucela US granted 712,480 stock options to Brian O’Callaghan, Acucela US’s former Chief Executive Officer at an exercise price of $5.78 per share of Acucela US common stock. Pursuant to the terms of the 2014 Equity Incentive Plan, as amended, the vesting of Brian O’Callaghan’s stock options was accelerated in connection with the termination of his employment with Acucela US such that all of his stock awards were fully vested as of May 3, 2015.
(2)	Stock awards awarded to Acucela US’s named executive officers in 2015 consisted of restricted stock units (“RSUs”). The amounts shown represent the aggregate grant date fair value during the indicated fiscal year of the awards granted to named executive officers in 2015 and prior fiscal years as determined in accordance with ASC 718. See Note 7 to our audited financial statements contained in Acucela US’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 for a discussion of all assumptions made in determining the grant date fair values. All RSUs awarded to Mr. Gebhart and Mr. Girard are subject to a four-year vesting, with 25% vesting on the one year anniversary of the grant date and the remaining 75% on a monthly pro-rata basis over the ensuing three years. Pursuant to the terms of the 2014 Equity Incentive Plan, as amended, the vesting of Brian O’Callaghan’s 356,410 RSUs was accelerated in connection with the termination of his employment with Acucela US such that all of his stock awards were fully vested as of May 3, 2015.
(3)	The amounts in this column represent total performance-based bonuses under the Acucela Incentive Program earned for services rendered in fiscal years 2015 and 2014.
(4)	The amounts in this column represent the sum of the compensation amounts reflected in the other columns of this table.
(5)	Represents perquisites and personal benefits received during 2015 associated with Acucela US’s rental of a corporate apartment in Tokyo, Japan of $77,246, payment of insurance premiums of $14,049, employer match of 401k retirement plan contributions of $9,000 and commuting and parking costs of $380.
(6)	Represents perquisites and personal benefits received during 2014 associated with Acucela US’s rental of a corporate apartment in Tokyo, Japan of $107,324, payment of insurance premiums of $15,703 and payment of commuting and parking costs of $4,670.

(7)	Mr. Gebhart received a prorated salary of $211,333 as he joined Acucela US as Chief Financial Officer in May 2015. Effective January 1, 2016, Mr. Gebhart’s current base salary is $338,357.
(8)	Represents a signing bonus awarded to Mr. Gebhart at his date of hire.
(9)	Represents perquisites and personal benefits received during 2015 associated with payment of insurance premiums of $3,727 and commuting and parking costs of $1,556.
(10)	Mr. Girard received a prorated salary of $113,333 as he joined Acucela US as Chief Strategy Officer in September 2015. Effective January 1, 2016, Mr. Girard’s base salary was $343,381. Mr. Girard’s employment terminated in July 2016.
(11)	Represents a signing bonus awarded to Mr. Girard at his date of hire.
(12)	Prior to becoming the Chief Strategy Officer, Mr. Girard was a consultant for Acucela from May through August 2015 and received $267,664 in non-employee compensation. Remaining amounts represents $8,333 of earned fees for $25,000 bonus payable on September 1, 2016 for services as chair of the Acucela US Board of Advisors and perquisites and personal benefits received during 2015 associated with payment of insurance premiums of $3,404 and commuting and parking costs of $380.
(13)	Mr. O’Callaghan received a prorated salary of $173,793 based on his period of employment as Acucela US’s President and Chief Executive Officer in fiscal 2015. Mr. O’Callaghan resigned his position as Acucela US’s President and Chief Executive Officer, effective on May 3, 2015.
(14)	Pursuant to our Acucela Incentive Program, the Acucela US’s Compensation Committee (the “Compensation Committee”) used its discretion to approve a cash bonus in the amount of $515,520 to Mr. O’Callaghan, originally based on achievement of individual and Company objectives under his employment agreement but later altered by resolution of the Compensation Committee to base payment on the requirement that Mr. O’Callaghan continue to serve as Acucela US’s Chief Executive Officer until at least March 31, 2015. Pursuant to the terms of the 2014 Equity Incentive Plan, as amended, the vesting of Brian O’Callaghan’s stock options was accelerated in connection with the termination of his employment with Acucela US such that all of his stock awards were fully vested as of May 3, 2015.
(15)	Represents (a) $875,353 for a one-time severance payment in connection with Mr. O’Callaghan’s termination, (b) payment of insurance premiums of $5,854, (c) employer match of 401k retirement plan contributions of $430 and (d) payment of commuting and parking of $108.
(16)	Mr. O’Callaghan received a prorated salary of $162,075 based on his period of employment as Acucela US’s President, Chief Operating Officer and interim Chief Financial Officer in fiscal 2014. Effective January 1, 2015, Mr. O’Callaghan assumed the role of Chief Executive Officer of Acucela US. Mr. O’Callaghan’s base salary was $515,500.
(17)	Represents $5,573 for payment of insurance premiums, $29,978 for relocation reimbursements and $10,780 for related tax gross-ups as well as the following non-employee director compensation paid to Mr. O’Callaghan prior to his becoming Acucela US’s President, Chief Operating Officer and interim Chief Financial Officer in fiscal 2014:

Fees Earned or Paid in Cash	Option Awards**	All Other Compensation	Total
$21,250	$100,800	$—	$122,050

**	In May 2014, Acucela US granted to Mr. O’Callaghan options to purchase up to 20,000 shares of Acucela US common stock at an exercise price of $7.78 per share. The amount referenced in the table above represents the aggregate grant date fair value of the stock option awarded to Mr. O’Callaghan as a non-employee director on our Board, computed in accordance with FASB ASC Topic 718. These stock options were exercised into 4,583 shares of Acucela US common stock in November 2014.

Non-Equity Incentive Plan Compensation

Under the Acucela Incentive Program, Acucela US’s named executive officers were eligible to receive bonuses based on the achievement of Acucela US’s annual company performance objectives and, in the case of Mr. Gebhart and Mr. Girard, their individual performance objectives for the year. Maximum award opportunities for our Acucela Incentive Program were established by Acucela US’s Compensation Committee based on recommendations from management. Actual bonus payment is determined by multiplying the percentage of corporate goals and objectives achieved (the “Corporate Attainment Factor”) by the corporate goals and objectives weighting plus the product of the percentage of the individual goals and objectives achieved (the “Individual Factor”) multiplied by the individual goals and objectives weighting. The sum of this figure is then multiplied by the maximum award opportunity.

For 2015, the named executive officers’ maximum bonus opportunities (as a percentage of aggregate base salary earned in 2015) were as follows: Dr. Kubota—60%, Mr. Gebhart—35%, and Mr. Girard—50%.

For 2015, the Acucela US Board and Compensation Committee determined that the Corporate Attainment Factor was 90%, based on the achievement of certain pre-established corporate goals and objectives, each of which contributed a specified portion, ranging from 10 to 50 percentage points, of the overall Corporate Attainment Factor. These corporate goals and objectives are based on clinical study milestones achieved for the Emixustat program, business development milestones, and strategic collaboration milestones.

No Individual Factors were established for the named executive officers for 2015. This was due in large part to the multiple changes to the management and board of Acucela US during 2015. In lieu of applying an Individual Factor, the actual non-equity incentive payments were determined by multiplying the 90% Corporate Attainment Factor by the maximum award opportunity for each applicable named executive officer, with discretionary adjustments made by the Acucela US Board and Compensation Committee to reflect the lack of established individual goals for 2015. For 2015, the annual payments earned by our named executive officers under our Acucela Incentive Program were the following:

Named Executive Officer	Actual Award Amount
Ryo Kubota M.D., Ph.D.	$277,360
John Gebhart	66,752
Roger Girard	45,085

For 2016, Dr. Kubota and Mr. Gebhart are eligible to receive non-equity incentive payments of up to 60% and 35%, respectively, of their base salary. Dr. Kubota’s bonus is to be based solely on corporate goals, while Mr. Gebhart’s bonus is to be based 70% on corporate goals and 30% on individual goals. Mr. Girard’s employment terminated in July 2016. For additional information regarding potential severance payments to Mr. Girard, see Acucela US’s Quarterly Report on Form 10-Q for the period ended June 30, 2016.

The following table provides information regarding equity awards held by our named executive officers as of December 31, 2015.

Outstanding Equity Awards at December 31, 2015

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options					Number of Shares of Stock that Have Not Vested (1)	Market Value of Shares of Stock that Have Not Vested (2)
	Exercisable		Unexercisable	Option Exercise Price	Option Expiration Date
Ryo Kubota M.D., Ph.D. (3)	—		—	$—	—	—	$—
John Gebhart	—		—	—	—	358,692	2,478,562
Roger Girard (4)	—		—	—	—	365,276	2,524,057
Brian O’Callaghan	712,480	(5)	—	5.78	5/3/2016	—	—

(1)	Represents RSUs granted to Acucela US’s named executive officers in 2015. All executive stock awards are subject to a four-year vesting, with 25% vesting on the first anniversary of the grant date and the remaining 75% on a monthly pro-rata basis over the ensuing three years.
(2)	Based on the market value of Acucela US common stock on December 31, 2015 of $6.91 per share, which is equal to the closing price per share of Acucela US common stock on the Mother’s market of the Tokyo Stock Exchange on December 30, 2015 (the last trading day in 2015) of 833.0 Japanese Yen converted into United States dollars at an exchange rate of US$1.00 = 120.61 Japanese Yen.
(3)	In January 2016, Dr. Kubota was granted 780,000 stock options of which 747,462 stock options had an exercise price of $9.22 and 32,538 stock options had an exercise price of $10.14. 50% of the total options granted are scheduled to vest incrementally over a three year period from the January 21, 2016 option grant date, with approximately one-third of these options vesting on January 21, 2017, while the remaining two-thirds of these options are schedule to vest on a monthly pro rata basis from January 21, 2017 through January 21, 2019. The remaining 50% of the total options granted are scheduled to vest incrementally based on the closing market price of the Acucela US common stock on the Tokyo Stock Exchange.
(4)	Mr. Girard’s employment terminated in July 2016. For additional information regarding potential acceleration of vesting of Mr. Girard’s RSUs, see Acucela US’s Quarterly Report on Form 10-Q for the period ended June 30, 2016.
(5)	Pursuant to the terms of the 2014 Equity Incentive Plan, as amended, the vesting of Mr. O’Callaghan’s 712,480 options was accelerated such that all of his equity awards were fully vested as of May 3, 2015.

Executive Employment Arrangements

Ryo Kubota, M.D., Ph.D.

Acucela US’s employment agreement, as amended, with Dr. Kubota, Acucela US’s Chairman, President and CEO, currently provides for an annual base salary of $530,491.

Dr. Kubota’s employment is at will and may be terminated at any time, with or without cause. His employment agreement with Acucela US provides that if Dr. Kubota’s employment is terminated for other than “Cause” or “Good Reason” (each as defined in his employment agreement), he will be entitled to receive, subject to the execution of a release, a lump sum cash amount equal to 300% of his annual base salary; a lump sum amount equal to 150% of his annual base salary as a bonus plus the prorated amount of the targeted bonus for the fiscal year in which termination occurred, up to 18 months of the premiums for Dr. Kubota and his family to obtain health benefit coverage provided under our then-available COBRA program, if any, and an additional 18 months of vesting for any outstanding options. In the event of a “Change of Control” (as defined in his employment agreement), half of Dr. Kubota’s outstanding unvested options and all of his restricted stock will vest immediately and if Dr. Kubota’s employment is terminated without Cause or for Good Reason in connection with or within 18 months following a Change of Control, all of his outstanding unvested options and all of his restricted stock will vest immediately. In addition, if Dr. Kubota’s employment is terminated by Dr. Kubota for any reason during the 30-day period following the six-month period after a Change of Control, his termination will be deemed to be for Good Reason and he will be eligible to receive the post-termination benefits outlined above. Acucela US is also obligated to pay Dr. Kubota any excise taxes imposed in connection with any payments Acucela US makes to him under the agreement. Dr. Kubota is also subject to a non-competition agreement whereby, for a period of 12 months after his employment is terminated, he may not compete with us.

John Gebhart

Acucela US’s employment agreement, as amended, with Mr. Gebhart, Acucela US’s Chief Financial Officer, currently provides for an annual base salary of $338,357. Mr. Gebhart may receive a performance bonus relating to each year of employment. The maximum amount of such performance bonus shall be 35% of Mr. Gebhart’s then current base salary.

Mr. Gebhart’s employment is at will and may be terminated at any time, with or without cause. If Mr. Gebhart’s employment is terminated for other than “Cause” or for “Good Reason” (each as defined in his employment agreement), he will be entitled to receive, subject to the execution of a release, continuing payments of severance pay at a rate equal to his annual base salary as in effect at the time of termination for a period of nine months from the date of such termination up to nine months of the same level of health coverage and benefits as in effect on the day immediately preceding Mr. Gebhart’s termination date, an incentive bonus equal to 35% of nine months of Mr. Gebhart’s annual base salary as in effect on his termination date, and the number of unvested restricted stock units subject to vesting through the nine month period following Mr. Gebhart’s termination date shall become vested as of such termination date while all remaining unvested restricted stock units shall be forfeited. This same accelerated vesting schedule of Mr. Gebhart’s restricted stock units is also applicable in the event of a Change in Control (as defined in his employment agreement). In the event of a Change in Control if Mr. Gebhart’s employment with the Company’s successor is terminated within 12 months of the Change in Control either by: (a) the Company’s successor without Cause, or (b) Mr. Gebhart with Good Reason, then 100% of all remaining unvested restricted stock units shall become immediately vested as of the termination date. Any non-renewal of the employment agreement by the will constitute a termination of Mr. Gebhart’s employment by Acucela US without Cause.

Mr. Gebhart is also subject to a non-competition agreement whereby, for a period of 12 months after his employment is terminated, he may not compete with Acucela.

Roger Girard

Mr. Girard served as Acucela US’s Chief Strategy Officer until July 2016. Acucela US’s employment agreement, as amended, with Mr. Girard, provided for an annual base salary of $343,381 and a performance bonus relating to each year of employment. The maximum amount of such performance bonus was 50% of Mr. Girard’s then current base salary.

Under Mr. Girard’s employment agreement, the termination of Mr. Girard’s employment without “Cause” or for “Good Reason” (each as defined in his employment agreement), entitled him to receive, subject to the execution of a release, continuing payments of severance pay at a rate equal to his annual base salary as in effect at the time of termination for a period of nine months from the date of such termination and up to nine months of the same level of health coverage and benefits as in effect on the day immediately preceding Mr. Girard’s termination date, an incentive bonus equal to 50% of nine months of Mr. Girard’s annual base salary as in effect on his termination date, and the number of unvested restricted stock units subject to vesting through the nine month period following Mr. Girard’s termination date became vested as of such termination date while all remaining unvested restricted stock units were forfeited. On July 11, 2016, Acucela US entered into a Separation Agreement and Release with Mr. Girard. See Acucela US’s Quarterly Report on Form 10-Q for the period ended June 30, 2016 for additional information.

Mr. Girard is also subject to a non-competition agreement whereby, for a period of 12 months after his employment is terminated, he may not compete with the Company.

Brian O’Callaghan

Mr. O’Callaghan served as Acucela US’s President and Chief Executive Officer until May 3, 2015. Under Mr. O’Callaghan’s employment agreement, dated October 14, 2014, the termination of Mr. O’Callaghan’s employment without Cause or for Good Reason (as such terms were defined in his employment agreement), entitled him to receive 18 months of salary, up to 18 months of the premiums for health benefit coverage provided under Acucela US’s COBRA program, and a pro-rated portion of his annual bonus (“the CEO severance amounts”). Mr. O’Callaghan resigned his position as Acucela US’s President and Chief Executive Officer, effective on May 3, 2015. The CEO severance amounts, totaling approximately $0.9 million in cash, were paid on May 11, 2015. In addition, pursuant to the terms of the 2014 Equity Incentive Plan, as amended, the vesting of his 712,480 options and 356,410 restricted stock units was accelerated such that all of his equity awards were fully vested as of May 3, 2015.

Tax Deductibility

Section 162(m) of the internal revenue code, or “IRC”, limits to $1 million per person the amount that Acucela US may deduct for compensation paid in any one year to certain of our most highly compensated officers. This limitation does not apply, however, to “performance-based” compensation, as defined in the IRC. Acucela US’s stock options generally qualify as “performance-based” compensation, except for incentive stock options. Payments to certain of Acucela US’s most highly compensated officers under our annual cash incentive plan and Acucela US’s outstanding restricted stock grants do not qualify as “performance-based” compensation and are not deductible to the extent that the $1 million limit is exceeded. The deductibility of some types of compensation payments depends upon the timing of the awards and the vesting or exercise of previously granted rights. Interpretations of and changes in applicable tax laws and regulations, as well as other factors beyond our control, also can affect deductibility of compensation. Although deductibility of compensation is preferred, tax deductibility is not a primary objective of our compensation programs. Rather, Acucela US maintains the flexibility to structure our compensation programs in ways that promote the best interests of our shareholders.

Compensation of Directors

In general, Acucela US compensates its non-employee directors with a combination of cash and equity awards. The Compensation Committee is responsible for reviewing annually our director compensation practices in relation to those of our peer group companies. Any changes to be made to our director compensation practices must be recommended by the Compensation Committee for approval by the full Board. In January 2015 the Acucela US Board established the following non-equity compensation structure applicable to our non-employee directors:

Position	Committee	Retainer
Lead Director		$25,000
Board Member		35,000
Committee Chair	Audit	15,000
Committee Chair	Compensation	10,000
Committee Chair	Nominating/Governance	7,500
Committee Member	Audit	7,500
Committee Member	Compensation	5,000
Committee Member	Nominating/Governance	3,500

Additionally, in December 2015, the Acucela US Board approved total compensation of $25,000 per annum to be paid to Shintaro Asako for service on a special committee of the Acucela US Board in 2016 and $30,000 per annum to be paid to Eisaku Nakamura as chair of such special committee.

The following table provides information regarding the compensation awarded to, earned by or paid to Acucela US’s non-employee directors during the fiscal year ended December 31, 2015. All compensation paid to Dr. Kubota and Mr. O’Callaghan, Acucela US’s only employee director in 2015, is set forth in the tables above under “Executive Compensation-Summary Compensation.”

Name	Fees Earned or Paid in Cash	Option Awards(1)		All Other Compensation	Total
Shintaro Asako	$34,459	$—	(2)	$—	$34,459
Shiro Mita	25,795	—	(2)	—	25,795
Eisaku Nakamura	31,559	—	(2)	—	31,559
Robert Takeuchi	28,171	—	(2)	—	28,171
Peter Kresel (3)	22,870	—		—	22,870
Michael Schutzler (3)	22,870	—		—	22,870
Glen Sato (3)	22,870	—		—	22,870

(1)	The amounts in this column represent the aggregate grant date fair values for stock option awards, computed in accordance with FASB ASC Topic 718 for awards granted during the year ended December 31, 2015.

(2)	On January 21, 2016, Acucela US granted each non-employee director on the Board options to purchase up to 30,000 shares of Acucela US common stock at an exercise price of $9.22 per share. The option awards vest in equal monthly installments over four years from the vesting commencement date of May 1, 2015.
(3)	Messrs. Sato, Schutzler and Kresel were each removed from the Acucela US Board by the shareholders of Acucela US at a special meeting of the Company’s shareholders held on May 1, 2015.

Compensation Committee Interlocks and Insider Participation

Prior to May 1, 2015, Acucela US’s Compensation Committee consisted of former directors Peter Kresel and Glen Sato. Subsequent to the change in the composition of the Acucela US Board as a result of the special shareholders meeting on May 1, 2015, on July 2, 2015 the Acucela US Board appointed Robert Takeuchi and Eisaku Nakamura to serve on the Compensation Committee. Mr. Asako joined the Compensation Committee in February 2016. No member of the Compensation Committee in 2015 is a current or former employee of the Company or has had any relationship requiring disclosure by the Company under the SEC’s rules requiring disclosure of certain relationships and related party transactions. None of our executive officers serve or have served as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving on the Acucela US Board or Compensation Committee.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The information contained in this report shall not be deemed to be “soliciting material,” to be “filed” with the SEC or be subject to Regulation 14A or Regulation 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Exchange Act, and shall not be deemed to be incorporated by reference in future filings with the SEC except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933 or the Exchange Act.

The Audit Committee has reviewed and discussed with management and Ernst & Young LLP the audited financial statements for the year ended December 31, 2015 contained in our Annual Report on Form 10-K filed March 11, 2016. The Audit Committee has also discussed with Ernst & Young LLP the matters required to be discussed pursuant to applicable auditing standards.

The Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding communications with the Audit Committee concerning independence, and has discussed with Ernst & Young LLP its independence from Acucela.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in Acucela US’s Annual Report on Form 10-K for the year ended December 31, 2015 for filing with the Securities and Exchange Commission.

The Audit Committee

Shintaro Asako, Chair

Shiro Mita

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

All shares of Kubota Holdings common stock outstanding before the Redomicile Transaction are owned by Acucela US and all shares of US Merger Co common stock outstanding before the Redomicile Transaction are owned by Kubota Holdings.

The following table shows, as of August 10, 2016, the number of shares of Acucela US common stock beneficially owned by the following persons:

•	each shareholder known by Acucela US to own more than 5% of Acucela US’s outstanding shares;

•	each of Acucela US’s current directors;

•	each of Acucela US’s named executive officers; and

•	all of Acucela US’s current directors and executive officers as a group.

Unless otherwise noted, the address of each beneficial owner listed in the table is Acucela Inc., 1301 Second Avenue, Suite 4200, Seattle, Washington 98101-3805.

Acucela US has determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, Acucela US believes, based on the information furnished to it or publicly disclosed, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of Acucela US common stock that they beneficially own, subject to applicable community property laws where applicable.

Applicable percentage ownership is based on 37,642,037 shares of common stock outstanding as of August 10, 2016. Shares of Acucela US common stock subject to options or restricted stock units that are currently exercisable or vested or exercisable or vesting within 60 days of August 10, 2016 are deemed to be outstanding and to be beneficially owned by the person holding the option or restricted stock unit for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

The number of shares of common stock owned in Kubota Holdings immediately after the Redomicile Transaction will be the same as the number of shares owned in Acucela US immediately prior to the Redomicile Transaction, and the relative ownership percentage of outstanding shares in the Kubota group of companies will remain unchanged.

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Number		Percent
5% Shareholders
SBI Holdings, Inc. (1)	14,224,925		37.8%
Otsuka Pharmaceutical Co., Ltd. (2)	3,403,163		9.0%
Officers and Directors
Dr. Ryo Kubota	10,640,654	(3)	28.0%
Shintaro Asako	11,425	(4)	*
Dr. Shiro Mita	10,825	(5)	*
Eisaku Nakamura	11,425	(6)	*
Robert Takeuchi	10,625	(7)	*
Edward Danse	203,483	(8)	*
John Gebhart	127,037	(9)	*
Lukas Scheibler	34,625	(10)	*
Roger Girard	—	(11)	*
Brian O’Callaghan	—	(12)	*
All executive officers and directors as a group (10 persons)	11,050,099	(13)	28.9%

*	Represents beneficial ownership of less than 1%

(1)	Based solely on Schedule 13D/A filed on June 30, 2016 by SBI Holdings, Inc., SBI Capital Management Co., Ltd., SBI Investment Co., Ltd., SBI Incubation Co., Ltd., BIOVISION Life Science Fund No.1, SBI Bio Life Science Investment LPS, SBI BB Mobile Investment LPS, and SBI Phoenix No. 1 Investment LPS. SBI Holdings, Inc., a corporation organized in Japan (“SBI Holdings”), is the parent company of the SBI Group, a financial services group in Japan. Acucela US common stock is held directly by SBI Incubation Co., Ltd. and SBI Holdings, Inc. Each is a corporation or private investment fund organized in Japan. SBI Incubation Co., Ltd. is an indirect wholly-owned subsidiary of SBI Holdings. SBI Capital Management Co., Ltd., a corporation organized in Japan (“SBI Capital Management”), is a wholly-owned subsidiary of SBI Holdings. SBI Investment Co., Ltd., a corporation organized in Japan (“SBI Investment”), is a wholly-owned subsidiary of SBI Capital Management. SBI Investment is the sole general partner or the sole liquidator of BIOVISION Life Science Fund No.1, SBI Bio Life Science Investment LPS, SBI BB Mobile Investment LPS, and SBI Phoenix No. 1 Investment LPS. The executive officers of SBI Holdings are Kenji Hirai, Masayuki Yamada, Hideo Nakamura, Makoto Miyazaki, and Kazuhito Uchio. The directors of SBI Holdings are Yoshitaka Kitao, Katsuya Kawashima, Takashi Nakagawa, Tomoya Asakura, Shumpei Morita, Peilung Li, Masato Takamura, Satofumi Kawata, Masaki Yoshida, Kiyoshi Nagano, Keiji Watanabe, Akihiro Tamaki, Masanao Marumono, Teruhide Sato, and Kazuhiro Nakatsuka. Each of the above individuals disclaims beneficial ownership of the shares of Acucela US common stock, except to the extent of such individual’s pecuniary interest therein. The address for each of these entities is Izumi Garden Tower 19F, 1-6-1 Roppongi, Minato-ku, Tokyo 106-6019, Japan.
(2)	Represents 1,888,011 shares owned by Otsuka Pharmaceutical Co., Ltd. and 1,515,152 shares owned by Otsuka Pharmaceutical Factory, Inc. The address for Otsuka Pharmaceutical Co., Ltd. is 2-9, Kanda Tsukasa-machi, Chiyoda-ku, Tokyo 101-8535, Japan. The address for Otsuka Pharmaceutical Factory, Inc. is 115 Kuguhara, Tateiwa, Muya-cho, Naruto, Tokushima 772-8601, Japan.
(3)	Includes 390,000 shares issuable upon the exercise of outstanding stock options which have vested or are subject to vesting within 60 days of August 10, 2016.
(4)	Includes 10,625 shares issuable upon the exercise of outstanding stock options which have vested or are subject to vesting within 60 days of August 10, 2016.
(5)	Includes 10,625 shares issuable upon the exercise of outstanding stock options which have vested or are subject to vesting within 60 days of August 10, 2016.
(6)	Includes 10,625 shares issuable upon the exercise of outstanding stock options which have vested or are subject to vesting within 60 days of August 10, 2016.
(7)	Includes 10,625 shares issuable upon the exercise of outstanding stock options which have vested or are subject to vesting within 60 days of August 10, 2016.
(8)	Includes 118,369 shares held, 76,447 of which are subject to Acucela US’s repurchase right, and 85,114 shares issuable upon the exercise of outstanding stock options which have vested or are subject to vesting within 60 days of August 10, 2016.
(9)	Includes 14,946 shares of common stock subject to the scheduled vesting of RSUs within 60 days of August 10, 2016.
(10)	Includes 34,625 shares of common stock subject to the scheduled vesting of RSUs within 60 days of August 10, 2016.
(11)	Mr. Girard’s employment terminated in July 2016. For additional information regarding the acceleration of vesting of Mr. Girard’s RSUs, see Acucela US’s Quarterly Report on Form 10-Q for the period ended June 30, 2016.
(12)	Mr. O’Callaghan resigned as the Acucela US’s Chief Executive Officer effective May 3, 2015 and is no longer an employee of Acucela US. Mr. O’Callaghan’s beneficial ownership reported herein is based on the information on his Form 4/A filed with the SEC on November 28, 2014 and includes 712,480 options to acquire shares of Acucela US common stock at an exercise price of $5.78 per share which became fully vested upon the termination of his employment with Acucela US. As of August 10, 2016, Mr. O’Callaghan had no remaining options to acquire shares of Acucela US common stock.
(13)	All directors and executive officers as a group include shares which have vested or are subject to vesting within 60 days of August 10, 2016.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

In addition to the compensation arrangements, including employment, termination of employment and change-in-control arrangements discussed, when required, above, the following is a description of each transaction since January 1, 2015 and each currently proposed transaction in which:

•	Acucela US has been or is to be a participant

•	the amount involved exceeds $120,000; and

•	any of Acucela US’s directors, executive officers or holders of more than 5% of Acucela US capital stock, or any immediate family member of or person sharing the household with any of these individuals, had or will have a direct or indirect material interest.

Collaboration with Otsuka

Acucela US was party to development agreements with Otsuka Pharmaceutical Co., Ltd., the beneficial owner of more than 5% of Acucela US capital stock. For a detailed description of these collaborations, including their financial terms, see “Item 1. Business-Collaborations with Otsuka” in Acucela US’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015. In June 2016, Otsuka terminated its development agreements with Acucela US. For additional details on the termination, see Acucela US’s Quarterly Report on Form 10-Q for the period ended June 30, 2016.

Consulting Relationship

Acucela US was party to a consulting agreement with Roger Girard, under which Mr. Girard provided services from May 1, 2015 until he became Acucela US’s Chief Strategy Officer on September 1, 2015. As a consultant, Mr. Girard provided guidance on various business and strategic initiatives for Acucela US’s senior management team following the May 1, 2015 special shareholders meeting. Pursuant to his consulting agreement, Mr. Girard received compensation for his services at the rate of $350 per hour, totaling $267,664 in 2015 for services and expense reimbursements. Mr. Roger Girard ceased to be an employee in July 2016. On July 11, 2016, Acucela US entered into a Separation Agreement and Release, or the Separation Agreement, with Mr. Girard. For a detailed description of the Separation Agreement, see Acucela US’s Quarterly Report on Form 10-Q for the period ended June 30, 2016.

Registration Rights Agreement

Acucela US entered into a registration rights agreement with SBI Holdings, Inc. and its subsidiaries under which Acucela US agreed to file a registration statement with the SEC for the resale of the 7,752,425 shares of the Acucela US common stock beneficially owned by SBI Holdings, Inc.

Reimbursement to Dr. Kubota for Special Meeting Expenses

Dr. Kubota and SBI Holdings, Inc., Acucela US’s two largest shareholders, incurred certain fees and expenses totaling approximately $0.8 million in preparation for the May 1, 2015 special shareholders’ meeting. The Acucela US Board appointed a special committee (the “Special Committee”) consisting entirely of independent directors to evaluate these expenses to determine if the expenses, or a portion thereof, should be reimbursed by Acucela US. The Special Committee met on June 8, 2015 and concluded that the reimbursement of these expenses was appropriate. Dr. Kubota was reimbursed for $0.6 million in expenses and fees incurred in connection with the special shareholders’ meeting and SBI Holdings, Inc. was reimbursed for $0.2 million in fees and expenses associated with the special shareholders meeting.

Review, Approval or Ratification of Transactions with Related Parties

Acucela US’s policy and the charters of the nominating committee and the audit committee adopted by our Board in January 2014 require that any transaction with a related party that must be reported under applicable rules of the SEC (other than compensation-related matters) must be reviewed and approved or ratified by the nominating committee, unless the related party is, or is associated with, a member of that committee, in which event the transaction must be reviewed and approved by the audit committee. These committees have not adopted policies or procedures for review of, or standards for approval of, related party transactions.

Independence of Directors

As of February 13, 2014, Acucela US common stock is listed on the Mothers market of the Tokyo Stock Exchange. Acucela US common stock is not listed on a national securities exchange or an inter-dealer quotation system. Under these circumstances, the rules of the SEC require that Acucela US identify which of our directors is independent using a definition for independence for directors of a national securities exchange or inter-dealer quotation system which has requirements that a majority of the board of directors be independent. Based upon information requested from and provided by each director concerning his background, employment and affiliations, including family relationships, with us, our senior management and our independent registered public accounting firm, the Acucela US board of directors has determined that four of Acucela US’s directors, Messrs. Asako, Mita, Nakamura and Takeuchi are independent directors under standards established by the New York Stock Exchange and the Tokyo Stock Exchange.

THE ANNUAL MEETING OF SHAREHOLDERS

Acucela US is furnishing this proxy statement/prospectus to its shareholders in connection with the solicitation of proxies by Acucela US’s board of directors for use at a annual meeting of shareholders.

Time, Place and Date

The annual meeting of shareholders will be held on October 18, 2016, at 1 p.m., local time, at 1301 Second Avenue, Suite 4200, Seattle, Washington.

Purpose of the Annual Meeting

At the annual meeting, Acucela US’s board of directors will ask shareholders to vote on the following proposals:

1.	To adopt the Merger Agreement, a copy of which is attached to this proxy statement/prospectus as Annex A, by and among Acucela US, Acucela Japan KK, a wholly-owned subsidiary of Acucela US organized under the laws of Japan, which will become Kubota Pharmaceutical Holdings Co., Ltd. (“Kubota Holdings”), and Acucela North America Inc. (“US Merger Co”), a wholly-owned subsidiary of Kubota Holdings, pursuant to which Acucela US will be merged (the “Redomicile Transaction”) with and into US Merger Co, with US Merger Co surviving the merger as a wholly-owned subsidiary of Kubota Holdings and assuming the name of Acucela Inc. and whereby each issued and outstanding share of Acucela US common stock will be cancelled and converted into the right to receive one share of common stock of Kubota Holdings (the “Redomicile Transaction Proposal”);

2.	To elect the five nominees named in the proxy statement/prospectus to the board of directors of Acucela US (the “Director Proposal”);

3.	To ratify the appointment of BDO USA, LLP as Acucela US’s independent registered public accounting firm for the year ending December 31, 2016 (the “Auditor Proposal”); and

4.	To approve any proposal to adjourn the annual meeting to a later date, if necessary or appropriate to solicit additional proxies if there are not sufficient votes to adopt the Merger Agreement at the time of the annual meeting (the “Adjournment Proposal”).

Only the approval of the Redomicile Transaction Proposal is required for the completion of the Redomicile Transaction.

Acucela US’s board of directors has unanimously approved the Merger Agreement and recommends that you vote “FOR” the Redomicile Transaction Proposal. The board of directors also recommends that you vote “FOR” the Director Proposal, “FOR” the Auditor Proposal and “FOR” the Adjournment Proposal.

Record Date; Outstanding Voting Securities; Voting Rights; Vote Required for Approval

Shareholders of record of Acucela US as of the close of business on August 10, 2016 (the “Record Date”) have the right to attend the annual meeting and vote their shares, or may grant a proxy to vote on each of the proposals included in this proxy statement/prospectus.

Acucela US has one outstanding class of common stock, without par value, that entitles holders to vote at meetings of Acucela US’s shareholders.

On the Record Date, there were approximately 37,642,037 shares of Acucela US common stock outstanding. Each share of Acucela US common stock entitles the holder to one vote.

The affirmative vote of a majority of the outstanding shares of Acucela US common stock entitled to vote on the matter is required to approve the Redomicile Transaction Proposal.

The five nominees for director who receive the most votes “FOR” election will be elected as directors, assuming the presence of a quorum. Accordingly, if you do not vote for a nominee, do not instruct your broker how to vote for a nominee or if you indicate “withhold authority to vote” for a nominee, your vote will not count either “FOR” or “AGAINST” the nominee.

The number of votes “FOR” must exceed the number of votes “AGAINST” to approve the Auditor Proposal. If you do not vote or if you abstain from voting, it will have no effect on this proposal, assuming the presence of a quorum.

The affirmative vote of a majority of the outstanding shares of Acucela US common stock represented in person or by proxy at the annual meeting and entitled to vote on the matter is required to approve the Adjournment Proposal.

Our directors and executive officers and their affiliates have indicated that they intend to vote their shares in favor of the Redomicile Transaction Proposal and each of the other proposals described in this proxy statement/prospectus, although none of them have entered into any agreements obligating them to do so. On the Record Date, our current directors and executive officers and their affiliates beneficially owned, in the aggregate, approximately 28.9% of the shares of Acucela US common stock.

Proxies and Voting Instruction Cards

A proxy card is being sent with this proxy statement/prospectus to each shareholder of record of Acucela US as of the Record Date for the annual meeting. If you are a shareholder of record of Acucela US as of the Record Date, you may grant a proxy to vote on each of the Proposals described in this proxy statement/prospectus by following the instructions on the proxy card.

If you hold your shares in the name of a bank, broker or other nominee, you should follow the instructions provided by your bank, broker or nominee when voting your shares. In particular, if you hold your shares in “street name” through The Depository Trust Company, or DTC, you should follow the procedures typically applicable to voting of securities beneficially held through DTC because Cede & Co., as nominee of DTC, is the shareholder of record in Acucela US’s share transfer book with respect to such shares.

If you have timely submitted a properly executed proxy card and specifically indicated your votes, your shares will be voted as indicated. If you have timely submitted a properly executed proxy card and have not specifically indicated your votes, your shares will be voted in favor of each of the Proposals.

Revocation. In addition to revocation in any other manner permitted by law, you can revoke your proxy in one of the following ways:

•	filing a written revocation with the secretary prior to the voting of such proxy;

•	giving a duly executed proxy bearing a later date; or

•	attending the annual meeting and voting in person.

Your attendance at the annual meeting will not itself revoke your proxy.

Quorum

The presence of shareholders, in person or by proxy, holding at least a majority of the outstanding shares of Acucela US common stock will be required to establish a quorum. The shareholders present in person or by proxy at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. For the Redomicile Transaction Proposal, abstentions will be counted, and broker non-votes will not be counted, as present for purposes of determining whether there is a quorum.

Inspection Rights

Under the WBCA, any shareholder may inspect Acucela US’s share ledger, a list of its shareholders, and its other books and records for a proper purpose during usual business hours. Moreover, under the WBCA and Acucela US’s bylaws, Acucela US must make available, before every meeting of shareholders, a complete list of shareholders entitled to vote at the meeting, showing the address of each shareholder and the number of registered shares in the name of each shareholder. The list must be open to the examination of any shareholder for any purpose germane to the meeting for a period of at least 10 days prior to the meeting during normal business hours, at the principal place of business of the corporation. The list must also be produced at the time and place of the meeting during the whole time thereof.

ELECTION OF DIRECTORS

(Proposal 2)

All five directors currently serving on the Acucela US board of directors are to be elected at the annual meeting. The Acucela US board of directors has nominated Mr. Asako, Dr. Kubota, Dr. Mita, Mr. Nakamura and Mr. Takeuchi for re-election to the Acucela US board of directors, to hold office until the annual meeting of shareholders in 2017, and until his successor has been duly elected and qualified, or until his earlier death, resignation or removal.

If any nominee becomes unable to serve, your proxy may vote for another nominee proposed by the Acucela US board of directors, or the board of directors may reduce the number of directors to be elected. If any director resigns, dies or is unable to serve out his or her term, or the Acucela US board of directors increases the number of directors, then the board of directors may fill the vacancy.

Each of the nominees is a current member of the Acucela US board of directors. The members of the Acucela US board of directors will serve on the board of Kubota Holdings following the completion of the Redomicile Transaction.

Acucela US’s board of directors recommends that you vote “FOR” each of the nominees named above.

RATIFICATION OF AUDITORS

(Proposal 3)

In May 2016, the Audit Committee of Acucela US’s Board of Directors determined it to be in the best interests of Acucela US and its shareholders to select BDO USA, LLP (“BDO”) to replace Ernst & Young LLP (“EY”) as Acucela US’s independent registered public accounting firm for the year ending December 31, 2016.

At a meeting held on May 25, 2016, the Audit Committee of the Board of Directors of Acucela US approved the dismissal of EY as the independent registered public accounting firm of Acucela US effective immediately. The reports of EY on Acucela US’s financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audits of Acucela US’s financial statements for each of the two fiscal years ended December 31, 2015 and 2014, and in the subsequent interim period through May 25, 2016, there were no disagreements with EY on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which, if not resolved to the satisfaction of EY, would have caused EY to make reference to the matter in its reports for such years.

There were no reportable events, as described under Item 304(a)(1)(v) of Regulation S-K.

Acucela US provided EY with a copy of the disclosures it expected to make in the Current Report on Form 8-K and requested from EY a letter addressed to the SEC indicating whether or not it agrees with such disclosures. A copy of EY’s letter dated May 27, 2016 is attached as Exhibit 16.1 to Acucela US’s Current Report on Form 8-K filed on May 27, 2016. Acucela US has also provided EY with the above disclosure prior to filing this proxy statement/prospectus.

Contemporaneous with the determination to dismiss E&Y, Acucela US’s Audit Committee engaged BDO as Acucela US’s independent registered public accounting firm for the year ending December 31, 2016, effective immediately. The Audit Committee participated in and approved the decision to engage BDO.

During the years ended December 31, 2015 and 2014, and through May 25, 2016, neither Acucela US nor anyone acting on its behalf consulted with BDO regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Acucela US’s financial statements, and neither a written report was provided to Acucela US nor oral advice was provided that BDO concluded was an important factor considered by Acucela US in reaching a decision as to the accounting, auditing or financial reporting issue or (ii) any matter that was either the subject of a disagreement (as that term is described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as that term is described in Item 304(a)(1)(v) of Regulation S-K).

Selection of our independent registered public accounting firm is not required to be submitted to a vote of the shareholders for ratification. The Sarbanes-Oxley Act of 2002 requires the audit committee to be directly responsible for the appointment, compensation and oversight of the audit work of the independent registered public accounting firm. The Board is, however, submitting this matter to the shareholders as a matter of good corporate practice. If the shareholders fail to vote on an advisory basis in favor of ratifying this selection, the Audit Committee will reconsider whether to retain BDO, and may retain that firm or another firm without re-submitting the matter to our shareholders. Even if the shareholders vote on an advisory basis in favor of ratifying the appointment, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of us and our shareholders.

Representatives of EY are not expected to be present at the annual meeting. Representatives of BDO are expected to be present at the annual meeting. They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Services and Fees

EY was Acucela US’s independent registered public accounting firm for the years ended December 31, 2015 and 2014. The following table lists the fees for services rendered by EY for 2015 and 2014 (in thousands):

Services	2015	2014
Audit Fees	$757	$650
Audit-Related Fees	—	—
Tax Fees	35	76
All Other Fees	—	—

Total	$792	$726

Audit Fees. Consists of fees associated with the audit of our annual financial statements, the reviews of Acucela US’s interim financial statements, and the issuance of consents and comfort letters in connection with registration statements.

Audit-Related Fees. Consists of fees for assurance and related services that are reasonably related to the performance of the audit or review of Acucela US’s financial statements, including accounting consultations, and are not reported under “Audit Fees.”

Tax Fees. Consists of fees for tax compliance, tax advice and tax planning.

All Other Fees. Consists of fees associated with permitted corporate finance assistance and permitted advisory services, none of which were provided by Acucela US’s independent auditors during the last two fiscal years.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The policy of Acucela US’s Audit Committee is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.

All of the services relating to the fees described in the table above were approved by Acucela US’s Audit Committee.

Acucela US’s board of directors recommends that you vote “FOR” the Auditor Proposal.

ADJOURNMENT PROPOSAL

(Proposal 4)

At the annual meeting, shareholders will vote on the approval of any proposal to adjourn the annual meeting to a later date, if necessary or appropriate to solicit additional proxies if there are not sufficient votes to adopt the Merger Agreement at the time of the annual meeting. In addition, under the bylaws of Acucela US, the chairman of the annual meeting or a majority of the shares of common stock represented in person or by proxy may adjourn the annual meeting from time to time, whether or not there is a quorum.

Acucela US’s board of directors recommends that you vote “FOR” the Adjournment Proposal.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited Acucela US’s consolidated financial statements included in Acucela US’s Annual Report on Form 10-K for the year ended December 31, 2015, and the effectiveness of Acucela US’s internal control over financial reporting as of December 31, 2015, as set forth in their reports, which are incorporated by reference in this proxy statement/prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

LEGAL MATTERS

Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California, will pass upon certain U.S. federal income tax consequences of the Redomicile Transaction. Mori Hamada & Matsumoto, Tokyo, Japan, will pass upon certain Japanese legal matters with respect to the Redomicile Transaction, including legal matters with respect to the validity of the shares of common stock to be delivered pursuant to the Redomicile Transaction.

FUTURE SHAREHOLDER PROPOSALS

Shareholder proposals may be included in Acucela US’s proxy materials for an annual meeting so long as they are provided to us on a timely basis and satisfy the other conditions set forth in applicable SEC rules. To be timely for the 2017 annual meeting of shareholders, the proposal must be received at our principal executive offices, addressed to the Secretary, not later than the close of business on May 18, 2017. Shareholder business that is not intended for inclusion in our proxy materials may be brought before the 2017 annual meeting of shareholders so long as we receive notice of the proposal as specified by our Bylaws, addressed to the Secretary at our principal executive offices, not later than the close of business on May 18, 2017, which is 120 days prior to the first anniversary of the date that our proxy statements was first released to our shareholders in connection with the 2016 annual meeting. If the date of the 2017 annual meeting is more than 30 days before or after the anniversary date of the 2016 annual meeting, in order for a notice to be timely, it must be delivered in a reasonable time before we begin to print and mail our proxy materials for the 2017 annual meeting.

Our bylaws permit shareholders to nominate directors at a shareholder meeting. In order to make a director nomination at the 2017 annual meeting of shareholders, it is necessary that you notify us not less than 120 days prior to the first anniversary of the date that our proxy statements was first released to our shareholders in connection with the 2016 annual meeting, and your notice of nomination should contain such information as required under our bylaws and pursuant to Regulation 14A of the Exchange Act.

If the Redomicile Transaction is effected, the advance notice provision deadlines set forth below for shareholder proposals and director nominations will be applicable to the 2017 ordinary general meeting of shareholders of Kubota Holdings.

Under the Japanese Companies Act, any shareholder of Kubota Holdings holding at least 300 voting rights or 1% of the total number of voting rights for six months or longer may propose a matter to be properly considered at a general meeting of shareholders by submitting a request to a representative director at least eight weeks prior to the date of such meeting. If such proposal is made, Kubota Holdings is required to include the proposed matter in the proxy materials for the general meeting of shareholders.

In addition, under the Japanese Companies Act, any shareholder of Kubota Holdings may submit a different proposal on the agenda item brought before the meeting by Kubota Holdings (for example, at the meeting where the election of directors is brought by Kubota Holdings, a shareholder may propose a different candidate(s) for directors).

HOUSEHOLDING

The SEC permits a single proxy statement to be sent to any household at which two or more shareholders reside if they appear to be members of the same family. Each shareholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information shareholders receive and reduces mailing and printing expenses. A number of brokerage firms have instituted householding.

As a result, if you hold your shares through a broker and you reside at an address at which two or more shareholders reside, you will likely be receiving only one proxy statement/prospectus unless any shareholder at that address has given the broker contrary instructions. However, if any such beneficial shareholder residing at such an address wishes to receive a separate proxy statement in the future, or if any such beneficial shareholder that elected to continue to receive separate proxy statements wishes to receive a single proxy statement in the future, that shareholder should contact their broker or send a request to our Corporate Secretary, Acucela Inc., 1301 Second Avenue, Suite 4200, Seattle, WA 98101. We will deliver, promptly upon written or oral request to the Corporate Secretary, a separate copy of this proxy statement/prospectus to a beneficial shareholder at a shared address to which a single copy of the documents was delivered.

WHERE YOU CAN FIND MORE INFORMATION

This proxy statement/prospectus incorporates documents by reference which are not presented in or delivered with this proxy statement/prospectus. You should rely only on the information contained in this proxy statement/prospectus and in the documents that we have incorporated by reference into this proxy statement/proxy statement. We have not authorized anyone to provide shareholders with information that is different from or in addition to the information contained in this document or incorporated by reference into this proxy statement/prospectus.

Acucela US is subject to the informational requirements of the U.S. Securities Exchange Act of 1934 and in accordance therewith files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Acucela US’s SEC filings also are available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov.

Acucela US’s web site is located at http://www.acucela.com. Acucela US’s filings with the SEC are available, free of charge, through its web site, as soon as reasonably practicable after those reports or filings are electronically filed with or furnished to the SEC. Information on Acucela US’s web site or any other web site, including http://www.acucela.jp, is not incorporated by reference in this proxy statement/prospectus and does not constitute a part of this proxy statement/prospectus.

Kubota Holdings has filed a registration statement on Form S-4 with the SEC to register the distribution of its shares of common stock in connection with the Redomicile Transaction. This proxy statement/prospectus is a part of that registration statement and constitutes a prospectus of Kubota Holdings under applicable U.S. securities laws in addition to being the proxy statement/prospectus of Acucela US for the annual meeting.

In addition, the SEC allows Acucela US to disclose important information to you by referring you to other documents filed separately with the SEC. This information is considered to be a part of this proxy statement/prospectus.

This proxy statement/prospectus incorporates by reference the documents listed below, which contain important information about Acucela US and its financial condition. The following documents, which were filed by Acucela US with the SEC, are incorporated by reference into this proxy statement/prospectus (in each case excluding portions of these documents that are either (1) described in paragraph (e) of Item 201 of Regulation S-K or paragraph (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K (including any exhibits included with such items) except as otherwise stated below:

•	Acucela US’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 filed on March 11, 2016.

•	Acucela US’s Quarterly Report on Form 10-Q for the period ended March 31, 2016 filed on May 10, 2016.

•	Acucela US’s Quarterly Report on Form 10-Q for the period ended June 30, 2016 filed on August 8, 2016.

•	Current Reports on Form 8-K, filed on February 16, 2016, March 17, 2016, March 29, 2016, March 31, 2016, April 5, 2016, April 28, 2016, May 26, 2016, May 26, 2016, May 27, 2016, June 14, 2016, June 16, 2016, July 13, 2016 and August 10, 2016.

In addition, all documents filed by Acucela US pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this proxy statement/prospectus and the date of the annual meeting of the shareholders are deemed to be incorporated by reference into, and to be a part of, this proxy statement/prospectus from the date of filing of those documents. These documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, excluding any information furnished pursuant to Items 2.02 or 7.01 of any current report on Form 8-K, as well as proxy statements. The Merger Agreement attached to this proxy statement/prospectus as Annex A, the Japan Articles attached to this proxy statement/prospectus as Annex B, the Share Handling Regulations attached to this proxy statement/prospectus as Annex C, the Regulations of the Board of Directors attached to this proxy statement/prospectus as Annex D, and the Regulations of the Audit Committee, Compensation Committee and Nominating Committee attached to this proxy statement/prospectus as Annex E are also deemed to be incorporated by reference.

Any statement contained in this proxy statement/prospectus or in a document incorporated or deemed to be incorporated by reference into this proxy statement/prospectus will be deemed to be modified or superseded for purposes of this proxy statement/prospectus to the extent that a statement contained in this proxy statement/prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this proxy statement/prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this proxy statement/prospectus.

You may obtain without charge a copy of our filings with the SEC by requesting them in writing or by telephone at the following address:

John Gebhart

Corporate Secretary

Acucela Inc.

1301 Second Avenue, Suite 4200

Seattle, WA 98101

(206) 805-8300

In order to ensure timely delivery of these documents, you should make such request no later than five business days prior to the date of the annual meeting.

ANNEX A

Merger Agreement

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”) is entered into as of August 9, 2016, by and among Acucela Inc., a Washington corporation (“Acucela US”), Acucela Japan KK, a wholly-owned subsidiary of Acucela US organized under the laws of Japan and to be renamed Kubota Pharmaceutical Holdings Co., Ltd. (“Kubota Holdings”) upon completion of the Merger (as defined in Recital 1), and Acucela North America Inc., a Washington corporation and wholly-owned subsidiary of Kubota Holdings to be renamed Acucela Inc. (“US Merger Co”).

RECITALS:

1. The Boards of Directors of each of Acucela US, Kubota Holdings and US Merger Co have unanimously determined that it is advisable and in the best interests of their respective shareholders to reorganize so that Kubota Holdings will become the parent company of Acucela US as a result of the merger of Acucela US with and into US Merger Co, with US Merger Co surviving as a wholly owned subsidiary of Kubota Holdings to be renamed Acucela Inc. (the “Merger”).

2. Prior to the Merger, Kubota Holdings shall authorize a forward split of its authorized and outstanding shares of common stock held by Acucela US, such that the total number of outstanding shares of Kubota Holdings common stock (each an “Kubota Holdings Common Share”) is equal to the number of outstanding shares of Acucela US common stock (“Acucela US Common Stock”) as of immediately prior to the Effective Time (as defined in Section 1.2) (the “Forward Split”).

3. The Boards of Directors of each of Acucela US, Kubota Holdings and US Merger Co have unanimously approved the Merger, this Agreement and, to the extent applicable, the other transactions described herein upon the terms and subject to the conditions set forth in this Agreement, and whereby each issued share of Acucela US Common Stock shall be cancelled and converted into the right to receive one Kubota Holdings Common Share.

4. The parties to this Agreement intend that the Merger qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and that this Agreement shall be, and hereby is, adopted as a “plan of reorganization” for purposes of Section 368(a) of the Code.

5. The Merger requires, among other things, the adoption of this Agreement by the affirmative vote of a majority of the outstanding shares of Acucela US Common Stock entitled to vote on the matter.

NOW THEREFORE, in consideration of the foregoing and of the covenants and agreements contained herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

THE MERGER

SECTION 1.1 The Merger. Upon the terms and subject to the conditions of this Agreement, and in accordance with the Washington Business Corporation Act (the “WBCA”), at the Effective Time (as defined in Section 1.2), Acucela US shall be merged with and into US Merger Co, the separate corporate existence of Acucela US shall thereupon cease and US Merger Co shall continue as the surviving corporation in the Merger (sometimes hereinafter referred to as the “Surviving Corporation”). The Merger shall have the effects set forth in the WBCA.

SECTION 1.2 Filing Articles of Merger; Effective Time. As soon as practicable following the satisfaction or, to the extent permitted by applicable law, waiver of the conditions set forth in Article IV, if this Agreement shall not have been terminated prior thereto as provided in Section 5.1, US Merger Co and Acucela US shall cause articles of merger (the “Articles of Merger”) meeting the requirements of Section 23B.11.090 of the WBCA to be properly executed and filed in accordance with such section and otherwise make all other filings or recordings as required by the WBCA in connection with the Merger. The Merger shall become effective at such time that US Merger Co shall have designated in the Articles of Merger as the effective time of the Merger (the “Effective Time”).

ARTICLE II

CHARTER DOCUMENTS,

DIRECTORS AND OFFICERS

SECTION 2.1 Articles of Incorporation of Surviving Corporation. The Articles of Incorporation of the Surviving Corporation shall be the Articles of Incorporation of US Merger Co in effect immediately prior to the Effective Time; provided, however, that at the Effective Time, Article I of the Articles of Incorporation of the Surviving Corporation shall be amended and restated in its entirety to read as follows: “The name of the corporation is Acucela Inc.” Such Articles of Incorporation shall thereafter continue to be the Articles of Incorporation of the Surviving Corporation until amended as provided therein and under the WBCA.

SECTION 2.2 Bylaws of Surviving Corporation. From and after the Effective Time, the Bylaws of US Merger Co in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation, until duly amended in accordance with applicable law.

SECTION 2.3 Directors of Surviving Corporation. From and after the Effective Time, the directors of US Merger Co immediately prior to the Effective Time shall be the directors of the Surviving Corporation, each such director to serve in such capacity until his or her earlier death, resignation or removal or until his or her successor is duly elected or appointed.

SECTION 2.4 Officers of Surviving Corporation. From and after the Effective Time, the officers of US Merger Co immediately prior to the Effective Time shall be the officers of the Surviving Corporation, each such officer to serve in such capacity until his or her earlier death, resignation or removal or until his or her successor is duly elected or appointed.

SECTION 2.5 Directors of Kubota Holdings. Prior to the Effective Time, Kubota Holdings agrees to take or cause to be taken all such actions as are necessary to form (1) an audit committee consisting of three outside directors (Shintaro Asako (chairman), Dr. Shiro Mita and Robert Takeuchi), (2) a compensation committee consisting of three outside directors (Robert Takeuchi (chairman), Shintaro Asako and Eisaku Nakamura) and (3) a nominating committee consisting of three directors, of whom two are outside directors (Dr. Ryo Kubota (chairman), Dr. Shiro Mita and Eisaku Nakamura).

ARTICLE III

CANCELLATION AND CONVERSION

OF STOCK

SECTION 3.1 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of any of Acucela US, Kubota Holdings or US Merger Co:

(a) Cancellation of Acucela US Stock. Each issued share of Acucela US Common Stock that is owned immediately prior to the Effective Time by Kubota Holdings, US Merger Co or any subsidiary of Acucela US shall automatically be cancelled and retired and shall cease to exist, and no consideration shall be delivered or deliverable in connection with such cancellation.

(b) Conversion of Remaining Acucela US Shares. Each issued and outstanding share of Acucela US Common Stock (other than the shares of Acucela US Common Stock to be cancelled in accordance with Section 3.1(a) and other than Dissenting Shares (as defined in Section 3.3)) shall be cancelled and converted into the right to receive one validly issued, fully paid and nonassessable Kubota Holdings Common Share.

(c) Treatment of Equity Awards.

(1) At the Effective Time, all unexpired, unexercised and outstanding options to purchase shares of Acucela US Common Stock (each an “Acucela US Option”) granted under the 2002 Stock Option/Restricted Stock Plan, the 2012 Equity Incentive Plan and the 2014 Equity Incentive Plan, as amended (the “Company Equity Plans”) shall be cancelled, and in exchange therefor, Kubota Holdings will issue stock acquisition rights (shinkabu yoyakuken) to purchase Kubota Holdings Common Shares (each an “Kubota Holdings Option”). Each such Kubota Holdings Option shall (1) be exercisable for the same number of Kubota Holdings Common Shares as such cancelled Acucela US Option, (2) have the same exercise price as such cancelled Acucela US Option, (3) be subject to the same vesting schedule as such cancelled Acucela US Option, (4) have the same material terms as such cancelled Acucela US Option (to the extent reasonably practicable under Japanese laws and regulations and not rendered inoperative by the application thereof after the Effective Time), and (5) not provide each holder of such cancelled Acucela US Option with any additional benefits not provided under such cancelled Acucela US Option. The substitution of each such Acucela US Option shall be completed in a manner that complies with Internal Revenue Code sections 409A and 424(a) so as to avoid imposition of additional taxes to the extent applicable.

(2) At the Effective Time all outstanding restricted stock units to acquire shares of Acucela US Common Stock (each an “Acucela US RSU”) shall be cancelled, and in exchange therefor, each holder of such Acucela US RSU will be awarded stock acquisition rights to purchase Kubota Holdings Common Shares (each a “One Yen RSU”). Each One Yen RSU shall (1) be exercisable for the same number of Kubota Holdings Common Shares as such cancelled Acucela US RSU, (2) have an exercise price of one (1) yen per Kubota Holdings Common Share, (3) be subject to the same vesting schedule as such cancelled Acucela US RSU, and (4) have material terms that are substantially similar to such cancelled Acucela US RSU (to the extent reasonably practicable under Japanese laws and regulations and not rendered inoperative by the application thereof after the Effective Time). The substitution of each such Acucela US RSU shall be completed in a manner that complies with Internal Revenue Code section 409A so as to avoid imposition of additional taxes to the extent applicable.

(3) At the Effective Time all outstanding shares of restricted stock of Acucela US (“Acucela US Restricted Stock”) shall be cancelled, and in exchange therefor, each holder of Acucela US Restricted Stock will be issued one share of Kubota Holdings Common Shares (“Kubota Holdings Restricted Stock”) for each share of Acucela US Restricted Stock . Each Kubota Holdings Restricted Stock shall be subject to restrictions that are substantially similar in all material respects to such Acucela US Restricted Stock (to the extent reasonably practicable under Japanese laws and regulations and not rendered inoperative by the application thereof after the Effective Time).

(4) Prior to the Effective Time, the Board of Directors of Acucela US shall adopt such resolutions and have taken all such other actions as may be reasonably necessary to terminate the Company Equity Plans.

SECTION 3.2 Payment Mechanics; Direct Registration of Kubota Holdings Shares.

(a) Immediately following the Effective Time, US Merger Co shall deliver the Kubota Holdings Common Shares into which each share of Acucela US Common Stock was converted into pursuant to Section 3.1(b) to the holders of Acucela US Common Stock (other than holders of shares of Acucela US Common Stock to be cancelled in accordance with Section 3.1(a) and holders of Dissenting Shares). For the avoidance of doubt, the delivery of Kubota Holdings Common Shares contemplated by this Section 3.2(a) shall take place following the Forward Split, and each holder of Acucela US Common Stock (other than holders of shares of Acucela US Common Stock to be cancelled in accordance with Section 3.1(a) and holders of Dissenting Shares) shall be entitled to receive one Kubota Holdings Common Share for each share of Acucela US Common Stock held by such holder immediately prior to the Effective Time.

(b) Upon the listing of the Kubota Holdings Common Shares on the Tokyo Stock Exchange pursuant to Section 4(d) following the Effective Time, record ownership of the Kubota Holdings Common Shares which will be distributed in exchange for the issued and outstanding shares of Acucela US Common Stock in accordance with Section 3.1(b) shall be kept in uncertificated, book entry form, and any certificate representing such shares of Acucela US Common Stock shall automatically represent the right to receive the same number of Kubota Holdings Common Shares through the book-entry transfer system for stocks, etc. under the Act on Book-Entry of Company Bonds, Shares, etc. of Japan.

(c) At the Effective Time, holders of Acucela US Common Stock will cease to be, and will have no rights as, shareholders of Acucela US, other than the right to receive: (i) any dividend or other distribution with a record date prior to the Effective Time that may have been declared or made by Acucela US on such shares of Acucela US Common Stock in accordance with the terms of this Agreement or prior to the date of this Agreement and that remain unpaid at the Effective Time; and (ii) the Kubota Holdings Common Shares pursuant to Section 3.1(b). At the Effective Time, the stock transfer books of Acucela US shall be closed and from and after the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Acucela US Common Stock that were outstanding immediately prior to the Effective Time.

SECTION 3.3 Dissenters’ Rights. Notwithstanding any other provisions of this Agreement to the contrary, if dissenters’ rights are available to shareholders of Acucela US in connection with the transactions contemplated by this Agreement, any shares of Acucela US Common Stock held by a shareholder who is entitled to demand, and who has effectively demanded and not withdrawn or lost, such shareholder’s dissenters’ rights under the WBCA (the “Dissenting Shares”) shall not be converted into or represent a right to receive shares of Kubota Holdings Common Stock for such shareholder’s shares of Acucela US Common Stock set forth in Section 3.1, but in lieu thereof, such shareholder shall only be entitled to such rights as are provided by the WBCA. Notwithstanding the provisions of this Section 3.3, if any holder of Dissenting Shares shall effectively withdraw or lose (through failure to perfect or otherwise) such holder’s dissenters’ rights under the WBCA, then, as of the later of the Effective Time and the occurrence of such event, such holder’s shares shall automatically be converted into and represent only the right to receive the consideration for Acucela US Common Stock, as applicable, set forth in Section 3.1, without interest thereon.

ARTICLE IV

CONDITIONS PRECEDENT

The respective obligations of each party to effect the Merger are subject to the satisfaction (or waiver by mutual agreement of Acucela US and Kubota Holdings) of the following conditions:

(a) The registration statement on Form S-4 filed with the Securities and Exchange Commission by Kubota Holdings (the “Registration Statement”) in connection with the offer and distribution of the Kubota Holdings Common Shares to be distributed pursuant to the Merger shall have become effective under the Securities Act of 1933, as amended, and no stop order with respect thereto shall be in effect.

(b) This Agreement shall have been adopted by the affirmative vote of a majority of the outstanding shares of Acucela US Common Stock entitled to vote on the matter.

(c) The Forward Split shall have occurred.

(d) The Kubota Holdings Common Shares to be distributed pursuant to the Merger shall have been authorized for listing on the Tokyo Stock Exchange.

(e) Acucela US shall have provided Kubota Holdings with a certificate pursuant to Treasury Regulation Section 1.1445-2(b) stating that Acucela US is not a “foreign person” for purposes of Section 1445 of the Code.

(f) Acucela US and Kubota Holdings shall each have received an opinion from Wilson Sonsini Goodrich & Rosati, P.C., dated as of the Effective Time, in form and substance reasonably satisfactory to each, to the effect that, on the basis of certain facts, representations and warranties set forth or referred to in such opinions, and subject to reasonable assumptions, the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. In rendering such opinions, such counsel shall be entitled to rely upon representations of officers of Acucela US, US Merger Co and Kubota Holdings (with such changes as are necessary, in the opinion of such counsel, to reflect any change in applicable law, regulation or official interpretation thereof occurring between the date hereof and the Effective Time).

(g) Acucela US shall have received an opinion from Mori Hamada & Matsumoto, on the basis of representations and warranties set forth or referred to in such opinion, dated as of the Effective Time, and subject to reasonable assumptions, confirming the matters discussed under “Material Tax Considerations—Material Japanese Tax Considerations” in the Registration Statement.

(h) None of the parties hereto shall be subject to any decree, order or injunction of any court of competent jurisdiction, whether in the U.S., Japan or any other country, which prohibits the consummation of the Merger.

(i) Other than the filing of the Articles of Merger provided for under Article I, all material consents and authorizations of, filings or registrations with, and notices to, any governmental or regulatory authority required to consummate the Merger and the other transactions contemplated hereby, including without limitation any filings required under (i) applicable U.S. state securities and “Blue Sky” laws and (ii) applicable Japanese securities laws, shall have been obtained or made.

(j) All consents of any third party required to consummate the Merger have been obtained.

ARTICLE V

TERMINATION, AMENDMENT AND WAIVER

SECTION 5.1 Termination. This Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time, whether before or after adoption of this Agreement by the shareholders of Acucela US, by action of the Board of Directors of Acucela US.

SECTION 5.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 5.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Acucela US, Kubota Holdings or US Merger Co.

SECTION 5.3 Amendment. This Agreement may be amended by the parties hereto at any time before or after any required approval or adoption by the shareholders of Acucela US of this Agreement or matters presented in connection with this Agreement; provided, however, that after any such approval or adoption, there shall be made no amendment requiring further approval or adoption by such shareholders under applicable law until such further approval or adoption is obtained. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

SECTION 5.4 Waiver. At any time prior to the Effective Time, to the extent permitted by applicable law, the parties may waive compliance with any of the agreements or covenants contained in this Agreement, or may waive any of the conditions to consummation of the Merger contained in this Agreement. Any agreement on the part of a party to any such waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

ARTICLE VI

COVENANTS

SECTION 6.1 Further Assurances. Each of Acucela US, US Merger Co and Kubota Holdings shall use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary or reasonably appropriate to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions provided for herein.

SECTION 6.2 Tax Reporting. Neither Acucela US, Kubota Holdings nor US Merger Co has taken or will take any action or has failed to take or will fail to take any action, either before or after the Effective Time, that would cause the Merger to fail to qualify as a “reorganization” within the meaning of Section 368(a) of the Code. Acucela US, Kubota Holdings and US Merger Co will not take any position on any federal, state, local or non-U.S. tax return, or take any other tax reporting position, that is inconsistent with the treatment of the Merger as a “reorganization” within the meaning of Section 368(a) of the Code.

SECTION 6.3 Withholding. Acucela US, Kubota Holdings, US Merger Co and their respective agents shall be entitled to deduct and withhold from the consideration otherwise deliverable under this Agreement, and from any other payments otherwise required pursuant to this Agreement, to any person, such amounts as may be required to be deducted and withheld with respect to any such deliveries and payments under the Code or any other applicable legal requirement. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been delivered and paid to the person in respect of which such deduction and withholding was made.

ARTICLE VII

GENERAL PROVISIONS

SECTION 7.1 Assignment; Binding Effect; No Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

SECTION 7.2 Entire Agreement. This Agreement and any documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto.

SECTION 7.3 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Washington without regard to its rules of conflict of laws that would apply any other law.

SECTION 7.4 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all of the parties hereto.

SECTION 7.5 Headings. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only and shall be given no substantive or interpretative effect whatsoever.

SECTION 7.6 Severability. If any provision of this Agreement is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, such provision shall be stricken from this Agreement and the remainder of this Agreement shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Acucela US, Kubota Holdings and US Merger Co have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

ACUCELA INC., a Washington corporation

By:	/s/ Ryo Kubota
Name: Ryo Kubota, M.D., Ph.D.
Title: Chief Executive Officer

ACUCELA NORTH AMERICA INC., a Washington corporation

By:	/s/ Ryo Kubota
Name: Ryo Kubota, M.D., Ph.D.
Title: Chief Executive Officer

ACUCELA JAPAN KK, a Japanese joint stock corporation

By:	/s/ Ryo Kubota
Name: Ryo Kubota, M.D., Ph.D.
Title: Chief Executive Officer

[Signature Page for Merger Agreement]

ANNEX B

Form of Articles of Incorporation of Kubota Holdings

at the Effective Time of the Redomicile Transaction

[Translation]

Articles of Incorporation of Kubota Pharmaceutical Holdings Co., Ltd.

Chapter 1    General Provisions

Article 1    Name

The name of the Company shall be “Kubota Pharmaceutical Holdings Kabushiki Kaisha,” which shall be expressed in English as “Kubota Pharmaceutical Holdings Co., Ltd.”

Article 2    Purpose

2.1	The purpose of the Company shall be to control and manage, by holding share or other interests, the business activities of companies (including foreign companies), partnerships (“kumiai”) (including equivalent foreign associations) and other business entities engaged in any of the following businesses:

(1)	Research, development, export and import, and manufacturing, commissioned manufacturing, and sales of medical products, quasi-medical products, raw materials for medical products, medical-use equipment, medical-use consumables, veterinary drugs, agrichemicals, cosmetics and health food;

(2)	Consulting services relating to (1) above;

(3)	Commissioned research and development in the field of medicine and agriculture;

(4)	Transfer, acquisition and management of patent rights relating to the field of medicine and agriculture;

(5)	Research and development, and technology transfer of transplants and regenerative medicine, and manufacture, export and import, and sales of regenerative medicine products; and

(6)	Any business incidental to the businesses set forth in (1) through (5) above.

2.2	The Company may engage in any business set forth in (1) through (6) of the preceding paragraph.

Article 3    Location of Head Office

The Company’s head office shall be located in [Shibuya-ku], Tokyo.

Article 4    Organizations

The Company shall establish the following organizations in addition to the general meeting of shareholders and Directors:

(1)	Board of Directors;

(2)	Nominating Committee, Audit Committee, and Compensation Committee (collectively, “Committees”); and

(3)	Accounting Auditor.

Article 5    Method of Public Notices

Public notices of the Company shall be given by way of electronic public notice; provided, however, that if a public notice cannot be so given due to an accident or any other unavoidable event, it shall be given in the Nihon Keizai Shimbun.

Chapter 2    Shares

Article 6    Total Number of Shares Authorized to be Issued

The total number of shares authorized to be issued by the Company shall be [TBD].

Article 7    Number of Shares Constituting One Unit of Shares

The number of shares constituting one unit of shares of the Company shall be 100.

Article 8    Rights for Shares Constituting Less Than One Unit

Each shareholder of the Company may not exercise any rights with respect to its shares constituting less than one unit, except for the rights under each item of Article 189, Paragraph 2 of the Companies Act.

Article 9    Administrator of Shareholder Registry

9.1	The Company shall appoint an administrator of shareholder registry.

9.2	The administrator of shareholder registry and the place of its business shall be determined by a resolution of the Board of Directors or the Executive Officer(s), delegated by resolution of the Board of Directors, and a public notice with respect thereto shall be given.

9.3	Preparing and keeping the Company’s shareholder registry and stock acquisition right registry and other business relating to the shareholder registry and the stock acquisition right registry shall be entrusted to the administrator of shareholder registry and shall not be handled by the Company.

Article 10    Share Handling Regulations

Matters concerning the handling and fees relating to shares of the Company shall be governed by the share handling regulations established by the Board of Directors or the Executive Officer(s) delegated by resolution of the Board of Directors, in addition to laws and ordinances and these Articles of Incorporation.

Chapter 3    General Meeting of Shareholders

Article 11    Convocation of General Meeting of Shareholders

11.1	An annual general meeting of shareholders shall be convened within three months after the record date for the voting rights at such annual general meeting of shareholders set forth in Article 12.

11.2	An extraordinary general meeting of shareholders may be convened whenever necessary.

Article 12    Record Date for Annual General Meetings of Shareholders

The record date for the voting rights at the Company’s annual general meetings of shareholders shall be the last day of February of each year.

Article 13    Convener and Chairman of General Meetings of Shareholders

Unless otherwise provided in laws and ordinances, the Director concurrently serving as Chairman and Executive Officer, shall convene general meetings of shareholders and act as the chairman; provided, however, that, if such Director is unable to do so, other Directors shall act on its behalf in the order predetermined by the Board of Directors.

Article 14    Disclosure and Deemed Provision of Reference Documents Etc. for General Meeting of Shareholders through the Internet

In convening a general meeting of shareholders, the Company may deem the information concerning matters that are required to be stated or indicated in a reference document for the general meeting of shareholders, a business report, a financial statement and a consolidated financial report to have been provided to shareholders by disclosing the same through the internet in accordance with the ordinance of the Ministry of Justice.

Article 15    Matters to be Resolved at General Meetings of Shareholders

15.1	General meetings of shareholders, by their resolutions, may determine the content of a plan to issue stock acquisition rights (stock options) to executive officers, employees (including those who concurrently serve as a director) and consultants of the Company or any of its parent and subsidiaries, in addition to the matters prescribed in laws and ordinances or these Articles of Incorporation.

15.2	The Company, when it determines the content of the plan set forth in the preceding paragraph pursuant thereto, may determine the following items and other outlines of the terms and conditions of the issuance of stock acquisition rights:

(1)	Class of shares subject to the stock acquisition rights to be issued under the plan;

(2)	Maximum total number of shares subject to the stock acquisition rights to be issued under the plan, or the calculation method for such number;

(3)	Amount of cash to be paid in exchange for the stock acquisition rights to be issued under the plan, or the calculation method for such amount (or, if such payment of cash is not required, a provision to that effect);

(4)	Outline of the content and value of the property to be contributed upon exercise of the stock acquisition rights to be issued under the plan;

(5)	Effective period of the plan; and

(6)	Such other terms and conditions as are deemed necessary by the Company.

Article 16    Method of Resolution of General Meeting of Shareholders

16.1	Unless otherwise provided in laws and ordinances or these Articles of Incorporation, resolutions of a general meeting of shareholders shall be adopted by a majority of the voting rights of shareholders present at the meeting and entitled to exercise their voting rights.

16.2	Resolutions of a general meeting of shareholders under Article 309, Paragraph 2 of the Companies Act shall be adopted by two-thirds or more of the voting rights of the shareholders present at the meeting where the shareholders holding one-third or more of the voting rights of all shareholders who are entitled to exercise their voting rights are present.

Article 17    Exercise of Voting Rights by Proxy

Each shareholder may exercise its voting rights by appointing as a proxy another shareholder of the Company who has voting rights. In this case, the shareholder or the proxy shall submit to the Company a document evidencing the proxy’s authority at each general meeting of shareholders.

Chapter 4    Directors and Board of Directors

Article 18    Number of Directors

The Company shall have seven or fewer Directors.

Article 19    Election of Directors

19.1	Directors shall be elected by resolution of a general meeting of shareholders.

19.2	A resolution for election of Directors shall be adopted by a majority of the voting rights of the shareholders present at a general meeting of shareholders where the shareholders holding one-third or more of the voting rights of all shareholders who are entitled to exercise their voting rights are present.

19.3	A resolution for election of Directors shall not be adopted by cumulative voting.

Article 20    Term of Office of Directors

20.1	The term of office of Directors shall expire at the conclusion of the annual general meeting of shareholders for the last business year ending within one year after their election.

20.2	The term of office of Directors elected to increase the number of Directors or fill a vacancy shall expire at the expiration of the term of office of the other Directors in office.

Article 21    Convener and Chairman of Meetings of the Board of Directors

Unless otherwise provided in laws and ordinances, the Director concurrently serving as Chairman and Executive Officer shall convene meetings of the Board of Directors and act as the chairman; provide, however, that if such Director is unable to do so, other Directors shall act on his or her behalf in the order predetermined by the Board of Directors.

Article 22    Notice to Convene Meetings of the Board of Directors

22.1	A notice to convene meetings of the Board of Directors shall be dispatched to each Director no later than three days before the date of the meeting; provided, however, that in case of emergency, the foregoing notice period may be shortened.

22.2	Meetings of the Board of Directors may be held without taking the convocation procedures with the consent of all the Directors.

Article 23    Method of Resolution of the Board of Directors

Resolutions of the Board of Directors shall be adopted by a majority vote of the Directors present at the meeting where the majority of the Directors entitled to participate in the vote are present.

Article 24    Deemed Resolution of the Board of Directors

Resolutions of the Board of Directors shall be deemed to have been adopted when the requirements of Article 370 of the Companies Act are satisfied.

Article 25    Regulations of the Board of Directors

Matters concerning the Board of Directors shall be governed by the regulations of the Board of Directors established by the Board of Directors in addition to laws and ordinances and these Articles of Incorporation.

Article 26    Exemption of Directors from Liability

26.1	Pursuant to Article 426, Paragraph 1 of the Companies Act, the Company may, by resolution of the Board of Directors, exempt the liability of Directors (including former Directors) for damages arising as a result of a failure to perform their duties to the extent permitted by laws and ordinances.

26.2	Pursuant to Article 427, Paragraph 1 of the Companies Act, the Company may enter into an agreement with Directors (excluding executive directors, etc.) that limits their liability for damages arising as a result of a failure to perform their duties; provided that the amount of liability of such Directors thereunder may not be smaller than the amount provided in Article 425, Paragraph 1 of the Companies Act.

Chapter 5    Committees

Article 27    Appointment of Members of the Committees

27.1	The members of the Committees shall be appointed from among the Directors by resolution of the Board of Directors.

27.2	The chair of each Committee shall be appointed by the Board of Directors.

Article 28    Regulations of the Committees

Matters concerning each Committee shall be governed by the regulations of the Committee established by the Board of Directors, in addition to laws and ordinances and these Articles of Incorporation.

Chapter 6    Executive Officers

Article 29    Number of Executive Officers

The Company shall have five or fewer Executive Officers.

Article 30    Election of Executive Officers

Executive Officers shall be elected by resolution of the Board of Directors.

Article 31    Term of Office of Executive Officers

The term of office of Executive Officers shall expire at the conclusion of the annual general meeting of shareholders for the last business year ending within one year after their election.

Article 32    Representative Executive Officer and Executive Officers with Titles

32.1	The Board of Directors shall appoint, by its resolution, Representative Executive Officer(s).

32.2	The Board of Directors may appoint, by its resolution, one Chairman, one President, one Chief Executive Officer, one Chief Financial Officer and officers with other titles from among the Executive Officers.

Article 33    Exemption of Executive Officers from Liability

Pursuant to Article 426, Paragraph 1 of the Companies Act, the Company may, by resolution of the Board of Directors, exempt the liability of Executive Officers (including former Executive Officers) for damages arising as a result of a failure to perform their duties to the extent permitted by laws and ordinances.

Chapter 7    Accounting

Article 34    Business Year

The business year of the Company shall be one year from January 1 to December 31 of each year.

Article 35    Organization to Determine the Dividends of Surplus

The Company shall determine, by resolution of the Board of Directors, the matters provided in each item of Article 459, Paragraph 1 of the Companies Act without resolution of a general meeting of shareholders, unless otherwise provided in laws and ordinances.

Article 36    Dividends of Surplus

36.1	The record date for the Company’s year-end dividends is December 31 of each year.

36.2	The record date for the Company’s interim dividends is June 30 of each year.

36.3	In addition to the preceding two paragraphs, the Company may distribute dividends of surplus by establishing a record date therefor.

Article 37    Statute of Limitations for Dividends

If dividends are payable in cash, the Company shall be relieved from the obligation to pay such dividends if such dividends remain unreceived after three years has passed from the date of commencement of the payment.

Supplementary Provision

Article 38    Record Date for Share Split

The record date for the share split of the Company (with the effective date of [month] [day], 2016) is [month] [day], 2016. This supplementary provision shall be deleted upon the effectiveness of the share split.

Adopted on December 8, 2015

Amended on [month] [day], 2016

ANNEX C

Form of Share Handling Regulations of Kubota Holdings to be Adopted by Kubota Holdings on the Effective Date of the Redomicile Transaction

[Translation]

Share Handling Regulations of Kubota Pharmaceutical Holdings Co., Ltd.

Chapter 1    General Provisions

Article 1    Purpose

Procedures for exercising shareholders’ rights and other matters relating to the handling of shares at the Company shall be governed by these regulations (these “Regulations”) in accordance with Article 10 of the Articles of Incorporation, in addition to the provisions set forth by the Japan Securities Depository Center, Inc. (“JASDEC”) and the account management institution, such as a securities company, at which the shareholder holds a book-entry transfer account (“Securities Company Etc.”).

Article 2    Administrator of Shareholder Registry

The administrator of shareholder registry of the Company, its place of business and its forwarding offices shall be as follows:

Administrator of Shareholder Registry:

4-5, Marunouchi 1-chome, Chiyoda-ku, Tokyo

Mitsubishi UFJ Trust and Banking Corporation

Place of business:

4-5, Marunouchi 1-chome, Chiyoda-ku, Tokyo

Mitsubishi UFJ Trust and Banking Corporation, Corporate Agency Division

Forwarding offices:

Mitsubishi UFJ Trust and Banking Corporation, all branch offices in Japan

Chapter 2    Recording in Shareholder Registry

Article 3    Recording in Shareholder Registry

3.1	Changes to matters recorded in the shareholder registry shall be made by notice from JASDEC, such as general shareholders notice (excluding notice (“Individual Shareholder Notice”) under Article 154, Paragraph 3 of the Act on Book-Entry of Company Bonds, Shares, etc. (“Book-Entry Act”)).

3.2	In addition to the preceding paragraph, in the case of an issuance of new shares or any other case provided in laws and ordinances, changes to matters recorded in the shareholder registry will be made without notice from JASDEC.

3.3	Recordings in the shareholder registry shall be made using the characters and symbols designated by JASDEC.

Article 4    Notification for Matters Stated in the Shareholder Registry

Shareholders shall notify the Company of their names and addresses through the Securities Company Etc. and JASDEC in accordance with the provisions set forth by JASDEC. The same shall apply if such information has changed.

Article 5    Representative of Corporate Shareholders

Shareholders who are judicial persons shall notify the Company of one representative through the Securities Company Etc. and JASDEC in accordance with the provisions set forth by JASDEC. The same shall apply if the information so notified has changed.

Article 6    Representative of Joint Shareholders

Shareholders who jointly own shares shall designate one representative and notify the Company of the name and address of such representative through the Securities Company Etc. and JASDEC in accordance with the provisions set forth by JASDEC. The same shall apply if the information so notified has changed.

Article 7    Legal Representative

Legal representatives of shareholders such as persons with parental authorities, guardians and the like shall notify the Company of their names and addresses through the Securities Company Etc. and JASDEC in accordance with the provisions set forth by JASDEC. The same shall apply if the information so notified has changed.

Article 8    Notification of Place to Receive Notices for Shareholders Residing Abroad

Shareholders and registered pledgees of shares residing abroad or their legal representatives shall appoint a standing proxy in Japan or specify a place to receive notices in Japan, and shall notify the Company of the name and address of the standing proxy or the place to receive notices through the Securities Company Etc. and JASDEC in accordance with the provisions set forth by JASDEC. The same shall apply if the information so notified has changed.

Article 9    Procedures for Confirmation via JASDEC

Notifications to the Company from shareholders shall be deemed to be made by the shareholders if such notifications were submitted through any Securities Company Etc. and JASDEC.

Chapter 3    Shareholder Confirmation

Article 10    Shareholder Confirmation

10.1	If a shareholder (including shareholders who have made an Individual Shareholder Notice) makes a request or otherwise exercises its shareholders’ rights (“Request Etc.”), the shareholder shall attach or submit materials evidencing that such Request Etc. is made by the shareholder (“Supporting Document Etc.”); provided, however, that this shall not apply if the Company can confirm that the Request Etc. is made by the shareholder.

10.2	If a Request Etc. from a shareholder to the Company was made through a Securities Company Etc. and JASDEC, it shall be deemed to be a Request Etc. made by the shareholder and the Supporting Document Etc. will not be required.

10.3	If a Request Etc. is made by an attorney-in-fact of a shareholder, in addition to the following procedures under the preceding two paragraphs, a power of attorney to which the shareholder’s signature or seal is affixed shall be attached to the Request Etc. The power of attorney shall indicate the name and address of the attorney-in-fact.

10.4	The provisions of paragraphs 10.1 and 10.2 shall also apply to an attorney-in-fact of a shareholder mutatis mutandis.

Chapter 4    Procedures for Exercising Shareholders’ Rights

Article 11    Minority Shareholders’ Rights

If a shareholder directly exercises the minority shareholders’ rights, etc. set forth in Article 147, Paragraph 4 of the Book-Entry Act against the Company, the shareholder shall make an Individual Shareholder Notice and exercise the rights by submitting a document to which the shareholder’s signature or seal is affixed.

Article 12    Content of Agenda Items Proposed by Shareholders in Reference Documents for a General Meeting of Shareholders

If an agenda item for a general meeting of shareholders is submitted by a shareholder, the limits as set forth in accordance with Article 93, Paragraph 1 of the Ordinance for Enforcement of the Companies Act is as follows:

(1)	Reason for proposal: 400 characters per agenda item

(2)	Matter to be stated in reference documents for a general meeting of shareholders if the proposed agenda item is the appointment of a Director: 400 characters per candidate

Article 13    Procedures for Requesting Purchase of Shares Constituting Less Than One Unit

A request to purchase shares constituting less than one unit shall be made through a Securities Company Etc. and JASDEC in accordance with the provisions set forth by JASDEC.

Article 14    Determination of Purchase Price

14.1	The purchase price per share pursuant to the purchase request under Article 13 shall be the closing price on the market established by the Tokyo Stock Exchange on the day when the purchase request arrives at the place of business of the administrator of shareholder registry; provided, however, that if shares of the Company are not traded on that day or if that day is not a business day of the Tokyo Stock Exchange, the purchase price per share shall be the trading price of the first trade of the shares of the Company thereafter.

14.2	The total purchase price shall be an amount that is equal to the purchase price per share under the preceding paragraph multiplied by the number of shares in the purchase request.

Article 15    Payment of Purchase Amount

15.1	Unless otherwise provided by the Company, the Company shall, in accordance with the provisions set forth by JASDEC, pay the purchase amount which is the total purchase price calculated under Article 14 on the fourth business day from the day following the date of determination of the purchase price; provided, however, that if the purchase price is cum rights (such as rights to receive dividends of surplus or share split), the purchase amount shall be paid by the record date.

15.2	The person making the purchase request may request that the purchase amount be paid by transfer to a bank account it designates or by payment of cash via Japan Post Bank Co., Ltd.

Article 16    Transfer of Purchased Shares

Shares constituting less than one unit for which a purchase request has been made shall be transferred to the Company’s book-entry transfer account on the day when the payment or the procedure for payment of the purchase amount under Article 15 is completed.

Chapter 5    Exception for Special Account

Article 17    Exception for Special Account

Verifying the identity of a shareholder for whom a special account was created and other matters relating to the handling of the special account shall be governed by the provisions set forth by the special account’s account management institution, in addition to the provisions set forth by JASDEC.

Chapter 6    Fees

Article 18    Fees

No fees shall be required for the handling of shares of the Company.

Article 19    Amendment and Abolition

Amendment to and abolition of these Regulations shall be determined by resolution of the Board of Directors.

Supplementary Provision

Article 20    Effective Date

These regulations shall be effective from [month] [day], 2016.

Adopted on [month] [day], 2016

ANNEX D

Form of Regulations of the Board of Directors of Kubota Holdings to be adopted by Kubota Holdings on the Effective Date of the Redomicile Transaction

[Translation]

Regulations of the Board of Directors of Kubota Pharmaceutical Holdings Co., Ltd.

Article 1    Purpose

Matters concerning the Board of Directors of the Company shall be governed by these regulations (these “Regulations”) in addition to laws and ordinances and the Articles of Incorporation.

Article 2    Composition

The Board of Directors shall consist of all Directors.

Article 3    Attendance of Related Parties

The Board of Directors may, when necessary, allow any person who is not a Director to attend a meeting of the Board of Directors and may request that person’s opinions or explanations.

Article 4    Meetings

4.1	Meetings of the Board of Directors shall consist of regular meetings and extraordinary meetings.

4.2	Regular meetings shall be held at least once every three months.

4.3	Extraordinary meetings shall be held when necessary.

Article 5    Convener and Chairman

5.1	Unless otherwise provided in laws and ordinances, the Director concurrently serving as Chairman and Executive Officer, shall convene meetings of the Board of Directors and act as the chairman; provided, however, that if such Director is unable to do so, other Directors shall act on his or her behalf in the order predetermined by the Board of Directors.

5.2	Notwithstanding the preceding paragraph, Directors appointed by the Nominating Committee, Audit Committee, and Compensation Committee (collectively, “Committees”) from among the committee members may convene meetings of the Board of Directors.

Article 6    Request to Convene

6.1	A Director who is not the convener may request to convene meetings of the Board of Directors by indicating to the convener the matters that are the purpose of the meeting of the Board of Directors.

6.2	Executive Officers may request to convene meetings of the Board of Directors by indicating to such Director(s) to receive such requests as designated by the Board of Directors the matters that are the purpose of the meeting of the Board of Directors.

Article 7    Convocation Notice

7.1	A notice to convene a meeting of the Board of Directors shall be dispatched to each Director no later than three days before the date of the meeting; provided, however, that in case of emergency, the foregoing notice period may be shortened.

7.2	Meetings of the Board of Directors may be held without taking the convocation procedures with the consent of all the Directors.

Article 8    Method of Resolution

8.1	Resolutions of the Board of Directors shall be adopted by a majority vote of the Directors present at the meeting where the majority of the Directors entitled to participate in the vote are present.

8.2	Directors who have a special interest in the resolution under the preceding paragraph may not participate in the vote. In this case, the number of such Directors shall not be included in the number of the Directors under the preceding paragraph.

8.3	Resolutions of the Board of Directors shall be deemed to have been adopted when the requirements of Article 370 of the Companies Act are satisfied.

Article 9    Matters to be Resolved

Matters to be resolved by the Board of Directors are set forth in the Attachment, “List of Matters to be Resolved by the Board of Directors”, and the Board of Directors delegates to Chairman and Executive Officer decisions regarding execution of operations other than the matters set forth in the Attachment.

Article 10    Matters to be Reported

10.1	Executive Officers shall report to the Board of Directors the status regarding execution of operations at least once every three months.

10.2	Each Director shall report to the Board of Directors the matters to be reported set forth in laws and ordinances and the Articles of Incorporation and such other matters as the Directors deem necessary.

10.3	Any person appointed by a Committee from among its members shall report to the Board of Directors the status regarding the execution of the duties of such Committee without delay.

10.4	Each Executive Officer or Director who was engaged in a competitive transaction or who entered into a transaction with the Company shall report the important facts with respect to the transaction to the Board of Directors without delay after the transaction.

10.5	If any Audit Committee member confirms that Executive Officers or Directors have committed, or might commit any misconduct, or confirms any fact that constitutes any violation of laws or ordinances or the Articles of Incorporation or any grossly improper fact, such Audit Committee member shall report the same to the Board of Directors without delay.

Article 11    Omission of Reporting

If Executive Officers or Directors notify all Directors of matters to be reported to the Board of Directors in accordance with laws and ordinances or these Regulations, the Directors or the Executive Officers shall not be required to report such matters to the Board of Directors, except as required under Article 10, Paragraph 1.

Article 12    Minutes

With respect to the proceedings at a meeting of the Board of Directors, a summary of the procedures and results and other matters set forth in laws and ordinances shall be recorded in minutes, and each Director present at the meeting shall affix its name and seal or electronic signature.

Article 13    Amendment and Abolition

Amendment to and abolition of these Regulations shall be determined by resolution of the Board of Directors.

Supplementary Provision

Article 14    Effective Date

These Regulations shall be effective from September [day], 2016.

Adopted on [month] [day], 2016

Attachment

List of Matters to be Resolved by the Board of Directors

1	Matters concerning basic management policy etc.

1.1	Decision on the basic management policy

1.2	Decision on the matters prescribed by the applicable Ordinance of the Ministry of Justice as those necessary for the execution of the duties of the Audit Committee

1.3	Development of systems necessary to ensure that the execution of duties by Executive Officers complies with laws and regulations and the Articles of Incorporation, and other systems prescribed by the applicable Ordinance of the Ministry of Justice as systems necessary to ensure the properness of operations of the Company and of operations of a group of enterprises consisting of the Company and its subsidiaries.

2	Matters concerning shares and shareholders, etc.

2.1	Decision of convocation of general meetings of shareholders

2.2	Decision of proposal for general meetings of shareholders (excluding any proposal concerning the appointment and dismissal of Directors or Accounting Auditors and any proposal to not reappoint Accounting Auditors)

2.3	Decision of the order of the convener and the chairman of general meetings of shareholders if Chairman and Executive Officer is unable to do so

2.4	Acquisition of treasury shares

2.5	Approval of transfers of stock acquisition rights with restriction on transfer

3	Matters concerning the Committees

3.1	Appointment and removal of members of the Committees

4	Matters concerning Directors, Board of Directors, and Executive Officers

4.1	Designation of the Directors to convene meetings of the Board of Directors

4.2	Decision of the order of the convener and the chairman of meetings of the Board of Directors if Chairman and Executive Officer is unable to do so

4.3	Designation of the Directors to receive requests to convene meetings of the Board of Directors

4.4	Approval of a competing transaction by a Director or an Executive Officer or a transaction between the Company and a Director or an Executive Officer

4.5	Decision of exemption of the liability under Article 423, Paragraph 1 of the Companies Act pursuant to the provisions of the Articles of Incorporation in accordance with Article 426, Paragraph 1 thereof

4.6	Establishment, revision, and abolishment of the Regulations of the Board of Directors

4.7	Election and dismissal of Executive Officers

4.8	Appointment and removal of Representative Executive Officer(s)

4.9	Appointment and removal of Executive Officers with titles

4.10	Decision on matters concerning the interrelationships between Executive Officers including division of duties and the chain of commands of Executive Officers

5	Matters concerning accounting

5.1	Approval of financial statements, business reports and supplementary schedules thereof, temporary financial statements, and consolidated financial statements

5.2	Decision on dividends of surplus, etc.

6	Matters concerning reorganization

6.1	Decision of the contents of agreements or plans relating to absorption-type reorganizations and incorporation-type reorganizations (excluding contracts or plans not requiring the approval of a general meeting of shareholders)

6.2	Decision of the contents of agreements relating to business transfers and other transactions as set forth in Article 467, Paragraph 1 of the Companies Act (excluding contracts not requiring the approval of a general meeting of shareholders)

7	Other important matters

7.1	Designation of a person to represent the Company in a lawsuit between the Company and a member of the Audit Committee

7.2	Decision on matters delegated by general meetings of shareholders

7.3	Decision on any other matters to be resolved by the Board of Directors under laws and ordinances and the Articles of Incorporation

7.4	Decision on such other matters as the Directors deem necessary

ANNEX E

Forms of Regulations of the Audit Committee, Compensation Committee and Nominating Committee of Kubota Holdings to be Adopted by Kubota Holdings on the Effective Date of the Redomicile Transaction

[Translation]

Regulations of the Audit Committee of

Kubota Pharmaceutical Holdings Co., Ltd.

Article 1    Purpose

Matters concerning the Audit Committee of the Company shall be governed by these regulations (these “Regulations”) in addition to laws and ordinances and the Articles of Incorporation.

Article 2    Composition

2.1.	The Audit Committee shall consist of the Directors appointed by the Board of Directors (“Members”).

2.2	The Audit Committee shall consist of at least three Members.

2.3	Members shall not concurrently serve as Executive Officer or Executive Director of the Company or its subsidiaries, or accounting advisor or manager or other employee of a subsidiary of the Company. A majority of the Members shall be Outside Directors.

2.4	The chair of the Audit Committee shall be appointed by the Board of Directors.

Article 3    Holding of Meetings

3.1	Meetings of the Audit Committee shall be held at least once every three months and whenever necessary.

3.2	Meetings of the Audit Committee shall be held at the head office of the Company; provided, however, that when necessary, a meeting of the Audit Committee may be held at another location or at multiple locations by a method such as a teleconference.

Article 4    Convener

The chair shall convene meetings of the Audit Committee; provided, however, that this shall not preclude any other Member from convening a meeting of the Audit Committee.

Article 5    Convocation and Shortening of the Notice Period

A notice, stipulating the date, place and agenda, to convene a meeting of the Audit Committee shall be dispatched to each Member no later than three days before the date of the meeting; provided, however, that in case of emergency, such period may be shortened.

Article 6    Omission of Convocation Notice

Meetings of the Audit Committee may be held without taking the convocation procedures provided in the preceding Article with the consent of all the Members.

Article 7    Chairman

The chair of the Audit Committee shall act as the chairman at the meetings of the Audit Committee. If the chair of the Audit Committee is unable to do so, other Members shall act on his or her behalf in the order predetermined by the Audit Committee.

Article 8    Method of Resolutions

8.1	Resolutions of meetings of the Audit Committee shall be adopted by a majority vote of the Members present at the meeting where the majority of the Members entitled to participate in the vote are present.

8.2	Any person who has special interests with respect to a matter to be resolved at a meeting of the Audit Committee may not participate in voting for resolution thereof. In this case, the number of such Members shall not be included in the number of the Members under the preceding paragraph.

Article 9    Matters to be Resolved

The Audit Committee shall resolve the following matters in addition to the matters separately stipulated in laws and ordinances, the Articles of Incorporation and these Regulations.

(i)	Audit policies, audit plans and audit methods

(ii)	Matters related to the allocation of duties among Members

(iii)	Matters related to the preparation of audit reports

(iv)	Determination of the content of proposals submitted to a general meeting of shareholders related to appointment, dismissal or non-reappointment of an Accounting Auditor

(v)	Appointment of a person who temporarily performs the duties of an Accounting Auditor if there are no Accounting Auditors

(vi)	Consent to decisions on the remuneration, etc. of an Accounting Auditor or a person who temporarily performs the duties of an Accounting Auditor

(vii)	Appointment of the Members to report to the Board of Directors under Article 12.1

(viii)	Appointment of the Members to exercise the authority under in Article 13.1

(ix)	Determination of the budget of the audit-related expenses

(x)	Expression of opinions of the Audit Committee, which shall be notified to the shareholders, on an issuance of shares or sale of treasury shares involving a change of control of the Company

(xi)	Establishment, revision and abolishment of such basic policies, rules, regulations and the like as are necessary for the execution of the duties of the Audit Committee (excluding matters to be resolved by the Board of Directors)

(xii)	Such other matters related to performance by the Audit Committee of its duties as the Audit Committee deems necessary

Article 10    Discussion on the Consent of Members

Consent of the Members with respect to the following matters which require the unanimous consent of the Members may be obtained through discussion at a meeting of the Audit Committee.

(i)	Dismissal of an Accounting Auditor or a person who temporarily performs the duties of an Accounting Auditor pursuant to Article 340 of the Companies Act

(ii)	Submission to a general meeting of shareholders of proposals related to the partial exemption of Directors and Executive Officers from their liabilities

(iii)	Submission to a general meeting of shareholders of proposals related to the amendment of the Articles of Incorporation to enable the partial exemption of Directors and Executive Officers from their liabilities by resolution of the Board of Directors

(iv)	Submission to a general meeting of shareholders of proposals related to the amendment of the Articles of Incorporation to enable the Company to enter into agreements with Directors as specified in Article 477, Paragraph 3 of the Companies Act concerning partial exemption from their liabilities

(v)	Intervention in a lawsuit seeking liabilities, etc. of a present or former Director (excluding a Member), Executive Officer or liquidator or such other person as specified in Article 849, Paragraph 3 of the Companies Act for assisting such person

Article 11    Reports to the Audit Committee

11.1	Any Member who recognizes any of the following matters shall report the same to the Audit Committee without delay.

(i)	Any Director or Executive Officer, has committed, or might commit any misconduct

(ii)	Any fact which might significantly damage the Company

(iii)	Any fact that constitutes any violation of laws or ordinances or the Articles of Incorporation or any grossly improper fact

11.2	Each Member shall report to the Audit Committee the status regarding the performance of his or her duties as necessary and upon request of the Audit Committee.

11.3	When a Member receives a report from a Director, Executive Officer, employee, Accounting Auditor or other person, such member shall report the same to the Audit Committee as necessary.

11.4	The Audit Committee may, as necessary, allow any person who is not a Member (including a Director, Executive Officer and Accounting Auditor of the Company and outside expert) to attend a meeting of the Audit Committee and may request for that person’s reports, explanations and opinions.

11.5	Directors, Executive Officers, employees or Accounting Auditors of the Company shall, upon request from the Audit Committee, attend a meeting of the Audit Committee and explain such matters as requested by the Audit Committee.

Article 12    Reporting to the Board of Directors

12.1	Any Member appointed by the Audit Committee shall report to the Board of Directors on the status regarding the execution of the duties of the Audit Committee without delay.

12.2	In addition to the preceding paragraph, if any Member confirms that a Director or Executive Officer has committed, or might commit any misconduct, or confirms any fact that constitutes any violation of laws or ordinances or the Articles of Incorporation or any grossly improper fact, such member shall report the same to the Board of Directors without delay.

Article 13    Exercise of Authorities by Members

13.1	A Member appointed by the Audit Committee shall have the authority to do the following.

(i)	Request other Directors, Executive Officers or any other employees to report on matters related to the performance of their duties

(ii)	Investigate the status regarding the operations and assets of the Company

(iii)	Request the Company’s subsidiaries to report on their businesses and investigate the status regarding their operations and assets when such report or investigation is necessary to perform the duty of the Audit Committee

(iv)	Convene meetings of the Board of Directors

(v)	Report to a general meeting of shareholders the facts of the dismissal and the reasons for the dismissal when the Audit Committee has dismissed an Accounting Auditor

(vi)	Request for reports from an Accounting Auditor on its accounting audit when such report is necessary to perform the duty of the Audit Committee

(vii)	Represent the Company in a lawsuit pending between the Company and a Director or Executive Officer (except where any Member is a party to the lawsuit)

(viii)	Receive from a Director or Executive Officer the business reports and their annexed detailed statements and the financial statements and their related documents to be received by the Audit Committee, and then send them to the other Members.

(ix)	Provide notifications of the content of the audit reports of the Audit Committee related to the business reports and their annexed detailed statements to a Director or Executive Officer appointed to receive such notice (the “Specified Director”)

(x)	Receive notifications of the content of accounts audit reports from the Accounting Auditor and then send the same to the other Members

(xi)	Provide notifications to the Specified Director and the Accounting Auditor of the content of the audit reports of the Audit Committee related to the financial statements and their related documents

(xii)	Exercise such other authority related to the audit as the Audit Committee deems necessary

13.2	Each Member with the authority under the preceding paragraph shall follow resolutions of the Audit Committee with respect to matters related to such authority.

Article 14    Minutes

The minutes of meetings of the Audit Committee shall be prepared in writing or by electromagnetic file as provided for in laws and regulations, and each Member present at the meeting shall affix his or her name and seal or electronic signature.

Article 15    Amendment and Abolition

Amendment to and abolition of these Regulations shall be determined by resolution of the Board of Directors.

SUPPLEMENTARY PROVISION

Article 16    Effective Date

These Regulations shall be effective from [month] [day], 2016.

Adopted on [month] [day], 2016

[Translation]

Regulations of the Compensation Committee of

Kubota Pharmaceutical Holdings Co., Ltd.

Article 1    Purpose

Matters concerning the Compensation Committee of the Company shall be governed by these regulations (these “Regulations”) in addition to laws and ordinances and the Articles of Incorporation.

Article 2    Composition

2.1	The Compensation Committee shall consist of the Directors appointed by the Board of Directors (“Members”).

2.2	The Compensation Committee shall consist of at least three Members.

2.3	A majority of the Members shall be Outside Directors.

2.4	The chair of the Compensation Committee shall be appointed by the Board of Directors.

Article 3    Holding of Meetings

3.1	Meetings of the Compensation Committee shall be held at least once a year and whenever necessary.

3.2	Meetings of the Compensation Committee shall be held at the head office of the Company; provided, however, that when necessary, a meeting of the Compensation Committee may be held at another location or at multiple locations by a method such as a teleconference.

Article 4    Convener

The chair shall convene meetings of the Compensation Committee; provided, however, that this shall not preclude any other Member from convening a meeting of the Compensation Committee.

Article 5    Convocation and Shortening the Notice Period

A notice, stipulating the date, place and agenda, to convene a meeting of the Compensation Committee shall be dispatched to each Member no later than three days before the date of the meeting; provided, however, that in case of emergency, such period may be shortened.

Article 6    Omission of Convocation Notice

Meetings of the Compensation Committee may be held without taking the convocation procedures provided in the preceding Article with the consent of all the Members.

Article 7    Chairman

The chair of the Compensation Committee shall act as the chairman at the meetings of the Compensation Committee. If the chair of the Compensation Committee is unable to do so, other Members shall act on his or her behalf in the order predetermined by the Compensation Committee.

Article 8    Method of Resolutions

8.1	Resolutions of meetings of the Compensation Committee shall be adopted by a majority vote of the Members present at the meeting where the majority of the Members entitled to participate in the vote are present.

8.2	Any person who has special interests with respect to a matter to be resolved at a meeting of the Compensation Committee may not participate in voting for the resolution thereof. In this case, the number of such Members shall not be included in the number of the Members under the preceding paragraph.

Article 9    Matters to be Resolved

9.1	The Compensation Committee shall resolve the following matters in addition to the matters separately stipulated in laws and ordinances, the Articles of Incorporation and these Regulations.

(i)	Determination of the policy on decisions on the contents of the remuneration, etc. for Directors and Executive Officers of the Company

(ii)	Establishment of, revisions to and abolition of the matters, such as regulations and detailed regulations pertaining to the policy in the preceding item

(iii)	Determination of the contents of the remuneration, etc. for each Director and Executive Officer, of the Company

(iv)	Appointment of the Members to report to the Board of Directors under Article 11

(v)	Appointment of the Members who have the authority to convene meetings of the Board of Directors

(vi)	In addition to the above, establishment, revision, and abolishment of such basic policies, rules, regulations and the like as are necessary for the execution of the duties of the Compensation Committee (excluding matters to be resolved by the Board of Directors)

(vii)	Such other matters related to performance by the Compensation Committee of its duties as the Compensation Committee deems necessary

9.2	In making decisions under item (iii) of the preceding paragraph, the Compensation Committee shall make decisions in accordance with the categories set out in the following items.

(i)	Remuneration, etc. in a fixed amount: The amount for each individual person;

(ii)	Remuneration, etc. the amount of which is not fixed: The specific method for calculating the amount for each individual person;

(iii)	Remuneration, etc. that is not monetary, including stock options and other forms of equity-based compensation: The specific details thereof for each individual person

Article 10    Reports to the Compensation Committee

10.1	The Compensation Committee may, as necessary, allow any person who is not a Member (including a Director, Executive Officer of the Company and outside expert) to attend a meeting of the Compensation Committee and may request for that person’s reports, explanations or opinions.

10.2	Directors, Executive Officers or employees of the Company shall, upon request from the Compensation Committee, attend a meeting of the Compensation Committee and explain such matters as requested by the Compensation Committee.

Article 11    Reporting to the Board of Directors

Any Member appointed by the Compensation Committee shall report to the Board of Directors on the status regarding the execution of the duties of the Compensation Committee without delay.

Article 12    Minutes

The minutes of meetings of the Compensation Committee shall be prepared in writing or by electromagnetic file as provided for in laws and regulations, and each Member present at the meeting shall affix his or her name and seal or electronic signature.

Article 13    Amendment and Abolition

Amendment to and abolition of these Regulations shall be determined by resolution of the Board of Directors.

SUPPLEMENTARY PROVISION

Article 14    Effective Date

These Regulations shall be effective from [month] [day], 2016.

Adopted on [month] [day], 2016

[Translation]

Regulations of the Nominating Committee of

Kubota Pharmaceutical Holdings Co., Ltd.

Article 1    Purpose

Matters concerning the Nominating Committee of the Company shall be governed by these regulations (these “Regulations”) in addition to laws and ordinances and the Articles of Incorporation.

Article 2    Composition

2.1	The Nominating Committee shall consist of the Directors appointed by the Board of Directors (“Member”).

2.2	The Nominating Committee shall consist of at least three Members.

2.3	A majority of the Members shall be Outside Directors.

2.4	The chair of the Nominating Committee shall be appointed by the Board of Directors.

Article 3    Holding of Meetings

3.1	Meetings of the Nominating Committee shall be held at least once a year and whenever necessary.

3.2	Meetings of the Nominating Committee shall be held at the head office of the Company; provided, however, that when necessary, a meeting of the Nominating Committee may be held at another location or at multiple locations by a method such as a teleconference.

Article 4    Convener

The chair shall convene meetings of the Nominating Committee; provided, however, that shall not preclude any other Member from convening a meeting of the Nominating Committee.

Article 5    Convocation and Shortening of the Notice Period

A notice, stipulating the date, place and agenda, to convene a meeting of the Nominating Committee shall be dispatched to each Member no later than three days before the date of the meeting; provided, however, that in case of emergency, such period may be shortened.

Article 6    Omission of Convocation Notice

Meetings of the Nominating Committee may be held without taking the convocation procedures provided in the preceding Article with the consent of all the Members.

Article 7    Chairman

The chair of the Nominating Committee shall act as the chairman at the meetings of the Nominating Committee. If the chair of the Nominating Committee is unable to do so, other Members shall act on his or her behalf in the order predetermined by the Nominating Committee.

Article 8    Method of Resolutions

8.1	Resolutions of meetings of the Nominating Committee shall be adopted by a majority vote of the Members present at the meeting where the majority of the Members entitled to participate in the vote are present.

8.2	Any person who has special interests with respect to a matter to be resolved at a meeting of the Nominating Committee may not participate in voting for the resolution thereof. In this case, the number of such Members shall not be included in the number of the Members under the preceding paragraph.

Article 9    Matters to be Resolved

The Nominating Committee shall resolve the following matters in addition to the matters separately stipulated in laws and ordinances, the Articles of Incorporation and these Regulations.

(i)	Determination of the contents of any proposal to be submitted to a general meeting of shareholders related to the appointment and dismissal of Directors

(ii)	Particularly important matters related to the appointment of Directors and Officers of the Company (excluding matters related to remuneration of Directors and Officers)

(iii)	Appointment of the Members to report to the Board of Directors under Article 11

(iv)	Appointment of the Members who have the authority to convene meetings of the Board of Directors

(v)	In addition to the above, establishment, revision, and abolishment of such basic policies, rules, regulations, and the like as are necessary for the execution of the duties of the Nominating Committee (excluding matters to be resolved by the Board of Directors)

(vi)	Such other matters related to performance by the Nominating Committee of its duties as the Nominating Committee deems necessary

Article 10    Reports to the Nominating Committee

10.1	The Nominating Committee may, as necessary, allow any person who is not a Member (including a Director, Executive Officer of the Company and outside expert) to attend a meeting of the Nominating Committee and may request for that person’s reports, explanations or opinions.

10.2	Directors, Executive Officers or employees of the Company shall, upon request from the Nominating Committee, attend a meeting of the Nominating Committee and explain such matters as requested by the Nominating Committee.

Article 11    Reporting to the Board of Directors

Any Member appointed by the Nominating Committee shall report to the Board of Directors on the status regarding the execution of the duties of the Nominating Committee without delay.

Article 12    Minutes

The minutes of meetings of the Nominating Committee shall be prepared in writing or by electromagnetic file as set forth in laws and regulations, and each Member present at the meeting shall affix his or her name and seal or electronic signature.

Article 13    Amendment and Abolition

Amendment to and abolition of these Regulations shall be determined by resolution of the Board of Directors.

SUPPLEMENTARY PROVISION

Article 14    Effective Date

These Regulations shall be effective from [month] [day], 2016.

Adopted on [month] [day], 2016

ANNEX F

Chapter 23B.13 of the Washington Business Corporation Act

RCW 23B.13.010: Definitions.

As used in this chapter:

(1) “Corporation” means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

(2) “Dissenter” means a shareholder who is entitled to dissent from corporate action under RCW 23B.13.020 and who exercises that right when and in the manner required by RCW 23B.13.200 through 23B.13.280.

(3) “Fair value,” with respect to a dissenter’s shares, means the value of the shares immediately before the effective date of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

(4) “Interest” means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

(5) “Record shareholder” means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

(6) “Beneficial shareholder” means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

(7) “Shareholder” means the record shareholder or the beneficial shareholder.

RCW 23B.13.020: Right to dissent.

(1) A shareholder is entitled to dissent from, and obtain payment of the fair value of the shareholder’s shares in the event of, any of the following corporate actions:

(a) A plan of merger, which has become effective, to which the corporation is a party (i) if shareholder approval was required for the merger by RCW 23B.11.030, 23B.11.080, or the articles of incorporation, and the shareholder was entitled to vote on the merger, or (ii) if the corporation was a subsidiary and the plan of merger provided for the merger of the subsidiary with its parent under RCW 23B.11.040;

(b) A plan of share exchange, which has become effective, to which the corporation is a party as the corporation whose shares have been acquired, if the shareholder was entitled to vote on the plan;

(c) A sale or exchange, which has become effective, of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder was entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

(d) An amendment of the articles of incorporation, whether or not the shareholder was entitled to vote on the amendment, if the amendment effects a redemption or cancellation of all of the shareholder’s shares in exchange for cash or other consideration other than shares of the corporation;

(e) Any action described in RCW 23B.25.120;

(f) Any corporate action approved pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares; or

(g) A plan of entity conversion in the case of a conversion of a domestic corporation to a foreign corporation, which has become effective, to which the domestic corporation is a party as the converting entity, if: (i) The shareholder was entitled to vote on the plan; and (ii) the shareholder does not receive shares in the surviving entity that have terms as favorable to the shareholder in all material respects and that represent at least the same percentage interest of the total voting rights of the outstanding shares of the surviving entity as the shares held by the shareholder before the conversion.

(2) A shareholder entitled to dissent and obtain payment for the shareholder’s shares under this chapter may not challenge the corporate action creating the shareholder’s entitlement unless the action fails to comply with the procedural requirements imposed by this title, RCW 25.10.831 through 25.10.886, the articles of incorporation, or the bylaws, or is fraudulent with respect to the shareholder or the corporation.

(3) The right of a dissenting shareholder to obtain payment of the fair value of the shareholder’s shares shall terminate upon the occurrence of any one of the following events:

(a) The proposed corporate action is abandoned or rescinded;

(b) A court having jurisdiction permanently enjoins or sets aside the corporate action; or

(c) The shareholder’s demand for payment is withdrawn with the written consent of the corporation.

RCW 23B.13.030: Dissent by nominees and beneficial owners.

(1) A record shareholder may assert dissenters’ rights as to fewer than all the shares registered in the shareholder’s name only if the shareholder dissents with respect to all shares beneficially owned by any one person and delivers to the corporation a notice of the name and address of each person on whose behalf the shareholder asserts dissenters’ rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which the dissenter dissents and the dissenter’s other shares were registered in the names of different shareholders.

(2) A beneficial shareholder may assert dissenters’ rights as to shares held on the beneficial shareholder’s behalf only if:

(a) The beneficial shareholder submits to the corporation the record shareholder’s consent to the dissent not later than the time the beneficial shareholder asserts dissenters’ rights, which consent shall be set forth either (i) in a record or (ii) if the corporation has designated an address, location, or system to which the consent may be electronically transmitted and the consent is electronically transmitted to the designated address, location, or system, in an electronically transmitted record; and

(b) The beneficial shareholder does so with respect to all shares of which such shareholder is the beneficial shareholder or over which such shareholder has power to direct the vote.

RCW 23B.13.200: Notice of dissenters’ rights.

(1) If proposed corporate action creating dissenters’ rights under RCW 23B.13.020 is submitted for approval by a vote at a shareholders’ meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters’ rights under this chapter and be accompanied by a copy of this chapter.

(2) If corporate action creating dissenters’ rights under RCW 23B.13.020 is submitted for approval without a vote of shareholders in accordance with RCW 23B.07.040, the shareholder consent described in RCW 23B.07.040(1)(b) and the notice described in RCW 23B.07.040(3)(a) must include a statement that shareholders are or may be entitled to assert dissenters’ rights under this chapter and be accompanied by a copy of this chapter.

RCW 23B.13.210: Notice of intent to demand payment.

(1) If proposed corporate action creating dissenters’ rights under RCW 23B.13.020 is submitted to a vote at a shareholders’ meeting, a shareholder who wishes to assert dissenters’ rights must (a) deliver to the corporation before the vote is taken notice of the shareholder’s intent to demand payment for the shareholder’s shares if the proposed corporate action is effected, and (b) not vote such shares in favor of the proposed corporate action.

(2) If proposed corporate action creating dissenters’ rights under RCW 23B.13.020 is submitted for approval without a vote of shareholders in accordance with RCW 23B.07.040, a shareholder who wishes to assert dissenters’ rights must not execute the consent or otherwise vote such shares in favor of the proposed corporate action.

(3) A shareholder who does not satisfy the requirements of subsection (1) or (2) of this section is not entitled to payment for the shareholder’s shares under this chapter.

RCW 23B.13.220: Dissenters’ rights—Notice.

(1) If proposed corporate action creating dissenters’ rights under RCW 23B.13.020 is approved at a shareholders’ meeting, the corporation shall within ten days after the effective date of the corporate action deliver to all shareholders who satisfied the requirements of RCW 23B.13.210(1) a notice in compliance with subsection (5) of this section.

(2) If proposed corporate action creating dissenters’ rights under RCW 23B.13.020 is approved without a vote of shareholders in accordance with RCW 23B.07.040, the notice delivered pursuant to RCW 23B.07.040(3)(b) to shareholders who satisfied the requirements of RCW 23B.13.210(2) shall comply with subsection (5) of this section.

(3) In the case of proposed corporate action creating dissenters’ rights under RCW 23B.13.020(1)(a)(ii), the corporation shall within ten days after the effective date of the corporate action deliver to all shareholders of the subsidiary other than the parent a notice in compliance with subsection (5) of this section.

(4) In the case of proposed corporate action creating dissenters’ rights under RCW 23B.13.020(1)(d) that, pursuant to RCW 23B.10.020(4)(b), is not required to be approved by the shareholders of the corporation, the corporation shall within ten days after the effective date of the corporate action deliver to all shareholders entitled to dissent under RCW 23B.13.020(1)(d) a notice in compliance with subsection (5) of this section.

(5) Any notice under subsection (1), (2), (3), or (4) of this section must:

(a) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

(b) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

(c) Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters’ rights certify whether or not the person acquired beneficial ownership of the shares before that date;

(d) Set a date by which the corporation must receive the payment demand, which date may not be fewer than thirty nor more than sixty days after the date the notice in subsection (1), (2), (3), or (4) of this section is delivered; and

(e) Be accompanied by a copy of this chapter.

RCW 23B.13.230: Duty to demand payment.

(1) A shareholder sent a notice described in RCW 23B.13.220 must demand payment, certify whether the shareholder acquired beneficial ownership of the shares before the date required to be set forth in the notice pursuant to RCW 23B.13.220(5)(c), and deposit the shareholder’s certificates, all in accordance with the terms of the notice.

(2) The shareholder who demands payment and deposits the shareholder’s share certificates under subsection (1) of this section retains all other rights of a shareholder until the proposed corporate action is effected.

(3) A shareholder who does not demand payment or deposit the shareholder’s share certificates where required, each by the date set in the notice, is not entitled to payment for the shareholder’s shares under this chapter.

RCW 23B.13.240: Share restrictions.

(1) The corporation may restrict the transfer of uncertificated shares from the date the demand for payment under RCW 23B.13.230 is received until the proposed corporate action is effected or the restriction is released under RCW 23B.13.260.

(2) The person for whom dissenters’ rights are asserted as to uncertificated shares retains all other rights of a shareholder until the effective date of the proposed corporate action.

RCW 23B.13.250: Payment.

(1) Except as provided in RCW 23B.13.270, within thirty days of the later of the effective date of the proposed corporate action, or the date the payment demand is received, the corporation shall pay each dissenter who complied with RCW 23B.13.230 the amount the corporation estimates to be the fair value of the shareholder’s shares, plus accrued interest.

(2) The payment must be accompanied by:

(a) The corporation’s balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, a statement of changes in shareholders’ equity for that year, and the latest available interim financial statements, if any;

(b) An explanation of how the corporation estimated the fair value of the shares;

(c) An explanation of how the interest was calculated;

(d) A statement of the dissenter’s right to demand payment under RCW 23B.13.280; and

(e) A copy of this chapter.

RCW 23B.13.260: Failure to take corporate action.

(1) If the corporation does not effect the proposed corporate action within sixty days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release any transfer restrictions imposed on uncertificated shares.

(2) If after returning deposited certificates and releasing transfer restrictions, the corporation wishes to effect the proposed corporate action, it must send a new dissenters’ notice under RCW 23B.13.220 and repeat the payment demand procedure.

RCW 23B.13.270: After-acquired shares.

(1) A corporation may elect to withhold payment required by RCW 23B.13.250 from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenters’ notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

(2) To the extent the corporation elects to withhold payment under subsection (1) of this section, after the effective date of the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of the dissenter’s demand. The corporation shall send with its offer an explanation of how it estimated the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter’s right to demand payment under RCW 23B.13.280.

RCW 23B.13.280: Procedure if shareholder dissatisfied with payment or offer.

(1) A dissenter may deliver a notice to the corporation informing the corporation of the dissenter’s own estimate of the fair value of the dissenter’s shares and amount of interest due, and demand payment of the dissenter’s estimate, less any payment under RCW 23B.13.250, or reject the corporation’s offer under RCW 23B.13.270 and demand payment of the dissenter’s estimate of the fair value of the dissenter’s shares and interest due, if:

(a) The dissenter believes that the amount paid under RCW 23B.13.250 or offered under RCW 23B.13.270 is less than the fair value of the dissenter’s shares or that the interest due is incorrectly calculated;

(b) The corporation fails to make payment under RCW 23B.13.250 within sixty days after the date set for demanding payment; or

(c) The corporation does not effect the proposed corporate action and does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty days after the date set for demanding payment.

(2) A dissenter waives the right to demand payment under this section unless the dissenter notifies the corporation of the dissenter’s demand under subsection (1) of this section within thirty days after the corporation made or offered payment for the dissenter’s shares.

RCW 23B.13.300: Court action.

(1) If a demand for payment under RCW 23B.13.280 remains unsettled, the corporation shall commence a proceeding within sixty days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

(2) The corporation shall commence the proceeding in the superior court of the county where a corporation’s principal office, or, if none in this state, its registered office, is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

(3) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled, parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

(4) The corporation may join as a party to the proceeding any shareholder who claims to be a dissenter but who has not, in the opinion of the corporation, complied with the provisions of this chapter. If the court determines that such shareholder has not complied with the provisions of this chapter, the shareholder shall be dismissed as a party.

(5) The jurisdiction of the court in which the proceeding is commenced under subsection (2) of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

(6) Each dissenter made a party to the proceeding is entitled to judgment (a) for the amount, if any, by which the court finds the fair value of the dissenter’s shares, plus interest, exceeds the amount paid by the corporation, or (b) for the fair value, plus accrued interest, of the dissenter’s after-acquired shares for which the corporation elected to withhold payment under RCW 23B.13.270.

RCW 23B.13.310: Court costs and counsel fees.

(1) The court in a proceeding commenced under RCW 23B.13.300 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess the costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under RCW 23B.13.280.

(2) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

(a) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of RCW 23B.13.200 through 23B.13.280; or

(b) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by chapter 23B.13 RCW.

(3) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

Article 330 and Article 402, Paragraph 3 of the Japanese Companies Act make the provision of Section 10, Chapter 2, Book III of the Civil Code of Japan applicable to the relationship between Kubota Holdings and its directors and officers. Section 10, among other things, provides in effect that:

(1) Any director or executive officer may demand advance payment of expenses which are considered necessary for the management of the affairs of such company entrusted to him;

(2) If a director or executive officer has paid any expenses which are considered necessary for the management of the affairs of such company entrusted to him, he may demand reimbursement therefor from the company;

(3) If a director or executive officer has assumed an obligation necessary for the management of the affairs entrusted to him, he may require the company to perform it in his place or, if it is not due, to furnish adequate security; and

(4) If a director or executive officer, without any fault on his part, sustains damage through the management of the affairs entrusted to him, he may demand compensation therefor from the company.

Under Article 404, Paragraph 4 of the Japanese Companies Act, a company may not refuse a demand referred to in subparagraphs (1) through (3) above from a member of an audit committee, compensation committee or nominating committee unless the company establishes that the relevant expense or obligation was or is not necessary for the performance of the committee member’s duties.

The directors and executive officers of Kubota Holdings maintain liability insurance to cover themselves against liability for damages incurred by them in connection with their performance of duties in their capacities as such and litigation expenses incurred in relation thereto.

Item 21. Exhibits

Exhibit No.	Description

2.1*	Merger Agreement among Acucela Inc., Acucela North America Inc. and Acucela Japan KK (incorporated from Annex A to the proxy statement/prospectus).

3.1*	Articles of Incorporation of Acucela Japan KK.

3.2*	Form of Articles of Incorporation of Kubota Pharmaceutical Holdings Co., Ltd. at the effective time of the Redomicile Transaction (incorporated from Annex B to the proxy statement/prospectus).

3.3*	Form of Share Handling Regulations of Kubota Pharmaceutical Holdings Co., Ltd. to be adopted by Kubota Holdings on the effective date of the Redomicile Transaction (incorporated from Annex C to the proxy statement/prospectus).

3.4*	Form of Regulations of the Board of Directors of Kubota Pharmaceutical Holdings Co., Ltd. to be adopted by Kubota Holdings on the effective date of the Redomicile Transaction (incorporated from Annex D to the proxy statement/prospectus).

3.5*	Forms of Regulations of the Audit Committee, Compensation Committee and Nominating Committee of Kubota Pharmaceutical Holdings Co., Ltd. to be adopted by Kubota Holdings on the effective date of the Redomicile Transaction (incorporated from Annex E to the proxy statement/prospectus).

Exhibit No.	Description

5.1*	Opinion of Mori Hamada & Matsumoto regarding the legality of securities being registered.

8.1*	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation regarding material U.S. tax matters.

8.2*	Opinion of Mori Hamada & Matsumoto regarding material Japanese tax matters.

10.01+	Form of Indemnity Agreement of Acucela Inc. (incorporated herein by reference to Exhibit 10.01 to the Registration Statement on Form S-1 (File No. 333-192900) filed on December 17, 2013).

10.02+	Acucela Inc. 2002 Stock Option/Restricted Stock Plan (incorporated herein by reference to Exhibit 10.02 to the Registration Statement on Form S-1 (File No. 333-192900) filed on December 17, 2013).

10.03+	Acucela Inc. 2012 Equity Incentive Plan and forms of stock option agreement and stock option exercise agreement (incorporated herein by reference to Exhibit 10.02 to the Registration Statement on Form S-1 (File No. 333-192900) filed on December 17, 2013).

10.04+	Acucela Inc. 2014 Equity Incentive Plan and forms of notice of stock option grant, stock option agreement, notice of restricted stock award, restricted stock agreement, notice of restricted stock unit award, restricted stock unit agreement, notice of stock appreciation right award, and stock appreciation right award agreement (incorporated herein by reference to Exhibit 10.02 to the Registration Statement on Form S-1 (File No. 333-192900) filed on December 17, 2013).

10.05	Lease Agreement by and between Nexus Canyon Park, LLC and Acucela Inc. dated February 13, 2006 (incorporated herein by reference to Exhibit 10.05 to the Registration Statement on Form S-1 (File No. 333-192900) filed on December 17, 2013).

10.06	First Amendment to Lease by and between Nexus Canyon Park, LLC and Acucela Inc. dated August 15, 2011 (incorporated herein by reference to Exhibit 10.06 to the Registration Statement on Form S-1 (File No. 333-192900) filed on December 17, 2013).

10.07	Lease Agreement by and between The Northwestern Mutual Life Insurance Company and Acucela Inc. dated June 22, 2010 (incorporated herein by reference to Exhibit 10.07 to the Registration Statement on Form S-1 (File No. 333-192900) filed on December 17, 2013).

10.08+	Employment Agreement by and between Dr. Ryo Kubota, M.D. and Acucela Inc. dated April 18, 2005, as amended (incorporated herein by reference to Exhibit 10.08 to the Registration Statement on Form S-1 (File No. 333-192900) filed on December 17, 2013).

10.09†	Co-Development and Commercialization Agreement by and between Otsuka Pharmaceutical Co., Ltd. and Acucela Inc. dated September 4, 2008, as amended and supplemented (incorporated herein by reference to Exhibit 10.09 to the Registration Statement on Form S-1 (File No. 333-192900) filed on December 17, 2013).

10.10	Consulting Agreement by and between Peter Kresel and Acucela Inc. dated January 1, 2012, as amended (incorporated herein by reference to Exhibit 10.12 to the Registration Statement on Form S-1 (File No. 333-192900) filed on December 17, 2013).

10.11†	Development and Collaboration Agreement by and between Otsuka Pharmaceutical Co., Ltd. and Acucela Inc. dated September 15, 2010, as amended (incorporated herein by reference to Exhibit 10.10 to the Registration Statement on Form S-1 (File No. 333-192900) filed on December 17, 2013).

10.12	Agreement for Stock Purchase by and between Otsuka Pharmaceutical Co., Ltd. and Acucela Inc. dated September 15, 2010 (incorporated herein by reference to Exhibit 10.11 to the Registration Statement on Form S-1 (File No. 333-192900) filed on December 17, 2013).

Exhibit No.	Description

10.13†	Sublease Agreement by and between the Boeing Company and Acucela Inc. dated June 2014 (incorporated herein by reference to Exhibit 10.13 to the Current Report on Form 8-K (File No. 000-5513) filed on July 1, 2014).

10.14+	Terms of Separation and Consultancy, dated September 17, 2014, between Acucela Inc. and David L. Lowrance (incorporated herein by reference to Exhibit 10.01 to the Current Report on Form 8-K (File No. 000-5513) filed on September 19, 2014).

10.15+	Seventh Amendment to Employment Agreement, dated September 16, 2014, between Acucela Inc. and Ryo Kubota (incorporated herein by reference to Exhibit 10.02 to the Current Report on Form 8-K (File No. 000-5513) filed on September 19, 2014).

10.16	Second Amendment to Lease Agreement between Nexus Canyon Park LLC and Acucela Inc. effective as of September 1, 2014 (incorporated herein by reference to Exhibit 10.01 to the Current Report on Form 8-K (File No. 000-5513) filed on September 22, 2014).

10.17+	Employment Agreement, between Acucela Inc. and Brian O’Callaghan, dated September 6, 2014 (incorporated herein by reference to Exhibit 10.01 to the Current Report on Form 8-K (File No. 000-5513) filed on October 17, 2014).

10.18+	Letter Agreement between Acucela, Inc. and Dewey H. Blocker, Jr., dated March 24, 2015 (incorporated herein by reference to Exhibit 10.01 to the Current Report on Form 8-K (File No. 000-5513) filed on March 26, 2015).

10.19+	First Amendment to Employment Agreement between Acucela Inc. and Brian O’Callaghan, dated March 25, 2015 (incorporated herein by reference to Exhibit 10.19 to the Annual Report on Form 10-K (File No. 000-55133) filed on March 30, 2015).

10.20+	Form of Severance and Change in Effective Control Agreement (incorporated herein by reference to Exhibit 10.20 to the Annual Report on Form 10-K (File No. 000-55133) filed on March 30, 2015).

10.21+	Acucela Inc. 2014 Equity Incentive Plan (as amended) and forms of notice of stock option grant and stock option agreement (incorporated herein by reference to Exhibit 10.21 to the Annual Report on Form 10-K (File No. 000-55133) filed on March 30, 2015).

10.22+	Acucela Inc. Form of Notice of Stock Option Grant (incorporated herein by reference to Exhibit 10.16 to the Annual Report on Form 10-K (File No. 000-55133) filed on March 11, 2016).

10.23+	Acucela Inc. Form of Restricted Stock Unit Agreement (incorporated herein by reference to Exhibit 10.17 to the Annual Report on Form 10-K (File No. 000-55133) filed on March 11, 2016).

10.24+	Acucela Inc. 2012 Equity Incentive Plan Letter (incorporated herein by reference to Exhibit 10.22 to the Annual Report on Form 10-K (File No. 000-55133) filed on March 30, 2015).

10.25+	Acucela Inc. 2002 Stock Option Plan/Restricted Stock Plan Letter (incorporated herein by reference to Exhibit 10.23 to the Annual Report on Form 10-K (File No. 000-55133) filed on March 30, 2015).

10.26+	Employment Agreement, between Acucela Inc. and John Gebhart, dated May 1, 2015 (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K (File No. 000-5513) filed on May 7, 2015).

10.27+	Employment Agreement, between Acucela Inc. and Steven Tarr, dated May 1, 2015 (incorporated herein by reference to Exhibit 10.2 to the Current Report on Form 8-K (File No. 000-5513) filed on May 7, 2015).

10.28+	Employment Agreement, between Acucela Inc. and Ted Danse, dated May 1, 2015 (incorporated herein by reference to Exhibit 10.3 to the Current Report on Form 8-K (File No. 000-5513) filed on May 7, 2015).

Exhibit No.	Description

10.29+	Amendment to Employment Agreement, between Acucela Inc. and John Gebhart, dated July 13, 2015 (incorporated herein by reference to Exhibit 10.25 to the Annual Report on Form 10-K (File No. 000-55133) filed on March 11, 2016).

10.30+	Amendment to Employment Agreement, between Acucela Inc. and Ted Danse, dated July 13, 2015 (incorporated herein by reference to Exhibit 10.26 to the Annual Report on Form 10-K (File No. 000-55133) filed on March 11, 2016).

10.31+	Employment Agreement, between Acucela Inc. and Roger Girard, dated September 1, 2015 (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K (File No. 000-5513) filed on July 2, 2015).

10.32	Registration Rights Agreement, by and among Acucela Inc. and the several shareholder signatories thereto, dated November 26, 2015 (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K (File No. 000-5513) filed on November 27, 2015).

10.33+	Amendment to Employment Agreement, between Acucela Inc. and Roger Girard, dated December 1, 2015 (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K (File No. 000-5513) filed on December 15, 2015).

10.34+	Second Amendment to Employment Agreement, between Acucela Inc. and John Gebhart, dated December 9, 2015 (incorporated herein by reference to Exhibit 10.2 to the Current Report on Form 8-K (File No. 000-5513) filed on December 15, 2015).

10.35+	Second Amendment to Employment Agreement, between Acucela Inc. and Ted Danse, dated December 9, 2015 (incorporated herein by reference to Exhibit 10.3 to the Current Report on Form 8-K (File No. 000-5513) filed on December 15, 2015).

10.36+*	Form of Liability Limitation Agreement of Kubota Pharmaceutical Holdings Co., Ltd.

10.37†	Option and License Agreement by and between Acucela Inc. and YouHealth Eyetech, Inc., effective March 16, 2016 (incorporated by reference to exhibit 10.1 to the Quarterly Report on Form 10-Q (File No. 000-55133) filed on May 10, 2016).

10.38+*	Form of Stock Option Substitution Agreement of Kubota Pharmaceutical Holdings Co., Ltd.

10.39+*	Form of Restricted Stock Substitution Agreement of Kubota Pharmaceutical Holdings Co., Ltd.

10.40+*	Form of Restricted Stock Unit Substitution Agreement of Kubota Pharmaceutical Holdings Co., Ltd.

10.41+*	Kubota Pharmaceutical Holdings Co., Ltd. Stock Option Plan

10.42+*	Form of 2002 Stock Option Agreement of Acucela Inc.

21.1	Subsidiary of Acucela Inc. (incorporated herein by reference to Exhibit 21.1 to the Annual Report on Form 10-K (File No. 000-55133) filed on March 11, 2016).

23.1*	Consent of Independent Registered Public Accounting Firm.

23.2*	Consent of Mori Hamada & Matsumoto (included in Exhibits 5.1 and 8.2)

23.3*	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 8.1)

24.1**	Power of Attorney (included on the signature page of this Registration Statement).

99.1*	Form of Proxy Card of Acucela Inc.

†	Acucela Inc. has omitted portions of the referenced exhibit and filed such exhibit separately with the Securities and Exchange Commission pursuant to a grant of confidential treatment under Rule 406 promulgated under the Securities Act.
*	Filed herewith.
**	Previously filed.
+	Indicates management contract or compensatory plan or arrangement

Item 22. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the United States Securities Act of 1933, as amended;

(ii) reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the U.S. Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the United States Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the United States Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes:

(a) that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form; and

(b) that every prospectus (i) that is filed pursuant to paragraph (a) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the United States Securities Act of 1933, as amended, and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the United States Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the United States Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, Acucela Japan KK has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Tokyo, Japan, on August 12, 2016.

ACUCELA JAPAN KK

By:	/s/ Ryo Kubota
Ryo Kubota, M.D., Ph.D.
Chairman, President and Chief Executive Officer

Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 12th day of August, 2016.

Signature	Title	Date

/s/ Ryo Kubota Ryo Kubota, M.D, Ph.D.	Chairman, President and Chief Executive Officer (Principal Executive Officer, Director and Authorized Representative in the United States)	August 12, 2016

/s/ John Gebhart John Gebhart	Chief Financial Officer, Treasurer and Secretary (Principal Financial and Accounting Officer)	August 12, 2016

* Shintaro Asako	Director	August 12, 2016

* Shiro Mita, Ph.D.	Director	August 12, 2016

* Eisaku Nakamura	Director	August 12, 2016

* Robert Takeuchi	Director	August 12, 2016

*By:	/s/ Ryo Kubota
Ryo Kubota, M.D., Ph.D.
Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Merger Agreement among Acucela Inc., Acucela North America Inc. and Acucela Japan KK (incorporated from Annex A to the proxy statement/prospectus).

3.1*	Articles of Incorporation of Acucela Japan KK.

3.2*	Form of Articles of Incorporation of Kubota Pharmaceutical Holdings Co., Ltd. at the effective time of the Redomicile Transaction (incorporated from Annex B to the proxy statement/prospectus).

3.3*	Form of Share Handling Regulations of Kubota Pharmaceutical Holdings Co., Ltd. to be adopted by Kubota Holdings on the effective date of the Redomicile Transaction (incorporated from Annex C to the proxy statement/prospectus).

3.4*	Form of Regulations of the Board of Directors of Kubota Pharmaceutical Holdings Co., Ltd. to be adopted by Kubota Holdings on the effective date of the Redomicile Transaction (incorporated from Annex D to the proxy statement/prospectus).

3.5*	Forms of Regulations of the Audit Committee, Compensation Committee and Nominating Committee of Kubota Pharmaceutical Holdings Co., Ltd. to be adopted by Kubota Holdings on the effective date of the Redomicile Transaction (incorporated from Annex E to the proxy statement/prospectus).

5.1*	Opinion of Mori Hamada & Matsumoto regarding the legality of securities being registered.

8.1*	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation regarding material U.S. tax matters.

8.2*	Opinion of Mori Hamada & Matsumoto regarding material Japanese tax matters.

10.01+	Form of Indemnity Agreement of Acucela Inc. (incorporated herein by reference to Exhibit 10.01 to the Registration Statement on Form S-1 (File No. 333-192900) filed on December 17, 2013).

10.02+	Acucela Inc. 2002 Stock Option/Restricted Stock Plan (incorporated herein by reference to Exhibit 10.02 to the Registration Statement on Form S-1 (File No. 333-192900) filed on December 17, 2013).

10.03+	Acucela Inc. 2012 Equity Incentive Plan and forms of stock option agreement and stock option exercise agreement (incorporated herein by reference to Exhibit 10.02 to the Registration Statement on Form S-1 (File No. 333-192900) filed on December 17, 2013).

10.04+	Acucela Inc. 2014 Equity Incentive Plan and forms of notice of stock option grant, stock option agreement, notice of restricted stock award, restricted stock agreement, notice of restricted stock unit award, restricted stock unit agreement, notice of stock appreciation right award, and stock appreciation right award agreement (incorporated herein by reference to Exhibit 10.02 to the Registration Statement on Form S-1 (File No. 333-192900) filed on December 17, 2013).

10.05	Lease Agreement by and between Nexus Canyon Park, LLC and Acucela Inc. dated February 13, 2006 (incorporated herein by reference to Exhibit 10.05 to the Registration Statement on Form S-1 (File No. 333-192900) filed on December 17, 2013).

10.06	First Amendment to Lease by and between Nexus Canyon Park, LLC and Acucela Inc. dated August 15, 2011 (incorporated herein by reference to Exhibit 10.06 to the Registration Statement on Form S-1 (File No. 333-192900) filed on December 17, 2013).

10.07	Lease Agreement by and between The Northwestern Mutual Life Insurance Company and Acucela Inc. dated June 22, 2010 (incorporated herein by reference to Exhibit 10.07 to the Registration Statement on Form S-1 (File No. 333-192900) filed on December 17, 2013).

10.08+	Employment Agreement by and between Dr. Ryo Kubota, M.D. and Acucela Inc. dated April 18, 2005, as amended (incorporated herein by reference to Exhibit 10.08 to the Registration Statement on Form S-1 (File No. 333-192900) filed on December 17, 2013).

Exhibit No.	Description

10.09†	Co-Development and Commercialization Agreement by and between Otsuka Pharmaceutical Co., Ltd. and Acucela Inc. dated September 4, 2008, as amended and supplemented (incorporated herein by reference to Exhibit 10.09 to the Registration Statement on Form S-1 (File No. 333-192900) filed on December 17, 2013).

10.10	Consulting Agreement by and between Peter Kresel and Acucela Inc. dated January 1, 2012, as amended (incorporated herein by reference to Exhibit 10.12 to the Registration Statement on Form S-1 (File No. 333-192900) filed on December 17, 2013).

10.11†	Development and Collaboration Agreement by and between Otsuka Pharmaceutical Co., Ltd. and Acucela Inc. dated September 15, 2010, as amended (incorporated herein by reference to Exhibit 10.10 to the Registration Statement on Form S-1 (File No. 333-192900) filed on December 17, 2013).

10.12	Agreement for Stock Purchase by and between Otsuka Pharmaceutical Co., Ltd. and Acucela Inc. dated September 15, 2010 (incorporated herein by reference to Exhibit 10.11 to the Registration Statement on Form S-1 (File No. 333-192900) filed on December 17, 2013).

10.13†	Sublease Agreement by and between the Boeing Company and Acucela Inc. dated June 2014 (incorporated herein by reference to Exhibit 10.13 to the Current Report on Form 8-K (File No. 000-5513) filed on July 1, 2014).

10.14+	Terms of Separation and Consultancy, dated September 17, 2014, between Acucela Inc. and David L. Lowrance (incorporated herein by reference to Exhibit 10.01 to the Current Report on Form 8-K (File No. 000-5513) filed on September 19, 2014).

10.15+	Seventh Amendment to Employment Agreement, dated September 16, 2014, between Acucela Inc. and Ryo Kubota (incorporated herein by reference to Exhibit 10.02 to the Current Report on Form 8-K (File No. 000-5513) filed on September 19, 2014).

10.16	Second Amendment to Lease Agreement between Nexus Canyon Park LLC and Acucela Inc. effective as of September 1, 2014 (incorporated herein by reference to Exhibit 10.01 to the Current Report on Form 8-K (File No. 000-5513) filed on September 22, 2014).

10.17+	Employment Agreement, between Acucela Inc. and Brian O’Callaghan, dated September 6, 2014 (incorporated herein by reference to Exhibit 10.01 to the Current Report on Form 8-K (File No. 000-5513) filed on October 17, 2014).

10.18+	Letter Agreement between Acucela, Inc. and Dewey H. Blocker, Jr., dated March 24, 2015 (incorporated herein by reference to Exhibit 10.01 to the Current Report on Form 8-K (File No. 000-5513) filed on March 26, 2015).

10.19+	First Amendment to Employment Agreement between Acucela Inc. and Brian O’Callaghan, dated March 25, 2015 (incorporated herein by reference to Exhibit 10.19 to the Annual Report on Form 10-K (File No. 000-55133) filed on March 30, 2015).

10.20+	Form of Severance and Change in Effective Control Agreement (incorporated herein by reference to Exhibit 10.20 to the Annual Report on Form 10-K (File No. 000-55133) filed on March 30, 2015).

10.21+	Acucela Inc. 2014 Equity Incentive Plan (as amended) and forms of notice of stock option grant and stock option agreement (incorporated herein by reference to Exhibit 10.21 to the Annual Report on Form 10-K (File No. 000-55133) filed on March 30, 2015).

10.22+	Acucela Inc. Form of Notice of Stock Option Grant (incorporated herein by reference to Exhibit 10.16 to the Annual Report on Form 10-K (File No. 000-55133) filed on March 11, 2016).

10.23+	Acucela Inc. Form of Restricted Stock Unit Agreement (incorporated herein by reference to Exhibit 10.17 to the Annual Report on Form 10-K (File No. 000-55133) filed on March 11, 2016).

10.24+	Acucela Inc. 2012 Equity Incentive Plan Letter (incorporated herein by reference to Exhibit 10.22 to the Annual Report on Form 10-K (File No. 000-55133) filed on March 30, 2015).

Exhibit No.	Description

10.25+	Acucela Inc. 2002 Stock Option Plan/Restricted Stock Plan Letter (incorporated herein by reference to Exhibit 10.23 to the Annual Report on Form 10-K (File No. 000-55133) filed on March 30, 2015).

10.26+	Employment Agreement, between Acucela Inc. and John Gebhart, dated May 1, 2015 (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K (File No. 000-5513) filed on May 7, 2015).

10.27+	Employment Agreement, between Acucela Inc. and Steven Tarr, dated May 1, 2015 (incorporated herein by reference to Exhibit 10.2 to the Current Report on Form 8-K (File No. 000-5513) filed on May 7, 2015).

10.28+	Employment Agreement, between Acucela Inc. and Ted Danse, dated May 1, 2015 (incorporated herein by reference to Exhibit 10.3 to the Current Report on Form 8-K (File No. 000-5513) filed on May 7, 2015).

10.29+	Amendment to Employment Agreement, between Acucela Inc. and John Gebhart, dated July 13, 2015 (incorporated herein by reference to Exhibit 10.25 to the Annual Report on Form 10-K (File No. 000-55133) filed on March 11, 2016).

10.30+	Amendment to Employment Agreement, between Acucela Inc. and Ted Danse, dated July 13, 2015 (incorporated herein by reference to Exhibit 10.26 to the Annual Report on Form 10-K (File No. 000-55133) filed on March 11, 2016).

10.31+	Employment Agreement, between Acucela Inc. and Roger Girard, dated September 1, 2015 (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K (File No. 000-5513) filed on July 2, 2015).

10.32	Registration Rights Agreement, by and among Acucela Inc. and the several shareholder signatories thereto, dated November 26, 2015 (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K (File No. 000-5513) filed on November 27, 2015).

10.33+	Amendment to Employment Agreement, between Acucela Inc. and Roger Girard, dated December 1, 2015 (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K (File No. 000-5513) filed on December 15, 2015).

10.34+	Second Amendment to Employment Agreement, between Acucela Inc. and John Gebhart, dated December 9, 2015 (incorporated herein by reference to Exhibit 10.2 to the Current Report on Form 8-K (File No. 000-5513) filed on December 15, 2015).

10.35+	Second Amendment to Employment Agreement, between Acucela Inc. and Ted Danse, dated December 9, 2015 (incorporated herein by reference to Exhibit 10.3 to the Current Report on Form 8-K (File No. 000-5513) filed on December 15, 2015).

10.36+*	Form of Liability Limitation Agreement of Kubota Pharmaceutical Holdings Co., Ltd.

10.37†

Option and License Agreement by and between Acucela Inc. and YouHealth Eyetech, Inc., effective March 16, 2016 (incorporated by reference to exhibit 10.1 to the Quarterly Report on Form 10-Q (File No. 000-55133) filed on May 10, 2016).

10.38+*	Form of Stock Option Substitution Agreement of Kubota Pharmaceutical Holdings Co., Ltd.

10.39+*	Form of Restricted Stock Substitution Agreement of Kubota Pharmaceutical Holdings Co., Ltd.

10.40+*	Form of Restricted Stock Unit Substitution Agreement of Kubota Pharmaceutical Holdings Co., Ltd.

10.41+*	Kubota Pharmaceutical Holdings Co., Ltd. Stock Option Plan

Exhibit No.	Description

10.42+*	Form of 2002 Stock Option Agreement of Acucela Inc.

21.1	Subsidiary of Acucela Inc. (incorporated herein by reference to Exhibit 21.1 to the Annual Report on Form 10-K (File No. 000-55133) filed on March 11, 2016).

23.1*	Consent of Independent Registered Public Accounting Firm.

23.2*	Consent of Mori Hamada & Matsumoto (included in Exhibits 5.1 and 8.2)

23.3*	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 8.1)

24.1**	Power of Attorney (included on the signature page of this Registration Statement).

99.1*	Form of Proxy Card of Acucela Inc.

†	Acucela Inc. has omitted portions of the referenced exhibit and filed such exhibit separately with the Securities and Exchange Commission pursuant to a grant of confidential treatment under Rule 406 promulgated under the Securities Act.
*	Filed herewith.
**	Previously filed.
+	Indicates management contract or compensatory plan or arrangement